 INVESTING IN THESE CERTIFICATES INVOLVES RISKS. YOU SHOULD NOT PURCHASE THESE CERTIFICATES UNLESS YOU FULLY UNDERSTAND THEIR RISKS AND STRUCTURE. SEE "RISK FACTORS" BEGINNING ON PAGE S-20 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 1 OF THE ATTACHED PROSPECTUS.



 These certificates will be beneficial interests in a trust fund and will be backed only by the assets of the issuing entity. Neither these certificates nor the assets of the issuing entity will be obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated, LaSalle Bank National Association, National City Home Loan Services, Inc. or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

                                                Filed Pursuant to Rule 424(b)(5)
                                                  Registration No. 333-130545-38

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 8, 2006)

                          $2,280,872,100 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 2006-FF1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

  MERRILL LYNCH MORTGAGE LENDING, INC.      MERRILL LYNCH MORTGAGE INVESTORS TRUST,
                 SPONSOR                                SERIES 2006-FF1
                                                        ISSUING ENTITY

                             ----------------------
                             Merrill Lynch Mortgage Investors Trust, Series 2006-FF1 will issue sixteen classes of certificates, twelve of which are offered by this prospectus supplement and the attached prospectus. The table on page S-4 identifies the various classes of offered certificates and specifies certain characteristics of each such class, including the class's initial certificate principal balance, pass-through rate and rating.

                             Principal and interest will be payable monthly, as described in this prospectus supplement. The first distribution date will be January 25, 2007. Credit enhancement for the offered certificates includes excess interest, overcollateralization, subordination and net swap payments (if any) received from The Bank of New York, as swap counterparty. The issuing entity will also own three one-month LIBOR cap contracts purchased for the benefit of the offered certificates and the class B-2 and class B-3 certificates. The cap contracts will be provided by The Bank of New York, as cap contract counterparty.

                             The trust fund will consist primarily of fixed rate and adjustable rate, sub-prime mortgage loans secured by first liens on real properties that were originated by First Franklin, a division of National City Bank, and acquired by Merrill Lynch Mortgage Lending, Inc. from National City Bank.

                                                PRICE TO PUBLIC          UNDERWRITING
                                          (INCLUDING ACCRUED INTEREST)     DISCOUNT      PROCEEDS TO DEPOSITOR
                                          ----------------------------   -------------   ---------------------
                                              $2,280,835,068.66          $5,477,138.13    $2,275,357,930.54
                                                        99.998%             0.240%             99.758%

                             The price to public and underwriting discount shown are for all classes of offered certificates in the aggregate. This information is shown for each individual class on page S-4. The proceeds to the depositor will be $2,275,357,930.54 before deducting expenses, which are estimated at $800,000. See "Method of Distribution."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------
          The date of this prospectus supplement is December 21, 2006.

            WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                          AND THE ATTACHED PROSPECTUS

      Information about the offered certificates is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of the certificates.

      This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

      In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Merrill Lynch Mortgage Investors, Inc.

                          FOR EUROPEAN INVESTORS ONLY

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized, or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (E) 43,000,000 and (3) an annual net turnover of more than (E) 50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

TO UNDERSTAND THE STRUCTURE OF THESE CERTIFICATES, YOU MUST READ CAREFULLY BOTH THE ATTACHED
PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                               TABLE OF CONTENTS

The Series 2006-FF1 Certificates....................      S-4
Summary Information.................................      S-5
Risk Factors........................................     S-20
Forward-Looking Statements..........................     S-31
Glossary............................................     S-31
The Mortgage Pool...................................     S-31
  General...........................................     S-31
  Mortgage Loans....................................     S-34
Underwriting Guidelines.............................     S-35
  General...........................................     S-35
  First Franklin Financial..........................     S-35
  First Franklin Financial's Acquisition Portfolio
    and Acquisition Underwriting Guidelines.........     S-35
  Pending Proceedings...............................     S-39
Transaction Parties.................................     S-39
  The Sponsor.......................................     S-39
  The Depositor.....................................     S-40
  The Issuing Entity................................     S-40
  The Servicer......................................     S-41
  The Trustee.......................................     S-43
  The Cap Contract Counterparty and the Swap
    Counterparty....................................     S-44
Affiliates and Related Transactions.................     S-44
Static Pool Information.............................     S-45
Administration of the Issuing Entity................     S-46
  Servicing and Administrative Responsibilities.....     S-46
  Trust Accounts....................................     S-47
  Flow of Payments..................................     S-49
Servicing of the Mortgage Loans.....................     S-50
  General...........................................     S-50
  Servicing Compensation and Payment of Expenses....     S-50
  Adjustment to Servicing Fee in Connection with
    Certain Prepaid Mortgage Loans..................     S-50
  Advances..........................................     S-51
  Loss Mitigation Procedures........................     S-51
  Evidence as to Compliance.........................     S-52
  Custody of the Mortgage Files.....................     S-53
  Special Servicing Agreements......................     S-53
  Pledge of Servicing Rights........................     S-53
Description of the Certificates.....................     S-54
  General...........................................     S-54
  Book-Entry Certificates...........................     S-54
  Payments on Mortgage Loans; Collection Account;
    Certificate Account; Supplemental Interest
    Trust...........................................     S-58
  Distributions.....................................     S-59
  Example of Distributions..........................     S-62
  Fees and Expenses of the Trust Fund...............     S-63
  Overcollateralization Provisions..................     S-63
  Distributions from the Supplemental Interest
    Trust...........................................     S-64
  Subordination of the Distributions of the
    Subordinate Certificates........................     S-65
  Cap Contracts.....................................     S-66
  Swap Agreement....................................     S-68
  Calculation of One-Month LIBOR....................     S-70
  Reports to Certificateholders.....................     S-71
  Additional Rights of the Holder of the Class R
    Certificate.....................................     S-73
  Restrictions on Transfer of the Class R
    Certificate.....................................     S-73
The Pooling and Servicing Agreement.................     S-75
  General...........................................     S-75
  The Issuing Entity................................     S-75
  Assignment of Mortgage Loans......................     S-75
  Amendment.........................................     S-76
  Optional Termination..............................     S-77
  Events of Default.................................     S-77
  Rights upon Event of Default......................     S-78
  The Trustee.......................................     S-78
  Indemnification and Limitation of Liability.......     S-78
  Specially-Serviced Mortgage Loans and Optional
    Purchase of Defaulted Loans.....................     S-79
Yield, Prepayment and Maturity Considerations.......     S-79
  General...........................................     S-79
  Prepayments and Yields for the Certificates.......     S-80
  Additional Information............................    S-108
Federal Income Tax Consequences.....................    S-108
  Taxation of the Basis Risk Arrangements...........    S-109
  Original Issue Discount and Amortizable Bond
    Premium.........................................    S-110
  Special Tax Attributes of the Offered
    Certificates....................................    S-110
  Prohibited Transactions Tax and Other Taxes.......    S-111
  Class R Certificate...............................    S-112
Tax Return Disclosure Requirements..................    S-113
State Taxes.........................................    S-113
ERISA Considerations................................    S-113
Legal Investment....................................    S-116
Use of Proceeds.....................................    S-116
Method of Distribution..............................    S-116
Legal Matters.......................................    S-117
Ratings.............................................    S-118
Glossary of Defined Terms...........................    S-119
Annex I.............................................    A-I-1
  Global Clearance, Settlement and Tax Documentation
    Procedures......................................    A-I-1
  Initial Settlement................................    A-I-1
  Secondary Market Trading..........................    A-I-1
  Certain U.S. Federal Income Tax Documentation
    Requirements....................................    A-I-3
Annex II............................................   A-II-1

                        THE SERIES 2006-FF1 CERTIFICATES

                                      CLASS A-1    CLASS A-2A    CLASS A-2B    CLASS A-2C     CLASS M-1     CLASS M-2
                                     -----------   -----------   -----------   -----------   -----------   -----------
Initial Certificate Principal
Balance(1):........................  $1,098,020,000 $636,269,000 $185,995,000  $127,751,000  $55,834,000   $51,082,000
Pass-Through Rate:.................  LIBOR plus    LIBOR plus    LIBOR plus    LIBOR plus    LIBOR plus    LIBOR plus
                                     0.105%(2)(3)  0.070%(2)(3)  0.150%(2)(3)  0.200%(2)(3)  0.220%(2)(4)  0.290%(2)(4)
ERISA Eligible(5):.................      Yes           Yes           Yes           Yes           Yes           Yes
First Principal Distribution
 Date(6):..........................    01/2007       01/2007       04/2009       03/2012       04/2010       08/2010
Weighted Average Life At Issuance:
 to call (yrs.)(6):................     2.17          1.00          3.50          6.40          3.48          4.58
 to maturity (yrs.)(6):............     2.39          1.00          3.50          8.39          3.48          4.58
Expected Maturity (to call)(6):....    08/2013       04/2009       03/2012       08/2013       08/2010       03/2013
Expected Maturity (to
 maturity)(6):.....................    10/2022       04/2009       03/2012       05/2023       08/2010       03/2013
Last Scheduled Distribution
 Date(7):..........................    08/2036       08/2036       08/2036       08/2036       08/2036       08/2036
Interest Accrual Method(8):........  Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
Payment Delay:.....................    0 days        0 days        0 days        0 days        0 days        0 days
Record Date(9).....................      RD            RD            RD            RD            RD            RD
Minimum Denominations(10)..........    $25,000       $25,000       $25,000       $25,000       $25,000       $25,000
Incremental Denominations..........      $1            $1            $1            $1            $1            $1
Anticipated Ratings
 (Moody's/S&P):....................    Aaa/AAA       Aaa/AAA       Aaa/AAA       Aaa/AAA       Aa1/AA+       Aa2/AA+
CUSIP:.............................  59023W AH 1   59023W AJ 7   59023W AK 4   59023W AL 2   59023W AA 6   59023W AB 4

                                      CLASS M-3     CLASS M-4     CLASS M-5
                                     -----------   -----------   -----------
Initial Certificate Principal
Balance(1):........................  $30,886,000   $29,698,000   $26,135,000
Pass-Through Rate:.................  LIBOR plus    LIBOR plus    LIBOR plus
                                     0.310%(2)(4)  0.370%(2)(4)  0.390%(2)(4)
ERISA Eligible(5):.................      Yes           Yes           Yes
First Principal Distribution
 Date(6):..........................    03/2013       03/2010       03/2010
Weighted Average Life At Issuance:
 to call (yrs.)(6):................     6.64          4.52          4.49
 to maturity (yrs.)(6):............     8.79          4.93          4.86
Expected Maturity (to call)(6):....    08/2013       08/2013       08/2013
Expected Maturity (to
 maturity)(6):.....................    02/2019       04/2017       09/2016
Last Scheduled Distribution
 Date(7):..........................    08/2036       08/2036       08/2036
Interest Accrual Method(8):........  Actual/360    Actual/360    Actual/360
Payment Delay:.....................    0 days        0 days        0 days
Record Date(9).....................      RD            RD            RD
Minimum Denominations(10)..........    $25,000       $25,000       $25,000
Incremental Denominations..........      $1            $1            $1
Anticipated Ratings
 (Moody's/S&P):....................    Aa3/AA+       A1/AA+        A2/AA+
CUSIP:.............................  59023W AC 2   59023W AD 0   59023W AE 8

                                      CLASS M-6     CLASS B-1    CLASS B-2(11)   CLASS B-3(11)     CLASS R
                                     -----------   -----------   -------------   -------------   -----------
Initial Certificate Principal
 Balance(1):.......................  $20,195,000   $19,007,000   $11,879,000     $23,759,000        $100
Pass-Through Rate:.................  LIBOR plus    LIBOR plus     LIBOR plus      LIBOR plus     LIBOR plus
                                     0.460%(2)(4)  0.750%(2)(4)  0.750%(2)(4)    0.750%(2)(4)    0.105%(2)(3)
ERISA Eligible(5):.................      Yes           Yes           Yes             Yes             No
First Principal Payment Date(6):...    02/2010       02/2010       02/2010         01/2010           N/A
Weighted Average Life At Issuance:
 to call (yrs.)(6):................     4.49          4.46           4.46            4.46            N/A
 to maturity (yrs.)(6):............     4.81          4.73           4.67            4.55            N/A
Expected Maturity (to call)(6):....    08/2013       08/2013       08/2013         08/2013           N/A
Expected Maturity (to
 maturity)(6):.....................    03/2016       09/2015       02/2015         08/2014           N/A
Last Scheduled Distribution
 Date(7):..........................    08/2036       08/2036       08/2036         08/2036           N/A
Interest Accrual Method(8):........  Actual/360    Actual/360     Actual/360      Actual/360     Actual/360
Payment Delay:.....................    0 days        0 days         0 days          0 days         0 days
Record Date(9).....................      RD            RD             RD              RD             RD
Minimum Denominations(10)..........    $25,000       $25,000       $25,000         $25,000          $100
Incremental Denominations..........      $1            $1             $1              $1             N/A
Anticipated Ratings
 (Moody's/S&P):....................     A3/AA        Baa1/AA       Baa2/AA-        Baa3/AA-        NR/AAA
CUSIP:.............................  59023W AF 5   59023W AG 3   59023W AR 9     59023W AS 7     59023W AP 3


Initial Certificate Principal
 Balance(1):.......................
Pass-Through Rate:.................
ERISA Eligible(5):.................
First Principal Payment Date(6):...
Weighted Average Life At Issuance:
 to call (yrs.)(6):................
 to maturity (yrs.)(6):............
Expected Maturity (to call)(6):....
Expected Maturity (to
 maturity)(6):.....................
Last Scheduled Distribution
 Date(7):..........................
Interest Accrual Method(8):........
Payment Delay:.....................
Record Date(9).....................
Minimum Denominations(10)..........
Incremental Denominations..........
Anticipated Ratings
 (Moody's/S&P):....................
CUSIP:.............................

---------------

 (1) The initial certificate principal balances shown above are subject to a permitted variance of plus or minus 10%.
 (2) Subject to the related available funds cap and the related maximum rate cap. The pass-through rates for these certificates are one-month LIBOR plus the applicable pass-through margin. These pass-through rates are subject to adjustment and your pass-through rate may be lower. See "Description of the Certificates--Distributions--Distributions of Interest."
 (3) If the auction termination does not occur on the first possible distribution date on which it could occur, the margin on each of the class A-1, class A-2A, class A-2B, class A-2C and class R certificates will increase to 2 times its respective margin shown above on the following distribution date.
 (4) If the auction termination does not occur on the first possible distribution date on which it could occur, the margin on each class of the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates will increase to 1.5 times its respective margin shown above on the following distribution date.
 (5) Certificates designated as ERISA Eligible may be acquired by employee benefit plans subject to Title I of ERISA and plans subject to Section 4975 of the Code, subject to the satisfaction of certain requirements. See "ERISA Considerations".
 (6) The information set forth above regarding first principal distribution date, weighted average life at issuance and expected maturity is based on the modeling assumptions defined beginning on page S-137 and 20% HEP for the fixed rate mortgage loans or 100% PPC (a constant prepayment rate of 2% per annum in month 1, building linearly (rounded to the nearest hundredth of a percent) to a constant prepayment rate of 30% per annum in month 12, remaining constant at a constant prepayment rate of 30% per annum from month 13 up to and including month 22, then remaining constant at a constant prepayment rate of 50% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of 35% per annum in month 28 and thereafter) for the adjustable rate mortgage loans, as applicable, subject to a maximum prepayment speed of 95% CPR.
 (7) The last scheduled distribution date is the latest maturity date for any mortgage loan plus one year.
 (8) The interest rate index reset date for the offered certificates is two business days prior to the start of each interest accrual period.
 (9) RD = For any distribution date, the last business day of the month preceding such distribution (or in the case of the first distribution date, the closing date).
(10) With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.
(11) The class B-2 and class B-3 certificates will be privately placed and will not be offered pursuant to this prospectus supplement. The information presented on the class B-2 and class B-3 certificates is provided solely to assist your understanding of the offered certificates.
CREDIT ENHANCEMENT:

Excess interest
Overcollateralization
Subordination
Net Swap Payments (if any) received from the Swap Counterparty
OVERCOLLATERALIZATION REQUIREMENTS:

Initial Overcollateralization Amount: approximately 2.50% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date. Targeted Overcollateralization Amount: 2.50% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.
Stepdown Overcollateralization Amount: 5.00% of the current aggregate outstanding principal balance of the mortgage loans after the stepdown date. Minimum Required Overcollateralization Amount: 0.50% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

                              SUMMARY INFORMATION

      THIS SECTION BRIEFLY SUMMARIZES MAJOR CHARACTERISTICS OF THE CERTIFICATES AND THE MORTGAGE LOANS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO FULLY UNDERSTAND THE TERMS OF THE CERTIFICATES, YOU SHOULD READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS IN THEIR ENTIRETY.

                               PRINCIPAL PARTIES

                                 ISSUING ENTITY

Merrill Lynch Mortgage Investors Trust, Series 2006-FF1.

See "Transaction Parties--The Issuing Entity."

We are forming the issuing entity to own a pool of sub-prime residential mortgage loans secured by first liens on real properties. The issuing entity will contain both fixed rate mortgage loans and adjustable rate mortgage loans. Each class of certificates represents an interest in the issuing entity. The issuing entity is also referred to herein as the "trust fund."

                                    SPONSOR

Merrill Lynch Mortgage Lending Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357.

On the closing date, the mortgage loans will be sold to the depositor by the sponsor. The mortgage loans were acquired by the sponsor from National City Bank. The sponsor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, and Merrill Lynch Mortgage Investors, Inc., the depositor.

See "Transaction Parties--The Sponsor" and "Affiliates and Related
Transactions."

                                   DEPOSITOR

Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357.

Merrill Lynch Mortgage Investors, Inc. will deposit the mortgage loans in the issuing entity. The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, and Merrill Lynch Mortgage Lending, Inc., the sponsor.

See "Transaction Parties--The Depositor" and "Affiliates and Related Transactions" in this prospectus supplement and "The Depositor" in the prospectus.

                                    SERVICER

National City Home Loan Services, Inc., a Delaware corporation whose address is 150 Allegheny Center Mall, Pittsburgh, Pennsylvania 15212 and whose telephone number is (800) 346-6437.

See "Transaction Parties--The Servicer" and "Affiliates and Related
Transactions."

                                SPECIAL SERVICER

Litton Loan Servicing LP, a Delaware limited partnership, will be the special servicer of all mortgage loans that become 61 or more days delinquent or for which the mortgagor has filed for bankruptcy.

See "The Pooling and Servicing Agreement--Specially-Serviced Mortgage Loans and Optional Purchase of Defaulted Mortgage Loans."

                                   ORIGINATOR

First Franklin, a division of National City Bank, whose address is 2150 North First Street, San Jose, California 95131 and whose telephone number is (800) 464-8203, who originated the mortgage loans generally in accordance with the underwriting standards described in "Underwriting Guidelines" in this prospectus supplement.

See "Underwriting Guidelines" and "Affiliates and Related Transactions."

                                    TRUSTEE

LaSalle Bank National Association, a national banking association whose address is 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 and whose telephone number is (312) 992-1816, will act as trustee of the issuing entity.

See "Transaction Parties--The Trustee."

                CAP CONTRACT COUNTERPARTY AND SWAP COUNTERPARTY

The Bank of New York, whose address is 32 Old Slip, 16th Floor, New York, New York 10286 and whose telephone number is (212) 804-5103, is the cap contract counterparty and the swap counterparty.

See "Transaction Parties--The Cap Contract Counterparty and the Swap Counterparty."

                                RATING AGENCIES

Moody's Investors Services, Inc. and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. will issue the ratings with respect to the certificates.

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                  (FLOWCHART)

                                 RELEVANT DATES

                                  CUT-OFF DATE

The cut-off date will be December 1, 2006.

                                  CLOSING DATE

The closing date will be on or about December 27, 2006.

                               DISTRIBUTION DATE

The 25th day of each month, beginning in January 2007. If the 25th day is not a business day, then the distribution date will be the next business day after the 25th day of the month.

                                  RECORD DATE

For any distribution date, the last business day of the month preceding the month of such distribution date (or, in the case of the first distribution date, the closing date).

                       FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates will be August 2036. The final scheduled distribution date has been determined by adding one year to the scheduled maturity of the latest maturing mortgage loan in the trust fund. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

See "Yield, Prepayment and Maturity Considerations--Prepayments and Yields for the Certificates."

                        THE SERIES 2006-FF1 CERTIFICATES

Merrill Lynch Mortgage Investors Trust, Series 2006-FF1 certificates represent ownership interest in the issuing entity, the assets of which will consist primarily of first lien, adjustable and fixed rate, fully amortizing, interest only and balloon sub-prime residential mortgage loans.

The certificates represent beneficial ownership interests in the underlying trust fund assets. The certificates will have the original certificate principal balance, pass-through rate and other features set forth in the table on page S-4. The issuing entity will issue the certificates under a pooling and servicing agreement, dated as of December 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as trustee, and National City Home Loan Services, Inc., as servicer.

Any collections on the mortgage loans will be used to pay fees to the servicer and the trustee, to make net swap payments (if any) owed to the swap counterparty and the swap termination payment (if any) owed to the swap counterparty (other than defaulted swap termination payments) and to make interest or principal payments on the certificates. All principal collections will be paid to one or more classes of the certificates offered through this prospectus supplement or to other classes of certificates that we are not offering by this prospectus supplement, based on the outstanding certificate principal balances and the remaining principal amount of the mortgage loans. Any interest collections in excess of the amount paid to holders of the offered certificates and the class B-2 and class B-3 certificates (either as interest or principal) and the servicer, and the amount, if any, paid to the swap counterparty, will be paid to the owners of the other classes of certificates that we are not offering by this prospectus supplement, which are entitled to receive those excess amounts.

See "Description of the Certificates--Distributions."

                             INTEREST DISTRIBUTIONS

Interest will accrue on each class of certificates at the pass-through rate for that class. Interest will accrue on the offered certificates and the class B-2 and class B-3 certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.

The pass-through rates on each of the offered certificates and the class B-2 and class B-3 certificates will be subject to one of three available funds caps, as described in more detail herein. These available funds caps limit the pass-through rates on each of the offered certificates and the class B-2 and class B-3 certificates.

The pass-through rates on the class A-1 and class R certificates will be limited by reference to a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest due on the group one mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group one mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The pass-through rates on the class A-2A, class A-2B and class A-2C certificates, which we refer to collectively herein as the "class A-2 certificates," will be limited by reference to a rate determined by multiplying
(a) 12, (b) an amount obtained by dividing the amount of interest due on the group two mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group two mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The pass-through rates on the class M-1, class M-2, class M-3, class M-4, class M-5 and class M-6, which we refer to collectively herein as the "class M certificates," and the class B-1, class B-2 and class B-3 certificates, which we refer to collectively herein as the "class B certificates," will be limited by reference to a rate determined by the weighted average of the available funds cap for the class A-1 and class R certificates and the available funds cap for the class A-2 certificates (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each mortgage group, the current certificate principal balance of the class A-1 and class R certificates, in the case of group one, or the class A-2 certificates, in the case of group two).

Shortfalls arising from the application of an available funds cap or a maximum rate cap (described below), subject to certain limitations based upon one-month LIBOR, the upper collar on the related cap contract and net swap payments received from the swap counterparty, will be carried over on a subordinated basis with accrued interest at the then applicable pass-through rate and paid from excess cashflow in a later distribution, if available.

As described below, the issuing entity will own three one-month LIBOR cap contracts. Amounts received on the class A-1 cap contract will only be available to make payments on the class A-1 and class R certificates, amounts received on the class A-2 cap contract will only be available to make payments on the class A-2 certificates and amounts received on the subordinate certificate cap contract will only be available to make payments on the class M and class B certificates, in each case to the extent of the interest shortfall on such certificates attributable to the related available funds cap or maximum rate cap subject to certain limitations based upon one-month LIBOR, the upper collar on the related cap contract and net swap payments received from the swap counterparty (other than any such shortfalls attributable to the fact that losses are not allocated to the class A certificates after the class M and class B certificates have been reduced to zero).

See "Description of the Certificates--Distributions--Distributions of Interest."

Any excess of the amount received on the related cap contract over the amount needed to pay such shortfalls on the related classes of offered certificates or the class B-2 or class B-3 certificates arising as a result of the related available funds cap (other than such shortfalls arising from the fact that the pooling and servicing agreement does not provide for the reduction of the principal balance of the class A certificates as a result of realized losses) will be distributed to the class C certificates (which are not offered pursuant to this prospectus supplement).

The pass-through rates on each of the offered certificates and the class B-2 and class B-3 certificates will also be subject to one of three maximum interest rate caps. The maximum rate cap for the class A-1 and class R certificates will be a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest that would be due on the group one mortgage loans had the group one adjustable rate mortgage loans provided for interest at their net maximum lifetime rates and the group one fixed rate mortgage loans provided for interest at their mortgage rates, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group one mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The pass-through rates on the class A-2 certificates will be limited by reference to a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest that would be due on the group two mortgage loans had the group two adjustable rate mortgage loans provided for interest at their net maximum lifetime rates and the group two fixed rate mortgage loans provided for interest at their mortgage rates, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group two mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The pass-through rates on the class M and class B certificates will be limited by reference to a rate determined by the weighted average of the maximum rate cap for the class A-1 and class R certificates and the maximum rate cap for the class A-2 certificates (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each mortgage group, the current certificate principal balance of the class A-1 and class R certificates, in the case of group one, or the class A-2 certificates, in the case of group two). Any interest shortfall due to the related maximum interest rate cap will not be reimbursed, except under limited circumstances described herein.

See "Description of the Certificates--Distributions--Distributions of Interest."

                            PRINCIPAL DISTRIBUTIONS

Principal payments to the certificates will generally reflect principal collections on the mortgage loans in the trust fund. The class A-1 and class R certificates will generally receive principal collected on the group one mortgage loans. The class A-2 certificates will generally receive principal collected on the group two mortgage loans. The class M and class B certificates will generally receive principal collected on both groups of mortgage loans. Principal payments will also include a portion of interest collections to the extent necessary to maintain or restore overcollateralization to the required level, as described below. See "Description of the Certificates--Distributions-- Distributions of Principal."

On each distribution date prior to the stepdown date or on which a stepdown trigger event is in effect, distributions will be made from the portion of the available funds allocable to principal payments on the mortgage loans (as further described in "Description of the Certificates--Distributions of Principal"), (i) first, to the class A certificates until their respective principal balances have been reduced to zero, and (ii) second, to the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates in that order, until their respective principal balances have been reduced to zero.

On each distribution date on and after the stepdown date and on which a stepdown trigger event is not in effect, distributions will be made from the portion of the available funds allocable to the principal payments on the mortgage loans (as further described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement), (i) first, to the class A certificates, the lesser of the portion of the available funds allocable to principal payments on the mortgage loans and an amount equal to the principal distribution entitlement for the class A certificates until their respective principal balances have been reduced to zero and (ii) second, the aggregate of the amounts allocable to the class M-1, class M-2 and class M-3 certificates, sequentially, to the class M-1, class M-2 and class M-3 certificates until their respective principal balances have been reduced to zero; and to each of the class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates, in that order, in each case, the lesser of the remaining portion of the available funds allocable to principal payments on the mortgage loans and an amount equal to the principal distribution entitlement for that class of certificates (each as further described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero.

The "stepdown date" is defined in this prospectus supplement and generally means the earlier to occur of (a) the date on which the aggregate principal balances of the class A certificates have been reduced to zero and (b) the later to occur of (i) the distribution date in January 2010 and (ii) the first distribution date on which the subordination below the class A certificates is greater than or equal to 27.60% of the aggregate stated principal balance of the mortgage loans for that distribution date.

See "Description of the Certificates--Distributions--Distributions of Principal."

The "stepdown trigger event" is defined in this prospectus supplement and generally means with respect to any distribution date, the circumstances in which (i) the unpaid principal balance of mortgage loans that are 60 days or more delinquent or (ii) the aggregate amount of realized losses incurred since the cut-off date, in each case, exceeds the applicable percentages described in the definition of "stepdown trigger event" included in this prospectus supplement.

See "Description of the Certificates--Distributions--Distributions of Principal."

                                 CAP CONTRACTS

The issuing entity will own three one-month LIBOR cap contracts purchased for the benefit of the class A-1 and class R certificates; the class A-2 certificates; and the class M and class B certificates. The cap contracts will be provided by The Bank of New York. Each cap contract will terminate immediately following the distribution date in June 2007. Each cap contract will have a notional balance on each distribution date equal to the lesser of (x) the aggregate certificate principal balance of the related certificates and (y) the amount determined according to the schedules described in this prospectus supplement under the heading "Description of the Certificates--Cap Contracts" until it is terminated. The issuing entity will receive a payment under each cap contract with respect to any distribution date on which one-month LIBOR exceeds the related lower collar with respect to such distribution date shown in the tables beginning on page S-67. Payments received on the cap contracts will be available to make payments to the holders of the related offered certificates and the class B-2 and class B-3 certificates only in respect of interest shortfalls on such certificates attributable to the related available funds cap or maximum rate cap (other than any such shortfalls attributable to the fact that losses are not allocated to the class A certificates after the class M and class B certificates have been reduced to zero). Any amounts received on the cap contracts on a distribution date that are not used to pay such shortfalls on such distribution date will be distributed to the holders of the class C certificates (which are not being offered pursuant to this prospectus supplement).

                          INTEREST RATE SWAP AGREEMENT

On the closing date, the supplemental interest trust trustee, as directed, will enter into an interest rate swap agreement with The Bank of New York, the swap counterparty, for the benefit of the issuing entity.

Under the interest rate swap agreement, with respect to each distribution date during the period beginning on the distribution date in July 2007 and terminating immediately following the distribution date in December 2010, the supplemental interest trust will pay to the swap counterparty a fixed payment at a per annum rate as set forth in the table on page S-69, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months and the interest rate swap counterparty will pay to the supplemental interest trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period, in each case calculated based on the scheduled notional amount set forth in the table on page S-69 in this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any such distribution date, amounts otherwise available for distributions on the certificates will be applied one business day preceding that distribution date to make a net payment to the swap counterparty, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of those distribution dates, the swap counterparty will make a net payment to the supplemental interest trust one business day preceding that distribution date.

Any net amounts received by or paid out from the supplemental interest trust under the interest rate swap agreement will either increase or reduce the amount available to make distributions on the certificates, as described under "Description of the Certificates--Distributions from the Supplemental Interest Trust." The interest rate swap agreement is scheduled to terminate immediately following the distribution date in December 2010.

See "Description of the Certificates--Swap Agreement" and "--Distributions from the Supplemental Interest Trust."

                                 DENOMINATIONS

The issuing entity will issue the offered certificates (other than the class R certificate) in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000. A single class R certificate will be issued in definitive form in a $100 denomination.

                            BOOK-ENTRY REGISTRATION

The issuing entity will initially issue the offered certificates (other than the class R certificate) in book-entry form. You may elect to hold your interest in the certificates through The Depository

Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems.

You will not be entitled to receive a definitive certificate representing your interest except under limited circumstances.

See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Securities" in the prospectus.

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The sponsor will make certain representations and warranties to the depositor concerning the loans. Those representations and warranties will be assigned by the depositor to the trustee for the benefit of certificateholders under the pooling and servicing agreement. Such representations and warranties will include that none of the mortgage loans in the trust fund will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, the sponsor will be required either to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan for the affected mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty,
(a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans".

                               FEES AND EXPENSES

Before distributions are made on the certificates, the servicer will be paid a monthly fee calculated as 0.500% per annum on the total stated principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement). The servicer will also be entitled to investment earnings on, and other benefits arising from, the collection and escrow accounts and certain other fees.

The trustee will receive investment earnings on and other benefits arising from the certificate account.

Expenses of and other amounts due to the servicer and the trustee will be reimbursed before payments are made on the certificates.

See "Description of the Certificates--Fees and Expenses of the Trust Fund."

                               CREDIT ENHANCEMENT

Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the certificates will consist of excess interest, overcollateralization, subordination and net swap payments (if any) received from the swap counterparty described in this prospectus supplement.

Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans over the aggregate principal balance of the offered certificates and the class B-2 and class B-3 certificates. On the closing date, the overcollateralization amount will equal approximately 2.50% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates and the expenses of the issuing entity, including any net swap payments (if any) owed to the swap counterparty, there is expected to be excess interest each month. On each distribution date, the issuing entity will apply some or all of the excess interest as a principal payment on the most senior class of certificates then outstanding until the overcollateralization target is reached, resulting in a limited acceleration of amortization of the offered certificates and the class B-2 and class B-3 certificates relative to the amortization of the mortgage loans. Once the overcollateralization target amount is reached, the acceleration feature will cease. If thereafter the overcollateralization amount is reduced below the targeted overcollateralization amount as a result of losses on the mortgage loans, the issuing entity will again apply some or all of this excess interest as principal payments on the most senior classes of certificates then outstanding until the overcollateralization target is restored, again resulting in a limited acceleration of amortization of the offered certificates and the class B-2 and class B-3 certificates relative to the mortgage loans. This acceleration feature is intended to restore the required level of overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will again cease, unless it becomes necessary again to maintain the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the certificates. See "Description of the Certificates--Overcollateralization Provisions."

Subordination. The rights of the holders of the more junior classes of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates to receive distributions.

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

- by the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

- by the allocation to the more junior classes of certificates (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of certificates, until their respective certificate principal balances have been reduced to zero.

See "Description of the Certificates--Subordination of the Payment of the Subordinate Certificates."

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates which assumes that the targeted overcollateralization amount has been reached. The initial level of credit support includes the initial overcollateralization level of approximately 2.50%.

                                              INITIAL
                                              CREDIT
CLASS(ES)                 CREDIT SUPPORT      SUPPORT
---------              ---------------------  -------
A....................  Class M-1,             13.80%
                       Class M-2,
                       Class M-3,
                       Class M-4,
                       Class M-5,
                       Class M-6,
                       Class B-1,
                       Class B-2,
                       Class B-3
M-1..................  Class M-2,             11.45%
                       Class M-3,
                       Class M-4,
                       Class M-5,
                       Class M-6,
                       Class B-1,
                       Class B-2,
                       Class B-3
M-2..................  Class M-3,              9.30%
                       Class M-4,
                       Class M-5,
                       Class M-6,
                       Class B-1,
                       Class B-2,
                       Class B-3
M-3..................  Class M-4,              8.00%
                       Class M-5,
                       Class M-6,
                       Class B-1,
                       Class B-2,
                       Class B-3
M-4..................  Class M-5,              6.75%
                       Class M-6,
                       Class B-1,
                       Class B-2,
                       Class B-3

                                              INITIAL
                                              CREDIT
CLASS(ES)                 CREDIT SUPPORT      SUPPORT
---------              ---------------------  -------
M-5..................  Class M-6,              5.65%
                       Class B-1,
                       Class B-2,
                       Class B-3
M-6..................  Class B-1,              4.80%
                       Class B-2,
                       Class B-3
B-1..................  Class B-2,              4.00%
                       Class B-3
B-2..................  Class B-3               3.50%
B-3..................  Overcollateralization   2.50%

Interest Rate Swap Agreement. Any net swap payment received pursuant to the interest rate swap agreement will be applied to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and repay losses for the related certificates.

See "Description of the Certificates--Swap Agreement."

                              OPTIONAL TERMINATION

Subject to restrictions described in this prospectus supplement, before the first distribution date after the distribution date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the trustee will be directed, pursuant to the pooling and servicing agreement, to attempt to terminate the trust fund through a one-time auction process mutually acceptable to the trustee and the depositor.

If the trust fund is not terminated because the trustee did not receive a sufficient purchase price at least equal to the sum of (i) the aggregate outstanding principal balance of the mortgage loans (or if such mortgage loan is an REO property, the fair market value of such REO property), plus accrued interest thereon through the due date preceding distribution of the proceeds,
(ii) any unreimbursed fees and out-of-pocket costs and expenses and indemnity amounts owed to the trustee (including any amounts incurred by the trustee in connection with conducting such auction) or the servicer and all unreimbursed advances and servicing advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the issuing entity in connection with any violation relating to any of the mortgage loans of any predatory or abusive lending law and (iv) any swap termination payment, other than a defaulted swap termination payment, owed to the swap counterparty, then Litton Loan Servicing LP or an affiliate may, on any distribution date thereafter, purchase all of the mortgage loans, which similarly would result in the termination of the trust fund.

See "The Pooling and Servicing Agreement--Optional Termination" for more information.

                              EXCHANGE ACT FILINGS

The issuing entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Merrill Lynch Mortgage Investors Inc" (Commission file no. 333-130545). Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 205449. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

                                LEGAL INVESTMENT

The offered certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no representation as to the appropriate characterization of the offered certificates under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these securities.

See "Risk Factors--The offered certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to resell the certificates" in this prospectus supplement and "Legal Investment" in this prospectus supplement and the prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust fund, other than the cap contract account, rights to receive payments on the cap contracts, the interest rate swap agreement, the supplemental interest trust and the rights to receive prepayment charges, will elect to be treated as multiple real estate mortgage investment conduits ("REMICs") in a tiered structure. For federal income tax purposes, the offered certificates (other than the class R certificate) will represent ownership of regular interests in a REMIC and the right to receive, and the obligation to make, payments under certain non-REMIC contracts. To the extent that the offered certificates (other than the class R certificate) represent regular interests in a REMIC, they will generally be treated as debt instruments for federal income tax purposes. Holders of offered certificates will be required to include in income all interest and original issue discount on the portion of their offered certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus for a discussion of the federal income tax treatment of a holder of a regular interest in a REMIC and for a discussion of the federal income tax consequences associated with the deemed rights to receive, and the obligation to make, payments under the non-REMIC contracts.

For federal income tax purposes, the class R certificate will represent the residual interest in each of the REMICs included in the trust fund and the right to receive, and the obligation to make, payments under certain non-REMIC contracts. The class R certificate will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the class R certificate will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the class R certificate will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the class R certificate may be significantly lower than would be the case if the class R certificate were taxed as a debt instrument, or may be negative.

See "Federal Income Tax Consequences--Class R Certificate."

Additionally, the class R certificate will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the class R certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates.

See "Description of the Certificates--Restrictions on Transfer of the Class R Certificate" and "Federal Income Tax Consequences--Class R Certificate" in this prospectus supplement and "Material Federal Income Tax Consequences-- Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

Under current law, in general, the offered certificates (other than the class R certificate) will be eligible for acquisition by retirement or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, prior to the termination of the interest rate swap agreement, such employee benefit plans or plans subject to Section 4975 may not acquire the offered certificates unless such acquisition and holding satisfies the requirements for exemptive relief under and is covered by one of the investor-based exemptions issued by the Department of Labor. Prospective investors should consult with legal counsel regarding the consequences of the acquisition and holding of the offered certificates by such a retirement or other employee benefit plan.

See "ERISA Considerations" herein and in the prospectus.

                                    RATINGS

Moody's Investors Services, Inc. and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., will issue the ratings with respect to the offered certificates.

The offered certificates are required to receive the ratings indicated under the heading "Anticipated Ratings" in the chart shown on page S-4 of this prospectus supplement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid.

See "Ratings."

                               THE MORTGAGE LOANS

We will divide the mortgage loans into two separate groups referred to as group one and group two. Group one will consist of first lien fixed rate and adjustable rate mortgage loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or $625,500 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska). Group two will consist of first lien fixed rate and adjustable rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in group one.

The following tables summarize approximate characteristics of the mortgage pool as of December 1, 2006. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the mortgage loans in the trust fund as of December 1, 2006, which we refer to as the cut-off date. The sum of the percentages may not equal 100.00% due to rounding.

For additional information on the mortgage loans, see "The Mortgage Pool--Mortgage Loans" and "Annex II--The Mortgage Loans."

                               THE MORTGAGE POOL

                         MORTGAGE LOAN CHARACTERISTICS

Number of mortgage loans....................................          15,079
Aggregate outstanding principal balance.....................  $2,375,911,775
Number of mortgage loans with prepayment charges at
  origination...............................................          13,280
Weighted average prepayment term at origination for loans
  with prepayment charges (in months).......................              30

                                                              AVERAGE OR
                                                           WEIGHTED AVERAGE          RANGE
                                                           ----------------   -------------------
Outstanding principal balance(1).........................      $157,564       $   507 to $602,272
Original principal balance(1)............................      $161,818       $15,000 to $650,000
Current mortgage rates(2)................................        6.776%         3.990% to 14.750%
Original loan-to-value ratio(2)..........................        77.70%           7.25% to 90.78%
Stated remaining term to maturity (in months)(2).........           327                100 to 344
Credit score(2)(4).......................................           663                434 to 824
Maximum mortgage rates(2)(3).............................       12.254%         9.990% to 19.250%
Minimum mortgage rates(2)(3).............................        6.254%         3.990% to 13.250%
Gross margin(2)(3).......................................        5.029%          1.125% to 9.250%
Initial rate cap(2)(3)...................................        3.000%          3.000% to 3.000%
Periodic rate cap(2)(3)..................................        1.000%          1.000% to 1.000%
Months to roll(2)(3).....................................            10                   1 to 43

---------------

(1) Indicates average.
(2) Indicates weighted average.
(3) Adjustable rate mortgage loans only.
(4) Credit scores are as of September 2006.

                      MORTGAGE RATES FOR THE MORTGAGE POOL
(BAR GRAPH)

6.000% or less                                                                   35.33
6.001% to 6.500%                                                                 22.75
6.501% to 7.000%                                                                 16.32
7.001% to 7.500%                                                                  7.12
7.501% to 8.000%                                                                  3.43
8.001% to 8.500%                                                                  1.61
8.501% to 9.000%                                                                  2.36
9.001% to 9.500%                                                                  3.20
9.501% to 10.000%                                                                 3.17
10.001% or greater                                                                4.71

               ORIGINAL PRINCIPAL BALANCES FOR THE MORTGAGE POOL
(BAR GRAPH)

$50,000 or less                                                                  1.280
$50,001 to $100,000                                                             11.220
$100,001 to $150,000                                                            21.930
$150,001 to $200,000                                                            18.180
$200,001 to $250,000                                                            12.640
$250,001 to $300,000                                                            10.260
$300,001 to $350,000                                                             7.880
$350,001 to $400,000                                                             5.868
$400,001 to $450,000                                                             6.500
$450,001 to $500,000                                                             4.210
$500,001 or greater                                                              0.050

                      PRODUCT TYPES FOR THE MORTGAGE POOL
(PIE CHART)

15 Year Fixed Loans                                                               1.51
25 Year Fixed Loans                                                               0.06
30 Year Fixed Loans                                                              30.02
Six-Month LIBOR Loans                                                             0.04
1/29 LIBOR Loans                                                                  0.02
2/28 LIBOR Loans                                                                 43.39
3/27 LIBOR Loans                                                                 16.25
5/25 LIBOR Loans                                                                  8.08
Balloon Loans                                                                     0.64

              ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE POOL
(BAR GRAPH)

50.00% or less                                                                    2.14
50.01% to 55.00%                                                                  1.14
55.01% to 60.00%                                                                  1.66
60.01% to 65.00%                                                                  3.07
65.01% to 70.00%                                                                  3.81
70.01% to 75.00%                                                                  6.07
75.01% to 80.00%                                                                 72.57
80.01% to 85.00%                                                                  3.18
85.01% to 90.00%                                                                  6.27
90.01% to 95.00%                                                                  0.08

                   CREDIT SCORE SUMMARY FOR THE MORTGAGE POOL
(BAR GRAPH)

434 to 450                                                                        0.04
451 to 500                                                                        1.45
501 to 550                                                                        6.75
551 to 600                                                                       12.03
601 to 650                                                                       19.28
651 to 700                                                                       28.73
701 to 750                                                                       20.20
751 to 800                                                                       10.95
801 to 850                                                                        0.58

             ORIGINAL PREPAYMENT CHARGE TERM FOR THE MORTGAGE POOL
(BAR GRAPH)

None                                                                             10.73
12 Months                                                                         2.97
24 Months                                                                        38.59
36 Months                                                                        45.68
48 Months                                                                         0.55
60 Months                                                                         1.49

                                  RISK FACTORS

NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS

      Some of the mortgage loans may be of sub-prime credit quality; i.e., they do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and may suffer losses if the credit enhancements are insufficient to cover the delays and losses.

THE OVERCOLLATERALIZATION PROVISIONS OF THE TRUST FUND WILL AFFECT THE YIELDS TO MATURITY OF THE CERTIFICATES

      The overcollateralization provisions of the trust fund will affect the weighted average lives of the certificates and consequently the yields to maturity of the certificates. To the extent necessary to maintain the required amount of overcollateralization, net monthly excess interest will be applied as distributions of principal to the most senior class of certificates then outstanding. This application of net monthly excess interest will continue until the required level of overcollateralization is reached (and will resume thereafter if the overcollateralization level is reduced below the required level due to losses on the mortgage loans) and will have the effect of reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict to what degree it will be necessary to apply net monthly excess interest as distributions of principal in order to maintain the required amount of overcollateralization.

      Net monthly excess interest generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the offered certificates and the class B-2 and class B-3 certificates, any net swap payments or swap termination payment to the swap counterparty and the issuing entity expenses. Mortgage loans with higher interest rates will contribute more interest to the net monthly excess interest. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net monthly excess interest.

      As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average lives of the offered certificates and the class B-2 and class B-3 certificates may vary significantly over time. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations--Prepayments--Maturity and Weighted Average Life" in the prospectus.

PREPAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELDS TO MATURITY OF THE CERTIFICATES

      The yields to maturity and weighted average lives of the certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. The servicer may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the mortgage loans to occur at a faster rate than might otherwise be the case. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer is required to enforce these provisions unless enforcement is not permitted by applicable law, in certain other circumstances as described in the pooling and servicing agreement, or, if the servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan.

      To the extent permitted by applicable law, unless permitted by acceptable servicing practices, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

      The trustee will be directed in the pooling and servicing agreement to conduct a one-time auction of the assets remaining in the trust fund in an attempt to terminate the trust fund after the aggregate unpaid principal balance of the mortgage loans and any properties that the trust fund acquired in satisfaction of any of the mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the auction fails to realize a sufficient purchase price, the servicer or another party named in the pooling and servicing agreement may, on any distribution date thereafter, purchase all of the mortgage loans. Any such purchase will cause a termination of the trust fund. A swap termination payment may be owed to the swap counterparty upon the termination of the trust fund. Any such swap termination payment, as well as any unreimbursed fees, out-of-pocket costs, expenses or advances made or owed to the trustee or the servicer, shall be included in the calculation of the price to be paid in order to effect the auction termination of the trust fund.

      The yields on the classes of offered certificates will also be sensitive to the level of one-month LIBOR and the level of the mortgage index. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 89.27% of the mortgage loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments of the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the related mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations--Prepayments--Maturity and Weighted Average Life" in the prospectus.

THE SERVICER MAY ENTER INTO PROGRAMS THAT COULD LEAD TO THE REFINANCING OF SOME MORTGAGE LOANS

      The servicer may enter into programs with third parties that may or may not be affiliated with the servicer or the depositor, which programs may be designed to encourage refinancing. As a result of these programs, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

MORTGAGE LOANS ORIGINATED UNDER THE UNDERWRITING GUIDELINES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT CARRY A RISK OF HIGHER DELINQUENCIES

      The underwriting guidelines used by First Franklin in connection with the origination of the mortgage loans in the trust fund consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property.

      As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the trust fund. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

THE INTEREST RATE ON THE CERTIFICATES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN ONE-MONTH LIBOR AND SIX-MONTH LIBOR

      The pass-through rates on the classes of offered certificates and the class B-2 and class B-3 certificates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to all of the adjustable rate mortgage loans (six-month LIBOR) in the mortgage pool as described under "The Mortgage Pool--General" and are subject to the related available funds caps and maximum rate caps. In addition, the fixed rate mortgage loans have mortgage rates that are not dependent on any index.

      The class A-1 available funds cap effectively limits the amount of interest accrued on the class A-1 and class R certificates to a per annum rate equal to the product of (a) 12, (b) an amount obtained by dividing the amount of interest due on the group one mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group one mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The class A-2 available funds cap effectively limits the amount of interest accrued on the class A-2 certificates to a per annum rate equal to the product of (a) 12, (b) an amount obtained by dividing the amount of interest due on the group two mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group two mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The subordinate certificate available funds cap effectively limits the amount of interest accrued on the class M and class B certificates to a per annum rate equal to the weighted average of the available funds cap for the class A-1 and class R certificates and the available funds cap for the class A-2 certificates (weighted in proportion to the results of subtracting from the aggregate principal balance of each mortgage group the current principal balance of the class A-1 and class R certificates, in the case of group one, or the class A-2 certificates, in the case of group two).

      Various factors may cause an available funds cap described above to limit the amount of interest that would otherwise accrue on the offered certificates and the class B-2 and class B-3 certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the pass-through rates on the offered certificates adjust monthly, while the interest rates on the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans remain constant, with the result that the operation of the related available funds cap described above may limit increases in the pass-through rates for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic (i.e., semi-annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an available funds cap described above limiting increases in the pass-through rates for the offered certificates. Finally, the adjustable rate mortgage loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the offered certificates will be made on the basis of the actual number of days elapsed and a year of 360 days. This may result in an available funds cap limiting the pass-through rates for the related offered certificates and the class B-2 and class B-3 certificates in some periods. Consequently, the interest that becomes due on the adjustable rate mortgage loans (net of the servicing fee and the net swap payments (if any) owed to the swap counterparty and the swap termination payment (if any) owed to the swap counterparty (other than defaulted swap termination payments)) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the classes of offered certificates and the class B-2 and class B-3 certificates during the related period. Furthermore, if the related available funds cap described above determines the pass-through rate for a class of offered certificates and the class B-2 and class B-3 certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

      In addition, the pass-through rate on each class of offered certificates and the class B-2 and class B-3 certificates is subject to the related maximum rate cap, which limits the pass-through rate on each class of certificates based on the related net maximum lifetime mortgage rates on the adjustable rate mortgage loans and the net mortgage rates on the fixed rate mortgage loans. These maximum rate caps may limit increases in the pass-through rates on the offered certificates and the class B-2 and class B-3 certificates. This may occur even if there is sufficient interest collected on the mortgage loans in the trust fund, net of trust fund expenses, to pay interest on the offered certificates and the class B-2 and class B-3 certificates without giving effect to the related maximum rate cap.

THE PROTECTION AFFORDED TO YOUR CERTIFICATES BY SUBORDINATION IS LIMITED

      The rights of the class M-1 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions; the rights of the class M-2 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A and class M-1 certificates to receive those distributions; the rights of the class M-3 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1 and class M-2 certificates to receive those distributions; the rights of the class M-4 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2 and class M-3 certificates to receive those distributions; the rights of the class M-5 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2, class M-3 and class M-4 certificates to receive those distributions; the rights of the class M-6 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2, class M-3, class M-4 and class M-5 certificates to receive those distributions; the rights of the class B-1 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A and class M certificates to receive those distributions; the rights of the class B-2 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M and class B-1 certificates to receive those distributions; and the rights of the class B-3 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M, class B-1 and class B-2 certificates to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them and to afford protection against losses.

ALLOCATION OF LOSSES TO THE CLASS M AND CLASS B CERTIFICATES MAKES THE YIELD TO MATURITY ON THOSE CLASSES OF CERTIFICATES SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS

      If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate certificate principal balance of the offered certificates and the class B-2 and class B-3 certificates exceeds, after distributions on such distribution date, the aggregate stated principal balance of the mortgage loans, the certificate principal balances of the class M and class B certificates will be reduced in reverse order of seniority (first to the class B-3 certificates, second to the class B-2 certificates, third to the class B-1 certificates, fourth to the class M-6 certificates, fifth to the class M-5 certificates, sixth to the class M-4 certificates, seventh to the class M-3 certificates, eighth to the class M-2 certificates, and ninth to the class M-1 certificates) by the amount of the excess until the balance of each such class has been reduced to zero. Consequently, the yields to maturity on each class of the class M and class B certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the class M and class B certificates, including the possibility that investors may not fully recover their initial investments as a result of realized losses.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

      The rating of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of offered certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid. See "Ratings."

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR THE SERVICER BECOMES INSOLVENT

      The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sale as a borrowing, secured by a pledge of the applicable mortgage loans. If this transfer was to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

      In the event of a bankruptcy or insolvency of National City Home Loan Services, Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent LaSalle Bank National Association, as trustee, or the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of National City Home Loan Services, Inc., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE MORTGAGE LOANS ARE SEASONED

      All of the mortgage loans included in the issuing entity were originated prior to 2006. The following table shows the year of origination and percentage of the aggregate principal balance of the mortgage pool as of the cut-off date represented by the mortgage loans originated in such year:

                                                               PERCENTAGE OF THE
YEAR OF ORIGINATION                                              MORTGAGE POOL
-------------------                                            -----------------
2005........................................................        44.85%
2004........................................................        24.13%
2003........................................................        19.69%
2002........................................................         6.62%
2001........................................................         3.88%
2000........................................................         0.82%

      As a result, the mortgage loans in the issuing entity are seasoned and may not conform to First Franklin's current underwriting criteria or documentation requirements described herein. Because of this, the underwriting standards described herein for such mortgage loans may be of limited use. In addition, the property values used in determining the loan-to-value ratios may have decreased significantly, and in some cases, an updated broker's price opinion or other valuation has not been obtained with respect to these mortgage loans. See "Underwriting Guidelines."

THE OFFERED CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

      The offered certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

      - The yields to maturity of the offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

      - The rates of principal distributions on, and the weighted average lives of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the offered certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

      - You may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

      - It is possible that a secondary market for the offered certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

      You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, and in the prospectus under the heading "Risk Factors."

ADDITIONAL SUBORDINATE LIENS ON THE MORTGAGE LOANS MAY INCREASE RISK OF LOSS

      Certain of the mortgage loans may have been originated by First Franklin simultaneously with a second lien mortgage loan. These second lien mortgage loans are not to be included in the trust fund. With respect to mortgage loans that have junior lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them because mortgagors have less equity in the mortgaged property. Further, a servicer may declare a default on the junior lien mortgage loan even though the first lien mortgage loan is current, which would constitute a default on the first lien mortgage loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property was also encumbered by a second lien mortgage loan to a mortgagee other than the related originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loans from the originator or from any other lender.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

      As of the cut-off date, approximately 32.94%, 8.70% and 7.29% of the mortgaged properties were located in California, Texas and Florida, respectively. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate markets in these states will not weaken. If the residential real estate markets in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in these states, particularly California and Florida, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

      Approximately 32.25% of the aggregate principal balance of the mortgage loans as of the cut-off date provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five years following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate.

      The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five years of the term of a mortgage loan as a disincentive to prepayment.

      If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, then that mortgage loan may be subject to an increased risk of delinquency and loss.

MORTGAGE LOANS WITH BALLOON PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

      Approximately 0.64% of the mortgage loans as of the cut-off date are "balloon loans" that provide for the payment of the unamortized principal balance of the mortgage loan in a single payment at maturity. The balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30 year amortization schedule and a single payment of the remaining balance of the balloon loan due approximately 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the mortgage loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. We do not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully-amortizing loans.

THE MORTGAGE POOL MAY CONTAIN DELINQUENT MORTGAGE LOANS, WHICH MAY DECREASE THE AMOUNT OF PRINCIPAL DISTRIBUTED TO YOU

      The trust fund may include mortgage loans that are delinquent as of the cut-off date. As of the cut-off date, none of the mortgage loans will be greater than 31 days delinquent. If there are not sufficient funds from amounts collected on the mortgage loans, the aggregate amount of principal returned to any class of offered certificateholders may be less than the certificate principal balance of a class on the day that class was issued. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

THE OFFERED CERTIFICATES LACK SMMEA ELIGIBILITY AND MAY LACK LIQUIDITY, WHICH MAY LIMIT YOUR ABILITY TO RESELL THE CERTIFICATES

      The underwriter intends to make a secondary market in the offered certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the offered certificates, thereby limiting the market for such certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

PAYMENTS DUE UNDER THE TERMS OF THE CAP CONTRACTS MAY BE DELAYED, REDUCED OR ELIMINATED IF THE CAP CONTRACT COUNTERPARTY, THE BANK OF NEW YORK, BECOMES INSOLVENT

      The trust fund will include three one-month LIBOR cap contracts, each cap contract to be for the benefit of certain classes of the offered certificates and the class B-2 and class B-3 certificates, under which the cap contract counterparty, The Bank of New York is obligated on any distribution date prior to the termination of the applicable cap contract to make certain payments to the issuing entity in the event that one-month LIBOR exceeds the related lower collar shown in the tables on page S-67 with respect to that distribution date. Each of the cap contracts will terminate immediately following the distribution date in June 2007. However, in the event of the insolvency or bankruptcy of the cap contract counterparty, payments due under the cap contracts may be delayed, reduced or eliminated. Moreover, any of the cap contracts may be subject to early termination if either party thereto fails to perform or the cap contract becomes illegal or subject to certain kinds of taxation. In the event of early termination of a cap contract, there will not be a replacement cap contract.

PAYMENTS DUE UNDER THE TERMS OF THE INTEREST RATE SWAP AGREEMENT MAY BE DELAYED, REDUCED OR ELIMINATED IF THE INTEREST RATE SWAP COUNTERPARTY, THE BANK OF NEW YORK, BECOMES INSOLVENT

      The supplemental interest trust, for the benefit of the trust fund, will include an interest rate swap agreement for the benefit of the certificates under which the interest rate swap counterparty, The Bank of New York, is obligated in respect of any distribution date on or after the distribution date in July 2007 and on or prior to the distribution date in December 2010 to make certain net payments to the supplemental interest trust in the event that LIBOR exceeds a per annum rate with respect to that distribution date as set forth in the table on page S-69. Payments on the interest rate swap agreement will begin in connection with the distribution date in July 2007 and terminate immediately following the distribution date in December 2010. However, in the event of the insolvency or bankruptcy of The Bank of New York, payments due under the interest rate swap agreement may be delayed, reduced or eliminated. Moreover, the interest rate swap agreement may be subject to early termination if either party thereto fails to perform or the interest rate swap agreement becomes illegal or subject to certain kinds of taxation. In the event of early termination of the interest rate swap agreement, there may not be a replacement interest rate swap agreement and the supplemental interest trust may be obligated to make a one-time termination payment to the interest rate swap counterparty. In certain circumstances, where the early termination is not the result of an event of default by the interest rate swap counterparty or other certain termination events, payments to certificateholders will be subordinate to the one-time termination payment to the interest rate swap counterparty.

FAILURE OF THE SWAP COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A SWAP COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A SWAP TERMINATION EVENT

      The swap agreement imposes a contractual obligation on the swap counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the swap counterparty cannot provide the required information in accordance with the swap agreement, the swap counterparty is required to replace itself with a swap provider, or obtain a guarantor, that can provide the necessary information. If the swap counterparty cannot secure a replacement provider or guarantor, the failure to comply with the swap agreement will result in an "additional termination event" under the swap agreement in respect of which the swap provider will be the sole affected party. In certain circumstances, a swap termination payment may be owed to the swap counterparty in connection with the additional termination event described above or in connection with any other additional termination event or event of default provided for under the swap agreement. Such swap termination payments will reduce the amounts available to make payments on the certificates.

RAPID PREPAYMENTS OF THE MORTGAGE LOANS COULD INCREASE RELATIVE AMOUNTS DUE UNDER THE INTEREST RATE SWAP AGREEMENT AND AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

      Any net payment payable to the interest rate swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders and may reduce the pass-through rates on the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the interest rate swap counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

      In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the interest rate swap counterparty on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

      Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay current interest and interest carry forward, basis risk shortfalls and unpaid basis risk shortfalls, to maintain overcollateralization and to pay back realized losses. However, no amounts will be payable to the supplemental interest trust by the interest rate swap counterparty unless the floating payment owed by the interest rate swap counterparty for a distribution date exceeds the fixed payment owed to the interest rate swap counterparty for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds a per annum rate as set forth in the table on page S-69. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain the required level of overcollateralization. See "Description of the Certificates--Distributions."

MERRILL LYNCH MORTGAGE LENDING, INC. MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

      Merrill Lynch Mortgage Lending, Inc. has made various representations and warranties to Merrill Lynch Mortgage Investors, Inc. with respect to the mortgage loans. Those representations are summarized in "Description of the Agreements--Representations and Warranties; Repurchases" in the prospectus.

      If Merrill Lynch Mortgage Lending, Inc. fails to cure in a timely manner a material breach of its representations and warranties with respect to any mortgage loan sold by it, then Merrill Lynch Mortgage Lending, Inc. would be required to repurchase or substitute for the defective mortgage loan. It is possible that Merrill Lynch Mortgage Lending, Inc. may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of Merrill Lynch Mortgage Lending, Inc. to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

CONFLICTS OF INTEREST BETWEEN THE SPECIAL SERVICER AND THE ISSUING ENTITY

      Litton Loan Servicing LP will act as special servicer of all mortgage loans that have become 61 or more days delinquent or for which the mortgagor has filed for bankruptcy. Litton Loan Servicing LP or an affiliate of Litton Loan Servicing LP will initially, directly or indirectly, own all or a portion of the class B-2, class B-3, class C and residual certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties on the specially-serviced mortgage loans, which will be under the control of Litton Loan Servicing LP, may affect the weighted average lives and yields of the offered certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

      Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originator. Actual or alleged violations of these federal, state and local laws may, among other things:

      - limit the ability of the servicer to collect principal, interest and servicing advances on the mortgage loans,

      - provide the borrowers with a right to rescind the mortgage loans,

      - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

      - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

      - subject the issuing entity to actual or alleged liability for expenses, penalties and damages resulting from the violations.

      As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

TERRORIST ATTACKS AND MILITARY ACTION

      The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers

Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

      The Servicemembers Civil Relief Act and comparable state legislation also limit the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

      We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

HIGH COST LOANS

      None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. None of the mortgage loans are "high cost loans" under any state or local laws.

LIMITED OBLIGATIONS

      The assets of the trust fund are the sole source of payments on the certificates. The certificates are not the obligations of any other entity. None of the sponsor, the depositor, the underwriter, the trustee, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.

GOVERNMENTAL PROGRAMS REQUIRING LENDERS TO SUBORDINATE THEIR LIENS

      Certain governmental programs may provide the borrowers with benefits in the event their homes are subject to disasters. The governmental programs may require the borrower to file covenants against the property and lenders to subordinate their liens to these covenants as a condition for the borrower receiving the benefits. If this were to occur, the servicer may subordinate the lien of the mortgage to these covenants which may adversely affect the value of the Mortgage.

                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

      - economic conditions and industry competition;

      - political, social and economic conditions;

      - the law and government regulatory initiatives; and

      - interest rate fluctuations.

      We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    GLOSSARY

      A glossary of defined terms used in this prospectus supplement begins on page S-119.

                               THE MORTGAGE POOL

GENERAL

      The mortgage pool with respect to the certificates consisted as of the Cut-off Date of approximately 15,079 conventional Mortgage Loans evidenced by promissory notes having an aggregate principal balance of approximately $2,375,911,775. The mortgage pool consists of first lien, fixed rate and adjustable rate Mortgage Loans. The mortgage pool will be divided into two groups, referred to as Group One and Group Two.

      Group One, representing approximately 53.61% of the mortgage pool, will consist of first lien, fixed rate and adjustable rate Mortgage Loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or $625,500 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska). Group Two, representing approximately 46.39% of the mortgage pool, will consist of first lien, fixed rate and adjustable rate Mortgage Loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Group One.

      The Class A-1 and Class R Certificates will generally represent interests in the Group One Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group One Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-1 and Class R Certificates. The Class A-2 Certificates will generally represent interests in the Group Two Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group Two Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-2 Certificates. The Class M and Class B Certificates will generally represent interests in both the Group One and Group Two Mortgage Loans. On each Distribution Date, principal and interest received with respect to both the Group One and Group Two Mortgage Loans will be applied to pay principal and interest with respect to the Class M and Class B Certificates.

      References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Mortgage Loans in the mortgage pool as of the Cut-off Date, based on the outstanding principal balances of such Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence).

      The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, manufactured homes and modular homes. The Issuing Entity includes, in addition to the mortgage pool, the following:

      - certain amounts held from time to time in Accounts maintained in the name of the Trustee under the Pooling and Servicing Agreement;

      - any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure;

      - all insurance policies described below, along with the proceeds of those policies;

      - rights to require repurchase of the Mortgage Loans by the Sponsor for breach of representation or warranty;

      - the Cap Contracts, which will be held in the Issuing Entity; and

      - the Swap Agreement, which will be held in the Supplemental Interest
        Trust.

      The Mortgage Loans to be included in the Trust Fund have been purchased by the Sponsor and have been originated substantially in accordance with the underwriting criteria for sub-prime mortgage loans described herein under "Underwriting Guidelines" or other underwriting guidelines similar to those described herein that were in effect at the time of origination. Sub-prime mortgage loans are generally mortgage loans made to borrowers who do not qualify for financing under conventional underwriting criteria due to prior credit difficulties, the inability to satisfy conventional documentation standards and/or conventional debt-to-income ratios.

      All of the Mortgage Loans were originated or acquired by First Franklin and subsequently purchased by the Sponsor from National City Bank in a bulk acquisition. All of the Mortgage Loans were originated prior to 2006. See "Risk Factors--The mortgage loans are seasoned" and "Underwriting Guidelines" for more information. All of the Mortgage Loans are currently serviced by NCHLS.

      Scheduled Payments either earlier or later than the scheduled Due Dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 89.27% of the Mortgage Loans provided at origination for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment charge term. The weighted average prepayment charge term at origination is approximately 30 months with respect to the Mortgage Loans that have prepayment charges. In general, the related mortgage note will provide that a prepayment charge will apply if, during the prepayment charge term, the borrower prepays the mortgage loan in full or in part. The enforceability of prepayment charges is unclear under the laws of many states. Prepayment charges will not be available for distribution to Holders of the Offered Certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

      Approximately 32.23% of the Mortgage Loans as of the Cut-off Date are Fixed Rate Mortgage Loans.

      Approximately 0.02% of the Mortgage Loans as of the Cut-off Date are 1/29 LIBOR Loans. The 1/29 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 1/29 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. All of the 1/29 LIBOR Loans mature in 30 years. All of the 1/29 LIBOR Loans amortize over a 30-year schedule.

      Approximately 43.39% of the Mortgage Loans as of the Cut-off Date are 2/28 LIBOR Loans. The 2/28 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 2/28 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. All of the 2/28 LIBOR Loans mature in 30 years. All of the 2/28 LIBOR Loans amortize over a 30-year schedule.

      Approximately 16.25% of the Mortgage Loans as of the Cut-off Date are 3/27 LIBOR Loans. The 3/27 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 3/27 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. All of the 3/27 LIBOR Loans mature in 30 years. All of the 3/27 LIBOR Loans amortize over a 30-year schedule.

      Approximately 8.08% of the Mortgage Loans as of the Cut-off Date are 5/25 LIBOR Loans. The 5/25 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 5/25 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. All of the 5/25 LIBOR Loans mature in 30 years. All of the 5/25 LIBOR Loans amortize over a 30-year schedule.

      Approximately 0.04% of the Mortgage Loans as of the Cut-off Date are Six-Month LIBOR Loans. The Six-Month LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The Six-Month LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. All of the Six-Month LIBOR Loans mature in 30 years. All of the Six-Month LIBOR Loans amortize over a 30-year schedule.

      As of the Cut-off Date, the aggregate original principal balance of the Mortgage Loans was approximately $2,440,048,017. As of the Cut-off Date, the aggregate outstanding principal balance of the Mortgage Loans was approximately $2,375,911,775, the minimum outstanding principal balance was approximately $507, the maximum outstanding principal balance was approximately $602,272, the lowest current Mortgage Rate and the highest current Mortgage Rate were 3.990% and 14.750% per annum, respectively, and the weighted average current Mortgage Rate was approximately 6.776% per annum.

      Approximately 32.25% of the Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans. Approximately 27.02% of the Group One Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans. Approximately 38.29% of the Group Two Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans.

      Approximately 0.64% of the Mortgage Loans as of the Cut-off Date are Balloon Loans. Approximately 0.82% of the Group One Mortgage Loans as of the Cut-off Date are Balloon Loans. Approximately 0.44% of the Group Two Mortgage Loans as of the Cut-off Date are Balloon Loans.

      The weighted average Original Loan-to-Value Ratio as of the Cut-off Date was approximately 77.70%. The weighted average Original Loan-to-Value Ratio of the Group One Mortgage Loans as of the Cut-off Date was approximately 76.82%. The weighted average Original Loan-to-Value Ratio of the Group Two Mortgage Loans as of the Cut-off Date was approximately 78.72%.

      The weighted average Credit Score of the Mortgage Loans as of September 2006 was approximately 663. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Sponsor or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

      As used herein, the Credit Score of a Mortgage Loan is equal to the credit score from one credit bureau. For all Mortgage Loans purchased by the Sponsor from First Financial, the credit report and the related Credit Score were obtained as of September 2006.

      Approximately 7.63% of the Mortgage Loans were modified under a First Franklin program between their date of origination and October 4, 2006. No Mortgage Loans were modified for purposes of workouts or payment plans.

MORTGAGE LOANS

      The tables set forth in Annex II of this prospectus supplement describe the Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns set forth in such tables may not equal the total indicated due to rounding.

                            UNDERWRITING GUIDELINES

      All of the Mortgage Loans were originated generally in accordance with the First Franklin Underwriting Guidelines or other underwriting guidelines similar to the First Franklin Underwriting Guidelines that were in effect at the date of origination of such Mortgage Loan.

GENERAL

      All of the Mortgage Loans to be acquired by the Issuing Entity from the Depositor were originated by First Franklin, a division of National City Bank. National City Bank of Indiana is the successor to The Merchants National Bank of Indianapolis, which was chartered as a national bank by the Office of the Comptroller of the Currency in 1865. As of January 1, 2005, as a part of the restructure of National City Bank of Indiana's residential mortgage operations, mortgage loan origination functions formerly performed by First Franklin Financial Corporation ("First Franklin Financial") were transferred to First Franklin. Effective on July 22, 2006, all of National City Corporation's subsidiary banks, including National City Bank of Indiana (and therefore, First Franklin), were consolidated into National City Bank, a national bank headquartered in Ohio. First Franklin originates fixed and adjustable rate closed-end first lien mortgage loans, fixed rate closed-end second lien mortgage loans, and variable rate home equity lines of credit. First Franklin's loan programs include balloon payment features and interest only payment periods. During calendar year 2006, as of September 30, 2006, First Franklin originated first and second lien closed-end mortgage loans and home equity lines of credit with an aggregate original balance of $19.9 billion.

      Subsequent to origination of the Mortgage Loans, the Originator sold the Mortgage Loans to First Franklin Financial who sold the Mortgage Loans to National City Bank who sold the Mortgage Loans to the Sponsor under the master mortgage loan purchase and servicing agreement, between the Sponsor, as purchaser, and National City Bank, as seller, dated as of November 1, 2006.

FIRST FRANKLIN FINANCIAL

      The information below has been provided by First Franklin Financial in response to the Sponsor's request for information regarding First Franklin Financial and its underwriting guidelines.

      Founded in 1981, First Franklin Financial is a Delaware corporation headquartered in San Jose, California. From 1981 to 2004, First Franklin Financial grew from a small mortgage broker to a full service mortgage lender with a wide variety of products. As of January 1, 2005, as a part of the restructuring of National City Bank of Indiana's residential mortgage operations, First Franklin Financial transferred its mortgage origination functions to its parent, First Franklin, a division of National City Bank. As a result, First Franklin Financial no longer originates mortgage loans. Rather, First Franklin Financial acquires first and second lien mortgage loans from third party originators and sells them in the ordinary course of business to affiliated and unaffiliated mortgage loan purchasers. First Franklin is First Franklin Financial's primary third party originator. As of December 31, 2005, First Franklin Financial's acquisition portfolio from all third party originators totaled approximately $29,560,381,356. Effective on July 22, 2006, as a result of the consolidation of National City Corporation's subsidiary banks, First Franklin became a wholly owned operating subsidiary of National City Bank.

      National City Bank entered into an agreement with Merrill Lynch & Co. for Merrill Lynch & Co. to acquire First Franklin Financial, NCHLS, and affiliated business units NationPoint and Preferred Advantage. A copy of the Purchase Agreement between National City Bank and Merrill Lynch & Co. is publicly available on the SEC website. The transaction is expected to close in the fourth quarter of 2006, subject to regulatory approval.

FIRST FRANKLIN FINANCIAL'S ACQUISITION PORTFOLIO AND ACQUISITION UNDERWRITING GUIDELINES

      Certain of the Mortgage Loans were originated by First Franklin prior to January 1, 2005. Such Mortgage Loans may not conform to the underwriting criteria or documentation requirements described in this prospectus supplement. See "Risk Factors--The mortgage loans are seasoned" for more information. Since January 1, 2005, all of the mortgage loans of a type similar to the Mortgage Loans that were acquired by First Franklin Financial were required to meet underwriting criteria substantially similar to that described in this prospectus supplement.

      First Franklin Financial's acquisition underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The standards established by First Franklin Financial require that the mortgage loans of a type similar to the Mortgage Loans were underwritten by the third party originators with a view toward the resale of the mortgage loans in the secondary mortgage market. In accordance with First Franklin Financial's guidelines for acquisition, the third party originators must consider, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio ("Debt Ratio"), as well as the value, type and use of the mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, and may experience rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by applicable law or otherwise waived by the third party originator upon the payment by the related mortgagor of higher origination fees and a higher mortgage rate, a majority of the Mortgage Loans provide for the payment by the mortgagor of a prepayment charge on certain full prepayments made within one to three years from the date of origination of the related Mortgage Loan.

      Substantially all of the mortgage loans of a similar type as the Mortgage Loans were acquired by First Franklin Financial based on loan application packages submitted to the third party originators by third party mortgage brokers, which do not fund the mortgage loans. These mortgage brokers must meet minimum standards set by the third party originators and, once approved by the third party originators, the mortgage brokers are eligible to submit loan application packages in compliance with the terms of the mortgage broker agreement with the third party originator.

      The third party originators must meet minimum standards set by First Franklin Financial, based on acquisition guidelines that require an analysis of the following information submitted with an application for approval: any applicable state lending license (in good standing), satisfactory credit report only if no federal income tax identification number, signed broker agreement, signed W-9 and signed broker authorization. Once approved as a third party originator, these companies are eligible to submit loan packages for purchase by First Franklin Financial in compliance with the terms of a signed mortgage loan purchase agreement.

      The third party originators may originate mortgage loans for acquisition by First Franklin Financial under an underwriting program called the Direct Access Program. Within the Direct Access Program, there are four documentation programs, the Full Documentation Program, the Limited Income Verification Program (the "LIV"), the Stated Plus Program and the No Income Verification Program (the "NIV"). In addition, under the responsible party's Blended Access Program, in the case of loans with two or more borrowers, if one of those borrowers with more than 50% of the total qualifying income is underwritten under a full documentation program, then the other borrower or borrowers may be underwritten under a stated documentation program. All of the Mortgage Loans were acquired by First Franklin Financial under the Direct Access Program. While each underwriting program is intended to assess the risk of default, the Direct Access Program makes use of credit bureau risk scores (the "Credit Bureau Risk Score"). The Credit Bureau Risk Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The Credit Bureau Risk Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from 300 to 850. Although the Credit Bureau Risk Scores are based solely on the information at the particular credit repository, such Credit Bureau Risk Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgment.

      The Direct Access Program was developed to simplify the origination process for third party originators. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, Direct Access relies upon a borrower's Credit Bureau Risk Score initially to determine a borrower's likely future credit performance. Third party originators are able to access Credit Bureau Risk Scores at the initial phases of the loan application process and use the score to determine a borrower's interest rate. First Franklin Financial's acquisition guidelines require that the third party originator approve the Mortgage Loan using the Direct Access Program risk-based pricing matrix.

      In accordance with First Franklin Financial's guidelines for acquisition, under the Direct Access Program, the third party originators must require that the Credit Bureau Risk Score of the primary borrower (the borrower with at least 51.00% of total income for all LIVs) be used to determine program eligibility. Credit Bureau Risk Scores must be obtained from at least two national credit repositories, with the lower of the two scores being utilized in program eligibility determination. If Credit Bureau Risk Scores are obtained from three credit repositories, the middle of the three scores can be utilized. In all cases, a borrower's complete credit history must be detailed in the credit report that produces a given Credit Bureau Risk Score or the borrower is not eligible for the Direct Access Program. Generally, the minimum Credit Bureau Risk Score allowed under the Direct Access Program is 540.

      The Credit Bureau Risk Score, along with the loan-to-value ratio, is an important tool in assessing the creditworthiness of a Direct Access borrower. However, these two factors are not the only considerations in underwriting a Direct Access loan. The third party originators are required to review each Direct Access loan to determine whether First Franklin Financial's guidelines for income, assets, employment and collateral are met.

      In accordance with First Franklin Financial's guidelines for acquisition, all of the mortgage loans of a type similar to the Mortgage Loans were required to be underwritten by the third party originator's underwriters having the appropriate signature authority. Each underwriter is granted a level of authority commensurate with their proven judgment, maturity and credit skills. On a case by case basis, a third party originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial portion of the Mortgage Loans may represent such underwriting exceptions.

      In accordance with First Franklin Financial's guidelines for acquisition, the third party originators' underwriters are required to verify the income of each applicant under various documentation programs as follows: under the Full Documentation Program, applicants are generally required to submit verification of stable income for the periods of six months to two years preceding the application dependent on credit score range; under the LIV Program, the borrower is qualified based on the income stated on the application and applicants are generally required to submit verification of adequate cash flow to meet credit obligations for the six month period preceding the application; the Stated Plus Program allows income to be stated, but requires borrowers to provide verification of liquid assets equaling three months of income stated on the mortgage application; under the NIV Program, applicants are qualified based on monthly income as stated on the mortgage application and the underwriter will determine that the stated income is reasonable and realistic when compared to borrower's employment type, assets and credit history. For Direct Access first lien mortgage loans from self-employed or 1099 borrowers with a credit score greater than or equal to 540 and not originated in conjunction with a second lien mortgage, bank statements (for 12 months) are acceptable as full documentation. For Direct Access first lien mortgage loans from self-employed or 1099 borrowers with credit scores greater than or equal to 600, regardless of being originated with a corresponding second lien mortgage, twelve months of bank statements are acceptable as full documentation. In all cases, the income stated must be reasonable and customary for the applicant's line of work. Although the income is not verified under the LIV and NIV Programs, a preclosing audit should be conducted to confirm that the business exists. Verification may be made through phone contact to the place of business, obtaining a valid business license, CPA/Enrolled Agent letter or through Dun and Bradstreet Information Services.

      The applicant generally must have a sufficiently established credit history to qualify for the appropriate Credit Bureau Risk Score range under the Direct Access Program. This credit history is substantiated by a two repository merged report prepared by an independent credit report agency. The report typically summarizes the applicant's entire credit history, and generally includes a seven year public record search for each address where the applicant has lived during the two years prior to the issuance of the credit report and contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In some instances, borrowers with a minimal credit history are eligible for financing under the Direct Access Program.

      The third party originators originate loans secured by one-to-four-unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. In accordance with First Franklin Financial's guidelines for acquisition, the third party originators are required to comply with applicable federal and state laws and regulations and generally require an appraisal of the mortgaged property which conforms to Freddie Mac and/or Fannie Mae standards; and if appropriate, a review appraisal. Generally, appraisals are provided by appraisers approved by First Franklin Financial. Review appraisals may only be provided by appraisers approved by First Franklin Financial. In some cases, the third party originator may rely on a statistical appraisal methodology provided by a third party.

      Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with the third party originators. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be an enhanced desk, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises. The review appraisal may be waived by a Standard Plus Delegated Underwriter.

      In accordance with First Franklin Financial's guidelines for acquisition, the third party originators must require title insurance on all mortgage loans secured by liens on real property. The third party originators must also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.

      The third party originators are required to conduct a number of quality control procedures, including a post funding compliance audit as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the compliance audit, all loans are required to be reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations must be reviewed by each third party originator. The loan review is required to confirm the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is sent monthly to each branch for response. The audit findings and branch responses must then be reviewed by the third party originator's senior management. Adverse findings are to be tracked monthly and over a rolling six month period. This review procedure allows the third party originator to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

      Under the mortgage loan programs, various risk categories are used to grade the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant's credit history and Debt Ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher Debt Ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however these loan programs establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

      "Equity Refinance" transactions are defined as those instances where the borrower receives the lesser of 2% of the new loan amount or $2,000 cash in hand. Funds used for debt consolidation are not included in this amount.

      The third party originators' origination guidelines under the Direct Access Program generally have the following criteria for borrower eligibility for the specified Credit Bureau Risk Score range.

      The Debt Ratio generally may not exceed 50.49% for all credit scores on full documentation and LIV loans. Loans meeting the residual income requirements may have a maximum Debt Ratio of 55.49%. The Debt Ratio for NIV loans may not exceed 50.49%.

      Generally, First Franklin Financial's acquisition guidelines require that all liens affecting title must be paid at closing. Collections, charge-offs, judgments and liens not affecting title may remain open for combined loan-to-value ratios less than or equal to 80%, provided certain criteria are met. For instance, if the loan is a purchase or rate and term refinance, a payoff of such amounts shall not be required if, the related loan is not being originated together with a second lien loan, the balance of the items added to the loan amount does not exceed the maximum allowed combined loan-to-value ratio, the payment amounts are included in the debt calculation, and the third party originator loan has first lien priority.

PENDING PROCEEDINGS

      There are no material legal or governmental proceedings currently pending or known to be contemplated against First Franklin Financial. To the best of First Franklin Financial's knowledge, there are no material legal or governmental proceedings currently pending or known to be contemplated against First Franklin, which if ultimately decided adversely to First Franklin, would have a material adverse effect on the validity of the Mortgage Loans.

                              TRANSACTION PARTIES

THE SPONSOR

      The Sponsor is MLML, a Delaware corporation. MLML is an affiliate, through common parent ownership, of the Underwriter. MLML is also an affiliate of the Depositor and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first and second lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

      Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

      MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicers comply with industry standards or otherwise monitor the servicer on an ongoing basis.

      MLML has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by MLML since 2003.

                                                               APPROXIMATE INITIAL PRINCIPAL
YEAR                                                               BALANCE OF SECURITIES
----                                                           -----------------------------
2003........................................................          $ 1,323,615,400
2004........................................................          $ 3,290,054,298
2005........................................................          $11,786,190,300
As of September 30, 2006....................................          $20,288,368,900

      As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Merrill Lynch, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

THE DEPOSITOR

      The Depositor is a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is (212) 449-0357. The Depositor is an affiliate of the Sponsor and the Underwriter.

      The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity assets in this prospectus supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

      The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the Mortgage Loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the Mortgage Loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

THE ISSUING ENTITY

      Merrill Lynch Mortgage Investors Trust, Series 2006-FF1, the Issuing Entity, will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement by and among the Depositor, the Trustee and the Servicer. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

THE SERVICER

General

      NCHLS will act as Servicer of the Mortgage Loans. The information contained in this prospectus supplement with regard to the Servicer has been provided by the Servicer. The Servicer will be required to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

      The Servicer is a Delaware corporation and a wholly-owned operating subsidiary of National City Bank, which is a subsidiary of National City Corporation. The Servicer is a full-service, non-prime mortgage servicing company headquartered in Pittsburgh, Pennsylvania. The loan servicing portfolio is serviced at offices located in Pittsburgh, Pennsylvania and Upper St. Clair, Pennsylvania. The Servicer has been servicing non-prime mortgage loans for approximately 16 years under various corporate names: American Financial Corporation, Altegra Credit Company and, since 2002, under the corporate name of National City Home Loan Services, Inc. The Servicer currently ranks as the thirteenth (13th) largest U.S. non-prime residential mortgage servicer. The Servicer is an affiliate of First Franklin through common parent ownership.

      Currently, substantially all of the Servicer's servicing portfolio consists of non-prime mortgage loans and variable rate home equity lines of credit, consisting of fixed-rate and adjustable-rate first and fixed rate second lien amortizing and balloon payment mortgage loans and variable rate home equity lines of credit. Prior to January 1, 2005, the closed-end first and second mortgage loans in the Servicer's servicing portfolio were originated or acquired by First Franklin Financial and loans originated thereafter were generally acquired by the Originator from National City Bank and other third-party lenders. The home equity lines of credit were originated by National City Bank and are currently owned by other affiliates of National City Corporation. The following table reflects the size and composition of Servicer's servicing portfolio of non-prime mortgage loans as of the end of each indicated period.

                    NATIONAL CITY HOME LOAN SERVICES, INC.'S
                         NON-PRIME SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

         AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE
     PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE
           AS OF               AS OF               AS OF               AS OF
       DECEMBER 31,        DECEMBER 31,        DECEMBER 31,        SEPTEMBER 30,
           2003                2004                2005                2006
     -----------------   -----------------   -----------------   -----------------
     18,$751,589....        $23,049,992         $37,591,777         $46,125,771

      The Servicer began interim servicing for First Franklin Financial and its investor base in August 2002. In December, 2004, the Servicer began to retain servicing for the First Franklin Financial's investors on a permanent basis. As of September 30, 2006, the Servicer serviced approximately 135,014 loans with an aggregate unpaid principal balance of approximately $24.8 billion included in thirty (30) outstanding securitizations.

      The Servicer is rated "Above Average" as a residential non-prime mortgage servicer and alternative residential mortgage servicer by S&P. The Servicer has an "RPS2" rating as a primary servicer of residential non-prime and Alt-A products and an "RSS2-" rating as a special servicer from Fitch. The Servicer is also rated "SQ1-" as a primary servicer of non-prime loans, SQ2 as a primary servicer of second lien loans and "SQ2+" as a special servicer by Moody's.

      National City Bank entered into an agreement with Merrill Lynch & Co. for Merrill Lynch & Co. to acquire First Franklin Financial, NCHLS, and affiliated business units NationPoint and Preferred Advantage. A copy of the Purchase Agreement between National City Bank and Merrill Lynch & Co. is publicly available on the SEC website. The transaction is expected to close in the fourth quarter of 2006, subject to regulatory approval.

Servicer's Delinquency and Foreclosure Experience

      The Servicer's portfolio may differ significantly from the Mortgage Loans in the Mortgage Pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans included in the Issuing Entity will be similar to that reflected in the Servicer's Static Pool Information, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loan Pool. The Servicer's delinquency results are calculated utilizing MBA methodology.

      Accordingly, there can be no assurance that the delinquency and foreclosure experience of the Issuing Entity's Mortgage Loans in the future will correspond to the future delinquency and foreclosure experience of the Servicer's one-to-four family conventional residential mortgage loan servicing portfolio.

Servicer's Policies and Procedures

      The Servicer has established standard policies for the servicing and collection of mortgage loans. The Servicer's procedures for the servicing and collection functions, include the following:

          collecting, aggregating and remitting mortgage loan payments;

          accounting for principal and interest;

          holding escrow (impound) funds for payment of taxes and insurance;

          making inspections as required of the mortgaged properties;

          supervision of delinquent mortgage loans;

          loss mitigation efforts;

          foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          generally administering the mortgage loans, for which it receives servicing fees.

      The Servicer's collection operation is a high touch unit that utilizes the early indicator scoring model, the Avaya autodialer (the "dialer"), and manual calling campaigns. Individual ownership is key to the Servicer's collection philosophy. The purpose of the dialer and the early indicator model is to quickly and efficiently reduce the delinquency so that collectors can manually work their individual portfolios. In managing the liquidation of defaulted mortgage loans, the Servicer generally will have sole discretion to take such action in maximizing recoveries to investors, including selling defaulted mortgage loans and REO properties. The bankruptcy unit's primary responsibilities are to protect the asset while a mortgage loan is going through the bankruptcy process. This responsibility is fulfilled by ensuring that borrowers make payments as required under the Bankruptcy Code. If this cannot be accomplished, the Servicer will seek relief through the bankruptcy court, including filing a motion from relief from the automatic stay, to enable the Servicer to commence foreclosure, as necessary. After a loan has been charged off, the Servicer's recovery team performs all aspects of the collection-related activity, including, but not limited to, borrower contact, credit bureau maintenance and tax reporting, which may result in recovery of the charged-off amount.

      Over the past three years, there has been no material change in the Servicer's servicing policies and procedures.

Prior Securitizations

      During the three years preceding the date of this prospectus supplement, the Servicer has not been notified and is not aware that any of the residential mortgage loan securitization pools serviced by the Servicer have experienced servicing events of default, termination triggers or early amortization events because of servicing by the Servicer, and the Servicer has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger. During such time, the Servicer also neither has failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material non-compliance with the servicing criteria applicable to any such securitization.

THE TRUSTEE

      LaSalle Bank National Association will be the Trustee under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee, securities administrator or paying agent on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 460 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of September 30, 2006, LaSalle serves as trustee, securities administrator or paying agent on over 385 residential mortgage-backed security transactions. The Depositor and Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services--MLMI 2006-FF1 or at such other address as the Trustee may designate from time to time.

      In its capacity as Trustee, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Issuing Entity. LaSalle will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this prospectus supplement, the Trustee will develop the cashflow model for the Issuing Entity. Based on the monthly loan information provided by the Servicer, the Trustee will calculate the amount of principal and interest to be paid to each Class of Certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Servicer.

      LaSalle and the Sponsor are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to the Sponsor for certain residential mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by the Sponsor to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

      For information describing the Trustee's duties and responsibilities regarding the Certificates under the Pooling and Servicing Agreement, limitations on the Trustee's liability, and any other indemnification to which it will be entitled from the assets of the Issuing Entity and certain other matters, see "Administration of the Issuing Entity" and "The Pooling and Servicing Agreement."

THE CAP CONTRACT COUNTERPARTY AND THE SWAP COUNTERPARTY

      There will be three interest rate cap agreements (the "Cap Contracts") and one interest rate swap agreement (the "Swap Agreement") provided by The Bank of New York.

      The Bank of New York is headquartered in New York, NY and is the principal subsidiary of The Bank of New York Company, Inc. (the "Company"). The Bank of New York, founded in 1784, is the oldest bank in the United States. The senior debt of The Bank of New York is rated "Aa2" by Moody's and "AA-" by both S&P and Fitch.

      The Company provides a complete range of banking and other financial services to corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services. The Company's extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations.

      The information contained in the preceding paragraph has been provided by The Bank of New York for use in this prospectus supplement. The Bank of New York has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

      As of the Cut-off Date, the aggregate significance percentage with respect to The Bank of New York will be less than 10%.

      The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than ten percent (10%). The "significance percentage" for purposes of Item 1115 of Regulation AB is a percentage that is a reasonable good faith estimate of the proportion that the maximum probable exposure of the Cap Contracts and the Swap Agreement (estimated in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments), on the one hand, bears to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, on the other.

                      AFFILIATES AND RELATED TRANSACTIONS

      The Depositor, the Sponsor and the Underwriter, are all affiliates of each other and have the following ownership structure:

      The Depositor, Merrill Lynch Mortgage Investors, Inc., is an affiliate, through common parent ownership, of each of the Sponsor and the Underwriter.

      The Sponsor is an affiliate, through common parent ownership, of the Underwriter. The Sponsor is also an affiliate of the Depositor and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

      The Servicer and First Franklin are affiliates of each other through common parent ownership.

      National City Bank entered into an agreement with Merrill Lynch & Co. for Merrill Lynch & Co. to acquire First Franklin Financial, NCHLS, and affiliated business units NationPoint and Preferred Advantage. A copy of the Purchase Agreement between National City Bank and Merrill Lynch & Co. is publicly available on the SEC website. The transaction is expected to close in the fourth quarter of 2006, subject to regulatory approval.

                            STATIC POOL INFORMATION

      The Depositor is making available on the internet at http://www.mlabsreports.ml.com information concerning the prior residential mortgage loan securitizations consisting of adjustable and fixed rate subprime mortgage loans secured by first and second lien mortgages or deeds of trust in residential real properties originated by First Franklin and serviced by the Servicer. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the Mortgage Loans to be included in the Issuing Entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond First Franklin or the Servicer's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Mortgage Loans to be included in the Issuing Entity related to this offering.

      In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080, Attention: Christopher McGee, securities administrator, telephone number (212) 449-1441.

      The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

      The Servicer and the Trustee will have the following responsibilities with respect to the Issuing Entity:

PARTY:                                                         RESPONSIBILITIES:
Servicer..................................  Performing the servicing functions with respect to the
                                            Mortgage Loans and the mortgaged properties in
                                            accordance with the provisions of the Pooling and
                                            Servicing Agreement, including, but not limited to:
                                            - collecting monthly remittances of principal and
                                            interest on the Mortgage Loans from the related
                                              borrowers, depositing such amounts in the Collection
                                              Account, and delivering all amounts on deposit in the
                                              Collection Account to the extent required by the
                                              Pooling and Servicing Agreement to the Trustee for
                                              deposit in the Certificate Account on the Servicer
                                              Remittance Date;
                                            - making Advances with respect to delinquent payments of
                                              principal and interest on the Mortgage Loans, to the
                                              extent required by the Pooling and Servicing Agreement
                                              and to the extent the Servicer believes such Advances
                                              will be recovered;
                                            - making servicing advances in respect of customary
                                            costs and expenses incurred in the performance by the
                                              Servicer of its servicing obligations to the extent
                                              the Servicer believes such servicing advances will be
                                              recovered, including, but not limited to, the cost of
                                              (a) the preservation, restoration and protection of
                                              the mortgaged property, (b) taxes, assessments and
                                              other charges which are or may become a lien upon a
                                              first lien mortgaged property to the extent necessary
                                              to avoid foreclosure or (c) fire and hazard insurance
                                              coverage for a first lien mortgaged property;
                                            - enforcement of foreclosure proceedings; and
                                            - providing monthly loan-level reports to the Trustee.
Trustee...................................  Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement,
                                            including, but not limited to:
                                            - notifying certificateholders in connection with an
                                            event of default under the Pooling and Servicing
                                              Agreement;
                                            - enforcing the Servicer's obligations under the Pooling
                                            and Servicing Agreement
                                            - upon the termination of the Servicer, appointing a
                                            successor servicer, and until a successor servicer is
                                              appointed, acting as successor servicer;
                                            - upon the failure of the Servicer to make Advances with
                                            respect to a Mortgage Loan and resulting termination of
                                              the Servicer, making those Advances to the extent
                                              provided in the Pooling and Servicing Agreement;

PARTY:                                                         RESPONSIBILITIES:
                                            - receiving monthly remittances from the Servicer for
                                            deposit in the Certificate Account and distributing all
                                              amounts on deposit in the Certificate Account (after
                                              the remittance of certain fees, expenses and
                                              indemnities) to the certificateholders in accordance
                                              with the priorities described in the Pooling and
                                              Servicing Agreement;
                                            - depositing any payments received from the Cap Contract
                                              Counterparty into the Cap Contract Account;
                                            - in its capacity as Supplemental Interest Trust
                                            Trustee, depositing any Net Swap Payments or Swap
                                              Termination Payments received from the Swap
                                              Counterparty into the Supplemental Interest Trust;
                                            - in its capacity as Supplemental Interest Trust
                                            Trustee, distributing amounts on deposit in the
                                              Supplemental Interest Trust to the holders of the
                                              related certificates and the Swap Counterparty, based
                                              solely on the information contained in the investor
                                              reports, in accordance with the priorities described
                                              in the Pooling and Servicing Agreement on each
                                              Distribution Date or the Business Day prior to such
                                              Distribution Date, as applicable;
                                            - preparing and distributing annual investor reports
                                            necessary to enable certificateholders to prepare their
                                              tax returns;
                                            - preparing and distributing the monthly Distribution
                                            Date statement to certificateholders based solely on
                                              information received from the Servicer, the Cap
                                              Contract Counterparty and the Swap Counterparty and
                                              without any independent verification of such
                                              information;
                                            - preparing and filing annual federal and (if required)
                                            state tax returns on behalf of the Issuing Entity;
                                            - preparing and filing periodic reports with the
                                            Securities Exchange Commission on behalf of the Issuing
                                              Entity with respect to the certificates in accordance
                                              with the Pooling and Servicing Agreement; and
                                            - holding and maintaining the mortgage loan documents
                                            related to the Mortgage Loans to be held by it, as
                                              custodian, in a fire-resistant facility intended for
                                              the safekeeping of mortgage loan files on behalf of
                                              the Issuing Entity.
                                            See "Descriptions of the Agreement--The Trustee" in the
                                            Prospectus.

TRUST ACCOUNTS

      All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the certificateholders, be invested in the Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in eligible investments, as described under "Description of the Agreements--Collection Account and Related Accounts" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income or other benefit earned on each Trust Account will be as retained or distributed as follows:

TRUST ACCOUNT:               RESPONSIBLE PARTY:        APPLICATION OF ANY INVESTMENT EARNINGS:
Collection Account          Servicer                Any investment earnings or other benefits will
                                                    be paid as compensation or reserved by, the
                                                    Servicer and will not be available for
                                                    distributions to certificateholders.
Certificate Account         Trustee                 Any investment earnings or other benefits will
                                                    be paid as compensation to the Trustee and
                                                    will not be available for distributions to
                                                    certificateholders.
Cap Contract Account        Trustee                 Funds will remain uninvested.
Supplemental Interest       Supplemental Interest   Funds will remain uninvested.
  Trust                     Trust Trustee

FLOW OF PAYMENTS

      The diagram below illustrates the flow of collections and other payments on the Mortgage Loans through the trust accounts.

                                  (FLOW CHART)

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

      The Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, the Trustee will not be responsible for the performance of the servicing activities by the Servicer. If the Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement, the Trustee may, in its discretion, or at the direction of the certificateholders, shall terminate the Servicer and the Trustee is obligated to appoint a successor servicer as provided in the Pooling and Servicing Agreement, subject to the pledge and assignment to a servicing rights pledgee as described herein.

      In accordance with the Pooling and Servicing Agreement, the Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans.

      The servicing rights with respect to the Mortgage Loans may be transferred to one or more successor servicers at any time, subject to the conditions set forth in the Pooling and Servicing Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and that each Rating Agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Offered Certificates.

      The Servicer may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Servicer will be paid the Servicing Fee. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Servicer is also entitled to receive, as additional servicing compensation, Prepayment Interest Excesses, excess proceeds from REO Property sales and all service-related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees, and other similar charges (other than prepayment charges), all investment income earned on, and benefits arising from, amounts on deposit in the Collection Account, and amounts on deposit in the escrow accounts not required to be paid to the Mortgagors. The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement. See "Description of the Certificates--Fees and Expenses of the Trust Fund."

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

      When a mortgagor prepays all of a Mortgage Loan between Due Dates, the mortgagor pays interest on the amount prepaid only to the date of the prepayment. Prepayments received during the prior Prepayment Period are included in the distribution to certificateholders on the related Distribution Date thereby causing a shortfall in interest for prepayments occurring between the 15th day of the month through and including the last day of the month. In order to mitigate the effect of any such shortfall in interest distributions to certificateholders on any Distribution Date, the Servicer is required to deposit Compensating Interest in the related Collection Account for distribution to the certificateholders on such Distribution Date; provided, however, that the amount so deposited with respect to any Distribution Date shall be limited to the product of (i) one-twelfth of 0.25% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans with respect to such Distribution Date. Compensating Interest shall only be paid with respect to prepayments in full received during the period from and including the 15th day of the month through and including the last day of the month. Any such deposit by the Servicer will be reflected in the distributions to the certificateholders made on the Distribution Date to which such Prepayment Period relates. Any Prepayment Interest Shortfall will be allocated on such Distribution Date pro rata among the outstanding classes of certificates based upon the amount of interest each such class would otherwise be paid on such Distribution Date.

ADVANCES

      Subject to the limitations described below, on each Servicer Remittance Date, the Servicer will be required to make Advances from its funds or funds in the Collection Account that are not included in available funds for such Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the LIBOR Certificates rather than to guarantee or insure against losses.

      The Servicer is obligated to make Advances with respect to delinquent payments of principal of and interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan; provided, however, that the Servicer will not make Advances with respect to the principal portion of any Balloon Amount but the Servicer will be required to advance monthly interest on a Balloon Loan until the principal balance thereof is reduced to zero subject to the Servicer's determination of nonrecoverability; and, provided further, that the Servicer need not make Advances with respect to any Mortgage Loan that is 150 days or more delinquent. In addition, with respect to Interest-Only Mortgage Loans, the Servicer will only advance payments of scheduled interest. The Servicer shall have the right to reimburse itself for any such advances from amounts held from time to time in the related Collection Account to the extent such amounts are not then required to be so distributed to certificateholders; provided, however, that any funds so applied and transferred shall be replaced by the Servicer by deposit in the related Collection Account no later than one Business Day prior to the Distribution Date on which such funds are required to be distributed. The Servicer will not cover shortfalls due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act or similar state legislation or regulations. In the event the Servicer previously made Advances which later are determined to be nonrecoverable, the Servicer will be entitled to reimbursement of such Advances prior to distributions to certificateholders. If the Servicer determines on any Servicer Remittance Date to make an Advance, such Advance will be included with the distribution to holders of the LIBOR Certificates on the related Distribution Date. In addition, the Servicer may withdraw from the Collection Account funds that were not included in the available funds for the preceding Distribution Date to reimburse itself for Advances previously made. Any failure by the Servicer to make an Advance as required by the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement. The Servicer may reimburse itself from any amounts in the Collection Account for any prior Advances or servicing advances that have not been reimbursed at the time the Mortgage Loan is modified.

LOSS MITIGATION PROCEDURES

      The Servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide whether to (i) foreclose upon the mortgaged properties securing those Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt if no net recovery is possible through foreclosure, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, (vi) agree to a modification in accordance with the Pooling and Servicing Agreement, or (vii) solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. As to any Mortgage Loan that becomes 120 days delinquent, the Servicer may obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the Servicer will determine whether a net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the Servicer determines that no such recovery is possible, it may charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to Servicing Fees, and the loan will be treated as a liquidated Mortgage Loan giving rise to a Realized Loss. If the Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Mortgage Loan that becomes 180 days delinquent, the Servicer may continue making Advances, the Servicer shall continue to service the Mortgage Loan and will receive the Servicing Fee therefor, and the Servicer (with the exception of Litton Loan Servicing LP in its capacity as a special servicer) will be required to notify the Trustee of such decision.

      Any Mortgage Loan that is charged off may continue to be serviced by the Servicer for the certificateholders using specialized collection procedures (including foreclosure, if appropriate).The Servicer will not be entitled to any Servicing Fees or reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Mortgage Loans during such six month period will be treated as liquidation proceeds and included in the amount available to make distributions on the Certificates.

EVIDENCE AS TO COMPLIANCE

      The Pooling and Servicing Agreement will require the Servicer and any party required by Item 1123 of Regulation AB for each year in which a Report on Form 10-K is required to be filed, to deliver annually to the Depositor and the Trustee an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, the Servicer and each party, if any, that performs a discrete function specified by Item 1122(d) of Regulation AB for more than 5% of the Mortgage Loans will be required to deliver annually to the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Servicer will cause all such items for itself and its required subcontractors, if any, to be delivered for filing on a Form 10-K.

CUSTODY OF THE MORTGAGE FILES

      The Servicer generally will not have responsibility for custody of the Mortgage Loan documents described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" below. These documents are generally required to be delivered to the Trustee or the custodian on behalf of the Trustee. The Trustee or the custodian on behalf of the Trustee will hold the related Mortgage Loan documents on behalf of the Issuing Entity. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by the Trustee or the custodian on behalf of the Trustee. The Trustee or the custodian on behalf of the Trustee will maintain the Mortgage Loan documents in a fire-resistant facility intended for the safekeeping of mortgage loan files.

SPECIAL SERVICING AGREEMENTS

      The Pooling and Servicing Agreement may permit the Servicer to enter into a special servicing advisory agreement with a holder of the Class R Certificate and/or one or more other classes of subordinated certificates issued by the Issuing Entity or of a net interest margin trust holding certificates issued by the Issuing Entity or an advisor thereto designated by such holder. Pursuant to such agreement, the Servicer may provide such person, it its capacity as special servicing advisor, with loan-level information with respect to Mortgage Loans, and such person may advise the Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans. Notwithstanding the foregoing, the Servicer shall transfer the servicing of the Mortgage Loans that become sixty-one (61) or more days delinquent or for which the Mortgagor has filed for bankruptcy to Litton Loan Servicing LP. See "The Pooling and Servicing Agreement -- Specially-Serviced Mortgage Loans and Optional Purchase of Defaulted Mortgage Loans."

PLEDGE OF SERVICING RIGHTS

      The Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders, or servicing rights pledgees, selected by the Servicer, as the representative of certain lenders. The Trustee and the Depositor will agree in the Pooling and Servicing Agreement that upon delivery to the Trustee by the servicing rights pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under the Pooling and Servicing Agreement, the Trustee shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the servicing rights pledgee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will the Trustee be required to act as a backup servicer.

      The Pooling and Servicing Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or servicing advances and (ii) the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the certificateholders to provide for such a facility.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will represent the entire beneficial ownership interest in the Trust Fund to be created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the certificates. Reference is made to the attached prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

      The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The certificates will consist of:

      (1) the Class A Certificates, the Class M Certificates and the Class B-1 Certificates (all of which are being offered hereby); and

      (2) the Class B-2 Certificates, the Class B-3 Certificates, Class C Certificates and the Class P Certificates (which are not being offered hereby).

      The Class A-1 and Class R Certificates will generally represent interests in the Group One Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group One Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-1 and Class R Certificates. The Class A-2 Certificates will generally represent interests in the Group Two Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group Two Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-2 Certificates. The Class M and Class B Certificates will generally represent interests in both the Group One and Group Two Mortgage Loans. On each Distribution Date, principal and interest received with respect to both the Group One and Group Two Mortgage Loans will be applied to pay principal and interest with respect to the Class M and Class B Certificates.

      The LIBOR Certificates (other than the Class R Certificate) will be issued in book-entry form as described below. The Definitive Certificates will be transferable and exchangeable through the Trustee. The LIBOR Certificates (other than the Class R Certificate) will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess of $25,000. With respect to initial European investors only, the LIBOR Certificates will only be sold in minimum total investment amounts of $100,000. A single Class R Certificate will be issued in definitive form in a $100 denomination.

BOOK-ENTRY CERTIFICATES

      The LIBOR Certificates (other than the Class R Certificate) will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate principal balance of the LIBOR Certificates (other than the Class R Certificate) and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum Certificate Principal Balances of $25,000 and integral multiples of $1 in excess of $25,000. With respect to European investors only, the

Underwriter will only sell LIBOR Certificates in minimum total investment amounts of $100,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

      Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

      The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

      Non-Participants of Euroclear may hold and transfer book-entry interests in the Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those LIBOR Certificates in the secondary market since some potential investors may be unwilling to purchase LIBOR Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust Fund provided by the Trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

      (1) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor;

      (2) the Depositor, at its sole option, elects to terminate a book-entry system through DTC; or

      (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability of Definitive Certificates through DTC. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Issuing Entity will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the LIBOR Certificates under the Pooling and Servicing Agreement.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT; CERTIFICATE ACCOUNT; CAP CONTRACT ACCOUNT; SUPPLEMENTAL INTEREST TRUST

      The Pooling and Servicing Agreement will provide that the Servicer, for the benefit of the certificateholders, shall establish and maintain one or more accounts, known collectively as the Collection Account, into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, the payments and collections described in "Description of the Agreements--Collection Account and Related Accounts" in the prospectus, except that the Servicer may deduct its Servicing Fee, and any Advances, servicing advances and any expenses in the case of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Pooling and Servicing Agreement will permit the Servicer to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account and escrow accounts in one or more investments acceptable to Moody's and S&P as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain realized, or any other benefits derived, from the Collection Account and escrow account investments (other than income required to be paid to the mortgagors), and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

      The Trustee will be obligated to establish the Certificate Account, into which the Servicer will deposit or cause to be deposited not later than 1:00 p.m. New York City time on the Servicer Remittance Date from amounts on deposit in the Collection Account, the Interest Funds and the Principal Funds with respect to the related Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Trustee is permitted to direct that the funds in the Certificate Account be invested so long as the investments mature no later than the Distribution Date. Certain income and gain realized or other benefits arising from any Certificate Account investment will belong to the Trustee. The Trustee or its designee will be required to deposit in the Certificate Account out of its own funds the amount of any losses incurred in respect of any Certificate Account investment, as the losses are realized.

      The Trustee will be obligated to establish the Cap Contract Account for the benefit of the certificateholders, into which the Trustee shall promptly deposit upon receipt any amounts received by it and paid pursuant to the Cap Contracts. The funds in the Cap Contract Account shall not be invested.

      The Supplemental Interest Trust Trustee will be directed to establish the Supplemental Interest Trust, as a separate trust, the corpus of which will be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the certificateholders. On any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Supplemental Interest Trust. The Supplemental Interest Trust will not be an asset of any REMIC. On each Distribution Date, the Trustee will distribute funds in the Supplemental Interest Trust in the manner described in "Description of the Certificates--Distributions from the Supplemental Interest Trust." Funds on deposit in the Supplemental Interest Trust shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to the Pooling and Servicing Agreement.

DISTRIBUTIONS

      General. Distributions on the certificates will be made by the Trustee on each Distribution Date, commencing in January 2007, to the persons in whose names the certificates are registered at the close of business on the Record Date.

      Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account specified by such certificateholder at a bank or other depository institution having appropriate wire transfer facilities, or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by check mailed to the address of the person entitled to distributions as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of a certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of certificates.

      Distributions of Interest. On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to such Distribution Date), the interest distributable with respect to the Certificates is the interest that has accrued thereon at the then applicable related Pass-Through Rate during the related Accrual Period less Prepayment Interest Shortfalls, if any.

      All calculations of interest on the LIBOR Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

      On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to such Distribution Date), the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

       (1) to the Class P Certificates, an amount equal to any prepayment charges received with respect to the Mortgage Loans or paid by the Servicer or the Sponsor in respect of prepayment charges during the related Prepayment Period;

       (2) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

       (3) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than Defaulted Swap Termination Payments);

       (4) concurrently, to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest

            Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, Interest Funds will be distributed pro rata among each class of the Class A Certificates based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each such class to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates in the aggregate;

       (5) to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

       (6) to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

       (7) to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

       (8) to the Class M-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

       (9) to the Class M-5 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (10) to the Class M-6 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (11) to the Class B-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (12) to the Class B-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (13) to the Class B-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class; and

      (14) any remainder to be distributed as described under "--Overcollateralization Provisions" below.

      On each Distribution Date (or prior to such Distribution Date, with respect to payments to the Supplemental Interest Trust), subject to the proviso in (4) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates, and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such class of certificates for such Distribution Date has been paid in full, and thereafter, Interest Funds not required for such distributions will be available to be applied, if necessary, to the class or classes of certificates that are not related to such group of Mortgage Loans.

      Any payments received under the terms of the related Cap Contract will be available to pay the holders of the related classes of the LIBOR Certificates amounts in respect of any Floating Rate Certificate Carryover (other than any Floating Rate Certificate Carryover attributable to the fact that Realized Losses are not allocated to the Class A Certificates). Any amounts received under the terms of the Cap Contracts on a Distribution Date that are not used to pay such Floating Rate Certificate Carryover will be distributed to the holder of the Class C Certificates. Payments from the proceeds of the related Cap Contract in respect of such Floating Rate Certificate Carryover shall be paid to the related classes of LIBOR Certificates, pro rata, based upon such Floating Rate Certificate Carryover for each related class of LIBOR Certificates.

      Distributions of Principal. On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to such Distribution Date), the Principal Distribution Amount for such Distribution Date is required to be distributed in the following order of priority until the Principal Distribution Amount has been fully distributed:

      (1) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty to the extent not paid pursuant to paragraph (2) under "--Distributions of Interest" above.

      (2) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than Defaulted Swap Termination Payments) to the extent not paid pursuant to paragraph (3) under "--Distributions of Interest" above;

      (3) to the Class A Certificates, the Class A Principal Distribution Amount will be distributed as follows:

           (a) the Group One Principal Distribution Amount will be distributed sequentially to the Class R and Class A-1 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

           (b) the Group Two Principal Distribution Amount will be distributed as follows: (i) sequentially, to the Class A-2A Certificates until the Certificate Principal Balance of such class has been reduced to zero, then to the Class A-2B Certificates until the Certificate Principal Balance of such class has been reduced to zero, then to the Class A-2C Certificates until the Certificate Principal Balance of such class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B and Class A-2C Certificates are required to be allocated pro rata, among such classes, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;

      (4) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero, an amount equal to the Class M-1/M-2/M-3 Principal Distribution Amount;

      (5) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

      (6) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

      (7) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

      (8) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

      (9) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

      (10) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

      (11) any remainder to be distributed as described under "--Overcollateralization Provisions" below.

EXAMPLE OF DISTRIBUTIONS

      The following sets forth an example of distributions on the Certificates for the Distribution Date in February 2007:

January 2 through
  February 1..........  Due Period:              Payments due on the first day of the month
                                                 of the related Distribution Date from
                                                 borrowers will be deposited in the
                                                 Collection Account as received and will
                                                 include scheduled principal payments plus
                                                 interest on December 1 principal balances of
                                                 the Mortgage Loans.
January 15 through
  February 14.........  Prepayment Period:       Prepayments in full received by the Servicer
                                                 during the related Prepayment Period will be
                                                 deposited into the Collection Account as
                                                 received for remittance to the Trustee on
                                                 the Servicer Remittance Date.
January 31............  Record Date              With respect to all Classes of LIBOR
                                                 Certificates and the Distribution Date,
                                                 distributions will be made to
                                                 certificateholders of record as of the last
                                                 Business Day of the prior month.
February 20...........  Servicer Remittance      The Servicer will remit to the Trustee
                        Date:                    collections and recoveries in respect of the
                                                 Mortgage Loans including any Advances
                                                 required to be made by the Servicer for that
                                                 Distribution Date on the later of the (x)
                                                 the day that is two Business Days after the
                                                 15th day of the month in which the related
                                                 Distribution Date occurs and (y) the 18th
                                                 day (or if such day is not a Business Day,
                                                 the immediately preceding Business Day) of
                                                 the month in which the related Distribution
                                                 Date occurs.
February 26...........  Distribution Date:       On the 25th day of each month (or if the
                                                 25th day is not a Business Day, the next
                                                 succeeding Business Day), the Trustee will
                                                 make distributions to certificateholders.

Succeeding months will follow the same pattern. January 2007 will follow the same pattern except that the Record Date will be the Closing Date.

FEES AND EXPENSES OF THE TRUST FUND

      In consideration of their duties on behalf of the Trust Fund, the Servicer and the Trustee will receive from the assets of the Trust Fund certain fees and other compensation as set forth in the following table:

                        FREQUENCY                                         HOW AND WHEN FEE AND/OR
FEE PAYABLE TO:        OF PAYMENT:   AMOUNT OF FEE AND/OR COMPENSATION:   COMPENSATION IS PAID:
---------------        -----------   ----------------------------------   -----------------------
Servicer.............    Monthly     For each Mortgage Loan, a monthly    The monthly fee will be
                                     fee paid to the Servicer out of      deducted by the Servicer from
                                     interest collections received from   the Collection Account in
                                     the related Mortgage Loan            respect of each Mortgage Loan
                                     calculated on the outstanding        serviced by the Servicer,
                                     principal balance of each Mortgage   before payment of any amounts
                                     Loan at 0.500% per annum for each    to certificateholders.
                                     Mortgage Loan.
                                     Additionally, any investment
                                     earnings on, or benefits derived
                                     from, the Collection Account and
                                     the escrow accounts (to the extent
                                     such earnings or benefits are not
                                     required to be distributed to
                                     borrowers) will be paid as
                                     compensation to the Servicer, and
                                     will not be available for
                                     distributions to
                                     certificateholders. As additional
                                     servicing compensation, the
                                     Servicer is entitled to receive
                                     Prepayment Interest Excesses,
                                     excess proceeds from REO Property
                                     sales, all assumption fees and
                                     other similar charges (other than
                                     prepayment charges), and any other
                                     benefit from holding the
                                     Collection Account and escrow
                                     accounts.
Trustee..............    Monthly     Any investment earnings on and       Investment earnings will be
                                     other benefits arising from the      deducted by the Trustee from
                                     Certificate Account will be paid     the Certificate Account,
                                     as compensation to the Trustee and   before payment of any amounts
                                     will not be available for            to certificateholders.
                                     distributions to
                                     certificateholders.

      The fees and/or other compensation of the Servicer and the Trustee as set forth in the table above may not be increased without amendment of the Pooling and Servicing Agreement as described under "Description of the Agreements--Amendment" in the prospectus.

      Expenses, fees and indemnity amounts of and other amounts due to the Servicer and the Trustee will be reimbursed before payments are made on the Certificates.

OVERCOLLATERALIZATION PROVISIONS

      If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balance of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Certificate Principal Balance of the Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to such excess.

      If the Certificate Principal Balance of a class of Subordinate Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to its Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the certificates will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such certificates in order of seniority.

      On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to such Distribution Date), Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the certificates as described above under "--Distributions" will be required to be distributed in respect of the following amounts, without duplication, until fully distributed:

       (1) to the Class A Certificates, any amounts due as described and in the same order of priority as set forth in paragraph (4) of "--Distributions of Interest," to the extent unpaid from Interest Funds;

       (2) to the Subordinate Certificates, any amounts due as described and in the same order of priority as set forth in paragraphs (5) through
            (13) of "--Distributions of Interest," to the extent unpaid from Interest Funds;

       (3)  the Extra Principal Distribution Amount;

       (4) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

       (5) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

       (6) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

       (7) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

       (8) to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

       (9) to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

      (10) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

      (11) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

      (12) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

      (13) to the LIBOR Certificates, on a pro rata basis, the Floating Rate Certificate Carryover in proportion to such amounts;

      (14) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment to the extent not already paid; and

      (15) to the Class C Certificates or the Class R Certificate, the remaining amount.

DISTRIBUTIONS FROM THE SUPPLEMENTAL INTEREST TRUST

      On or prior to each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to such Distribution Date), funds in the Supplemental Interest Trust will be distributed in the following order of priority:

       (1) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

       (2) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

       (3) to each class of the Class A Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid from Interest Funds and Principal Funds in proportion to such unpaid amounts;

       (4) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Current Interest for such class to the extent unpaid from Interest Funds and Principal Funds;

       (5) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Interest Carry Forward Amount with respect to such class to the extent unpaid from Interest Funds and Principal Funds;

       (6) to the LIBOR Certificates, to pay principal as described and in the same manner and order of priority as set forth in paragraphs (3) through (10) of "--Distributions of Principal" in order to maintain amounts in respect of the targeted overcollateralization amount, and after giving effect to distributions of the Principal Distribution Amount for each such Class;

       (7) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid from Interest Funds and Principal Funds;

       (8) to the LIBOR Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid from Interest Funds or Principal Funds based on the amount of such unpaid Floating Rate Certificate Carryover;

       (9) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid from Interest Funds or Principal Funds; and

      (10)  to the holders of the Class C Certificates, any remaining amounts.

      Notwithstanding the foregoing, however, the sum of all cumulative amounts distributed pursuant to clauses (6) and (7) above will not exceed the cumulative amount of all Realized Losses incurred.

      Any Floating Rate Certificate Carryover will be paid on future Distribution Dates from and to the extent of funds available for that purpose as described in this prospectus supplement. The ratings on the LIBOR Certificates do not address the likelihood of the payment of any Floating Rate Certificate Carryover.

      In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Counterparty cannot be obtained with such Swap Termination Payment, then such Swap Termination Payment will be deposited into a reserve account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date (until the termination date of the original Swap Agreement), will withdraw the amount of any Net Swap Payment deemed due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement, for the benefit of the Issuing Entity. Any such reserve account shall not be an asset of any REMIC. Any amounts remaining in such reserve account shall be distributed to the holders of the Class C Certificates on the Distribution Date immediately following the earlier of (i) the optional termination of the Trust Fund as described in "The Pooling and Servicing Agreement--Optional Termination" herein and (ii) the Distribution Date in December 2010.

SUBORDINATION OF THE DISTRIBUTIONS OF THE SUBORDINATE CERTIFICATES

      The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates and the rights of the holders of each class of Subordinate Certificates (other than the Class M-1 Certificates) to receive such distributions will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower payment priorities, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Class A Certificates and the further subordination among the Subordinate Certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

CAP CONTRACTS

      On the Closing Date, the Trustee, on behalf of the Issuing Entity, will be directed to enter into three interest rate cap transactions with the Cap Contract Counterparty as evidenced by the Cap Contracts. The Cap Contracts will be entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Cap Contracts, an ISDA Master Agreement will be deemed to have been executed by the Trustee, on behalf of the Issuing Entity, and the Cap Contract Counterparty on the date that each Cap Contract was executed. The Cap Contracts are subject to certain ISDA definitions. On or prior to the related Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Issuing Entity in respect of the applicable Cap Contract will be used to pay Floating Rate Certificate Carryover (other than any Floating Rate Certificate Carryover attributable to the fact that Realized Losses are not allocated to the Class A Certificates) on the related classes of the LIBOR Certificates on a pro rata basis. Any amounts that are received on the Cap Contracts that are not used to pay such Floating Rate Certificate Carryover on the related LIBOR Certificates will be distributed to the holder of the Class C Certificates.

      The Cap Contract Counterparty and the Trustee will enter into a credit support annex in relation to each of the Cap Contracts to protect the Issuing Entity from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Cap Contracts. The Trustee will establish a segregated collateral account to hold any collateral amounts required to be posted by the Cap Contract Counterparty under the credit support annex. Where a termination event occurs with respect to the Cap Contract Counterparty under the Cap Contracts, or where the Cap Contract Counterparty fulfills certain obligations to the Issuing Entity such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Trustee may be required to make payments from the segregated collateral account to the Cap Contract Counterparty if amounts are due to such party under the terms of the credit support annex. The Trustee will deposit into the segregated collateral account any amounts posted by the Cap Contract Counterparty and will remit interest earned on such amounts to the Cap Contract Counterparty pursuant to the terms of the credit support annex. Amounts held in the segregated collateral account will not be part of the Trust Fund and will not be available for distribution to any investors.

      With respect to any Distribution Date on or prior to the related Cap Contract Termination Date, in exchange for a fixed payment made to the Cap Contract Counterparty on the Closing Date, the Cap Contract Counterparty is obligated to pay to the Issuing Entity for deposit into the Cap Contract Account under the related Cap Contract an amount equal to the product of (i) the excess of (x) the lesser of (A) the related Upper Collar as shown under the heading "1 ML Strike Upper Collar" in the related LIBOR Cap Table appearing below and (B) "LIBOR" (as determined by the Cap Contract Counterparty) for such Distribution Date over (y) the rate with respect to such Distribution Date as shown under the heading "1 ML Strike Lower Collar" in the related LIBOR Cap Table appearing below, (ii) an amount equal to the lesser of (x) the related Cap Contract Notional Balance for such Distribution Date and (y) the outstanding Certificate Principal Balance for such Distribution Date of (A) in the case of the Class A-1 Cap Contract, the Class A-1 and Class R Certificates, (B) in the case of the Class A-2 Cap Contract, the Class A-2 Certificates or (C) in the case of the Subordinate Certificate Cap Contract, the Subordinate Certificates and (iii) the actual number of days in such Accrual Period, divided by 360.

      The Class A-1 Cap Contract Notional Balances, Class A-1 Lower Collars and Class A-1 Upper Collar are as described in the following table:

                           CLASS A-1 LIBOR CAP TABLE

                                                                       1ML STRIKE
                               BEGINNING    ENDING      NOTIONAL      LOWER COLLAR      1ML STRIKE
PERIOD                          ACCRUAL    ACCRUAL     BALANCE($)        (%)(1)      UPPER COLLAR(%)
------                         ---------   --------   -------------   ------------   ----------------
1............................  12/27/06    01/25/07   1,098,020,000      6.668            10.895
2............................  01/25/07    02/25/07   1,061,056,017      6.254            10.895
3............................  02/25/07    03/25/07   1,025,240,470      6.946            10.895
4............................  03/25/07    04/25/07     990,502,763      6.299            10.895
5............................  04/25/07    05/25/07     954,288,847      6.665            10.895
6............................  05/25/07    06/25/07     914,988,342      6.675            10.895

---------------

(1) With respect to any Distribution Date, if LIBOR (as determined by the Cap Contract Counterparty and subject to the Class A-1 Upper Collar equal to 10.895% per annum) exceeds the Class A-1 Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-1 Cap Contract.

      The Class A-2 Cap Contract Notional Balances, Class A-2 Lower Collars and Class A-2 Upper Collar are as described in the following table:

                           CLASS A-2 LIBOR CAP TABLE

                                                                      1ML STRIKE
                                BEGINNING    ENDING     NOTIONAL     LOWER COLLAR      1ML STRIKE
PERIOD                           ACCRUAL    ACCRUAL    BALANCE($)       (%)(1)      UPPER COLLAR(%)
------                          ---------   --------   -----------   ------------   ----------------
1.............................  12/27/06    01/25/07   950,015,000      6.030            10.360
2.............................  01/25/07    02/25/07   919,106,817      5.651            10.360
3.............................  02/25/07    03/25/07   889,153,373      6.276            10.360
4.............................  03/25/07    04/25/07   860,124,421      5.695            10.360
5.............................  04/25/07    05/25/07   828,811,967      5.952            10.360
6.............................  05/25/07    06/25/07   795,178,989      6.019            10.360

---------------

(1) With respect to any Distribution Date, if LIBOR (as determined by the Cap Contract Counterparty and subject to the Class A-2 Upper Collar equal to 10.360%) exceeds the Class A-2 Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-2 Cap Contract.

      The Subordinate Certificate Cap Contract Notional Balances, Subordinate Certificate Lower Collars and Subordinate Certificate Upper Collar are as described in the following table:

                    SUBORDINATE CERTIFICATE LIBOR CAP TABLE

                                                                      1ML STRIKE
                                BEGINNING    ENDING     NOTIONAL     LOWER COLLAR      1ML STRIKE
PERIOD                           ACCRUAL    ACCRUAL    BALANCE($)       (%)(1)      UPPER COLLAR(%)
------                          ---------   --------   -----------   ------------   ----------------
1.............................  12/27/06    01/25/07   268,475,000      6.083            9.090
2.............................  01/25/07    02/25/07   268,475,000      5.686            9.090
3.............................  02/25/07    03/25/07   268,475,000      6.347            9.090
4.............................  03/25/07    04/25/07   268,475,000      5.730            9.090
5.............................  04/25/07    05/25/07   268,475,000      6.045            9.090
6.............................  05/25/07    06/25/07   268,475,000      6.082            9.090

---------------

(1) With respect to any Distribution Date, if LIBOR (as determined by the Cap Contract Counterparty and subject to a Subordinate Certificate Upper Collar equal to 9.090%) exceeds the Subordinate Certificate Lower Collar, the Issuing Entity will receive payments pursuant to the Subordinate Certificate Cap Contract.

      Each Cap Contract is scheduled to remain in effect until the applicable Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the Issuing Entity, the failure by the Cap Contract Counterparty (after a grace period as set forth in the related Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Cap Contract, the failure by the Cap Contract Counterparty or the Issuing Entity (after a cure period as set forth in the related Cap Contract) to perform any other agreement made by it under the related Cap Contract, the termination of the Trust Fund, the reduction in creditworthiness of a party following a merger event and the related Cap Contract becoming illegal or subject to certain kinds of taxation.

      The LIBOR Certificates do not represent an obligation of the Cap Contract Counterparty. Holders of the LIBOR Certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under any Cap Contract.

SWAP AGREEMENT

      On the Closing Date, the Supplemental Interest Trust Trustee will enter into the Swap Agreement with the Swap Counterparty, The Bank of New York, for the benefit of the Issuing Entity.

      The Swap Agreement will be entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Swap Agreement, an ISDA Master Agreement will be deemed to have been executed by the Supplemental Interest Trust Trustee and the Swap Counterparty on the date that the Swap Agreement was executed. The Swap Agreement is subject to certain ISDA definitions.

      The Swap Counterparty and the Supplemental Interest Trust Trustee will enter into a credit support annex in relation to the Swap Agreement to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement. The Supplemental Interest Trust Trustee will establish a segregated collateral account to hold any collateral amounts required to be posted by the Swap Counterparty under the credit support annex. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee may be required to make payments from the segregated collateral account to the Swap Counterparty if amounts are due to such party under the terms of the credit support annex. The Supplemental Interest Trust Trustee will deposit into the segregated collateral account any amounts posted by the Swap Counterparty and will remit interest earned on such amounts to the Swap Counterparty pursuant to the terms of the credit support annex. Amounts held in the segregated collateral account will not be part of the Trust Fund and will not be available for distribution to any investors.

      Under the Swap Agreement, with respect to each Distribution Date during the period beginning on the Distribution Date in July 2007 and terminating immediately following the Distribution Date in December 2010, the Supplemental Interest Trust will be obligated to pay to the Swap Counterparty a fixed payment at a per annum rate as set forth in the table below, determined on the basis of a 360-day year with twelve 30-day months, and the Swap Counterparty will be obligated to pay to the Supplemental Interest Trust a floating payment at a rate of LIBOR (as determined pursuant to the Swap Agreement), determined based on a 360-day year and the actual number of days in the related Accrual Period, in each case calculated based on the scheduled notional balance set forth in the schedule below. To the extent the fixed payment owed by the Supplemental Interest Trust exceeds the floating payment owed by the Swap Counterparty, two business days (as defined in the Swap Agreement) prior to the related Distribution Date the Supplemental Interest Trust will make a Net Swap Payment to the Swap Counterparty out of amounts on deposit in the Certificate Account otherwise available to certificate holders as described in "Distributions--Distributions of Interest" and "--Distributions of Principal." To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Supplemental Interest Trust, one business day (as defined in the Swap Agreement) prior to the related Distribution Date, the Swap Counterparty shall make a Net Swap Payment to the Supplemental Interest Trust, which shall be deposited in the Supplemental Interest Trust for the benefit of the Issuing Entity.

      The Swap Agreement Notional Balances will be as shown in the following table:

                     SWAP AGREEMENT NOTIONAL BALANCE TABLE

                                                               FIXED
                       BEGINNING    ENDING      NOTIONAL       STRIKE
PERIOD                  ACCRUAL    ACCRUAL     BALANCE($)     RATE(%)
------                 ---------   --------   -------------   --------
1....................  12/27/06    01/25/07               0       NA
2....................  01/25/07    02/25/07               0       NA
3....................  02/25/07    03/25/07               0       NA
4....................  03/25/07    04/25/07               0       NA
5....................  04/25/07    05/25/07               0       NA
6....................  05/25/07    06/25/07               0       NA
7....................  06/25/07    07/25/07   1,706,310,205    4.850
8....................  07/25/07    08/25/07   1,561,143,013    4.850
9....................  08/25/07    09/25/07   1,446,565,367    4.850
10...................  09/25/07    10/25/07   1,353,947,174    4.850
11...................  10/25/07    11/25/07   1,273,491,520    4.850
12...................  11/25/07    12/25/07   1,201,745,066    4.850
13...................  12/25/07    01/25/08   1,138,597,692    4.850
14...................  01/25/08    02/25/08   1,081,235,352    4.850
15...................  02/25/08    03/25/08   1,028,400,745    4.850
16...................  03/25/08    04/25/08     979,570,138    4.850
17...................  04/25/08    05/25/08     931,381,977    4.850
18...................  05/25/08    06/25/08     879,668,660    4.850
19...................  06/25/08    07/25/08     823,075,745    4.850
20...................  07/25/08    08/25/08     767,686,308    4.850
21...................  08/25/08    09/25/08     719,972,464    4.850
22...................  09/25/08    10/25/08     678,545,000    4.850
23...................  10/25/08    11/25/08     641,999,468    4.850
24...................  11/25/08    12/25/08     608,363,042    4.850

                                                               FIXED
                       BEGINNING    ENDING      NOTIONAL       STRIKE
PERIOD                  ACCRUAL    ACCRUAL     BALANCE($)     RATE(%)
------                 ---------   --------   -------------   --------
25...................  12/25/08    01/25/09     576,831,669    4.850
26...................  01/25/09    02/25/09     547,306,543    4.850
27...................  02/25/09    03/25/09     519,764,640    4.850
28...................  03/25/09    04/25/09     494,005,547    4.850
29...................  04/25/09    05/25/09     469,487,336    4.850
30...................  05/25/09    06/25/09     446,208,160    4.850
31...................  06/25/09    07/25/09     423,806,111    4.850
32...................  07/25/09    08/25/09     402,562,236    4.850
33...................  08/25/09    09/25/09     382,406,292    4.850
34...................  09/25/09    10/25/09     363,426,870    4.850
35...................  10/25/09    11/25/09     345,393,240    4.850
36...................  11/25/09    12/25/09     328,166,915    4.850
37...................  12/25/09    01/25/10     311,586,060    4.850
38...................  01/25/10    02/25/10     311,586,060    4.850
39...................  02/25/10    03/25/10     311,586,060    4.850
40...................  03/25/10    04/25/10     311,586,060    4.850
41...................  04/25/10    05/25/10     311,586,060    4.850
42...................  05/25/10    06/25/10     307,271,143    4.850
43...................  06/25/10    07/25/10     295,376,652    4.850
44...................  07/25/10    08/25/10     284,004,945    4.850
45...................  08/25/10    09/25/10     273,185,828    4.850
46...................  09/25/10    10/25/10     262,868,357    4.850
47...................  10/25/10    11/25/10     252,999,996    4.850
48...................  11/25/10    12/25/10     243,514,433    4.850

      Upon early termination of the Swap Agreement, the Swap Counterparty may owe the Supplemental Interest Trust a Swap Termination Payment for the benefit of the Issuing Entity, or the Supplemental Interest Trust may owe the Swap Counterparty a Swap Termination Payment. Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) payable to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a senior basis with respect to each applicable Distribution Date. Defaulted Swap Termination Payments owed to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a subordinated basis. See "Description of the Certificates--Distributions from the Supplemental Interest Trust."

      The Swap Agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default applicable to either party under the Swap Agreement include, among other things, the following:

      -  failure to pay;

      -  certain bankruptcy and insolvency events; and

      -  a merger without an assumption of obligations under the Swap Agreement.

      Early termination events under the Swap Agreement include, among other things:

      - illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Agreement or guaranty, as applicable);

      - a tax event (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);

      - a tax event upon merger (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger);

      - a credit event upon merger (which generally relates to a reduction in the creditworthiness of a party resulting from a merger);

      - the aggregate Certificate Principal Balance of all certificates outstanding has been reduced to zero;

      - the occurrence of an optional termination as described under "The Pooling and Servicing Agreement--Optional Termination";

      - amendment of the Pooling and Servicing Agreement that adversely affects the Swap Counterparty without its prior consent; and

      - failure by the Swap Counterparty to comply with certain provisions in the Swap Agreement related to Regulation AB.

      If the trustee of the Supplemental Interest Trust is unable to or, if applicable, chooses not to obtain a substitute swap agreement in the event that the Swap Agreement is terminated, interest distributable on the certificates will be paid from amounts received on the Mortgage Loans without the benefit of a Swap Agreement or a substitute swap agreement; provided, however, the Trustee shall thereafter administer the Swap Termination Payment received as described under "Description of the Certificates--Distributions from the Supplemental Interest Trust", for the benefit of the Issuing Entity.

      On or after the Closing Date and so long as the Rating Agency Condition has been satisfied, (i) the trustee of the Supplemental Interest Trust may, with the consent of the Swap Counterparty, assign or transfer all or a portion of the Swap Agreement and (ii) the Swap Counterparty may assign its obligations under the Swap Agreement to any institution.

      The Swap Agreement is scheduled to terminate by its terms immediately following the Distribution Date in December 2010, and upon termination of the Swap Agreement no further amounts will be paid to the Swap Counterparty by the trustee of the Supplemental Interest Trust and no further regularly scheduled amounts will be paid to the trustee of the Supplemental Interest Trust by the Swap Counterparty.

CALCULATION OF ONE-MONTH LIBOR

      On each Interest Determination Date, the Trustee will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the Trustee will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

      If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the LIBOR Certificates will be established by the Trustee as follows:

      (A) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the LIBOR Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

      (B) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates, for the related Accrual Period for the LIBOR Certificates shall (in the absence of manifest error) be final and binding.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the Trustee will prepare and make available on its website located at www.etrustee.net to each certificateholder, the Servicer, the Depositor, the Cap Contract Counterparty, the Swap Counterparty and any other interested party identified in the Pooling and Servicing Agreement a statement, based on information required by the Pooling and Servicing Agreement to be delivered by the Servicer, the Cap Contract Counterparty and the Swap Counterparty and certain calculations by the Trustee, generally setting forth among other information:

      (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

      (2) the amount of such distribution to holders of each class of certificates allocable to interest;

      (3)   the Interest Carry Forward Amount for each class of certificates;

      (4) the Certificate Principal Balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

      (5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

      (6) the amount of the Servicing Fee paid to or retained by the Servicer and any amounts constituting reimbursement or indemnification of the Servicer or the Trustee;

      (7) the Pass-Through Rate for each class of certificates for such Distribution Date;

      (8) the amount of Advances included in the distribution on such Distribution Date;

      (9) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans;

      (10) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans;

      (11) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans in accordance with the OTS methodology for measuring delinquencies;

      (12) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the preceding calendar month, and the date of acquisition thereof;

      (13)  whether a Stepdown Trigger Event has occurred and is in effect;

      (14) the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding calendar month, in the aggregate;

      (15) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the LIBOR Certificates on such Distribution Date;

      (16) the number and amount of prepayment charges received during the related Prepayment Period in the aggregate;

      (17) as of each Distribution Date, the amount, if any, received by the Issuing Entity pursuant to each Cap Contract and the amount thereof, if any, to be paid to each class of certificates;

      (18) as of each Distribution Date, the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Supplemental Interest Trust pursuant to the Swap Agreement and the amount of any Defaulted Swap Termination Payments paid by the Supplemental Interest Trust;

      (19) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans;

      (20) the amounts distributed as interest in respect of the portion of each class of certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC;

      (21) the aggregate amount of all Advances recovered during the related Due Period:

      (22) the allocation to each class of certificates of any Realized Losses during the related Due Period;

      (23) with respect to each class of certificates, the amount of any Compensating Interest shortfalls on such Distribution Date; and

      (24) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

      Assistance in using the Trustee's website can be obtained by calling the Trustee's transaction administrator at (312) 992-1816. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

ADDITIONAL RIGHTS OF THE HOLDER OF THE CLASS R CERTIFICATE

      The Class R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Class R Certificate is receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "--Distributions," the holder of the Class R Certificate will be entitled to receive (i) the amounts, if any, remaining in each REMIC on any Distribution Date after distributions of principal and interest on the regular interests and Class R Certificate on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in each REMIC after distributions in respect of any accrued and unpaid interest on such regular interests and Class R Certificate, and after distributions in respect of principal have reduced the principal amounts of the regular interests and Class R Certificate to zero. After the Certificate Principal Balance of the Class R Certificate is reduced to zero, it is not anticipated that any material distributions will be made with respect to the Class R Certificate at any time. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATE

      The Class R Certificate will be subject to the following restrictions on transfer, and the Class R Certificate will contain a legend describing such restrictions.

      The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations (as defined in the prospectus) and (ii) certain pass-through entities (as defined in the prospectus) that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership" as defined in the Code) with respect to the Class R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a disqualified organization or a nominee for a disqualified organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing the Class R Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class R Certificate in excess of cashflows generated thereby, (iii) intends to pay taxes associated with holding the Class R Certificate as such taxes become due, (iv) will not transfer the Class R Certificate to any person or entity that does not provide a similar affidavit or letter and (v) will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer.

      In addition, the Class R Certificate may not be purchased by or transferred to any person that is not a U.S. Person (as defined in the prospectus), unless such person holds such Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective IRS Form W-8ECI (or any successor thereto).

      The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

      The Class R Certificate may not be acquired by or transferred to a Plan or a person acting for, on behalf of or with any assets of any such Plan. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

      The certificates will be issued pursuant to the Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee. The LIBOR Certificates in certificated form will be transferable and exchangeable at the office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will provide to a prospective or actual certificateholder, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603, Attention: MLMI 2006-FF1.

THE ISSUING ENTITY

      Merrill Lynch Mortgage Investors Trust, Series 2006-FF1, the Issuing Entity, will be formed on the closing date pursuant to the Pooling and Servicing Agreement. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

      The Trustee and the Servicer will act on behalf of the Issuing Entity in accordance with the Pooling and Servicing Agreement, and may only perform those actions on behalf of the Issuing Entity that are specified or permitted in the Pooling and Servicing Agreement.

      Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Pooling and Servicing Agreement, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity, without the amendment of the Pooling and Servicing Agreement by certificateholders and the other parties thereto as described under "Description of the Agreements--Amendment" in the prospectus.

      If the assets of the Issuing Entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a New York common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or the Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

ASSIGNMENT OF MORTGAGE LOANS

      The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than scheduled payments due on or before that date. The Trustee, as authenticating agent, will, concurrently with such assignment, authenticate and deliver the LIBOR Certificates in accordance with the instructions of the Depositor. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the scheduled payment and the maturity date of such Mortgage Loan.

      As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original Mortgage Note, with any riders thereto, endorsed without recourse to the Trustee or in blank, (2) the original Mortgage, with any riders thereto, with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a Co-op Loan, the original security agreement and related documents, (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a Co-op Loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a Co-op Loan) and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In those cases, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. The Pooling and Servicing Agreement does not require the Depositor or any other party to record the assignments and the Depositor does not expect to cause the assignments to be recorded.

      Pursuant to the terms of the MLPA, the Sponsor has made, as of the Closing Date, to the Depositor certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." On the Closing Date the Depositor's rights under the MLPA will be assigned by the Depositor to the Trustee for the benefit of holders of the certificates. Within the period of time specified in the MLPA following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of the certificates in a Mortgage Loan, or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another Mortgage Loan).

      To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by the Sponsor and a Realized Loss occurs with respect to that Mortgage Loan, holders of the LIBOR Certificates may incur a loss.

AMENDMENT

      The Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the prospectus and as set forth under "Servicing of the Mortgage Loans--Pledge of Servicing Rights" herein; provided, however, that the Swap Counterparty shall be notified of and must consent to any amendment that will materially affect the Swap Counterparty's rights or interests under the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee and the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

      (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

      (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%;

      (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class; or

      (4) materially affect the Swap Counterparty's rights or interests unless the Swap Counterparty has received notice of and consented to such amendment.

      In addition, the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Sponsor, the Servicer and the Trustee, without the consent of any of the certificateholders, to comply with the provisions of Regulation AB.

OPTIONAL TERMINATION

      Promptly after the Initial Optional Termination Date, the Trustee will be directed, pursuant to the Pooling and Servicing Agreement, to attempt to terminate the Trust Fund through a one-time auction process, using procedures that are mutually acceptable to the Trustee and the Depositor, and thereby effect the retirement of all of the certificates. Pursuant to such procedures, the Trustee will attempt to auction the remaining Trust Fund assets via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the Optional Termination Price. Net proceeds (after reimbursement of amounts due to the Servicer and the Trustee) from the purchase will be distributed to the certificateholders in the order of priority described herein. Any such optional termination of the Trust Fund will result in an early retirement of the certificates.

      If a sufficient purchase price is not achieved at such auction, Litton Loan Servicing LP or an affiliate may, on any subsequent Distribution Date purchase all of the Mortgage Loans at the Optional Termination Price, which similarly would result in an early retirement of the Certificates and the termination of the Trust Fund.

EVENTS OF DEFAULT

      Events of default will consist of:

      (1) any failure by the Servicer to deposit in the Collection Account or the Certificate Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) that continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after written notice of the failure shall have been given to the Servicer, the Trustee and the Depositor by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of certificates evidencing greater than 50% of the voting rights evidenced by the certificates;

      (2) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Servicer in the Pooling and Servicing Agreement, that continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after the giving of written notice of the failure to the Servicer, the Trustee or the Depositor by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of certificates evidencing greater than 50% of the voting rights evidenced by the certificates;

      (3) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; and

      (4) if specified in the Pooling and Servicing Agreement, the aggregate amount of cumulative Realized Losses or delinquencies during certain specified periods exceeds the applicable percentage set forth for such periods in the Pooling and Servicing Agreement.

As of any date of determination, (1) holders of the LIBOR Certificates will be allocated 98% of all voting rights, allocated among the LIBOR Certificates in proportion to their respective outstanding Certificate Principal Balances and
(2) holders of the Class C and Class P Certificates will be allocated all of the remaining voting rights. Voting rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

RIGHTS UPON EVENT OF DEFAULT

      So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Trustee may, or upon the receipt of instructions from the holders of certificates having greater than 50% of the voting rights evidenced by the certificates shall, terminate all of the rights and obligations of the defaulting Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will, within the time period specified in the Pooling and Servicing Agreement, succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances, subject to the pledge and assignment to a servicing rights pledgee as described in the Pooling and Servicing Agreement, or will appoint a successor servicer thereunder. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans serviced by the Servicer, including the delinquency experience of such Mortgage Loans.

      No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the Trustee, reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

      The Trustee will be the trustee under the Pooling and Servicing Agreement. The Trustee will be entitled to investment income earned on and other benefits from funds in the Certificate Account. The Trustee will be entitled to reimbursement for certain expenses and indemnification amounts prior to distributions of any amounts to certificateholders. The office of the Trustee is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603,
Attention: MLMI 2006-FF1 or at such other addresses as the Trustee may designate from time to time.

      The Trustee will:

      (1) provide administrative services and file reports with regard to the certificates;

      (2) provide reports to the certificateholders regarding the Mortgage Loans and the certificates; and

      (3) receive payments with respect to the Mortgage Loans from the Servicer and, in its capacity as paying agent for the certificates, remit the payments to the certificateholders as described herein.

      The Trustee will pay certain administrative expenses of the trust from amounts on deposit in the Certificate Account.

INDEMNIFICATION AND LIMITATION OF LIABILITY

      The Pooling and Servicing Agreement will provide that NCHLS, LaSalle, as Trustee and in its individual capacity, and any officer, employee or agent thereof will be indemnified from the assets of the Issuing Entity and will be held harmless against any loss, liability or expense incurred in connection with
(1) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the Pooling and Servicing Agreement and (ii) the performance of their duties under the Pooling and Servicing Agreement, including any applicable fees and expenses payable under the Pooling and Servicing Agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. NCHLS and LaSalle will also be entitled to reimbursement by the

Issuing Entity of all reasonable expenses, disbursements and Advances incurred or made by the Servicer or the Trustee in accordance with the Pooling and Servicing Agreement (including the fees and expenses of its counsel), except any such expenses, disbursements and Advances that are not unanticipated or arise from its negligence, bad faith or willful misconduct.

SPECIALLY-SERVICED MORTGAGE LOANS AND OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

      NCHLS will transfer the servicing of any Mortgage Loan serviced by it that becomes sixty-one (61) or more days delinquent (using the OTS methodology for measuring delinquencies) or for which the Mortgagor has filed for bankruptcy (other than any Mortgage Loans which are the subject of litigation) to Litton Loan Servicing LP and Litton Loan Servicing LP in its capacity as special servicer will service such Mortgage Loan under the Pooling and Servicing Agreement.

      As to any Mortgage Loan that is one hundred twenty (120) or more days delinquent (using the OTS methodology for measuring delinquencies) or in foreclosure, Litton Loan Servicing LP may, subject to limitations described in the Pooling and Servicing Agreement, at its option, purchase such Mortgage Loan from the Issuing Entity at the Purchase Price (as defined in the Pooling and Servicing Agreement) for such Mortgage Loan.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The weighted average life of and the yield to maturity on each class of the LIBOR Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of Principal Prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of Principal Prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to prepayment charges. The Servicer may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such refinancings will affect the rate of Principal Prepayments on the mortgage pool.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the LIBOR Certificates at prices other than par, even if the average rate of Principal Prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the LIBOR Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

      The weighted average life of and yield to maturity on each class of the LIBOR Certificates will also be influenced by the amount of Net Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Net Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the LIBOR Certificates will be influenced by, among other factors:

      (1) the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related LIBOR Certificates);

      (2)   the delinquency and default experience of the related Mortgage
            Loans;

      (3)   the level of One-Month LIBOR;

      (4)   the Mortgage Index for the Adjustable Rate Mortgage Loans; and

      (5) the provisions of the Pooling and Servicing Agreement that permit Net Excess Cashflow to be distributed to the Class C Certificates or the Class R Certificate when required overcollateralization levels have been met.

To the extent that greater (or lesser) amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balance of a class of LIBOR Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Net Excess Cashflow distributed at any time or in the aggregate. See "Description of the Certificates--Overcollateralization Provisions."

      Any Net Swap Payments owed to the Swap Counterparty will reduce amounts available for distribution to certificateholders and may reduce the Pass-Through Rates on the LIBOR Certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the amount on which payments due under the Swap Agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the LIBOR Certificates.

PREPAYMENTS AND YIELDS FOR THE CERTIFICATES

      Generally, if purchased at other than par, the yield to maturity on the LIBOR Certificates will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases LIBOR Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases LIBOR Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 89.27% of the Mortgage Loans contain prepayment charges, the rate of Principal Prepayments during the term of such prepayment charges may be less than the rate of Principal Prepayments for Mortgage Loans which do not contain prepayment charges; however, Principal Prepayments on the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such prepayment charges.

      Approximately 32.23% of the Mortgage Loans in the mortgage pool are Fixed Rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on fixed rate mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on fixed rate mortgage loans.

      Approximately 67.77% of the Mortgage Loans in the mortgage pool are Adjustable Rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of Principal Prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

      Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rate on the LIBOR Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the LIBOR Certificates. The Mortgage Rate applicable to substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the related Available Funds Cap. Moreover, the Fixed Rate Mortgage Loans have Mortgage Rates that will not adjust and the presence of the Fixed Rate Mortgage Loans in the mortgage pool will make the related Available Funds Cap less likely to adjust either upward or downward. See "The Mortgage Pool."

      The calculation of the Pass-Through Rate on each class of the LIBOR Certificates is based upon the value of an index (One-Month LIBOR) that is different from the value of the Mortgage Index applicable to all of the Adjustable Rate Mortgage Loans (Six-Month LIBOR) as described under "The Mortgage Pool--General." In addition, the Fixed Rate Mortgage Loans have Mortgage Rates that are not dependent upon any index.

      The Class A-1 and Class R Certificates are subject to the Class A-1 Available Funds Cap, which limits the Pass-Through Rate on the Class A-1 and Class R Certificates to a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group One Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Group One Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payment or Swap Termination Payment (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date; and (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

      The Class A-2 Certificates are subject to the Class A-2 Available Funds Cap, which limits the Pass-Through Rate on the Class A-2 Certificates to a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Group Two Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payment or Swap Termination Payment (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date and (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

      The Class M and Class B Certificates are subject to the Weighted Average Available Funds Cap, which limits the Pass-Through Rate on the Class M and Class B Certificates to a per annum rate equal to the weighted average of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2 Certificates, in the case of Group Two).

      Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause an Available Funds Cap to limit the amount of interest that would otherwise accrue on a related class of LIBOR Certificates. In particular, the Pass-Through Rate on each class of LIBOR Certificates adjusts monthly, while the interest rates on the Adjustable Rate Mortgage Loans adjust less frequently and the interest rates on the Fixed Rate Mortgage Loans remain constant, with the result that the operation of an Available Funds Cap may limit increases in the Pass-Through Rates for extended periods in a rising interest rate environment. In addition, the Adjustable Rate Mortgage Loans are subject to periodic (i.e., semi-annual) adjustment caps, minimum and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an Available Funds Cap limiting increases in the Pass-Through Rate for the related classes of LIBOR Certificates. Consequently, the interest that becomes due on the Mortgage Loans (net of the Servicing Fee and any Net Swap Payments owed to the Swap Counterparty or Swap Termination Payments owed to the Swap Counterparty for the related Distribution Date (other than Defaulted Swap Termination Payments)) with respect to any Distribution Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each class of LIBOR Certificates. Furthermore, if an Available Funds Cap determines the Pass-Through Rate for a class of LIBOR Certificates for a Distribution Date, the market value of such class of LIBOR Certificates may be temporarily or permanently reduced. Although the Pooling and Servicing Agreement provides a mechanism to pay, on a subordinated basis, any Floating Rate Certificate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the LIBOR Certificates do not address the likelihood of the payment of any such amount.

      In addition, the Pass-Through Rate on the Class A-1 and Class R Certificates is subject to the Class A-1 Maximum Rate Cap, the Pass-Through Rate on any class of the Class A-2 Certificates is subject to the Class A-2 Maximum Rate Cap and the Pass-Through Rate on any class of the Class M and Class B Certificates is subject to the Weighted Average Maximum Rate Cap. The Maximum Rate Caps may limit increases in the Pass-Through Rate on the related class of LIBOR Certificates and any shortfall of interest will not be recovered, except under limited circumstances described herein.

      The extent to which the yield to maturity on the LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of the LIBOR Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the LIBOR Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      The Last Scheduled Distribution Date for each class of LIBOR Certificates is set forth in the chart appearing on page S-4. The actual final Distribution Date with respect to each class of LIBOR Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

      (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Certificate Principal Balances thereof;

      (2) excess interest to the extent available will be applied as an accelerated payment of principal on the LIBOR Certificates as described herein; and

      (3) the Trustee will be directed in the Pooling and Servicing Agreement to conduct a one-time auction for the purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and if such auction fails to achieve the sufficient purchase price, Litton Loan Servicing LP or an affiliate may, on any subsequent Distribution Date, purchase all of the Mortgage Loans.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Fixed Rate Mortgage Loans or Adjustable Rate Mortgage Loans, as applicable. For the Fixed Rate Mortgage Loans, the prepayment model used in this prospectus supplement is HEP. For the Adjustable Rate Mortgage Loans, the prepayment model used in this prospectus supplement is PPC.

      As used in the following tables "0% of the prepayment model" assumes no prepayments on the Mortgage Loans; "80% of the prepayment model" assumes the Mortgage Loans will prepay at rates equal to 80% of the related prepayment model; "100% of the prepayment model" assumes the Mortgage Loans will prepay at rates equal to 100% of the related prepayment model; "150% of the prepayment model" assumes the Mortgage Loans will prepay at rates equal to 150% of the related prepayment model; and "200% of the prepayment model" assumes the Mortgage Loans will prepay at rates equal to 200% of the related prepayment model.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment charges. The Servicer may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

      The weighted average lives of each class of LIBOR Certificates set forth on the following tables are determined by (1) multiplying the amount of each assumed principal distribution with respect to such class by the number of years from the date of issuance of the certificates to the related Distribution Date,
(2) summing the results and (3) dividing the sum by the total principal distribution on such class of LIBOR Certificates.

      The following tables have been prepared on the basis of the Modeling Assumptions, including the assumption that the Mortgage Loans have the approximate characteristics described below:

                      GROUP ONE FIXED RATE MORTGAGE LOANS

                                                                    ORIGINAL        REMAINING
                                                                  AMORTIZATION     AMORTIZATION      ORIGINAL        REMAINING
                                          ORIGINAL   REMAINING        TERM             TERM        INTEREST-ONLY   INTEREST-ONLY
   CURRENT      MORTGAGE   NET MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)       TERM            TERM
  BALANCE($)    RATE(%)      RATE(%)      (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)        (MONTHS)        (MONTHS)
--------------  --------   ------------   --------   ---------   --------------   --------------   -------------   -------------
    377,160.14    9.149        8.649        180         123           360              303               0               0
    434,529.60    8.633        8.133        180         113           360              293               0               0
     44,982.84    7.875        7.375        180         151           360              331               0               0
     65,921.42    7.500        7.000        180         132           360              312               0               0
  1,403,381.56    7.166        6.666        178         136           178              136               0               0
     75,752.69    7.329        6.829        166         114           166              114               0               0
    341,081.34    6.659        6.159        180         150           180              150               0               0
     80,660.35    7.990        7.490        300         295           300              295               0               0
    459,657.47    6.999        6.499        352         325           352              325               0               0
  4,367,047.59    7.092        6.592        339         324           339              324               0               0
 13,281,911.48    7.120        6.620        345         312           345              312               0               0
    107,304.22    7.629        7.129        339         305           339              305               0               0
    649,460.25    7.106        6.606        339         295           339              295               0               0
     64,455.42    7.625        7.125        336         330           336              330               0               0
    202,228.43    8.460        7.960        337         331           337              331               0               0
    204,006.71    6.999        6.499        339         329           339              329               0               0
     90,668.61    7.875        7.375        343         330           343              330               0               0
    270,876.35    6.230        5.730        344         327           344              327               0               0
     69,781.61    6.750        6.250        360         342           360              342               0               0
    137,472.20    6.875        6.375        349         331           349              331               0               0
  5,120,220.29    7.029        6.529        360         333           360              333               0               0
    188,676.37    8.046        7.546        360         325           360              325               0               0
    126,704.98    6.125        5.625        180         149           180              149               0               0
    524,409.80    7.172        6.672        173         135           173              135               0               0
    458,262.43    6.026        5.526        180         154           180              154               0               0
    454,483.84    6.750        6.250        360         342           360              342               0               0
  1,857,289.08    6.857        6.357        338         322           338              322               0               0
  3,317,802.00    6.550        6.050        356         314           356              314               0               0
    114,740.30    6.875        6.375        347         328           347              328               0               0
  1,515,288.68    6.236        5.736        360         336           360              336               0               0
     96,393.83    7.125        6.625        349         314           349              314               0               0
     54,161.69    7.375        6.875        180         143           180              143               0               0
    181,805.65    5.540        5.040        180         141           180              141               0               0
    156,869.53    6.739        6.239        341         323           341              323               0               0
  1,123,200.84    6.392        5.892        352         316           352              316               0               0
    238,552.14    8.250        7.750        339         335           339              335               0               0
  1,460,386.81    6.844        6.344        360         336           360              336               0               0
    210,465.28    7.750        7.250        180         133           360              313               0               0
    190,948.13    6.875        6.375        180         148           180              148               0               0
    281,219.06    6.606        6.106        180         137           180              137               0               0
    162,446.64    7.625        7.125        337         329           337              329               0               0

                  ORIGINAL
                  MONTHS TO
                 PREPAYMENT
   CURRENT         PENALTY
  BALANCE($)    EXPIRATION(1)
--------------  -------------
    377,160.14       36
    434,529.60       60
     44,982.84       36
     65,921.42       60
  1,403,381.56       34
     75,752.69       46
    341,081.34       36
     80,660.35        0
    459,657.47        4
  4,367,047.59        4
 13,281,911.48       21
    107,304.22       26
    649,460.25       38
     64,455.42       11
    202,228.43       12
    204,006.71       14
     90,668.61       18
    270,876.35       19
     69,781.61       24
    137,472.20       24
  5,120,220.29       36
    188,676.37       60
    126,704.98       12
    524,409.80       28
    458,262.43       36
    454,483.84       12
  1,857,289.08        3
  3,317,802.00       32
    114,740.30       22
  1,515,288.68       36
     96,393.83       48
     54,161.69       24
    181,805.65       36
    156,869.53        5
  1,123,200.84       28
    238,552.14       14
  1,460,386.81       36
    210,465.28       36
    190,948.13       24
    281,219.06       36
    162,446.64        0

---------------

(1) Adjusted for modifications.

                                                                    ORIGINAL        REMAINING
                                                                  AMORTIZATION     AMORTIZATION      ORIGINAL        REMAINING
                                          ORIGINAL   REMAINING        TERM             TERM        INTEREST-ONLY   INTEREST-ONLY
   CURRENT      MORTGAGE   NET MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)       TERM            TERM
  BALANCE($)    RATE(%)      RATE(%)      (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)        (MONTHS)        (MONTHS)
--------------  --------   ------------   --------   ---------   --------------   --------------   -------------   -------------
    732,212.72    7.405        6.905        337         326           337              326               0               0
    989,026.86    7.164        6.664        349         315           349              315               0               0
    432,358.89    6.378        5.878        360         332           360              332               0               0
     91,517.70    6.990        6.490        344         342           344              342               0               0
    260,188.02    7.473        6.973        290         286           290              286               0               0
    233,648.66    8.100        7.600        339         335           339              335               0               0
    363,874.84    7.414        6.914        333         330           333              330               0               0
     83,252.98    6.900        6.400        309         307           309              307               0               0
    351,271.04    9.373        8.873        180         112           360              292               0               0
    220,818.96    8.598        8.098        172         126           172              126               0               0
     35,610.16    9.875        9.375        180         115           180              115               0               0
     29,757.54    6.500        6.000        166         148           166              148               0               0
    740,033.37    7.047        6.547        180         154           180              154               0               0
    123,974.22    6.793        6.293        297         287           297              287               0               0
  1,589,596.09    7.195        6.695        339         319           339              319               0               0
  4,225,312.75    7.547        7.047        339         309           339              309               0               0
     60,945.54    7.250        6.750        303         280           303              280               0               0
    129,296.30    9.392        8.892        354         294           354              294               0               0
     62,217.30    6.625        6.125        324         309           324              309               0               0
     51,089.02    7.875        7.375        330         318           330              318               0               0
  1,209,449.66    7.374        6.874        360         331           360              331               0               0
    129,658.67    7.450        6.950        332         329           332              329               0               0
    100,939.28    5.875        5.375        180         148           180              148               0               0
    585,086.58    6.167        5.667        337         309           337              309               0               0
     87,235.13    8.000        7.500        360         315           360              315               0               0
    202,144.97    7.875        7.375        337         330           337              330               0               0
    742,519.94    6.660        6.160        360         331           360              331               0               0
     55,593.54    8.000        7.500        180         115           360              295               0               0
  1,043,256.74    7.874        7.374        180         124           360              304               0               0
  1,106,569.13    9.595        9.095        180         106           360              286               0               0
  6,149,460.84    7.823        7.323        180         113           360              293               0               0
    743,092.75    6.432        5.932        180         148           180              148               0               0
    494,084.32    6.527        6.027        180         145           180              145               0               0
  9,990,167.65    6.698        6.198        179         135           179              135               0               0
    410,296.23    7.833        7.333        180         120           180              120               0               0
  1,074,525.23    7.454        6.954        180         116           180              116               0               0
     85,742.95    6.500        6.000        180         162           180              162               0               0
  7,878,826.93    6.118        5.618        180         153           180              153               0               0
    137,425.28    6.375        5.875        158         125           158              125               0               0
    413,318.38    7.635        7.135        180         137           180              137               0               0
     30,006.83    6.250        5.750        172         130           172              130               0               0
  1,009,469.58    6.568        6.068        180         126           180              126               0               0
    195,561.40    7.594        7.094        298         294           298              294               0               0

                  ORIGINAL
                  MONTHS TO
                 PREPAYMENT
   CURRENT         PENALTY
  BALANCE($)    EXPIRATION(1)
--------------  -------------
    732,212.72        2
    989,026.86       24
    432,358.89       36
     91,517.70        7
    260,188.02        0
    233,648.66        0
    363,874.84        0
     83,252.98        0
    351,271.04       36
    220,818.96       29
     35,610.16       60
     29,757.54       21
    740,033.37       36
    123,974.22        0
  1,589,596.09        6
  4,225,312.75       17
     60,945.54        0
    129,296.30       53
     62,217.30       23
     51,089.02       29
  1,209,449.66       36
    129,658.67        7
    100,939.28       36
    585,086.58        3
     87,235.13       36
    202,144.97       12
    742,519.94       36
     55,593.54       12
  1,043,256.74       36
  1,106,569.13       48
  6,149,460.84       60
    743,092.75       12
    494,084.32       24
  9,990,167.65       35
    410,296.23       48
  1,074,525.23       60
     85,742.95       24
  7,878,826.93       36
    137,425.28       37
    413,318.38       48
     30,006.83       51
  1,009,469.58       60
    195,561.40        0

---------------

(1) Adjusted for modifications.

                                                                    ORIGINAL        REMAINING
                                                                  AMORTIZATION     AMORTIZATION      ORIGINAL        REMAINING
                                          ORIGINAL   REMAINING        TERM             TERM        INTEREST-ONLY   INTEREST-ONLY
   CURRENT      MORTGAGE   NET MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)       TERM            TERM
  BALANCE($)    RATE(%)      RATE(%)      (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)        (MONTHS)        (MONTHS)
--------------  --------   ------------   --------   ---------   --------------   --------------   -------------   -------------
    380,590.84    7.354        6.854        295         288           295              288               0               0
    156,380.22    7.550        7.050        294         291           294              291               0               0
  6,108,509.65    6.754        6.254        351         325           351              325               0               0
 29,134,482.26    6.854        6.354        338         317           338              317               0               0
114,972,982.03    6.580        6.080        355         314           355              314               0               0
  5,149,286.95    7.295        6.795        349         302           349              302               0               0
  8,474,588.09    7.083        6.583        355         297           355              297               0               0
     95,091.97    8.125        7.625        348         342           348              342               0               0
     87,481.98    7.625        7.125        338         330           338              330               0               0
    721,532.96    6.535        6.035        360         342           360              342               0               0
    165,874.90    7.125        6.625        349         333           349              333               0               0
    239,918.72    6.034        5.534        347         314           347              314               0               0
    359,583.01    6.125        5.625        335         303           335              303               0               0
    138,288.34    6.768        6.268        336         304           336              304               0               0
 90,476,358.91    6.363        5.863        360         332           360              332               0               0
    506,420.31    6.027        5.527        337         305           337              305               0               0
    145,998.98    6.500        6.000        350         316           350              316               0               0
    358,935.92    6.500        6.000        339         304           339              304               0               0
    254,022.96    7.038        6.538        340         304           340              304               0               0
     51,420.74    6.125        5.625        341         309           341              309               0               0
     94,170.56    5.875        5.375        342         310           342              310               0               0
     82,249.26    6.500        6.000        343         303           343              303               0               0
     59,451.60    6.500        6.000        344         310           344              310               0               0
  1,180,155.87    7.047        6.547        360         316           360              316               0               0
    189,390.24    6.875        6.375        349         313           349              313               0               0
     16,122.47    6.250        5.750        350         309           350              309               0               0
    167,539.31    6.125        5.625        352         310           352              310               0               0
  6,185,761.27    7.092        6.592        360         306           360              306               0               0
     64,757.00    7.750        7.250        333         328           333              328               0               0
    279,789.71   10.321        9.821        180         110           360              290               0               0
    268,734.45   11.074       10.574        180         107           360              287               0               0
     56,531.69   10.875       10.375        180         100           360              280               0               0
  3,409,485.89    7.003        6.503        179         147           179              147               0               0
    163,881.98    7.531        7.031        180         143           180              143               0               0
     21,431.27   11.125       10.625        180         105           180              105               0               0
     61,295.34   11.875       11.375        180         101           180              101               0               0
     49,477.75    8.473        7.973        159         105           159              105               0               0
 24,669,468.72    6.969        6.469        353         326           353              326               0               0
    493,683.93    6.881        6.381        339         321           339              321               0               0
  5,406,859.32    6.797        6.297        337         317           337              317               0               0
  5,088,758.56    7.034        6.534        344         306           344              306               0               0
    519,617.27    7.093        6.593        342         301           342              301               0               0
    581,599.22    7.210        6.710        356         296           356              296               0               0

                  ORIGINAL
                  MONTHS TO
                 PREPAYMENT
   CURRENT         PENALTY
  BALANCE($)    EXPIRATION(1)
--------------  -------------
    380,590.84        0
    156,380.22        0
  6,108,509.65        8
 29,134,482.26        5
114,972,982.03       31
  5,149,286.95       37
  8,474,588.09       55
     95,091.97       12
     87,481.98       13
    721,532.96       24
    165,874.90       25
    239,918.72       34
    359,583.01       34
    138,288.34       35
 90,476,358.91       36
    506,420.31       36
    145,998.98       37
    358,935.92       38
    254,022.96       39
     51,420.74       40
     94,170.56       41
     82,249.26       42
     59,451.60       43
  1,180,155.87       48
    189,390.24       48
     16,122.47       49
    167,539.31       51
  6,185,761.27       60
     64,757.00        8
    279,789.71        0
    268,734.45       36
     56,531.69       48
  3,409,485.89        0
    163,881.98       24
     21,431.27       36
     61,295.34       48
     49,477.75       39
 24,669,468.72        0
    493,683.93        0
  5,406,859.32        4
  5,088,758.56       21
    519,617.27       32
    581,599.22       55

---------------

(1) Adjusted for modifications.

                      GROUP TWO FIXED RATE MORTGAGE LOANS

                                                                ORIGINAL        REMAINING
                                                              AMORTIZATION     AMORTIZATION      ORIGINAL        REMAINING
                             NET      ORIGINAL   REMAINING        TERM             TERM        INTEREST-ONLY   INTEREST-ONLY
   CURRENT      MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)       TERM            TERM
 BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)        (MONTHS)        (MONTHS)
--------------  --------   --------   --------   ---------   --------------   --------------   -------------   -------------
    230,887.77    8.311     7.811       180         121           360              301               0               0
  1,188,397.83    6.720     6.220       337         321           337              321               0               0
  5,246,848.34    6.641     6.141       347         313           347              313               0               0
    100,710.12    6.375     5.875       319         297           319              297               0               0
    143,027.25    7.950     7.450       336         332           336              332               0               0
    202,705.89    8.500     8.000       342         335           342              335               0               0
    282,216.00    6.250     5.750       348         331           348              331               0               0
    113,477.13    6.875     6.375       360         343           360              343               0               0
     75,929.95    7.875     7.375       352         343           352              343               0               0
  3,715,050.10    5.968     5.468       360         333           360              333               0               0
     43,504.63   10.250     9.750       180         122           180              122               0               0
    910,600.74    5.666     5.166       360         330           360              330               0               0
  1,523,967.93    6.642     6.142       334         319           334              319               0               0
    580,091.93    6.269     5.769       350         311           350              311               0               0
    960,669.08    6.500     6.000       360         343           360              343               0               0
  1,807,929.47    6.210     5.710       360         332           360              332               0               0
    197,358.64    6.125     5.625       180         149           360              329               0               0
     84,318.97    6.375     5.875       144         123           144              123               0               0
    611,614.81    7.643     7.143       332         318           332              318               0               0
  1,372,088.64    5.635     5.135       360         329           360              329               0               0
    172,851.83    7.125     6.625       354         333           354              333               0               0
    299,801.00    7.679     7.179       340         331           340              331               0               0
    327,265.86    6.488     5.988       344         311           344              311               0               0
    490,463.77    6.166     5.666       360         338           360              338               0               0
    120,825.40    8.100     7.600       310         306           310              306               0               0
     22,258.72    8.125     7.625       180         114           360              294               0               0
    259,427.54    6.275     5.775       344         319           344              319               0               0
    963,290.58    6.760     6.260       346         322           346              322               0               0
  1,864,490.01    6.612     6.112       345         313           345              313               0               0
  1,852,759.43    6.501     6.001       360         338           360              338               0               0
    404,644.66    5.375     4.875       360         329           360              329               0               0
    414,991.80    6.625     6.125       180         140           360              320               0               0
  1,234,124.89    7.534     7.034       180         126           360              306               0               0
    165,315.15    7.875     7.375       180         115           360              295               0               0
  2,464,931.38    7.069     6.569       180         114           360              294               0               0
    214,538.90    5.972     5.472       180         142           180              142               0               0
    266,634.51    5.750     5.250       180         133           180              133               0               0
  2,105,196.96    6.687     6.187       176         134           176              134               0               0
    321,586.06    6.250     5.750       180         117           180              117               0               0
  2,094,444.93    6.336     5.836       180         154           180              154               0               0
     91,690.64    7.450     6.950       299         294           299              294               0               0
     99,433.94    6.999     6.499       298         289           298              289               0               0
  5,183,143.59    6.935     6.435       353         328           353              328               0               0
 42,447,213.93    6.757     6.257       338         318           338              318               0               0
128,813,876.47    6.487     5.987       356         315           356              315               0               0
  1,626,337.96    8.013     7.513       354         302           354              302               0               0
  2,093,676.47    7.031     6.531       353         297           353              297               0               0
    102,365.40    7.625     7.125       337         329           337              329               0               0
    126,512.70    7.875     7.375       339         331           339              331               0               0
    133,703.55    7.500     7.000       343         331           343              331               0               0
    236,807.22    6.875     6.375       344         331           344              331               0               0
  1,538,021.94    6.877     6.377       360         342           360              342               0               0
     75,088.34    7.500     7.000       349         330           349              330               0               0
120,586,857.69    6.118     5.618       360         333           360              333               0               0
    205,401.78    5.875     5.375       337         305           337              305               0               0
    101,634.53    7.125     6.625       347         307           347              307               0               0
    388,653.75    6.834     6.334       360         316           360              316               0               0
  1,540,167.59    7.109     6.609       360         303           360              303               0               0
    120,125.84    9.875     9.375       180         109           360              289               0               0
 24,941,171.11    6.398     5.898       357         332           357              332               0               0
    195,716.96    6.750     6.250       337         329           337              329               0               0
  5,324,321.59    6.672     6.172       336         315           336              315               0               0
  1,658,690.12    6.575     6.075       344         305           344              305               0               0
    421,207.96    6.375     5.875       360         301           360              301               0               0

                   ORIGINAL
                  MONTHS TO
                  PREPAYMENT
   CURRENT         PENALTY
 BALANCE ($)    EXPIRATION (1)
--------------  --------------
    230,887.77        36
  1,188,397.83         2
  5,246,848.34        24
    100,710.12        18
    143,027.25        11
    202,705.89        17
    282,216.00        23
    113,477.13        24
     75,929.95        27
  3,715,050.10        36
     43,504.63        36
    910,600.74        12
  1,523,967.93         3
    580,091.93        28
    960,669.08        24
  1,807,929.47        36
    197,358.64        36
     84,318.97         0
    611,614.81        10
  1,372,088.64        36
    172,851.83         5
    299,801.00         3
    327,265.86        22
    490,463.77        36
    120,825.40         0
     22,258.72        36
    259,427.54         0
    963,290.58        10
  1,864,490.01        21
  1,852,759.43        36
    404,644.66        36
    414,991.80        24
  1,234,124.89        36
    165,315.15        48
  2,464,931.38        60
    214,538.90        12
    266,634.51        24
  2,105,196.96        33
    321,586.06        60
  2,094,444.93        36
     91,690.64         0
     99,433.94         0
  5,183,143.59         8
 42,447,213.93         4
128,813,876.47        32
  1,626,337.96        42
  2,093,676.47        52
    102,365.40        12
    126,512.70        14
    133,703.55        18
    236,807.22        19
  1,538,021.94        24
     75,088.34        25
120,586,857.69        36
    205,401.78        36
    101,634.53        46
    388,653.75        48
  1,540,167.59        60
    120,125.84         0
 24,941,171.11         0
    195,716.96         0
  5,324,321.59         1
  1,658,690.12        20
    421,207.96        60

---------------

(1) Adjusted for modifications.

                                           GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS

                                                                           ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                         AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                        NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                           MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
     CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
     -------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
     400,158.45......        8.625     8.125       360         329           360              329             0          0
     625,668.53......        9.962     9.462       360         315           360              315             0          0
     2,040,826.38....       10.144     9.644       360         312           360              312             0          0
     2,780,745.51....        9.528     9.028       360         330           360              330             0          0
     1,096,053.93....        9.195     8.695       360         329           300              300            60         29
     659,902.95......        9.859     9.359       360         322           300              300            60         22
     2,365,942.15....        8.856     8.356       360         331           300              300            60         31
     131,874.49......        6.875     6.375       360         337           360              337             0          0
     92,199.99.......        6.875     6.375       360         337           300              300            60         37
     103,551.20......        6.500     6.000       360         337           300              300            60         37
     99,900.00.......        6.250     5.750       360         325           300              300            60         25
     115,188.12......        5.875     5.375       360         338           360              338             0          0
     118,997.00......        6.375     5.875       360         327           300              300            60         27
     132,794.16......        6.250     5.750       360         340           300              300            60         40
     258,601.75......        6.783     6.283       360         341           360              341             0          0
     1,677,389.36....        6.450     5.950       360         341           360              341             0          0
     276,364.32......        6.365     5.865       360         329           360              329             0          0
     1,135,576.43....        6.469     5.969       360         341           300              300            60         41
     3,148,195.72....        6.189     5.689       360         341           300              300            60         41
     154,500.00......        5.875     5.375       360         329           300              300            60         29
     2,311,035.42....        6.085     5.585       360         342           360              342             0          0
     412,585.18......        5.455     4.955       360         330           360              330             0          0
     981,774.37......        6.189     5.689       360         342           300              300            60         42
     2,980,888.21....        6.124     5.624       360         342           300              300            60         42
     99,858.82.......        6.875     6.375       360         330           300              300            60         30
     931,637.16......        6.062     5.562       360         330           360              330             0          0
     481,177.46......        5.962     5.462       360         331           360              331             0          0
     894,215.36......        6.368     5.868       360         341           360              341             0          0
     137,453.27......        5.750     5.250       360         343           360              343             0          0
     784,848.32......        6.493     5.993       360         343           360              343             0          0
     3,422,958.51....        6.399     5.899       360         343           360              343             0          0
     594,261.47......        6.229     5.729       360         331           360              331             0          0
     2,043,210.99....        6.282     5.782       360         343           300              300            60         43
     3,523,446.24....        6.244     5.744       360         343           300              300            60         43
     176,000.00......        6.125     5.625       360         331           300              300            60         31
     528,815.69......        5.299     4.799       360         331           300              300            60         31
     52,519.81.......        6.250     5.750       360         337           360              337             0          0
     311,931.28......        6.311     5.811       360         337           300              300            60         37
     508,437.63......        6.502     6.002       360         341           360              341             0          0
     288,796.15......        6.247     5.747       360         342           300              300            60         42
     1,552,659.96....        6.113     5.613       360         341           300              300            60         41
     786,110.97......        6.127     5.627       360         343           360              343             0          0
     290,086.40......        4.915     4.415       360         321           360              321             0          0
     556,336.11......        6.066     5.566       360         343           300              300            60         43
     612,678.47......        6.593     6.093       360         323           360              323             0          0
     147,286.52......        7.125     6.625       360         325           360              325             0          0
     42,350.27.......       10.500    10.000       360         331           360              331             0          0
     1,430,400.90....        9.821     9.321       360         329           360              329             0          0
     939,336.68......       10.248     9.748       360         315           360              315             0          0
     50,011.23.......       10.125     9.625       360         334           360              334             0          0
     92,000.00.......       10.000     9.500       360         325           300              300            60         25
     165,938.41......        9.000     8.500       360         327           300              300            60         27
     95,082.25.......        6.125     5.625       360         338           360              338             0          0
     112,807.46......        7.125     6.625       360         340           360              340             0          0
     940,712.75......        7.255     6.755       360         341           360              341             0          0

                                  GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS
                                                                      NUMBER OF
                                                                        MONTHS                 ORIGINAL
                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                  RATE                                     CHANGE        RATE                 PREPAYMENT
       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
     MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
     ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
       3.250      1.000     1.000     12.125     6.125        6            5       6M LIBOR       12
       4.568      1.000     1.000     12.883     6.883        6            4       6M LIBOR       24
       4.937      1.000     1.000     13.325     7.325        6            4       6M LIBOR       36
       4.898      1.000     1.000     12.367     6.367        6            4       6M LIBOR       36
       4.186      1.000     1.000     11.743     5.743        6            5       6M LIBOR       24
       4.456      1.000     1.000     11.927     5.927        6            4       6M LIBOR       36
       4.530      1.000     1.000     11.766     5.766        6            4       6M LIBOR       36
       5.625      3.000     1.000     12.875     6.875        6            1       6M LIBOR       36
       5.000      3.000     1.000     12.875     6.875        6            1       6M LIBOR       24
       5.375      3.000     1.000     12.500     6.500        6            1       6M LIBOR       36
       4.125      3.000     1.000     12.250     6.250        6            1       6M LIBOR       36
       5.250      3.000     1.000     11.875     5.875        6            2       6M LIBOR       36
       4.125      3.000     1.000     12.375     6.375        6            3       6M LIBOR       36
       5.375      3.000     1.000     12.250     6.250        6            4       6M LIBOR       36
       5.949      3.000     1.000     12.783     6.783        6            5       6M LIBOR       24
       5.830      3.000     1.000     12.450     6.450        6            5       6M LIBOR       36
       5.500      3.000     1.000     12.365     6.365        6            5       6M LIBOR       36
       5.420      3.000     1.000     12.469     6.469        6            5       6M LIBOR       24
       5.581      3.000     1.000     12.189     6.189        6            5       6M LIBOR       36
       4.625      3.000     1.000     11.875     5.875        6            5       6M LIBOR       36
       5.666      3.000     1.000     12.085     6.085        6            6       6M LIBOR       36
       3.648      3.000     1.000     11.455     5.455        6            6       6M LIBOR       36
       5.409      3.000     1.000     12.189     6.189        6            6       6M LIBOR       24
       5.555      3.000     1.000     12.124     6.124        6            6       6M LIBOR       36
       4.750      3.000     1.000     12.875     6.875        6            6       6M LIBOR       36
       4.216      3.000     1.000     12.062     6.062        6           30       6M LIBOR       36
       4.288      3.000     1.000     11.962     5.962        6           31       6M LIBOR       36
       5.312      3.000     1.000     12.368     6.368        6           41       6M LIBOR       36
       5.000      3.000     1.000     11.750     5.750        6           43       6M LIBOR       36
       5.684      3.000     1.000     12.493     6.493        6            7       6M LIBOR       24
       5.813      3.000     1.000     12.399     6.399        6            7       6M LIBOR       36
       4.266      3.000     1.000     12.229     6.229        6            7       6M LIBOR       36
       5.407      3.000     1.000     12.282     6.282        6            7       6M LIBOR       24
       5.582      3.000     1.000     12.244     6.244        6            7       6M LIBOR       36
       4.250      3.000     1.000     12.125     6.125        6            7       6M LIBOR       24
       3.769      3.000     1.000     11.299     5.299        6            7       6M LIBOR       36
       4.250      3.000     1.000     12.250     6.250        6           13       6M LIBOR       36
       5.120      3.000     1.000     12.311     6.311        6           13       6M LIBOR       36
       5.631      3.000     1.000     12.502     6.502        6           17       6M LIBOR       36
       5.314      3.000     1.000     12.247     6.247        6           18       6M LIBOR       24
       5.416      3.000     1.000     12.113     6.113        6           17       6M LIBOR       36
       5.531      3.000     1.000     12.127     6.127        6           19       6M LIBOR       36
       3.415      3.000     1.000     10.915     4.915        6           21       6M LIBOR       36
       5.396      3.000     1.000     12.066     6.066        6           19       6M LIBOR       36
       4.217      3.000     1.000     12.593     6.593        6           23       6M LIBOR       36
       4.625      3.000     1.000     13.125     7.125        6           25       6M LIBOR       36
       6.250      1.000     1.000     13.500     7.500        6            1       6M LIBOR       12
       5.021      1.000     1.000     12.754     6.754        6            3       6M LIBOR       24
       4.881      1.000     1.000     12.985     6.985        6            4       6M LIBOR       36
       4.750      1.000     1.000     13.750     7.750        6            4       6M LIBOR       36
       4.625      1.000     1.000     12.250     6.250        6            1       6M LIBOR       24
       3.750      1.000     1.000     11.000     5.000        6            3       6M LIBOR       36
       5.500      3.000     1.000     12.125     6.125        6            2       6M LIBOR       24
       5.875      3.000     1.000     13.125     7.125        6            4       6M LIBOR       24
       6.112      3.000     1.000     13.255     7.255        6            5       6M LIBOR       24

                                     GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                           ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                         AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                        NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                           MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
     CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
     -------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
     107,658.43......        6.625     6.125       360         341           360              341             0          0
     537,080.68......        6.409     5.909       360         341           300              300            60         41
     80,400.00.......        6.500     6.000       360         341           300              300            60         41
     756,876.69......        6.834     6.334       360         342           360              342             0          0
     79,960.46.......        6.500     6.000       360         342           300              300            60         42
     94,579.36.......        5.125     4.625       360         329           360              329             0          0
     143,213.85......        5.875     5.375       360         331           360              331             0          0
     123,525.40......        7.000     6.500       360         343           360              343             0          0
     1,827,867.93....        6.505     6.005       360         343           360              343             0          0
     278,369.97......        5.756     5.256       360         343           360              343             0          0
     119,532.65......        7.250     6.750       360         333           360              333             0          0
     120,508.98......        5.375     4.875       360         331           300              300            60         31
     131,095.59......        6.625     6.125       360         338           360              338             0          0
     342,662.30......        6.973     6.473       360         341           360              341             0          0
     116,849.56......        6.250     5.750       360         343           300              300            60         43
     53,304.70.......       10.750    10.250       360         332           360              332             0          0
     4,507,970.70....       10.206     9.706       360         327           360              327             0          0
     6,169,833.74....       10.417     9.917       360         306           360              306             0          0
     1,741,747.24....        9.536     9.036       360         332           360              332             0          0
     367,842.22......        8.473     7.973       360         327           300              300            60         27
     1,179,785.56....       10.425     9.925       360         322           300              300            60         22
     1,056,871.54....        7.441     6.941       360         334           300              300            60         34
     66,291.82.......        8.125     7.625       360         337           360              337             0          0
     92,891.11.......        7.875     7.375       360         337           360              337             0          0
     86,690.04.......        6.625     6.125       360         325           360              325             0          0
     103,988.00......        7.125     6.625       360         337           300              300            60         37
     285,179.02......        7.885     7.385       360         338           360              338             0          0
     474,720.50......        5.772     5.272       360         328           360              328             0          0
     142,400.00......        6.999     6.499       360         340           300              300            60         40
     371,797.68......        7.856     7.356       360         341           360              341             0          0
     1,006,612.64....        6.908     6.408       360         341           360              341             0          0
     1,089,435.17....        6.829     6.329       360         341           360              341             0          0
     50,475.10.......        6.125     5.625       360         329           360              329             0          0
     383,784.83......        5.602     5.102       360         341           300              300            60         41
     569,799.97......        6.646     6.146       360         341           300              300            60         41
     287,231.99......        7.307     6.807       360         342           360              342             0          0
     299,616.51......        6.869     6.369       360         342           360              342             0          0
     1,209,945.46....        6.742     6.242       360         342           360              342             0          0
     143,478.46......        6.375     5.875       360         330           360              330             0          0
     267,569.47......        4.927     4.427       360         330           360              330             0          0
     391,200.00......        6.616     6.116       360         342           300              300            60         42
     675,790.55......        6.351     5.851       360         342           300              300            60         42
     90,799.73.......        6.125     5.625       360         328           360              328             0          0
     66,913.85.......        6.875     6.375       360         330           360              330             0          0
     126,511.19......        6.375     5.875       360         331           360              331             0          0
     420,481.71......        5.372     4.872       360         331           360              331             0          0
     240,553.30......        6.763     6.263       360         341           360              341             0          0
     192,402.76......        7.483     6.983       360         343           360              343             0          0
     132,528.91......        7.250     6.750       360         343           360              343             0          0
     1,693,621.79....        7.000     6.500       360         343           360              343             0          0
     1,491,558.21....        6.235     5.735       360         343           360              343             0          0
     458,307.92......        6.498     5.998       360         331           360              331             0          0
     313,469.12......        6.531     6.031       360         343           300              300            60         43
     1,472,060.23....        6.162     5.662       360         342           300              300            60         42

                            GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)
                                                                      NUMBER OF
                                                                        MONTHS                 ORIGINAL
                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                  RATE                                     CHANGE        RATE                 PREPAYMENT
       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
     MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
     ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
       6.625      3.000     1.000     12.625     6.625        6            5       6M LIBOR       36
       5.454      3.000     1.000     12.409     6.409        6            5       6M LIBOR       24
       5.875      3.000     1.000     12.500     6.500        6            5       6M LIBOR       36
       5.913      3.000     1.000     12.865     6.865        6            6       6M LIBOR       24
       5.625      3.000     1.000     12.500     6.500        6            6       6M LIBOR       36
       3.500      3.000     1.000     11.125     5.125        6           29       6M LIBOR       24
       3.750      3.000     1.000     11.875     5.875        6           31       6M LIBOR       24
       5.625      3.000     1.000     13.000     7.000        6            7       6M LIBOR       12
       5.762      3.000     1.000     12.505     6.505        6            7       6M LIBOR       24
       5.631      3.000     1.000     11.756     5.756        6            7       6M LIBOR       36
       5.500      3.000     1.000     13.250     7.250        6            9       6M LIBOR       24
       3.625      3.000     1.000     11.375     5.375        6            7       6M LIBOR       36
       5.000      3.000     1.000     12.625     6.625        6           14       6M LIBOR       12
       6.257      3.000     1.000     12.973     6.973        6           17       6M LIBOR       36
       5.750      3.000     1.000     12.250     6.250        6           19       6M LIBOR       36
       5.750      1.000     1.000     13.750     7.750        6            2       6M LIBOR       12
       5.212      1.000     1.000     12.815     6.815        6            4       6M LIBOR       24
       5.033      1.000     1.000     14.005     8.005        6            4       6M LIBOR       36
       5.399      1.000     1.000     12.835     6.835        6            3       6M LIBOR       36
       4.568      1.000     1.000     12.272     6.272        6            3       6M LIBOR       24
       4.948      1.000     1.000     12.453     6.453        6            4       6M LIBOR       36
       4.412      1.000     1.000     11.965     5.965        6            5       6M LIBOR       36
       7.125      3.000     1.000     14.125     8.125        6            1       6M LIBOR       24
       5.750      3.000     1.000     13.875     7.875        6            1       6M LIBOR       36
       4.000      3.000     1.000     12.625     6.625        6            1       6M LIBOR       36
       5.750      3.000     1.000     13.125     7.125        6            1       6M LIBOR       36
       5.954      3.000     1.000     13.885     7.885        6            2       6M LIBOR       24
       3.897      3.000     1.000     11.772     5.772        6            4       6M LIBOR       36
       6.875      3.000     1.000     12.999     6.999        6            4       6M LIBOR       36
       6.361      3.000     1.000     13.856     7.856        6            5       6M LIBOR       12
       5.914      3.000     1.000     12.908     6.908        6            5       6M LIBOR       24
       6.239      3.000     1.000     12.829     6.829        6            5       6M LIBOR       36
       5.000      3.000     1.000     12.125     6.125        6            5       6M LIBOR       36
       5.091      3.000     1.000     11.602     5.602        6            5       6M LIBOR       24
       5.692      3.000     1.000     12.646     6.646        6            5       6M LIBOR       36
       6.192      3.000     1.000     13.307     7.307        6            6       6M LIBOR       12
       5.837      3.000     1.000     12.869     6.869        6            6       6M LIBOR       24
       6.310      3.000     1.000     12.742     6.742        6            6       6M LIBOR       36
       4.500      3.000     1.000     12.375     6.375        6            6       6M LIBOR       12
       3.480      3.000     1.000     10.927     4.927        6            6       6M LIBOR       36
       5.784      3.000     1.000     12.616     6.616        6            6       6M LIBOR       24
       5.645      3.000     1.000     12.351     6.351        6            6       6M LIBOR       36
       4.125      3.000     1.000     12.125     6.125        6           28       6M LIBOR       24
       5.375      3.000     1.000     12.875     6.875        6           30       6M LIBOR       36
       4.625      3.000     1.000     12.375     6.375        6           31       6M LIBOR       24
       3.772      3.000     1.000     11.372     5.372        6           31       6M LIBOR       36
       5.347      3.000     1.000     12.763     6.763        6           41       6M LIBOR       36
       5.668      3.000     1.000     13.483     7.483        6           43       6M LIBOR       36
       6.000      3.000     1.000     13.250     7.250        6            7       6M LIBOR       12
       6.080      3.000     1.000     13.000     7.000        6            7       6M LIBOR       24
       5.819      3.000     1.000     12.235     6.235        6            7       6M LIBOR       36
       5.166      3.000     1.000     12.498     6.498        6            7       6M LIBOR       36
       5.455      3.000     1.000     12.531     6.531        6            7       6M LIBOR       24
       5.612      3.000     1.000     12.162     6.162        6            7       6M LIBOR       36

                                     GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                           ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                         AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                        NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                           MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
     CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
     -------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
     55,928.76.......        5.875     5.375       360         335           360              335             0          0
     134,122.03......        6.250     5.750       360         311           360              311             0          0
     103,659.63......        6.500     6.000       360         337           360              337             0          0
     172,579.83......        8.125     7.625       360         315           360              315             0          0
     289,874.79......        6.537     6.037       360         342           360              342             0          0
     85,271.13.......        7.500     7.000       360         317           360              317             0          0
     689,304.14......        6.571     6.071       360         342           300              300            60         42
     59,102.59.......        6.875     6.375       360         343           360              343             0          0
     1,253,943.32....        6.508     6.008       360         343           360              343             0          0
     384,865.73......        6.723     6.223       360         321           360              321             0          0
     120,000.00......        6.875     6.375       360         343           300              300            60         43
     635,399.00......        5.453     4.953       360         343           300              300            60         43
     589,219.74......        6.334     5.834       360         323           360              323             0          0
     208,539.02......        7.875     7.375       360         343           360              343             0          0
     760,455.31......        9.859     9.359       360         325           360              325             0          0
     15,207,442.40...        9.786     9.286       360         324           360              324             0          0
     13,297,367.13...       10.318     9.818       360         304           360              304             0          0
     988,062.31......        9.061     8.561       360         331           360              331             0          0
     119,817.11......       10.125     9.625       360         321           360              321             0          0
     1,032,163.48....        8.269     7.769       360         319           360              319             0          0
     116,927.12......       10.477     9.977       360         310           360              310             0          0
     102,446.60......        8.375     7.875       360         343           360              343             0          0
     425,200.00......       10.512    10.012       360         328           300              300            60         28
     1,864,431.17....        9.218     8.718       360         326           300              300            60         26
     59,589.62.......       10.000     9.500       360         320           300              300            60         20
     306,497.69......        8.104     7.604       360         332           300              300            60         32
     282,434.03......        6.277     5.777       360         337           360              337             0          0
     126,611.79......        6.571     6.071       360         337           360              337             0          0
     189,500.00......        5.375     4.875       360         337           300              300            60         37
     464,174.74......        6.970     6.470       360         338           360              338             0          0
     106,300.40......        6.375     5.875       360         338           300              300            60         38
     217,434.07......        5.290     4.790       360         327           360              327             0          0
     132,000.00......        6.500     6.000       360         327           300              300            60         27
     242,228.77......        7.125     6.625       360         340           360              340             0          0
     215,473.68......        6.981     6.481       360         340           360              340             0          0
     66,702.07.......        6.500     6.000       360         340           360              340             0          0
     44,942.32.......        7.500     7.000       360         328           360              328             0          0
     99,200.00.......        6.250     5.750       360         340           300              300            60         40
     127,191.33......        6.500     6.000       360         340           300              300            60         40
     1,288,359.36....        7.107     6.607       360         341           360              341             0          0
     3,532,408.59....        6.676     6.176       360         341           360              341             0          0
     990,926.78......        6.413     5.913       360         341           360              341             0          0
     289,347.20......        5.844     5.344       360         329           360              329             0          0
     491,774.39......        6.259     5.759       360         341           300              300            60         41
     1,846,180.78....        6.285     5.785       360         341           300              300            60         41
     534,835.81......        6.135     5.635       360         341           300              300            60         41
     110,000.00......        5.500     5.000       360         329           300              300            60         29
     405,358.88......        7.349     6.849       360         342           360              342             0          0
     4,661,273.01....        6.776     6.276       360         342           360              342             0          0
     774,692.54......        6.976     6.476       360         342           360              342             0          0
     89,684.72.......        5.990     5.490       360         330           360              330             0          0
     328,803.59......        6.716     6.216       360         342           300              300            60         42
     2,445,331.98....        6.621     6.121       360         342           300              300            60         42
     289,165.34......        7.048     6.548       360         342           300              300            60         42

                            GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)
                                                                      NUMBER OF
                                                                        MONTHS                 ORIGINAL
                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                  RATE                                     CHANGE        RATE                 PREPAYMENT
       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
     MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
     ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
       4.625      3.000     1.000     11.875     5.875        6           11       6M LIBOR       36
       4.125      3.000     1.000     12.250     6.250        6           11       6M LIBOR       36
       5.000      3.000     1.000     12.500     6.500        6           13       6M LIBOR       36
       4.125      3.000     1.000     14.125     8.125        6           15       6M LIBOR       36
       5.798      3.000     1.000     12.537     6.537        6           18       6M LIBOR       36
       4.750      3.000     1.000     13.500     7.500        6           17       6M LIBOR       36
       5.762      3.000     1.000     12.571     6.571        6           18       6M LIBOR       36
       6.000      3.000     1.000     12.875     6.875        6           19       6M LIBOR       24
       5.676      3.000     1.000     12.508     6.508        6           19       6M LIBOR       36
       4.856      3.000     1.000     12.723     6.723        6           21       6M LIBOR       36
       6.000      3.000     1.000     12.875     6.875        6           19       6M LIBOR       24
       5.258      3.000     1.000     11.453     5.453        6           19       6M LIBOR       36
       4.025      3.000     1.000     12.334     6.334        6           23       6M LIBOR       36
       5.000      1.000     1.000     11.875     5.875        6            1       6M LIBOR       12
       4.673      1.000     1.000     12.825     6.825        6            4       6M LIBOR       12
       4.918      1.000     1.000     12.726     6.726        6            4       6M LIBOR       24
       4.938      1.000     1.000     13.975     7.975        6            3       6M LIBOR       36
       5.361      1.000     1.000     12.484     6.484        6            4       6M LIBOR       36
       5.375      1.000     1.000     13.125     7.125        6            3       6M LIBOR       24
       4.693      1.000     1.000     12.847     6.847        6            4       6M LIBOR       36
       5.010      1.000     1.000     13.638     7.638        6            4       6M LIBOR       48
       6.000      1.000     1.000     12.375     6.375        6            1       6M LIBOR       24
       5.112      1.000     1.000     13.317     7.317        6            5       6M LIBOR       12
       4.229      1.000     1.000     12.095     6.095        6            4       6M LIBOR       24
       4.375      1.000     1.000     11.750     5.750        6            2       6M LIBOR       36
       4.093      1.000     1.000     11.104     5.104        6            2       6M LIBOR       36
       4.929      3.000     1.000     12.277     6.277        6            1       6M LIBOR       24
       4.979      3.000     1.000     12.571     6.571        6            1       6M LIBOR       36
       3.875      3.000     1.000     11.375     5.375        6            1       6M LIBOR       24
       5.743      3.000     1.000     12.970     6.970        6            2       6M LIBOR       24
       5.250      3.000     1.000     12.375     6.375        6            2       6M LIBOR       36
       3.594      3.000     1.000     11.290     5.290        6            3       6M LIBOR       36
       4.875      3.000     1.000     12.500     6.500        6            3       6M LIBOR       48
       6.000      3.000     1.000     13.125     7.125        6            4       6M LIBOR       12
       6.393      3.000     1.000     12.981     6.981        6            4       6M LIBOR       24
       5.500      3.000     1.000     12.500     6.500        6            4       6M LIBOR       36
       6.250      3.000     1.000     13.500     7.500        6            4       6M LIBOR       36
       5.250      3.000     1.000     12.250     6.250        6            4       6M LIBOR       24
       5.625      3.000     1.000     12.500     6.500        6            4       6M LIBOR       36
       5.822      3.000     1.000     13.107     7.107        6            5       6M LIBOR       12
       5.658      3.000     1.000     12.676     6.676        6            5       6M LIBOR       24
       5.684      3.000     1.000     12.413     6.413        6            5       6M LIBOR       36
       4.773      3.000     1.000     11.844     5.844        6            5       6M LIBOR       36
       5.208      3.000     1.000     12.259     6.259        6            5       6M LIBOR       12
       5.242      3.000     1.000     12.285     6.285        6            5       6M LIBOR       24
       5.483      3.000     1.000     12.135     6.135        6            5       6M LIBOR       36
       3.750      3.000     1.000     11.500     5.500        6            5       6M LIBOR       36
       5.738      3.000     1.000     13.349     7.349        6            6       6M LIBOR       12
       5.797      3.000     1.000     12.776     6.776        6            6       6M LIBOR       24
       6.287      3.000     1.000     12.976     6.976        6            6       6M LIBOR       36
       4.875      3.000     1.000     11.990     5.990        6            6       6M LIBOR       36
       5.165      3.000     1.000     12.716     6.716        6            6       6M LIBOR       12
       5.667      3.000     1.000     12.621     6.621        6            6       6M LIBOR       24
       6.024      3.000     1.000     13.048     7.048        6            6       6M LIBOR       36

                                     GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                           ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                         AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                        NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                           MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
     CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
     -------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
     77,226.88.......        6.625     6.125       360         330           300              300            60         30
     266,489.31......        6.723     6.223       360         328           360              328             0          0
     581,729.12......        5.880     5.380       360         331           360              331             0          0
     319,239.67......        6.316     5.816       360         342           360              342             0          0
     101,091.37......        6.250     5.750       360         343           360              343             0          0
     386,970.99......        6.386     5.886       360         343           360              343             0          0
     604,500.78......        6.712     6.212       360         343           360              343             0          0
     6,191,801.80....        6.748     6.248       360         343           360              343             0          0
     1,273,146.26....        6.739     6.239       360         343           360              343             0          0
     808,340.25......        6.576     6.076       360         331           360              331             0          0
     3,309,669.07....        6.220     5.720       360         343           300              300            60         43
     712,716.00......        6.199     5.699       360         343           300              300            60         43
     83,900.00.......        6.875     6.375       360         333           300              300            60         33
     163,016.47......        7.375     6.875       360         336           360              336             0          0
     268,000.00......        6.506     6.006       360         336           300              300            60         36
     103,920.41......        7.250     6.750       360         337           300              300            60         37
     223,273.38......        5.634     5.134       360         338           300              300            60         38
     1,655,958.69....        6.365     5.865       360         342           360              342             0          0
     150,959.20......        6.500     6.000       360         342           300              300            60         42
     1,717,225.49....        6.216     5.716       360         342           300              300            60         42
     229,686.33......        6.500     6.000       360         343           360              343             0          0
     927,147.87......        6.418     5.918       360         343           360              343             0          0
     160,283.99......        5.625     5.125       360         321           360              321             0          0
     1,026,791.22....        5.913     5.413       360         343           300              300            60         43
     361,274.69......        6.687     6.187       360         322           360              322             0          0
     1,211,021.96....        6.436     5.936       360         323           360              323             0          0
     479,903.97......        6.311     5.811       360         326           360              326             0          0
     417,572.70......        6.371     5.871       360         327           360              327             0          0
     120,680.47......       10.125     9.625       360         341           360              341             0          0
     1,980,785.13....        9.716     9.216       360         327           360              327             0          0
     64,782,582.25...        9.775     9.275       360         322           360              322             0          0
     20,741,460.03...       10.177     9.677       360         302           360              302             0          0
     3,647,377.52....        9.327     8.827       360         329           360              329             0          0
     107,332.33......       10.375     9.875       360         305           360              305             0          0
     157,705.61......        8.625     8.125       360         321           360              321             0          0
     439,079.28......        8.883     8.383       360         322           360              322             0          0
     3,764,850.00....        8.379     7.879       360         321           360              321             0          0
     202,818.29......        9.556     9.056       360         293           360              293             0          0
     273,106.97......        8.625     8.125       360         315           360              315             0          0
     202,687.14......       10.375     9.875       360         312           360              312             0          0
     112,936.65......        7.000     6.500       360         343           360              343             0          0
     1,539,902.43....        9.297     8.797       360         327           300              300            60         27
     28,769,438.25...        9.088     8.588       360         329           300              300            60         29
     986,501.49......        9.385     8.885       360         322           300              300            60         22
     1,765,846.29....        8.864     8.364       360         330           300              300            60         30
     347,969.66......        9.375     8.875       360         323           300              300            60         23
     2,713,260.02....        8.320     7.820       360         322           300              300            60         22
     192,493.92......        7.125     6.625       360         337           360              337             0          0
     3,362,754.60....        6.812     6.312       360         337           360              337             0          0
     378,174.91......        5.750     5.250       360         337           360              337             0          0
     114,293.08......        6.625     6.125       360         325           360              325             0          0
     151,747.34......        6.500     6.000       360         325           360              325             0          0
     2,255,679.58....        6.250     5.750       360         325           360              325             0          0
     201,154.76......        6.330     5.830       360         337           300              300            60         37

                            GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)
                                                                      NUMBER OF
                                                                        MONTHS                 ORIGINAL
                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                  RATE                                     CHANGE        RATE                 PREPAYMENT
       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
     MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
     ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
       4.500      3.000     1.000     12.625     6.625        6            6       6M LIBOR       48
       4.976      3.000     1.000     12.723     6.723        6           28       6M LIBOR       36
       3.914      3.000     1.000     11.880     5.880        6           31       6M LIBOR       24
       5.284      3.000     1.000     12.316     6.316        6           42       6M LIBOR       36
       5.375      3.000     1.000     12.250     6.250        6           43       6M LIBOR       24
       5.204      3.000     1.000     12.386     6.386        6           43       6M LIBOR       36
       5.598      3.000     1.000     12.712     6.712        6            7       6M LIBOR       12
       5.798      3.000     1.000     12.746     6.746        6            7       6M LIBOR       24
       6.100      3.000     1.000     12.739     6.739        6            7       6M LIBOR       36
       4.909      3.000     1.000     12.576     6.576        6            7       6M LIBOR       36
       5.362      3.000     1.000     12.220     6.220        6            7       6M LIBOR       24
       5.534      3.000     1.000     12.199     6.199        6            7       6M LIBOR       36
       5.000      3.000     1.000     12.875     6.875        6            9       6M LIBOR       36
       6.375      3.000     1.000     13.375     7.375        6           12       6M LIBOR       36
       4.440      3.000     1.000     12.506     6.506        6           12       6M LIBOR       36
       5.250      3.000     1.000     13.250     7.250        6           13       6M LIBOR       24
       4.578      3.000     1.000     11.634     5.634        6           14       6M LIBOR       36
       5.619      3.000     1.000     12.365     6.365        6           18       6M LIBOR       36
       5.000      3.000     1.000     12.500     6.500        6           18       6M LIBOR       12
       5.265      3.000     1.000     12.216     6.216        6           18       6M LIBOR       36
       5.750      3.000     1.000     12.500     6.500        6           19       6M LIBOR       12
       5.684      3.000     1.000     12.418     6.418        6           19       6M LIBOR       36
       3.875      3.000     1.000     11.625     5.625        6           21       6M LIBOR       36
       5.238      3.000     1.000     11.913     5.913        6           19       6M LIBOR       36
       4.223      3.000     1.000     12.687     6.687        6           22       6M LIBOR       24
       4.280      3.000     1.000     12.436     6.436        6           23       6M LIBOR       36
       4.498      3.000     1.000     12.311     6.311        6           26       6M LIBOR       24
       5.459      3.000     1.000     12.371     6.371        6           27       6M LIBOR       36
       6.500      1.000     1.000     13.125     7.125        6            5       6M LIBOR       24
       4.647      1.000     1.000     12.803     6.803        6            5       6M LIBOR       12
       4.731      1.000     1.000     12.744     6.744        6            4       6M LIBOR       24
       4.741      1.000     1.000     13.998     7.998        6            3       6M LIBOR       36
       4.586      1.000     1.000     11.675     5.675        6            3       6M LIBOR       36
       5.000      1.000     1.000     14.750     8.750        6            5       6M LIBOR       60
       3.375      1.000     1.000     11.625     5.625        6            3       6M LIBOR       12
       4.456      1.000     1.000     12.443     6.443        6            4       6M LIBOR       24
       4.511      1.000     1.000     12.393     6.393        6            4       6M LIBOR       36
       4.038      1.000     1.000     14.460     8.460        6            3       6M LIBOR       48
       3.125      1.000     1.000     11.375     5.375        6            3       6M LIBOR       48
       5.125      1.000     1.000     13.990     7.990        6            6       6M LIBOR       12
       5.125      1.000     1.000     11.000     5.000        6            1       6M LIBOR       24
       3.920      1.000     1.000     12.074     6.074        6            3       6M LIBOR       12
       4.224      1.000     1.000     11.967     5.967        6            4       6M LIBOR       24
       4.004      1.000     1.000     11.244     5.244        6            4       6M LIBOR       36
       4.248      1.000     1.000     11.943     5.943        6            3       6M LIBOR       36
       4.000      1.000     1.000     12.375     6.375        6            5       6M LIBOR       12
       3.884      1.000     1.000     12.006     6.006        6            4       6M LIBOR       36
       5.625      3.000     1.000     13.125     7.125        6            1       6M LIBOR       12
       4.957      3.000     1.000     12.812     6.812        6            1       6M LIBOR       24
       4.500      3.000     1.000     11.750     5.750        6            1       6M LIBOR       36
       3.875      3.000     1.000     12.625     6.625        6            1       6M LIBOR       12
       4.750      3.000     1.000     12.500     6.500        6            1       6M LIBOR       24
       4.410      3.000     1.000     12.248     6.248        6            1       6M LIBOR       36
       4.689      3.000     1.000     12.330     6.330        6            1       6M LIBOR       12

                                     GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                           ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                         AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                        NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                           MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
     CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
     -------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
     1,694,675.26....        6.554     6.054       360         337           300              300            60         37
     133,600.00......        6.875     6.375       360         337           300              300            60         37
     972,167.82......        6.256     5.756       360         325           300              300            60         25
     43,385.99.......        8.125     7.625       360         338           360              338             0          0
     1,977,538.74....        6.729     6.229       360         338           360              338             0          0
     244,749.88......        6.935     6.435       360         338           360              338             0          0
     593,935.33......        5.385     4.885       360         326           360              326             0          0
     1,702,497.90....        6.240     5.740       360         338           300              300            60         38
     273,759.10......        6.125     5.625       360         339           360              339             0          0
     836,463.61......        5.863     5.363       360         327           360              327             0          0
     523,832.04......        5.516     5.016       360         327           300              300            60         27
     3,113,900.23....        6.546     6.046       360         340           360              340             0          0
     93,763.59.......        5.625     5.125       360         340           360              340             0          0
     1,879,619.29....        5.854     5.354       360         328           360              328             0          0
     1,962,621.80....        6.354     5.854       360         340           300              300            60         40
     298,800.00......        6.377     5.877       360         340           300              300            60         40
     927,186.50......        5.298     4.798       360         328           300              300            60         28
     695,739.85......        7.228     6.728       360         341           360              341             0          0
     24,497,318.85...        6.719     6.219       360         341           360              341             0          0
     1,266,105.55....        6.021     5.521       360         341           360              341             0          0
     150,447.99......        5.625     5.125       360         329           360              329             0          0
     291,161.02......        6.750     6.250       360         329           360              329             0          0
     3,059,183.00....        5.693     5.193       360         329           360              329             0          0
     1,442,643.88....        7.108     6.608       360         341           300              300            60         41
     33,477,008.11...        6.287     5.787       360         341           300              300            60         41
     3,397,187.55....        6.029     5.529       360         341           300              300            60         41
     492,841.28......        5.482     4.982       360         329           300              300            60         29
     184,800.00......        5.875     5.375       360         329           300              300            60         29
     3,441,993.25....        5.341     4.841       360         329           300              300            60         29
     1,272,235.65....        6.819     6.319       360         342           360              342             0          0
     28,477,761.22...        6.522     6.022       360         342           360              342             0          0
     1,257,097.37....        6.529     6.029       360         342           360              342             0          0
     50,184.34.......        7.000     6.500       360         330           360              330             0          0
     4,880,971.54....        5.839     5.339       360         330           360              330             0          0
     1,966,355.75....        6.418     5.918       360         342           300              300            60         42
     39,821,656.60...        6.240     5.740       360         342           300              300            60         42
     2,849,214.91....        6.031     5.531       360         342           300              300            60         42
     205,616.66......        6.167     5.667       360         330           300              300            60         30
     5,018,359.65....        5.608     5.108       360         330           300              300            60         30
     118,469.41......        5.625     5.125       360         328           360              328             0          0
     8,423,088.19....        5.836     5.336       360         329           360              329             0          0
     11,687,943.71...        5.843     5.343       360         329           360              329             0          0
     4,248,413.21....        5.760     5.260       360         331           360              331             0          0
     5,653,443.71....        5.850     5.350       360         331           360              331             0          0
     641,095.22......        6.331     5.831       360         336           360              336             0          0
     482,218.46......        6.280     5.780       360         335           360              335             0          0
     70,364.35.......        6.625     6.125       360         337           360              337             0          0
     493,618.73......        6.617     6.117       360         342           360              342             0          0
     1,654,466.56....        6.460     5.960       360         341           360              341             0          0
     6,867,580.20....        6.339     5.839       360         341           360              341             0          0
     97,933.26.......        7.125     6.625       360         343           360              343             0          0
     2,882,000.14....        6.332     5.832       360         343           360              343             0          0
     962,859.19......        6.883     6.383       360         343           360              343             0          0
     35,384,454.30...        6.444     5.944       360         343           360              343             0          0

                            GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)
                                                                      NUMBER OF
                                                                        MONTHS                 ORIGINAL
                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                  RATE                                     CHANGE        RATE                 PREPAYMENT
       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
     MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
     ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
       4.641      3.000     1.000     12.554     6.554        6            1       6M LIBOR       24
       5.125      3.000     1.000     12.875     6.875        6            1       6M LIBOR       36
       4.306      3.000     1.000     12.256     6.256        6            1       6M LIBOR       36
       6.250      3.000     1.000     14.125     8.125        6            2       6M LIBOR       12
       5.597      3.000     1.000     12.729     6.729        6            2       6M LIBOR       24
       5.560      3.000     1.000     12.935     6.935        6            2       6M LIBOR       36
       3.756      3.000     1.000     11.385     5.385        6            2       6M LIBOR       36
       5.216      3.000     1.000     12.240     6.240        6            2       6M LIBOR       24
       5.500      3.000     1.000     12.125     6.125        6            3       6M LIBOR       24
       4.184      3.000     1.000     11.863     5.863        6            3       6M LIBOR       36
       3.754      3.000     1.000     11.516     5.516        6            3       6M LIBOR       36
       5.677      3.000     1.000     12.546     6.546        6            4       6M LIBOR       24
       5.250      3.000     1.000     11.625     5.625        6            4       6M LIBOR       36
       4.247      3.000     1.000     11.854     5.854        6            4       6M LIBOR       36
       5.423      3.000     1.000     12.354     6.354        6            4       6M LIBOR       24
       5.584      3.000     1.000     12.377     6.377        6            4       6M LIBOR       36
       3.893      3.000     1.000     11.298     5.298        6            4       6M LIBOR       36
       5.567      3.000     1.000     13.228     7.228        6            5       6M LIBOR       12
       5.745      3.000     1.000     12.719     6.719        6            5       6M LIBOR       24
       5.626      3.000     1.000     12.021     6.021        6            5       6M LIBOR       36
       3.750      3.000     1.000     11.625     5.625        6            5       6M LIBOR       12
       4.875      3.000     1.000     12.750     6.750        6            5       6M LIBOR       24
       4.585      3.000     1.000     11.693     5.693        6            5       6M LIBOR       36
       5.624      3.000     1.000     13.108     7.108        6            5       6M LIBOR       12
       5.365      3.000     1.000     12.287     6.287        6            5       6M LIBOR       24
       5.339      3.000     1.000     12.029     6.029        6            5       6M LIBOR       36
       3.569      3.000     1.000     11.482     5.482        6            5       6M LIBOR       12
       3.875      3.000     1.000     11.875     5.875        6            5       6M LIBOR       24
       3.842      3.000     1.000     11.341     5.341        6            5       6M LIBOR       36
       5.591      3.000     1.000     12.819     6.819        6            6       6M LIBOR       12
       5.671      3.000     1.000     12.525     6.525        6            6       6M LIBOR       24
       5.803      3.000     1.000     12.529     6.529        6            6       6M LIBOR       36
       4.250      3.000     1.000     13.000     7.000        6            6       6M LIBOR       24
       4.551      3.000     1.000     11.839     5.839        6            6       6M LIBOR       36
       5.185      3.000     1.000     12.418     6.418        6            6       6M LIBOR       12
       5.406      3.000     1.000     12.240     6.240        6            6       6M LIBOR       24
       5.368      3.000     1.000     12.031     6.031        6            6       6M LIBOR       36
       4.432      3.000     1.000     12.167     6.167        6            6       6M LIBOR       24
       3.957      3.000     1.000     11.608     5.608        6            6       6M LIBOR       36
       3.125      3.000     1.000     11.625     5.625        6           28       6M LIBOR       12
       4.003      3.000     1.000     11.836     5.836        6           29       6M LIBOR       24
       4.180      3.000     1.000     11.843     5.843        6           29       6M LIBOR       36
       3.890      3.000     1.000     11.760     5.760        6           31       6M LIBOR       24
       4.011      3.000     1.000     11.850     5.850        6           31       6M LIBOR       36
       4.369      3.000     1.000     12.331     6.331        6           36       6M LIBOR       24
       3.952      3.000     1.000     12.280     6.280        6           35       6M LIBOR       36
       4.250      3.000     1.000     12.625     6.625        6           37       6M LIBOR       24
       5.503      3.000     1.000     12.617     6.617        6           42       6M LIBOR       12
       5.357      3.000     1.000     12.460     6.460        6           41       6M LIBOR       24
       5.335      3.000     1.000     12.339     6.339        6           41       6M LIBOR       36
       5.125      3.000     1.000     13.125     7.125        6           43       6M LIBOR       12
       5.232      3.000     1.000     12.332     6.332        6           43       6M LIBOR       36
       5.740      3.000     1.000     12.883     6.883        6            7       6M LIBOR       12
       5.632      3.000     1.000     12.444     6.444        6            7       6M LIBOR       24

                                     GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                           ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                         AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                        NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                           MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
     CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
     -------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
     1,344,502.09....        5.968     5.468       360         343           360              343             0          0
     159,886.72......        7.283     6.783       360         331           360              331             0          0
     5,572,592.95....        5.886     5.386       360         331           360              331             0          0
     1,309,210.66....        6.627     6.127       360         343           300              300            60         43
     52,488,910.98...        6.128     5.628       360         343           300              300            60         43
     3,227,194.23....        5.675     5.175       360         343           300              300            60         43
     594,592.38......        6.288     5.788       360         332           300              300            60         32
     5,391,547.23....        5.915     5.415       360         331           300              300            60         31
     173,536.52......        5.990     5.490       360         336           360              336             0          0
     2,090,007.08....        6.743     6.243       360         335           360              335             0          0
     256,695.99......        6.007     5.507       360         312           360              312             0          0
     2,816,026.64....        6.413     5.913       360         335           300              300            60         35
     667,030.77......        6.691     6.191       360         337           360              337             0          0
     700,440.94......        6.851     6.351       360         313           360              313             0          0
     1,914,658.12....        6.675     6.175       360         314           360              314             0          0
     104,719.96......        6.750     6.250       360         337           300              300            60         37
     604,151.28......        7.080     6.580       360         341           360              341             0          0
     16,914,709.42...        6.332     5.832       360         342           360              342             0          0
     2,432,299.91....        6.439     5.939       360         317           360              317             0          0
     232,000.00......        6.250     5.750       360         342           300              300            60         42
     798,460.24......        6.358     5.858       360         341           300              300            60         41
     29,910,043.43...        6.074     5.574       360         342           300              300            60         42
     266,982.23......        6.748     6.248       360         343           360              343             0          0
     229,764.89......        7.051     6.551       360         343           360              343             0          0
     10,298,830.27...        6.042     5.542       360         343           360              343             0          0
     571,117.48......        6.144     5.644       360         321           360              321             0          0
     7,727,627.53....        5.826     5.326       360         321           360              321             0          0
     484,000.00......        6.338     5.838       360         343           300              300            60         43
     414,645.12......        5.977     5.477       360         343           300              300            60         43
     16,405,256.81...        6.015     5.515       360         343           300              300            60         43
     123,514.59......        6.375     5.875       360         323           360              323             0          0
     1,967,628.50....        6.556     6.056       360         323           360              323             0          0
     13,806,327.31...        6.345     5.845       360         323           360              323             0          0
     59,880.92.......        5.750     5.250       360         323           360              323             0          0
     2,154,561.59....        6.371     5.871       360         326           360              326             0          0
     6,177,086.77....        6.127     5.627       360         326           360              326             0          0
     102,179.73......        7.500     7.000       360         343           360              343             0          0
     21,274,845.42...        9.980     9.480       360         318           360              318             0          0
     4,175,317.67....       10.044     9.544       360         321           360              321             0          0
     3,376,424.61....       10.034     9.534       360         296           360              296             0          0
     600,746.72......        7.774     7.274       360         320           360              320             0          0
     74,628.04.......       10.000     9.500       360         323           360              323             0          0
     4,568,044.46....        9.409     8.909       360         327           300              300            60         27
     575,782.40......        9.195     8.695       360         329           300              300            60         29
     629,499.53......        7.463     6.963       360         323           300              300            60         23
     103,158.73......        8.000     7.500       360         337           360              337             0          0
     425,261.59......        6.919     6.419       360         325           360              325             0          0
     151,200.00......        6.625     6.125       360         337           300              300            60         37
     330,633.37......        7.002     6.502       360         338           360              338             0          0
     131,515.87......        5.875     5.375       360         327           360              327             0          0
     82,557.94.......        5.250     4.750       360         327           300              300            60         27
     402,659.87......        6.642     6.142       360         340           360              340             0          0
     46,437.95.......        6.375     5.875       360         328           360              328             0          0
     195,989.08......        6.500     6.000       360         340           300              300            60         40

                            GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)
                                                                      NUMBER OF
                                                                        MONTHS                 ORIGINAL
                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                  RATE                                     CHANGE        RATE                 PREPAYMENT
       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
     MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
     ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
       5.445      3.000     1.000     11.968     5.968        6            7       6M LIBOR       36
       5.036      3.000     1.000     13.283     7.283        6            7       6M LIBOR       24
       4.360      3.000     1.000     11.886     5.886        6            7       6M LIBOR       36
       5.325      3.000     1.000     12.627     6.627        6            7       6M LIBOR       12
       5.305      3.000     1.000     12.128     6.128        6            7       6M LIBOR       24
       5.292      3.000     1.000     11.675     5.675        6            7       6M LIBOR       36
       4.459      3.000     1.000     12.288     6.288        6            8       6M LIBOR       24
       4.095      3.000     1.000     11.915     5.915        6            7       6M LIBOR       36
       4.750      3.000     1.000     11.990     5.990        6           12       6M LIBOR       24
       4.922      3.000     1.000     12.743     6.743        6           11       6M LIBOR       36
       3.382      3.000     1.000     12.007     6.007        6           12       6M LIBOR       36
       4.392      3.000     1.000     12.413     6.413        6           11       6M LIBOR       36
       5.286      3.000     1.000     12.691     6.691        6           13       6M LIBOR       36
       3.361      3.000     1.000     12.851     6.851        6           13       6M LIBOR       24
       3.784      3.000     1.000     12.675     6.675        6           14       6M LIBOR       36
       5.000      3.000     1.000     12.750     6.750        6           13       6M LIBOR       36
       5.478      3.000     1.000     13.080     7.080        6           17       6M LIBOR       12
       5.592      3.000     1.000     12.332     6.332        6           18       6M LIBOR       36
       3.959      3.000     1.000     12.439     6.439        6           17       6M LIBOR       36
       5.000      3.000     1.000     12.250     6.250        6           18       6M LIBOR       12
       5.243      3.000     1.000     12.358     6.358        6           17       6M LIBOR       24
       5.326      3.000     1.000     12.074     6.074        6           18       6M LIBOR       36
       5.540      3.000     1.000     12.748     6.748        6           19       6M LIBOR       12
       5.801      3.000     1.000     13.051     7.051        6           19       6M LIBOR       24
       5.409      3.000     1.000     12.042     6.042        6           19       6M LIBOR       36
       4.034      3.000     1.000     12.144     6.144        6           21       6M LIBOR       24
       3.911      3.000     1.000     11.826     5.826        6           21       6M LIBOR       36
       5.000      3.000     1.000     12.338     6.338        6           19       6M LIBOR       12
       5.100      3.000     1.000     11.977     5.977        6           19       6M LIBOR       24
       5.305      3.000     1.000     12.015     6.015        6           19       6M LIBOR       36
       3.375      3.000     1.000     12.375     6.375        6           23       6M LIBOR       12
       4.453      3.000     1.000     12.556     6.556        6           23       6M LIBOR       24
       4.035      3.000     1.000     12.345     6.345        6           23       6M LIBOR       36
       3.000      3.000     1.000     11.750     5.750        6           23       6M LIBOR       60
       4.335      3.000     1.000     12.371     6.371        6           26       6M LIBOR       24
       4.225      3.000     1.000     12.127     6.127        6           26       6M LIBOR       36
       5.500      1.000     1.000     11.500     5.500        6            1       6M LIBOR        0
       4.784      1.000     1.000     13.198     7.198        6            4       6M LIBOR        0
       5.126      1.000     1.000     13.149     7.149        6            5       6M LIBOR       24
       4.872      1.000     1.000     14.554     8.554        6            4       6M LIBOR       36
       3.676      1.000     1.000     12.136     6.136        6            5       6M LIBOR        0
       5.000      1.000     1.000     13.000     7.000        6            5       6M LIBOR       24
       4.404      1.000     1.000     12.211     6.211        6            4       6M LIBOR        0
       4.180      1.000     1.000     11.555     5.555        6            5       6M LIBOR       24
       4.589      1.000     1.000     13.053     7.053        6            5       6M LIBOR        0
       5.500      3.000     1.000     14.000     8.000        6            1       6M LIBOR        0
       4.911      3.000     1.000     12.919     6.919        6            1       6M LIBOR        0
       5.375      3.000     1.000     12.625     6.625        6            1       6M LIBOR        0
       5.289      3.000     1.000     13.002     7.002        6            2       6M LIBOR        0
       3.125      3.000     1.000     11.875     5.875        6            3       6M LIBOR        0
       3.375      3.000     1.000     11.250     5.250        6            3       6M LIBOR        0
       5.892      3.000     1.000     12.642     6.642        6            4       6M LIBOR        0
       4.250      3.000     1.000     12.375     6.375        6            4       6M LIBOR        0
       5.750      3.000     1.000     12.500     6.500        6            4       6M LIBOR        0

                                     GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                           ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                         AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                        NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                           MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
     CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
     -------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
     2,887,240.38....        6.975     6.475       360         341           360              341             0          0
     956,398.92......        6.508     6.008       360         329           360              329             0          0
     3,357,208.58....        6.407     5.907       360         341           300              300            60         41
     885,134.87......        5.477     4.977       360         329           300              300            60         29
     4,815,405.24....        6.781     6.281       360         342           360              342             0          0
     1,615,473.03....        6.085     5.585       360         330           360              330             0          0
     203,401.01......        6.125     5.625       360         330           360              330             0          0
     2,907,278.95....        6.369     5.869       360         342           300              300            60         42
     1,194,114.85....        5.910     5.410       360         330           300              300            60         30
     2,368,651.55....        6.118     5.618       360         329           360              329             0          0
     260,760.76......        4.999     4.499       360         328           360              328             0          0
     583,312.20......        6.205     5.705       360         331           360              331             0          0
     112,718.67......        5.625     5.125       360         335           360              335             0          0
     111,662.93......        6.625     6.125       360         337           360              337             0          0
     2,189,882.84....        6.136     5.636       360         342           360              342             0          0
     651,696.75......        6.160     5.660       360         343           360              343             0          0
     7,269,018.16....        6.436     5.936       360         343           360              343             0          0
     2,775,958.42....        6.690     6.190       360         332           360              332             0          0
     2,666,891.98....        6.494     5.994       360         343           300              300            60         43
     2,422,742.48....        6.330     5.830       360         332           300              300            60         32
     2,057,343.73....        6.926     6.426       360         335           360              335             0          0
     90,172.21.......        6.250     5.750       360         311           360              311             0          0
     1,220,462.77....        6.432     5.932       360         335           300              300            60         35
     580,033.18......        6.705     6.205       360         337           360              337             0          0
     73,215.05.......        6.875     6.375       360         313           360              313             0          0
     745,416.98......        6.618     6.118       360         337           300              300            60         37
     15,308,550.71...        6.701     6.201       360         342           360              342             0          0
     100,437.12......        6.375     5.875       360         318           360              318             0          0
     16,041,447.59...        6.471     5.971       360         342           300              300            60         42
     7,839,159.86....        6.550     6.050       360         343           360              343             0          0
     411,555.79......        6.485     5.985       360         320           360              320             0          0
     118,307.92......        6.000     5.500       360         320           360              320             0          0
     145,441.80......        7.000     6.500       360         320           360              320             0          0
     7,063,449.39....        6.381     5.881       360         343           300              300            60         43
     628,880.97......        6.477     5.977       360         322           360              322             0          0
     121,772.85......        6.375     5.875       360         322           360              322             0          0
     991,287.69......        6.704     6.204       360         323           360              323             0          0
     1,019,494.28....        6.457     5.957       360         326           360              326             0          0

                            GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)
                                                                      NUMBER OF
                                                                        MONTHS                 ORIGINAL
                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                  RATE                                     CHANGE        RATE                 PREPAYMENT
       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
     MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
     ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
       5.787      3.000     1.000     12.975     6.975        6            5       6M LIBOR        0
       5.107      3.000     1.000     12.508     6.508        6            5       6M LIBOR        0
       5.301      3.000     1.000     12.407     6.407        6            5       6M LIBOR        0
       3.910      3.000     1.000     11.477     5.477        6            5       6M LIBOR        0
       5.758      3.000     1.000     12.781     6.781        6            6       6M LIBOR        0
       4.668      3.000     1.000     12.085     6.085        6            6       6M LIBOR        0
       4.125      3.000     1.000     12.125     6.125        6            6       6M LIBOR       24
       5.505      3.000     1.000     12.369     6.369        6            6       6M LIBOR        0
       4.381      3.000     1.000     11.910     5.910        6            6       6M LIBOR        0
       4.075      3.000     1.000     12.118     6.118        6           29       6M LIBOR        0
       3.125      3.000     1.000     10.999     4.999        6           28       6M LIBOR       24
       4.405      3.000     1.000     12.205     6.205        6           31       6M LIBOR        0
       3.500      3.000     1.000     11.625     5.625        6           35       6M LIBOR        0
       4.375      3.000     1.000     12.625     6.625        6           37       6M LIBOR        0
       5.320      3.000     1.000     12.136     6.136        6           42       6M LIBOR        0
       5.297      3.000     1.000     12.160     6.160        6           43       6M LIBOR        0
       5.631      3.000     1.000     12.436     6.436        6            7       6M LIBOR        0
       5.137      3.000     1.000     12.690     6.690        6            8       6M LIBOR        0
       5.363      3.000     1.000     12.494     6.494        6            7       6M LIBOR        0
       4.505      3.000     1.000     12.330     6.330        6            8       6M LIBOR        0
       5.147      3.000     1.000     12.926     6.926        6           11       6M LIBOR        0
       3.625      3.000     1.000     12.250     6.250        6           11       6M LIBOR        0
       4.490      3.000     1.000     12.432     6.432        6           11       6M LIBOR        0
       5.330      3.000     1.000     12.705     6.705        6           13       6M LIBOR        0
       3.750      3.000     1.000     12.875     6.875        6           13       6M LIBOR        0
       5.140      3.000     1.000     12.618     6.618        6           13       6M LIBOR        0
       5.748      3.000     1.000     12.701     6.701        6           18       6M LIBOR        0
       3.625      3.000     1.000     12.375     6.375        6           18       6M LIBOR        0
       5.487      3.000     1.000     12.471     6.471        6           18       6M LIBOR        0
       5.729      3.000     1.000     12.550     6.550        6           19       6M LIBOR        0
       4.449      3.000     1.000     12.485     6.485        6           20       6M LIBOR        0
       4.125      3.000     1.000     12.000     6.000        6           20       6M LIBOR       24
       4.875      3.000     1.000     13.000     7.000        6           20       6M LIBOR       36
       5.491      3.000     1.000     12.381     6.381        6           19       6M LIBOR        0
       4.280      3.000     1.000     12.477     6.477        6           22       6M LIBOR        0
       4.125      3.000     1.000     12.375     6.375        6           22       6M LIBOR       24
       4.276      3.000     1.000     12.704     6.704        6           23       6M LIBOR       36
       4.534      3.000     1.000     12.457     6.457        6           26       6M LIBOR        0

GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS

                                                                      ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                    AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                   NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                      MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
-------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
      148,455.40        8.250      7.750      360         330           360              330             0          0
      168,409.41        9.375      8.875      360         316           360              316             0          0
    1,027,546.62        8.318      7.818      360         329           360              329             0          0
      159,123.38        9.375      8.875      360         325           300              300            60         25
      156,820.95        9.750      9.250      360         322           300              300            60         22
      184,000.00        9.750      9.250      360         325           300              300            60         25
      155,750.00        6.875      6.375      360         340           300              300            60         40
      152,912.68        6.000      5.500      360         341           360              341             0          0
      154,251.03        6.500      6.000      360         341           300              300            60         41
      214,600.00        5.250      4.750      360         329           300              300            60         29
      686,407.10        5.865      5.365      360         342           360              342             0          0
      847,026.96        5.942      5.442      360         342           360              342             0          0
      255,789.17        6.125      5.625      360         330           360              330             0          0
      179,945.07        6.500      6.000      360         342           300              300            60         42
      204,800.00        5.875      5.375      360         342           300              300            60         42
    1,066,560.94        6.082      5.582      360         342           300              300            60         42
      238,302.55        4.875      4.375      360         330           300              300            60         30
      124,484.28        6.000      5.500      360         331           360              331             0          0
      239,013.25        6.125      5.625      360         343           360              343             0          0
      249,917.98        6.000      5.500      360         343           360              343             0          0
      522,639.20        6.450      5.950      360         343           300              300            60         43
      257,460.00        6.875      6.375      360         343           300              300            60         43
      216,573.92        6.500      6.000      360         336           300              300            60         36
      342,400.00        6.134      5.634      360         342           300              300            60         42
       50,028.05        8.000      7.500      360         343           360              343             0          0
      553,956.18        6.345      5.845      360         343           300              300            60         43
      371,650.02        6.077      5.577      360         323           360              323             0          0
      164,857.24        5.125      4.625      360         327           360              327             0          0
      134,377.33       10.625     10.125      360         315           360              315             0          0
      531,469.18        6.249      5.749      360         342           360              342             0          0
      186,000.00        6.250      5.750      360         342           300              300            60         42
      128,646.87        6.125      5.625      360         341           360              341             0          0
      275,944.72        5.375      4.875      360         343           300              300            60         43
    1,677,770.09        9.672      9.172      360         327           360              327             0          0
    1,364,790.88        9.553      9.053      360         305           360              305             0          0
      431,395.62       10.875     10.375      360         328           360              328             0          0
      162,988.00       10.750     10.250      360         322           300              300            60         22
      159,597.85        9.375      8.875      360         334           300              300            60         34
      212,400.00        5.625      5.125      360         337           300              300            60         37
    1,106,169.83        6.471      5.971      360         341           360              341             0          0
      202,000.00        7.125      6.625      360         341           300              300            60         41
      258,175.49        6.740      6.240      360         341           300              300            60         41
      437,765.50        6.401      5.901      360         342           360              342             0          0
      306,921.27        6.921      6.421      360         342           300              300            60         42
      425,984.20        5.343      4.843      360         342           300              300            60         42
      168,355.03        5.875      5.375      360         331           360              331             0          0
      732,664.36        6.442      5.942      360         343           360              343             0          0
      114,742.16        6.000      5.500      360         343           360              343             0          0
      695,284.80        5.940      5.440      360         343           300              300            60         43
      665,244.94        5.993      5.493      360         343           300              300            60         43
      147,760.48        6.500      6.000      360         341           300              300            60         41

GROUP TWO ADJUSTABL  GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS
                                                                                      NUMBER OF
                                                                                        MONTHS                 ORIGINAL
                                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                                  RATE                                     CHANGE        RATE                 PREPAYMENT
                       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
CURRENT BALANCE ($)  MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
-------------------  ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
      148,455.40       4.125      1.000     1.000     11.250     5.250        6            6       6M LIBOR       24
      168,409.41       4.000      1.000     1.000     11.875     5.875        6            4       6M LIBOR       36
    1,027,546.62       4.173      1.000     1.000     10.853     4.853        6            4       6M LIBOR       36
      159,123.38       4.000      1.000     1.000     11.750     5.750        6            1       6M LIBOR       24
      156,820.95       4.375      1.000     1.000     11.375     5.375        6            4       6M LIBOR       36
      184,000.00       4.500      1.000     1.000     12.000     6.000        6            1       6M LIBOR       36
      155,750.00       5.625      3.000     1.000     12.875     6.875        6            4       6M LIBOR       24
      152,912.68       5.625      3.000     1.000     12.000     6.000        6            5       6M LIBOR       36
      154,251.03       5.875      3.000     1.000     12.500     6.500        6            5       6M LIBOR       36
      214,600.00       3.750      3.000     1.000     11.250     5.250        6            5       6M LIBOR       36
      686,407.10       5.432      3.000     1.000     11.865     5.865        6            6       6M LIBOR       24
      847,026.96       5.725      3.000     1.000     11.942     5.942        6            6       6M LIBOR       36
      255,789.17       5.125      3.000     1.000     12.125     6.125        6            6       6M LIBOR       36
      179,945.07       5.375      3.000     1.000     12.500     6.500        6            6       6M LIBOR       12
      204,800.00       5.375      3.000     1.000     11.875     5.875        6            6       6M LIBOR       24
    1,066,560.94       5.473      3.000     1.000     12.082     6.082        6            6       6M LIBOR       36
      238,302.55       3.500      3.000     1.000     10.875     4.875        6            6       6M LIBOR       36
      124,484.28       3.250      3.000     1.000     12.000     6.000        6           31       6M LIBOR       24
      239,013.25       5.750      3.000     1.000     12.125     6.125        6            7       6M LIBOR       24
      249,917.98       5.875      3.000     1.000     12.000     6.000        6            7       6M LIBOR       36
      522,639.20       5.524      3.000     1.000     12.450     6.450        6            7       6M LIBOR       24
      257,460.00       5.375      3.000     1.000     12.875     6.875        6            7       6M LIBOR       36
      216,573.92       4.625      3.000     1.000     12.500     6.500        6           12       6M LIBOR       36
      342,400.00       5.250      3.000     1.000     12.134     6.134        6           18       6M LIBOR       36
       50,028.05       6.875      3.000     1.000     14.000     8.000        6           19       6M LIBOR       36
      553,956.18       5.525      3.000     1.000     12.345     6.345        6           19       6M LIBOR       36
      371,650.02       3.998      3.000     1.000     12.077     6.077        6           23       6M LIBOR       36
      164,857.24       3.625      3.000     1.000     11.125     5.125        6           27       6M LIBOR       24
      134,377.33       5.250      1.000     1.000     13.266     7.266        6            3       6M LIBOR       24
      531,469.18       5.703      3.000     1.000     12.249     6.249        6            6       6M LIBOR       24
      186,000.00       5.250      3.000     1.000     12.250     6.250        6            6       6M LIBOR       24
      128,646.87       5.250      3.000     1.000     12.125     6.125        6           17       6M LIBOR       36
      275,944.72       5.000      3.000     1.000     11.375     5.375        6           19       6M LIBOR       36
    1,677,770.09       4.729      1.000     1.000     12.445     6.445        6            3       6M LIBOR       24
    1,364,790.88       4.202      1.000     1.000     13.299     7.299        6            4       6M LIBOR       36
      431,395.62       6.500      1.000     1.000     12.875     6.875        6            4       6M LIBOR       36
      162,988.00       5.375      1.000     1.000     12.875     6.875        6            4       6M LIBOR       36
      159,597.85       5.000      1.000     1.000     12.375     6.375        6            4       6M LIBOR       36
      212,400.00       4.750      3.000     1.000     11.625     5.625        6            1       6M LIBOR       36
    1,106,169.83       5.617      3.000     1.000     12.471     6.471        6            5       6M LIBOR       24
      202,000.00       6.125      3.000     1.000     13.125     7.125        6            5       6M LIBOR       24
      258,175.49       5.865      3.000     1.000     12.740     6.740        6            5       6M LIBOR       36
      437,765.50       6.105      3.000     1.000     12.401     6.401        6            6       6M LIBOR       36
      306,921.27       5.707      3.000     1.000     12.921     6.921        6            6       6M LIBOR       24
      425,984.20       5.137      3.000     1.000     11.343     5.343        6            6       6M LIBOR       36
      168,355.03       4.250      3.000     1.000     11.875     5.875        6           31       6M LIBOR       36
      732,664.36       5.728      3.000     1.000     12.442     6.442        6            7       6M LIBOR       24
      114,742.16       5.500      3.000     1.000     12.000     6.000        6            7       6M LIBOR       36
      695,284.80       5.106      3.000     1.000     11.940     5.940        6            7       6M LIBOR       24
      665,244.94       5.694      3.000     1.000     11.993     5.993        6            7       6M LIBOR       36
      147,760.48       5.500      3.000     1.000     12.500     6.500        6           17       6M LIBOR       36

GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                      ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                    AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                   NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                      MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
-------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
    2,882,134.63        9.975      9.475      360         326           360              326             0          0
    1,366,177.18       10.312      9.812      360         305           360              305             0          0
      303,920.00        6.875      6.375      360         336           300              300            60         36
      937,344.51        6.936      6.436      360         334           300              300            60         34
      126,889.73        9.625      9.125      360         321           300              300            60         21
      179,326.95        7.875      7.375      360         330           300              300            60         30
      180,229.04        5.875      5.375      360         324           300              300            60         24
      318,581.70        6.375      5.875      360         338           360              338             0          0
       62,856.38        7.375      6.875      360         338           360              338             0          0
      180,250.00        5.375      4.875      360         338           300              300            60         38
       92,820.22        6.000      5.500      360         340           360              340             0          0
      173,798.13        6.000      5.500      360         328           360              328             0          0
      963,743.46        6.392      5.892      360         341           360              341             0          0
      261,815.23        6.875      6.375      360         341           360              341             0          0
      276,581.00        6.375      5.875      360         341           300              300            60         41
    1,613,570.13        6.533      6.033      360         341           300              300            60         41
      398,450.94        5.254      4.754      360         341           300              300            60         41
      136,880.99        6.625      6.125      360         342           360              342             0          0
      739,385.44        6.059      5.559      360         342           360              342             0          0
      196,616.88        6.681      6.181      360         342           360              342             0          0
      479,041.44        5.986      5.486      360         330           360              330             0          0
    1,655,711.94        6.311      5.811      360         342           300              300            60         42
      437,327.17        5.632      5.132      360         342           300              300            60         42
      267,522.91        5.671      5.171      360         329           360              329             0          0
      199,286.94        6.500      6.000      360         336           360              336             0          0
      505,666.73        6.560      6.060      360         343           360              343             0          0
    2,324,854.57        6.633      6.133      360         343           360              343             0          0
      275,272.74        6.500      6.000      360         343           360              343             0          0
      224,980.09        6.000      5.500      360         332           360              332             0          0
      827,987.34        6.299      5.799      360         343           300              300            60         43
      231,727.51        6.375      5.875      360         343           300              300            60         43
      539,069.76        5.168      4.668      360         332           300              300            60         32
      307,643.06        6.097      5.597      360         341           360              341             0          0
      245,713.62        6.375      5.875      360         342           300              300            60         42
      797,096.60        5.969      5.469      360         342           300              300            60         42
      751,066.44        6.258      5.758      360         343           360              343             0          0
    1,409,167.93        5.701      5.201      360         343           300              300            60         43
      234,994.68        6.362      5.862      360         323           360              323             0          0
      148,776.30        5.625      5.125      360         327           360              327             0          0
    2,285,911.16        9.548      9.048      360         325           360              325             0          0
   32,461,058.18        9.408      8.908      360         322           360              322             0          0
    7,365,695.41       10.115      9.615      360         304           360              304             0          0
    1,140,088.45        7.040      6.540      360         333           360              333             0          0
      289,708.73        9.375      8.875      360         322           360              322             0          0
    2,683,004.48        8.708      8.208      360         321           360              321             0          0
      463,985.79        7.990      7.490      360         338           360              338             0          0
      942,897.53       10.014      9.514      360         330           300              300            60         30
   35,314,811.98        8.981      8.481      360         329           300              300            60         29
    1,058,418.05        9.945      9.445      360         323           300              300            60         23
    1,457,597.34        8.157      7.657      360         330           300              300            60         30
      283,899.97        6.125      5.625      360         324           300              300            60         24

GROUP TWO ADJUSTABL  GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)
                                                                                      NUMBER OF
                                                                                        MONTHS                 ORIGINAL
                                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                                  RATE                                     CHANGE        RATE                 PREPAYMENT
                       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
CURRENT BALANCE ($)  MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
-------------------  ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
    2,882,134.63       5.161      1.000     1.000     12.598     6.598        6            3       6M LIBOR       24
    1,366,177.18       4.900      1.000     1.000     13.324     7.324        6            3       6M LIBOR       36
      303,920.00       4.875      1.000     1.000     12.875     6.875        6            6       6M LIBOR       12
      937,344.51       4.033      1.000     1.000     11.680     5.680        6            5       6M LIBOR       24
      126,889.73       4.125      1.000     1.000     11.250     5.250        6            3       6M LIBOR       36
      179,326.95       3.875      1.000     1.000     10.875     4.875        6            6       6M LIBOR       36
      180,229.04       3.875      1.000     1.000     11.875     5.875        6            6       6M LIBOR       36
      318,581.70       5.500      3.000     1.000     12.375     6.375        6            2       6M LIBOR       12
       62,856.38       5.250      3.000     1.000     13.375     7.375        6            2       6M LIBOR       24
      180,250.00       5.000      3.000     1.000     11.375     5.375        6            2       6M LIBOR       36
       92,820.22       5.500      3.000     1.000     12.000     6.000        6            4       6M LIBOR       24
      173,798.13       4.375      3.000     1.000     12.000     6.000        6            4       6M LIBOR       36
      963,743.46       5.455      3.000     1.000     12.392     6.392        6            5       6M LIBOR       24
      261,815.23       6.250      3.000     1.000     12.875     6.875        6            5       6M LIBOR       36
      276,581.00       5.000      3.000     1.000     12.375     6.375        6            5       6M LIBOR       12
    1,613,570.13       5.323      3.000     1.000     12.533     6.533        6            5       6M LIBOR       24
      398,450.94       5.064      3.000     1.000     11.254     5.254        6            5       6M LIBOR       36
      136,880.99       5.500      3.000     1.000     12.625     6.625        6            6       6M LIBOR       12
      739,385.44       5.546      3.000     1.000     12.059     6.059        6            6       6M LIBOR       24
      196,616.88       6.429      3.000     1.000     12.681     6.681        6            6       6M LIBOR       36
      479,041.44       4.583      3.000     1.000     11.986     5.986        6            6       6M LIBOR       36
    1,655,711.94       5.495      3.000     1.000     12.311     6.311        6            6       6M LIBOR       24
      437,327.17       5.214      3.000     1.000     11.632     5.632        6            6       6M LIBOR       36
      267,522.91       4.138      3.000     1.000     11.671     5.671        6           29       6M LIBOR       24
      199,286.94       4.000      3.000     1.000     12.500     6.500        6           36       6M LIBOR       12
      505,666.73       5.887      3.000     1.000     12.560     6.560        6            7       6M LIBOR       12
    2,324,854.57       5.850      3.000     1.000     12.633     6.633        6            7       6M LIBOR       24
      275,272.74       6.000      3.000     1.000     12.500     6.500        6            7       6M LIBOR       36
      224,980.09       4.375      3.000     1.000     12.000     6.000        6            8       6M LIBOR       36
      827,987.34       5.522      3.000     1.000     12.299     6.299        6            7       6M LIBOR       24
      231,727.51       6.000      3.000     1.000     12.375     6.375        6            7       6M LIBOR       36
      539,069.76       3.729      3.000     1.000     11.168     5.168        6            8       6M LIBOR       36
      307,643.06       5.551      3.000     1.000     12.097     6.097        6           17       6M LIBOR       36
      245,713.62       5.250      3.000     1.000     12.375     6.375        6           18       6M LIBOR       12
      797,096.60       5.283      3.000     1.000     11.969     5.969        6           18       6M LIBOR       36
      751,066.44       5.622      3.000     1.000     12.258     6.258        6           19       6M LIBOR       36
    1,409,167.93       5.122      3.000     1.000     11.701     5.701        6           19       6M LIBOR       36
      234,994.68       4.165      3.000     1.000     12.362     6.362        6           23       6M LIBOR       24
      148,776.30       4.125      3.000     1.000     11.625     5.625        6           27       6M LIBOR       24
    2,285,911.16       4.435      1.000     1.000     12.211     6.211        6            4       6M LIBOR       12
   32,461,058.18       4.559      1.000     1.000     12.312     6.312        6            3       6M LIBOR       24
    7,365,695.41       4.712      1.000     1.000     13.567     7.567        6            4       6M LIBOR       36
    1,140,088.45       4.758      1.000     1.000     11.757     5.757        6            5       6M LIBOR       36
      289,708.73       4.000      1.000     1.000     12.625     6.625        6            4       6M LIBOR       12
    2,683,004.48       4.648      1.000     1.000     12.432     6.432        6            5       6M LIBOR       36
      463,985.79       4.250      1.000     1.000     10.990     4.990        6            2       6M LIBOR       24
      942,897.53       4.767      1.000     1.000     12.764     6.764        6            4       6M LIBOR       12
   35,314,811.98       4.248      1.000     1.000     11.763     5.763        6            4       6M LIBOR       24
    1,058,418.05       5.244      1.000     1.000     12.001     6.001        6            5       6M LIBOR       36
    1,457,597.34       4.080      1.000     1.000     11.132     5.132        6            5       6M LIBOR       36
      283,899.97       3.875      1.000     1.000     12.125     6.125        6            6       6M LIBOR       24

GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                      ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                    AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                   NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                      MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
-------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
    1,642,954.00        8.784      8.284      360         323           300              300            60         23
    1,487,485.88        6.240      5.740      360         337           360              337             0          0
    1,428,123.53        6.132      5.632      360         325           360              325             0          0
      480,325.18        6.250      5.750      360         337           300              300            60         37
    2,923,329.41        6.090      5.590      360         337           300              300            60         37
    1,270,817.36        5.954      5.454      360         325           300              300            60         25
      505,107.76        6.945      6.445      360         338           360              338             0          0
      696,087.76        6.203      5.703      360         338           300              300            60         38
      159,998.66        6.250      5.750      360         338           300              300            60         38
      256,611.21        5.888      5.388      360         327           360              327             0          0
      227,841.84        6.125      5.625      360         327           300              300            60         27
      102,065.44        6.625      6.125      360         340           360              340             0          0
    1,454,153.29        6.034      5.534      360         340           360              340             0          0
      992,614.83        5.177      4.677      360         328           360              328             0          0
      372,000.00        5.999      5.499      360         340           300              300            60         40
    1,172,438.05        5.733      5.233      360         340           300              300            60         40
    1,679,878.75        5.164      4.664      360         328           300              300            60         28
      479,551.00        8.125      7.625      360         341           360              341             0          0
   16,256,057.34        6.362      5.862      360         341           360              341             0          0
      137,571.85        6.375      5.875      360         341           360              341             0          0
    2,163,407.39        5.529      5.029      360         329           360              329             0          0
    5,472,171.71        6.596      6.096      360         341           300              300            60         41
   59,622,151.30        6.000      5.500      360         341           300              300            60         41
      463,933.66        5.790      5.290      360         341           300              300            60         41
      438,000.00        4.750      4.250      360         329           300              300            60         29
    4,948,588.42        5.123      4.623      360         329           300              300            60         29
    1,275,235.08        6.424      5.924      360         342           360              342             0          0
   20,184,993.42        6.159      5.659      360         342           360              342             0          0
      211,370.52        5.250      4.750      360         342           360              342             0          0
    2,655,786.13        5.255      4.755      360         330           360              330             0          0
    6,010,486.26        6.053      5.553      360         342           300              300            60         42
   70,419,558.65        5.916      5.416      360         342           300              300            60         42
      422,000.00        5.999      5.499      360         342           300              300            60         42
      332,800.00        4.990      4.490      360         330           300              300            60         30
      191,500.00        5.000      4.500      360         330           300              300            60         30
    9,224,875.23        5.374      4.874      360         330           300              300            60         30
      436,877.21        6.269      5.769      360         329           360              329             0          0
    6,382,526.57        5.396      4.896      360         330           360              330             0          0
   11,797,937.51        5.567      5.067      360         329           360              329             0          0
      176,270.94        5.500      5.000      360         331           360              331             0          0
    4,707,911.45        5.432      4.932      360         331           360              331             0          0
    7,943,099.27        5.692      5.192      360         331           360              331             0          0
      554,197.41        6.589      6.089      360         335           360              335             0          0
      724,275.59        6.023      5.523      360         334           360              334             0          0
      414,683.09        5.696      5.196      360         337           360              337             0          0
      442,241.28        6.101      5.601      360         337           360              337             0          0
    1,532,655.91        5.940      5.440      360         341           360              341             0          0
    3,918,753.09        6.091      5.591      360         342           360              342             0          0
    3,786,236.44        6.012      5.512      360         343           360              343             0          0
    2,263,649.54        6.635      6.135      360         343           360              343             0          0
   31,006,084.81        6.162      5.662      360         343           360              343             0          0

GROUP TWO ADJUSTABL  GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)
                                                                                      NUMBER OF
                                                                                        MONTHS                 ORIGINAL
                                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                                  RATE                                     CHANGE        RATE                 PREPAYMENT
                       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
CURRENT BALANCE ($)  MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
-------------------  ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
    1,642,954.00       3.911      1.000     1.000     12.045     6.045        6            5       6M LIBOR       36
    1,487,485.88       4.875      3.000     1.000     12.240     6.240        6            1       6M LIBOR       24
    1,428,123.53       4.738      3.000     1.000     12.132     6.132        6            1       6M LIBOR       36
      480,325.18       4.250      3.000     1.000     12.250     6.250        6            1       6M LIBOR       12
    2,923,329.41       4.498      3.000     1.000     12.090     6.090        6            1       6M LIBOR       24
    1,270,817.36       3.921      3.000     1.000     11.954     5.954        6            1       6M LIBOR       36
      505,107.76       5.959      3.000     1.000     12.945     6.945        6            2       6M LIBOR       24
      696,087.76       5.078      3.000     1.000     12.203     6.203        6            2       6M LIBOR       24
      159,998.66       5.875      3.000     1.000     12.250     6.250        6            2       6M LIBOR       36
      256,611.21       4.461      3.000     1.000     11.888     5.888        6            3       6M LIBOR       36
      227,841.84       4.250      3.000     1.000     12.125     6.125        6            3       6M LIBOR       36
      102,065.44       5.125      3.000     1.000     12.625     6.625        6            4       6M LIBOR       12
    1,454,153.29       5.608      3.000     1.000     12.034     6.034        6            4       6M LIBOR       24
      992,614.83       4.497      3.000     1.000     11.177     5.177        6            4       6M LIBOR       36
      372,000.00       5.000      3.000     1.000     11.999     5.999        6            4       6M LIBOR       12
    1,172,438.05       5.231      3.000     1.000     11.733     5.733        6            4       6M LIBOR       24
    1,679,878.75       3.874      3.000     1.000     11.164     5.164        6            4       6M LIBOR       36
      479,551.00       6.125      3.000     1.000     14.125     8.125        6            5       6M LIBOR       12
   16,256,057.34       5.633      3.000     1.000     12.362     6.362        6            5       6M LIBOR       24
      137,571.85       5.750      3.000     1.000     12.375     6.375        6            5       6M LIBOR       36
    2,163,407.39       4.586      3.000     1.000     11.529     5.529        6            5       6M LIBOR       36
    5,472,171.71       5.289      3.000     1.000     12.596     6.596        6            5       6M LIBOR       12
   59,622,151.30       5.288      3.000     1.000     12.000     6.000        6            5       6M LIBOR       24
      463,933.66       5.305      3.000     1.000     11.790     5.790        6            5       6M LIBOR       36
      438,000.00       3.375      3.000     1.000     10.750     4.750        6            5       6M LIBOR       24
    4,948,588.42       3.813      3.000     1.000     11.123     5.123        6            5       6M LIBOR       36
    1,275,235.08       5.358      3.000     1.000     12.424     6.424        6            6       6M LIBOR       12
   20,184,993.42       5.530      3.000     1.000     12.159     6.159        6            6       6M LIBOR       24
      211,370.52       5.125      3.000     1.000     11.250     5.250        6            6       6M LIBOR       36
    2,655,786.13       4.266      3.000     1.000     11.255     5.255        6            6       6M LIBOR       36
    6,010,486.26       5.138      3.000     1.000     12.053     6.053        6            6       6M LIBOR       12
   70,419,558.65       5.296      3.000     1.000     11.916     5.916        6            6       6M LIBOR       24
      422,000.00       5.375      3.000     1.000     11.999     5.999        6            6       6M LIBOR       36
      332,800.00       3.375      3.000     1.000     10.990     4.990        6            6       6M LIBOR       12
      191,500.00       3.375      3.000     1.000     11.000     5.000        6            6       6M LIBOR       24
    9,224,875.23       3.925      3.000     1.000     11.374     5.374        6            6       6M LIBOR       36
      436,877.21       4.446      3.000     1.000     12.269     6.269        6           29       6M LIBOR       12
    6,382,526.57       3.913      3.000     1.000     11.396     5.396        6           30       6M LIBOR       24
   11,797,937.51       4.129      3.000     1.000     11.567     5.567        6           29       6M LIBOR       36
      176,270.94       3.375      3.000     1.000     11.500     5.500        6           31       6M LIBOR       12
    4,707,911.45       3.819      3.000     1.000     11.432     5.432        6           31       6M LIBOR       24
    7,943,099.27       4.056      3.000     1.000     11.692     5.692        6           31       6M LIBOR       36
      554,197.41       4.501      3.000     1.000     12.589     6.589        6           35       6M LIBOR       24
      724,275.59       4.060      3.000     1.000     12.023     6.023        6           34       6M LIBOR       36
      414,683.09       4.392      3.000     1.000     11.696     5.696        6           37       6M LIBOR       24
      442,241.28       4.214      3.000     1.000     12.101     6.101        6           37       6M LIBOR       36
    1,532,655.91       5.261      3.000     1.000     11.940     5.940        6           41       6M LIBOR       24
    3,918,753.09       5.223      3.000     1.000     12.091     6.091        6           42       6M LIBOR       36
    3,786,236.44       5.228      3.000     1.000     12.012     6.012        6           43       6M LIBOR       36
    2,263,649.54       5.370      3.000     1.000     12.635     6.635        6            7       6M LIBOR       12
   31,006,084.81       5.497      3.000     1.000     12.162     6.162        6            7       6M LIBOR       24

GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                      ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                    AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                   NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                      MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
-------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
      816,185.88        5.976      5.476      360         343           360              343             0          0
      160,887.62        5.625      5.125      360         331           360              331             0          0
       70,074.01        6.500      6.000      360         333           360              333             0          0
    7,186,362.72        5.622      5.122      360         331           360              331             0          0
      209,576.38        6.375      5.875      360         331           360              331             0          0
    5,569,721.00        6.255      5.755      360         343           300              300            60         43
   78,964,021.19        5.984      5.484      360         343           300              300            60         43
    4,467,757.53        5.675      5.175      360         343           300              300            60         43
    3,967,188.61        5.442      4.942      360         331           300              300            60         31
      419,910.51        5.625      5.125      360         332           300              300            60         32
    1,809,179.32        6.443      5.943      360         335           360              335             0          0
      673,988.11        5.998      5.498      360         335           300              300            60         35
    2,380,414.49        5.883      5.383      360         335           300              300            60         35
      563,857.52        6.670      6.170      360         337           360              337             0          0
      962,913.96        5.677      5.177      360         313           360              313             0          0
      452,359.10        6.667      6.167      360         338           300              300            60         38
      501,347.30        6.250      5.750      360         342           360              342             0          0
    7,315,649.78        5.903      5.403      360         342           360              342             0          0
    2,268,701.96        5.834      5.334      360         317           360              317             0          0
      755,600.00        5.937      5.437      360         342           300              300            60         42
    1,123,000.00        6.286      5.786      360         342           300              300            60         42
   33,781,042.96        5.796      5.296      360         341           300              300            60         41
      650,016.82        6.432      5.932      360         343           360              343             0          0
      174,811.95        6.250      5.750      360         343           360              343             0          0
    5,545,425.06        5.967      5.467      360         343           360              343             0          0
    1,038,719.52        6.044      5.544      360         321           360              321             0          0
    8,284,594.96        5.719      5.219      360         321           360              321             0          0
    1,196,000.00        6.545      6.045      360         343           300              300            60         43
      471,920.87        5.975      5.475      360         343           300              300            60         43
   23,680,775.83        5.753      5.253      360         343           300              300            60         43
      237,872.43        6.517      6.017      360         324           360              324             0          0
    2,423,154.31        6.212      5.712      360         323           360              323             0          0
   14,599,692.20        5.976      5.476      360         323           360              323             0          0
      430,948.00        5.625      5.125      360         327           360              327             0          0
    1,872,956.87        6.042      5.542      360         325           360              325             0          0
    8,290,466.49        5.793      5.293      360         326           360              326             0          0
    6,269,693.46        9.627      9.127      360         320           360              320             0          0
      364,714.29       10.375      9.875      360         323           360              323             0          0
      823,192.77       10.299      9.799      360         311           360              311             0          0
    1,135,950.27       10.364      9.864      360         299           360              299             0          0
      361,349.46        5.694      5.194      360         324           360              324             0          0
    3,239,567.83        9.186      8.686      360         328           300              300            60         28
      212,800.00        9.000      8.500      360         323           300              300            60         23
      157,566.51        6.375      5.875      360         337           300              300            60         37
       87,068.49        6.500      6.000      360         327           360              327             0          0
      228,365.46        6.250      5.750      360         340           360              340             0          0
      750,203.07        6.362      5.862      360         341           360              341             0          0
    4,903,912.71        6.391      5.891      360         341           300              300            60         41
      789,600.00        5.911      5.411      360         329           300              300            60         29
    2,965,043.79        6.208      5.708      360         342           360              342             0          0
      572,585.70        5.937      5.437      360         330           360              330             0          0

GROUP TWO ADJUSTABL  GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)
                                                                                      NUMBER OF
                                                                                        MONTHS                 ORIGINAL
                                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                                  RATE                                     CHANGE        RATE                 PREPAYMENT
                       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
CURRENT BALANCE ($)  MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
-------------------  ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
      816,185.88       5.543      3.000     1.000     11.976     5.976        6            7       6M LIBOR       36
      160,887.62       4.375      3.000     1.000     11.625     5.625        6            7       6M LIBOR       12
       70,074.01       4.250      3.000     1.000     12.500     6.500        6            9       6M LIBOR       24
    7,186,362.72       4.255      3.000     1.000     11.622     5.622        6            7       6M LIBOR       36
      209,576.38       5.750      3.000     1.000     12.375     6.375        6            7       6M LIBOR       48
    5,569,721.00       5.211      3.000     1.000     12.255     6.255        6            7       6M LIBOR       12
   78,964,021.19       5.260      3.000     1.000     11.979     5.979        6            7       6M LIBOR       24
    4,467,757.53       5.300      3.000     1.000     11.675     5.675        6            7       6M LIBOR       36
    3,967,188.61       3.846      3.000     1.000     11.442     5.442        6            7       6M LIBOR       36
      419,910.51       4.000      3.000     1.000     11.625     5.625        6            8       6M LIBOR       48
    1,809,179.32       4.816      3.000     1.000     12.443     6.443        6           11       6M LIBOR       36
      673,988.11       3.998      3.000     1.000     11.998     5.998        6           11       6M LIBOR       24
    2,380,414.49       4.156      3.000     1.000     11.883     5.883        6           11       6M LIBOR       36
      563,857.52       4.366      3.000     1.000     12.670     6.670        6           13       6M LIBOR       36
      962,913.96       3.558      3.000     1.000     11.677     5.677        6           13       6M LIBOR       36
      452,359.10       5.458      3.000     1.000     12.667     6.667        6           14       6M LIBOR       36
      501,347.30       5.340      3.000     1.000     12.250     6.250        6           18       6M LIBOR       24
    7,315,649.78       5.400      3.000     1.000     11.903     5.903        6           18       6M LIBOR       36
    2,268,701.96       3.853      3.000     1.000     11.834     5.834        6           17       6M LIBOR       36
      755,600.00       5.068      3.000     1.000     11.937     5.937        6           18       6M LIBOR       12
    1,123,000.00       5.138      3.000     1.000     12.286     6.286        6           18       6M LIBOR       24
   33,781,042.96       5.219      3.000     1.000     11.796     5.796        6           17       6M LIBOR       36
      650,016.82       5.398      3.000     1.000     12.432     6.432        6           19       6M LIBOR       12
      174,811.95       5.000      3.000     1.000     12.250     6.250        6           19       6M LIBOR       24
    5,545,425.06       5.473      3.000     1.000     11.967     5.967        6           19       6M LIBOR       36
    1,038,719.52       3.820      3.000     1.000     12.044     6.044        6           21       6M LIBOR       24
    8,284,594.96       3.848      3.000     1.000     11.719     5.719        6           21       6M LIBOR       36
    1,196,000.00       5.261      3.000     1.000     12.545     6.545        6           19       6M LIBOR       12
      471,920.87       5.210      3.000     1.000     11.975     5.975        6           19       6M LIBOR       24
   23,680,775.83       5.179      3.000     1.000     11.753     5.753        6           19       6M LIBOR       36
      237,872.43       3.820      3.000     1.000     12.517     6.517        6           24       6M LIBOR       12
    2,423,154.31       3.967      3.000     1.000     12.212     6.212        6           23       6M LIBOR       24
   14,599,692.20       3.898      3.000     1.000     11.976     5.976        6           23       6M LIBOR       36
      430,948.00       4.500      3.000     1.000     11.625     5.625        6           27       6M LIBOR       12
    1,872,956.87       4.194      3.000     1.000     12.042     6.042        6           25       6M LIBOR       24
    8,290,466.49       4.084      3.000     1.000     11.793     5.793        6           26       6M LIBOR       36
    6,269,693.46       4.562      1.000     1.000     12.668     6.668        6            3       6M LIBOR        0
      364,714.29       5.000      1.000     1.000     12.750     6.750        6            5       6M LIBOR       12
      823,192.77       4.924      1.000     1.000     13.509     7.509        6            2       6M LIBOR       24
    1,135,950.27       4.903      1.000     1.000     14.439     8.439        6            3       6M LIBOR       36
      361,349.46       4.327      1.000     1.000     11.694     5.694        6            6       6M LIBOR        0
    3,239,567.83       4.420      1.000     1.000     12.008     6.008        6            4       6M LIBOR        0
      212,800.00       3.625      1.000     1.000     11.375     5.375        6            5       6M LIBOR       24
      157,566.51       4.750      3.000     1.000     12.375     6.375        6            1       6M LIBOR        0
       87,068.49       5.500      3.000     1.000     12.500     6.500        6            3       6M LIBOR        0
      228,365.46       5.750      3.000     1.000     12.250     6.250        6            4       6M LIBOR        0
      750,203.07       5.402      3.000     1.000     12.362     6.362        6            5       6M LIBOR        0
    4,903,912.71       5.211      3.000     1.000     12.391     6.391        6            5       6M LIBOR        0
      789,600.00       4.322      3.000     1.000     11.911     5.911        6            5       6M LIBOR        0
    2,965,043.79       5.510      3.000     1.000     12.208     6.208        6            6       6M LIBOR        0
      572,585.70       3.810      3.000     1.000     11.937     5.937        6            6       6M LIBOR        0

GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                      ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                                    AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                                   NET      ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
                      MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
CURRENT BALANCE ($)   RATE(%)    RATE(%)    (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
-------------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------
    3,037,571.01        6.430      5.930      360         342           300              300            60         42
      780,511.34        5.233      4.733      360         330           300              300            60         30
      928,065.86        5.398      4.898      360         329           360              329             0          0
    1,170,022.11        6.115      5.615      360         331           360              331             0          0
    1,428,907.36        6.434      5.934      360         342           360              342             0          0
    7,311,318.24        6.457      5.957      360         343           360              343             0          0
    1,614,631.80        5.972      5.472      360         332           360              332             0          0
    3,986,753.02        6.094      5.594      360         343           300              300            60         43
      751,822.01        6.109      5.609      360         333           300              300            60         33
      968,930.86        7.592      7.092      360         336           360              336             0          0
    1,411,001.56        5.984      5.484      360         335           300              300            60         35
      298,134.73        6.136      5.636      360         337           360              337             0          0
      108,798.52        7.000      6.500      360         314           360              314             0          0
      517,985.33        6.297      5.797      360         337           300              300            60         37
    8,576,551.81        6.320      5.820      360         342           360              342             0          0
       98,418.09        7.000      6.500      360         318           360              318             0          0
   11,466,472.99        6.284      5.784      360         342           300              300            60         42
    6,952,218.24        6.253      5.753      360         343           360              343             0          0
      107,226.05        6.500      6.000      360         321           360              321             0          0
      282,132.84        6.514      6.014      360         321           360              321             0          0
    6,908,576.38        6.321      5.821      360         343           300              300            60         43
      458,801.04        6.055      5.555      360         323           360              323             0          0
      168,357.27        5.875      5.375      360         323           360              323             0          0
      162,551.09        6.000      5.500      360         322           360              322             0          0
      457,639.93        5.836      5.336      360         327           360              327             0          0

GROUP TWO ADJUSTABL  GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)
                                                                                      NUMBER OF
                                                                                        MONTHS                 ORIGINAL
                                 INITIAL                                    RATE      UNTIL NEXT              MONTHS TO
                                  RATE                                     CHANGE        RATE                 PREPAYMENT
                       GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
CURRENT BALANCE ($)  MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE       INDEX     EXPIRATION
-------------------  ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
    3,037,571.01       5.404      3.000     1.000     12.430     6.430        6            6       6M LIBOR        0
      780,511.34       3.909      3.000     1.000     11.233     5.233        6            6       6M LIBOR        0
      928,065.86       3.926      3.000     1.000     11.398     5.398        6           29       6M LIBOR        0
    1,170,022.11       4.527      3.000     1.000     12.115     6.115        6           31       6M LIBOR        0
    1,428,907.36       5.445      3.000     1.000     12.434     6.434        6           42       6M LIBOR        0
    7,311,318.24       5.653      3.000     1.000     12.457     6.457        6            7       6M LIBOR        0
    1,614,631.80       4.467      3.000     1.000     11.972     5.972        6            8       6M LIBOR        0
    3,986,753.02       5.182      3.000     1.000     12.094     6.094        6            7       6M LIBOR        0
      751,822.01       4.345      3.000     1.000     12.109     6.109        6            9       6M LIBOR        0
      968,930.86       5.366      3.000     1.000     13.592     7.592        6           12       6M LIBOR        0
    1,411,001.56       4.135      3.000     1.000     11.984     5.984        6           11       6M LIBOR        0
      298,134.73       4.648      3.000     1.000     12.136     6.136        6           13       6M LIBOR        0
      108,798.52       3.875      3.000     1.000     13.000     7.000        6           14       6M LIBOR        0
      517,985.33       4.819      3.000     1.000     12.297     6.297        6           13       6M LIBOR        0
    8,576,551.81       5.768      3.000     1.000     12.320     6.320        6           18       6M LIBOR        0
       98,418.09       4.375      3.000     1.000     13.000     7.000        6           18       6M LIBOR       24
   11,466,472.99       5.380      3.000     1.000     12.284     6.284        6           18       6M LIBOR        0
    6,952,218.24       5.600      3.000     1.000     12.253     6.253        6           19       6M LIBOR        0
      107,226.05       4.375      3.000     1.000     12.500     6.500        6           21       6M LIBOR        0
      282,132.84       4.739      3.000     1.000     12.514     6.514        6           21       6M LIBOR       24
    6,908,576.38       5.427      3.000     1.000     12.321     6.321        6           19       6M LIBOR        0
      458,801.04       3.805      3.000     1.000     12.055     6.055        6           23       6M LIBOR        0
      168,357.27       3.375      3.000     1.000     11.875     5.875        6           23       6M LIBOR       24
      162,551.09       4.125      3.000     1.000     12.000     6.000        6           22       6M LIBOR       36
      457,639.93       4.133      3.000     1.000     11.836     5.836        6           27       6M LIBOR        0

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                       CLASS A-1                          CLASS A-2A
                           ---------------------------------   ---------------------------------
DISTRIBUTION DATE           0%     80%    100%   150%   200%    0%     80%    100%   150%   200%
-----------------          -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial..................    100    100   100    100    100      100    100   100    100     100
December 25, 2007........     99     69    62     42     22       99     54    43     14       0
December 25, 2008........     98     48    38     17      2       97     23     8      0       0
December 25, 2009........     97     32    22      3      0       96      *     0      0       0
December 25, 2010........     95     26    19      3      0       94      0     0      0       0
December 25, 2011........     93     20    14      3      0       91      0     0      0       0
December 25, 2012........     92     15    10      3      0       89      0     0      0       0
December 25, 2013........     90     12     7      2      0       86      0     0      0       0
December 25, 2014........     88      9     5      1      0       83      0     0      0       0
December 25, 2015........     85      7     4      *      0       80      0     0      0       0
December 25, 2016........     82      5     3      0      0       76      0     0      0       0
December 25, 2017........     80      4     2      0      0       72      0     0      0       0
December 25, 2018........     77      3     1      0      0       68      0     0      0       0
December 25, 2019........     74      2     1      0      0       64      0     0      0       0
December 25, 2020........     71      2     *      0      0       59      0     0      0       0
December 25, 2021........     67      1     *      0      0       54      0     0      0       0
December 25, 2022........     64      1     0      0      0       48      0     0      0       0
December 25, 2023........     60      1     0      0      0       42      0     0      0       0
December 25, 2024........     55      *     0      0      0       36      0     0      0       0
December 25, 2025........     50      *     0      0      0       28      0     0      0       0
December 25, 2026........     45      0     0      0      0       20      0     0      0       0
December 25, 2027........     40      0     0      0      0       12      0     0      0       0
December 25, 2028........     35      0     0      0      0        5      0     0      0       0
December 25, 2029........     30      0     0      0      0        0      0     0      0       0
December 25, 2030........     24      0     0      0      0        0      0     0      0       0
December 25, 2031........     18      0     0      0      0        0      0     0      0       0
December 25, 2032........     12      0     0      0      0        0      0     0      0       0
December 25, 2033........      6      0     0      0      0        0      0     0      0       0
December 25, 2034........      2      0     0      0      0        0      0     0      0       0
December 25, 2035........      0      0     0      0      0        0      0     0      0       0
December 25, 2036........      0      0     0      0      0        0      0     0      0       0
Weighted Average Life in
  Years..................  17.79   3.10   2.39   1.23   0.69   14.54   1.30   1.00   0.59   0.39

---------------

* Less than 0.5% but greater than 0.0%.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                     CLASS A-2B                           CLASS A-2C
                          ---------------------------------   ----------------------------------
DISTRIBUTION DATE          0%     80%    100%   150%   200%    0%      80%    100%   150%   200%
-----------------         -----   ----   ----   ----   ----   -----   -----   ----   ----   ----
Initial.................    100    100   100    100    100      100     100   100    100     100
December 25, 2007.......    100    100   100    100     47      100     100   100    100     100
December 25, 2008.......    100    100   100     21      0      100     100   100    100      17
December 25, 2009.......    100    100    48      0      0      100     100   100     29       0
December 25, 2010.......    100     71    34      0      0      100     100   100     29       0
December 25, 2011.......    100     39     6      0      0      100     100   100     29       0
December 25, 2012.......    100     14     0      0      0      100     100    79     28       0
December 25, 2013.......    100      0     0      0      0      100      93    58     19       0
December 25, 2014.......    100      0     0      0      0      100      72    43     13       0
December 25, 2015.......    100      0     0      0      0      100      56    32      8       0
December 25, 2016.......    100      0     0      0      0      100      44    24      4       0
December 25, 2017.......    100      0     0      0      0      100      34    18      0       0
December 25, 2018.......    100      0     0      0      0      100      27    13      0       0
December 25, 2019.......    100      0     0      0      0      100      21     9      0       0
December 25, 2020.......    100      0     0      0      0      100      16     6      0       0
December 25, 2021.......    100      0     0      0      0      100      13     3      0       0
December 25, 2022.......    100      0     0      0      0      100       9     1      0       0
December 25, 2023.......    100      0     0      0      0      100       6     0      0       0
December 25, 2024.......    100      0     0      0      0      100       4     0      0       0
December 25, 2025.......    100      0     0      0      0      100       2     0      0       0
December 25, 2026.......    100      0     0      0      0      100       0     0      0       0
December 25, 2027.......    100      0     0      0      0      100       0     0      0       0
December 25, 2028.......    100      0     0      0      0      100       0     0      0       0
December 25, 2029.......     93      0     0      0      0      100       0     0      0       0
December 25, 2030.......     64      0     0      0      0      100       0     0      0       0
December 25, 2031.......     33      0     0      0      0      100       0     0      0       0
December 25, 2032.......      0      0     0      0      0      100       0     0      0       0
December 25, 2033.......      0      0     0      0      0       54       0     0      0       0
December 25, 2034.......      0      0     0      0      0       17       0     0      0       0
December 25, 2035.......      0      0     0      0      0        0       0     0      0       0
December 25, 2036.......      0      0     0      0      0        0       0     0      0       0
Weighted Average Life in
  Years.................  24.47   4.78   3.50   1.77   1.04   27.18   10.50   8.39   4.18   1.76

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                       CLASS M-1                           CLASS M-2
                           ---------------------------------   ---------------------------------
DISTRIBUTION DATE           0%     80%    100%   150%   200%    0%     80%    100%   150%   200%
-----------------          -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial..................    100    100   100    100    100      100    100   100    100     100
December 25, 2007........    100    100   100    100    100      100    100   100    100     100
December 25, 2008........    100    100   100    100    100      100    100   100    100     100
December 25, 2009........    100    100   100    100    100      100    100   100    100     100
December 25, 2010........    100     11     0     90      5      100    100    66    100     100
December 25, 2011........    100      0     0      0      0      100     71    30     48      27
December 25, 2012........    100      0     0      0      0      100     40     5      0       0
December 25, 2013........    100      0     0      0      0      100     17     0      0       0
December 25, 2014........    100      0     0      0      0      100      0     0      0       0
December 25, 2015........    100      0     0      0      0      100      0     0      0       0
December 25, 2016........    100      0     0      0      0      100      0     0      0       0
December 25, 2017........    100      0     0      0      0      100      0     0      0       0
December 25, 2018........    100      0     0      0      0      100      0     0      0       0
December 25, 2019........    100      0     0      0      0      100      0     0      0       0
December 25, 2020........    100      0     0      0      0      100      0     0      0       0
December 25, 2021........    100      0     0      0      0      100      0     0      0       0
December 25, 2022........    100      0     0      0      0      100      0     0      0       0
December 25, 2023........    100      0     0      0      0      100      0     0      0       0
December 25, 2024........    100      0     0      0      0      100      0     0      0       0
December 25, 2025........    100      0     0      0      0      100      0     0      0       0
December 25, 2026........    100      0     0      0      0      100      0     0      0       0
December 25, 2027........     91      0     0      0      0      100      0     0      0       0
December 25, 2028........     63      0     0      0      0      100      0     0      0       0
December 25, 2029........     33      0     0      0      0      100      0     0      0       0
December 25, 2030........      1      0     0      0      0      100      0     0      0       0
December 25, 2031........      0      0     0      0      0       61      0     0      0       0
December 25, 2032........      0      0     0      0      0       20      0     0      0       0
December 25, 2033........      0      0     0      0      0        0      0     0      0       0
December 25, 2034........      0      0     0      0      0        0      0     0      0       0
December 25, 2035........      0      0     0      0      0        0      0     0      0       0
December 25, 2036........      0      0     0      0      0        0      0     0      0       0
Weighted Average Life in
  Years..................  22.45   3.49   3.48   4.29   3.63   25.31   5.84   4.58   5.04   4.74

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                      CLASS M-3                            CLASS M-4
                          ----------------------------------   ---------------------------------
DISTRIBUTION DATE          0%      80%    100%   150%   200%    0%     80%    100%   150%   200%
-----------------         -----   -----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.................    100     100   100    100    100      100    100   100    100     100
December 25, 2007.......    100     100   100    100    100      100    100   100    100     100
December 25, 2008.......    100     100   100    100    100      100    100   100    100     100
December 25, 2009.......    100     100   100    100    100      100    100   100    100      80
December 25, 2010.......    100     100   100    100    100      100     64    47     20       9
December 25, 2011.......    100     100   100    100    100      100     49    34     13       0
December 25, 2012.......    100     100   100     36     66      100     37    24      8       0
December 25, 2013.......    100     100    78     16     22      100     29    18      0       0
December 25, 2014.......    100      99    57      0      0      100     22    13      0       0
December 25, 2015.......    100      76    42      0      0      100     17     9      0       0
December 25, 2016.......    100      58    31      0      0      100     13     4      0       0
December 25, 2017.......    100      45    15      0      0      100     10     0      0       0
December 25, 2018.......    100      35     1      0      0      100      8     0      0       0
December 25, 2019.......    100      25     0      0      0      100      0     0      0       0
December 25, 2020.......    100      11     0      0      0      100      0     0      0       0
December 25, 2021.......    100       0     0      0      0      100      0     0      0       0
December 25, 2022.......    100       0     0      0      0      100      0     0      0       0
December 25, 2023.......    100       0     0      0      0      100      0     0      0       0
December 25, 2024.......    100       0     0      0      0      100      0     0      0       0
December 25, 2025.......    100       0     0      0      0      100      0     0      0       0
December 25, 2026.......    100       0     0      0      0      100      0     0      0       0
December 25, 2027.......    100       0     0      0      0       96      0     0      0       0
December 25, 2028.......    100       0     0      0      0       85      0     0      0       0
December 25, 2029.......    100       0     0      0      0       73      0     0      0       0
December 25, 2030.......    100       0     0      0      0       60      0     0      0       0
December 25, 2031.......    100       0     0      0      0       45      0     0      0       0
December 25, 2032.......    100       0     0      0      0       30      0     0      0       0
December 25, 2033.......     69       0     0      0      0       16      0     0      0       0
December 25, 2034.......     10       0     0      0      0        0      0     0      0       0
December 25, 2035.......      0       0     0      0      0        0      0     0      0       0
December 25, 2036.......      0       0     0      0      0        0      0     0      0       0
Weighted Average Life in
  Years.................  27.39   11.01   8.79   6.19   6.45   24.60   5.95   4.93   4.20   3.24

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                       CLASS M-5                           CLASS M-6
                           ---------------------------------   ---------------------------------
DISTRIBUTION DATE           0%     80%    100%   150%   200%    0%     80%    100%   150%   200%
-----------------          -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial..................    100    100   100    100    100      100    100   100    100     100
December 25, 2007........    100    100   100    100    100      100    100   100    100     100
December 25, 2008........    100    100   100    100    100      100    100   100    100     100
December 25, 2009........    100    100   100    100     16      100    100   100    100      16
December 25, 2010........    100     64    47     20      7      100     64    47     20       0
December 25, 2011........    100     49    34     13      0      100     49    34     13       0
December 25, 2012........    100     37    24      4      0      100     37    24      0       0
December 25, 2013........    100     29    18      0      0      100     29    18      0       0
December 25, 2014........    100     22    13      0      0      100     22    13      0       0
December 25, 2015........    100     17     9      0      0      100     17     4      0       0
December 25, 2016........    100     13     0      0      0      100     13     0      0       0
December 25, 2017........    100     10     0      0      0      100      8     0      0       0
December 25, 2018........    100      2     0      0      0      100      0     0      0       0
December 25, 2019........    100      0     0      0      0      100      0     0      0       0
December 25, 2020........    100      0     0      0      0      100      0     0      0       0
December 25, 2021........    100      0     0      0      0      100      0     0      0       0
December 25, 2022........    100      0     0      0      0      100      0     0      0       0
December 25, 2023........    100      0     0      0      0      100      0     0      0       0
December 25, 2024........    100      0     0      0      0      100      0     0      0       0
December 25, 2025........    100      0     0      0      0      100      0     0      0       0
December 25, 2026........    100      0     0      0      0      100      0     0      0       0
December 25, 2027........     96      0     0      0      0       96      0     0      0       0
December 25, 2028........     85      0     0      0      0       85      0     0      0       0
December 25, 2029........     73      0     0      0      0       73      0     0      0       0
December 25, 2030........     60      0     0      0      0       60      0     0      0       0
December 25, 2031........     45      0     0      0      0       45      0     0      0       0
December 25, 2032........     30      0     0      0      0       30      0     0      0       0
December 25, 2033........     16      0     0      0      0       16      0     0      0       0
December 25, 2034........      0      0     0      0      0        0      0     0      0       0
December 25, 2035........      0      0     0      0      0        0      0     0      0       0
December 25, 2036........      0      0     0      0      0        0      0     0      0       0
Weighted Average Life in
  Years..................  24.59   5.90   4.86   4.03   3.04   24.58   5.83   4.81   3.89   2.88

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                                         CLASS B-1
                                                             ---------------------------------
DISTRIBUTION DATE                                             0%     80%    100%   150%   200%
-----------------                                            -----   ----   ----   ----   ----
Initial....................................................    100    100   100    100     100
December 25, 2007..........................................    100    100   100    100     100
December 25, 2008..........................................    100    100   100    100     100
December 25, 2009..........................................    100    100   100    100      16
December 25, 2010..........................................    100     64    47     20       0
December 25, 2011..........................................    100     49    34     13       0
December 25, 2012..........................................    100     37    24      0       0
December 25, 2013..........................................    100     29    18      0       0
December 25, 2014..........................................    100     22    13      0       0
December 25, 2015..........................................    100     17     0      0       0
December 25, 2016..........................................    100     13     0      0       0
December 25, 2017..........................................    100      0     0      0       0
December 25, 2018..........................................    100      0     0      0       0
December 25, 2019..........................................    100      0     0      0       0
December 25, 2020..........................................    100      0     0      0       0
December 25, 2021..........................................    100      0     0      0       0
December 25, 2022..........................................    100      0     0      0       0
December 25, 2023..........................................    100      0     0      0       0
December 25, 2024..........................................    100      0     0      0       0
December 25, 2025..........................................    100      0     0      0       0
December 25, 2026..........................................    100      0     0      0       0
December 25, 2027..........................................     96      0     0      0       0
December 25, 2028..........................................     85      0     0      0       0
December 25, 2029..........................................     73      0     0      0       0
December 25, 2030..........................................     60      0     0      0       0
December 25, 2031..........................................     45      0     0      0       0
December 25, 2032..........................................     30      0     0      0       0
December 25, 2033..........................................     16      0     0      0       0
December 25, 2034..........................................      0      0     0      0       0
December 25, 2035..........................................      0      0     0      0       0
December 25, 2036..........................................      0      0     0      0       0
Weighted Average Life in Years.............................  24.56   5.76   4.73   3.78   2.77

HYPOTHETICAL AVAILABLE FUNDS CAP TABLE

      Based upon the Modeling Assumptions and assuming further that the Fixed Rate Mortgage Loans prepay at a constant rate of 20% HEP and the Adjustable Rate Mortgage Loans prepay at a constant rate of 100% PPC, the following table indicates the related Available Funds Cap under such an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the Fixed Rate Mortgage Loans will occur at a constant rate of 20% HEP or prepayments on the Adjustable Rate Mortgage Loans will occur at a constant rate of 100% PPC or at any other constant rate. There is no assurance, therefore, of whether or to what extent the actual weighted average Net Mortgage Rate of the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for such Distribution Date in the following table.

                           CLASS A-1         CLASS A-2      WEIGHTED AVERAGE      CLASS A-1         CLASS A-2      WEIGHTED AVERAGE
                        AVAILABLE FUNDS   AVAILABLE FUNDS   AVAILABLE FUNDS    AVAILABLE FUNDS   AVAILABLE FUNDS   AVAILABLE FUNDS
DISTRIBUTION DATE        CAP(%)(1)(3)      CAP(%)(1)(4)       CAP(%)(1)(5)      CAP(%)(2)(3)      CAP(%)(2)(4)       CAP(%)(2)(5)
-----------------       ---------------   ---------------   ----------------   ---------------   ---------------   ----------------
1/25/2007                    6.773             6.170             6.493              6.773             6.170              6.493
2/25/2007                    6.359             5.791             6.095             11.000            10.500              9.500
3/25/2007                    7.051             6.415             6.756             11.000            10.500              9.500
4/25/2007                    6.370             5.808             6.109             11.000            10.500              9.500
5/25/2007                    6.640             6.036             6.360             11.000            10.500              9.500
6/25/2007                    6.649             6.104             6.396             11.000            10.500              9.500
7/25/2007                    7.134             6.640             6.905             20.463            19.891             20.198
8/25/2007                    7.230             6.814             7.037             20.047            19.554             19.818
9/25/2007                    7.236             6.810             7.039             19.588            19.084             19.354
10/25/2007                   7.471             7.029             7.266             19.385            18.867             19.145
11/25/2007                   7.231             6.798             7.030             19.061            18.475             18.789
12/25/2007                   7.554             7.118             7.352             18.972            18.376             18.695
1/25/2008                    7.382             6.983             7.197             18.641            18.088             18.385
2/25/2008                    7.477             7.099             7.302             18.514            17.977             18.265
3/25/2008                    7.991             7.583             7.802             18.620            18.039             18.350
4/25/2008                    7.467             7.085             7.290             18.133            17.592             17.882
5/25/2008                    7.709             7.315             7.526             18.195            17.553             17.897
6/25/2008                    7.487             7.191             7.349             17.844            17.303             17.593
7/25/2008                    7.924             7.547             7.749             17.896            17.262             17.602
8/25/2008                    7.795             7.460             7.640             17.536            16.954             17.266
9/25/2008                    7.786             7.448             7.629             17.223            16.635             16.950
10/25/2008                   8.053             7.708             7.893             17.185            16.563             16.896
11/25/2008                   7.785             7.448             7.628             16.780            16.165             16.495
12/25/2008                   8.075             7.753             7.926             16.883            16.284             16.605
1/25/2009                    7.855             7.514             7.697             16.600            16.011             16.327
2/25/2009                    7.874             7.540             7.719             16.528            15.964             16.267
3/25/2009                    8.726             8.354             8.554             17.057            16.428             16.765
4/25/2009                    7.872             7.538             7.717             16.192            15.628             15.930
5/25/2009                    8.124             7.776             7.962             16.236            15.649             15.964
6/25/2009                    7.894             7.559             7.739             15.910            15.350             15.650
7/25/2009                    8.168             7.823             8.008             16.010            15.415             15.734
8/25/2009                    7.930             7.609             7.781             15.668            15.105             15.407
9/25/2009                    7.919             7.598             7.770             15.506            14.941             15.244
10/25/2009                   8.169             7.837             8.015             15.576            14.995             15.307
11/25/2009                   7.893             7.571             7.744             15.187            14.625             14.927
12/25/2009                   8.150             7.818             7.996             15.289            14.725             15.028
1/25/2010                    7.875             7.555             7.727             14.946            14.376             14.682
2/25/2010                    7.866             7.548             7.718             15.138            14.577             14.878
3/25/2010                    8.693             8.341             8.530             16.045            15.423             15.756
4/25/2010                    7.839             7.519             7.690             15.476            14.916             15.216
5/25/2010                    8.086             7.755             7.932             15.873            15.294             15.604
6/25/2010                    7.827             7.493             7.672             15.767            15.190             15.499
7/25/2010                    8.079             7.738             7.921             15.900            15.313             15.628
8/25/2010                    7.812             7.480             7.658             15.595            15.030             15.332
9/25/2010                    7.798             7.465             7.644             15.508            14.943             15.246
10/25/2010                   8.044             7.699             7.884             15.645            15.062             15.374
11/25/2010                   7.771             7.436             7.615             15.332            14.768             15.070
12/25/2010                   8.020             7.669             7.857             15.489            14.898             15.215
1/25/2011                    7.749             7.410             7.592              8.756             8.188              8.492
2/25/2011                    7.738             7.397             7.579              8.743             8.178              8.481
3/25/2011                    8.551             8.173             8.375              9.656             9.030              9.365
4/25/2011                    7.710             7.367             7.551              8.700             8.135              8.437
5/25/2011                    7.952             7.597             7.787              8.967             8.384              8.697
6/25/2011                    7.683             7.338             7.523              8.661             8.093              8.398
7/25/2011                    7.925             7.568             7.760              8.929             8.344              8.658

                           CLASS A-1         CLASS A-2      WEIGHTED AVERAGE      CLASS A-1         CLASS A-2      WEIGHTED AVERAGE
                        AVAILABLE FUNDS   AVAILABLE FUNDS   AVAILABLE FUNDS    AVAILABLE FUNDS   AVAILABLE FUNDS   AVAILABLE FUNDS
DISTRIBUTION DATE        CAP(%)(1)(3)      CAP(%)(1)(4)       CAP(%)(1)(5)      CAP(%)(2)(3)      CAP(%)(2)(4)       CAP(%)(2)(5)
-----------------       ---------------   ---------------   ----------------   ---------------   ---------------   ----------------

8/25/2011                    7.656             7.310             7.496              8.622             8.056              8.359
9/25/2011                    7.642             7.296             7.481              8.600             8.035              8.338
10/25/2011                   7.883             7.524             7.716              8.864             8.280              8.593
11/25/2011                   7.615             7.266             7.453              8.557             7.992              8.295
12/25/2011                   7.854             7.493             7.687              8.824             8.237              8.552
1/25/2012                    7.587             7.237             7.425              8.520             7.953              8.257
2/25/2012                    7.574             7.223             7.411              8.500             7.934              8.237
3/25/2012                    8.081             7.705             7.907              9.063             8.459              8.783
4/25/2012                    7.546             7.194             7.383              8.457             7.892              8.195
5/25/2012                    7.784             7.419             7.615              8.717             8.133              8.446
6/25/2012                    7.519             7.165             7.355              8.414             7.850              8.153
7/25/2012                    7.756             7.389             7.586              8.673             8.090              8.403
8/25/2012                    7.492             7.137             7.328              8.372             7.809              8.111
9/25/2012                    7.479             7.122             7.314              8.351             7.788              8.090
10/25/2012                   7.714             7.345             7.543              8.607             8.026              8.338
11/25/2012                   7.452             7.094             7.287              8.309             7.747              8.049
12/25/2012                   7.687             7.316             7.515              8.564             7.984              8.296
1/25/2013                    7.425             7.067             7.259              8.267             7.707              8.008
2/25/2013                    7.412             7.053             7.246              8.246             7.686              7.987
3/25/2013                    8.192             7.793             8.008              9.107             8.488              8.821
4/25/2013                    7.386             7.025             7.219              8.205             7.646              7.947
5/25/2013                    7.618             7.245             7.446              8.457             7.881              8.191
6/25/2013                    7.360             6.998             7.193              8.164             7.607              7.907
7/25/2013                    7.592             7.217             7.419              8.415             7.840              8.150
8/25/2013                    7.334             6.971             7.167              8.123             7.568              7.867

---------------

(1) Assumes no losses, the occurrence of an optional termination on the Initial Optional Termination Date, 20% HEP for the Fixed Rate Mortgage Loans and 100% PPC for the Adjustable Rate Mortgage Loans, and One-Month LIBOR and Six-Month LIBOR each remain constant at 5.3445% and 5.2628%,respectively.

(2) Assumes no losses, the occurrence of an optional termination on the Initial Optional Termination Date, 20% HEP for the Fixed Rate Mortgage Loans and 100% PPC for the Adjustable Rate Mortgage Loans, and One-Month LIBOR and Six-Month LIBOR are 5.3445% and 5.2628%, respectively, for the first Distribution Date and both increase to and remain constant at 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related Cap Contract, although such proceeds are excluded from the calculation of the related Available Funds Cap.

(3) The Class A-1 Available Funds Cap for purposes of the table above applies only to the Class A-1 and Class R Certificates and means a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group One Mortgage Loans at their Net Mortgage Rates in effect on the related Due Date, less the pro rata portion allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty, and (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the applicable Accrual Period and
    (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

(4) The Class A-2 Available Funds Cap for purposes of the table above applies only to the Class A-2 Certificates and means a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans at their Net Mortgage Rates in effect on the related Due Date, less the pro rata portion allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty, and
    (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the applicable Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

(5) The Weighted Average Available Funds Cap for purposes of the table above applies only to the Class M and Class B Certificates and means a per annum rate equal to the weighted average of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2 Certificates, in the case of Group Two).

ADDITIONAL INFORMATION

      The Depositor has filed additional yield tables and other computational materials (including a free writing prospectus supplement) with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the Underwriter for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                        FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The Trust Fund will also include (x) a grantor trust that will hold the Class C Certificates, the Cap Contract Account and the rights to payments under the Cap Contracts, the Supplemental Interest Trust and the rights and obligations under the Swap Agreement and certain obligations with respect to excess interest payments described below and (y) a grantor trust that will hold the rights to prepayment charges. The assets of the lowest-tier REMIC will consist of the Mortgage Loans and all other property in the Issuing Entity except for (i) interests issued by any of the REMICs, (ii) prepayment charges received with respect to the Mortgage Loans, (iii) the Cap Contracts, the Swap Agreement, the Cap Contract Account and the Supplemental Interest Trust and (iv) the interests in the grantor trusts described above. Each class of the Offered Certificates (other than the Class R Certificate) will represent the beneficial ownership of the corresponding regular interest of the highest-tier REMIC. The Class R Certificate will represent the beneficial ownership of the residual interest in each of the REMICs.

      For federal income tax purposes, each of the interests in the highest-tier REMIC that corresponds to an Offered Certificate will be subject to a cap equal to the related Available Funds Cap with the following modifications: (i) the notional balance of the Swap Agreement for each Distribution Date will be treated as limited to, and in certain cases less than, the Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date; (ii) amounts owed to the Swap Counterparty will be allocated among the Mortgage Groups pro rata based on their relative sizes as of the Cut-off Date (rather than on an ongoing basis); and (iii) any Swap Termination Payment will be treated as being payable solely from Net Excess Cashflow. Such interests in the highest-tier REMIC shall not be entitled to reimbursement for shortfalls caused by such interest rate cap. In addition to representing the beneficial ownership of the corresponding interest of the highest-tier REMIC, each of the Offered Certificates will also represent the beneficial ownership of any excess of the interest distributable on such class over the interest that would have accrued on the corresponding class of interest had each of the Offered Certificates been subject to the interest rate cap described in the preceding sentence (such excess, "excess interest payments"). Further, in addition to ownership of the corresponding interest in the highest-tier REMIC and the right to receive excess interest payments, each of the Offered Certificates will also represent the obligation under a notional principal contract to pay any excess of the interest distributable on such interest in the highest-tier REMIC over the interest distributable on such Offered Certificate (such excess also, "excess interest payments"). The rights and obligations with respect to excess interest payments associated with the Offered Certificates will not, for federal income tax purposes, be treated as interests in a REMIC.

      Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, and the accuracy of certain representations made in the Pooling and Servicing Agreement or the transfer agreements with respect to the Mortgage Loans and certain representations made by the Sponsor, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code and the grantor trusts will qualify as such under subpart E, Part I of Subchapter J of the Code.

      Holders of Subordinate Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the prospectus.

      The current backup withholding rate is 28%. The rate is subject to adjustment after 2010.

TAXATION OF THE BASIS RISK ARRANGEMENTS

      General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into, on the date it purchases its Offered Certificate, one or more notional principal contracts whereby it has the right to receive and the obligation to make payments with respect to excess interest payments (a "basis risk arrangement").

      In general, the holders of the Offered Certificates must allocate the price they pay for their certificates between their interest in the highest-tier REMIC and their basis risk arrangement based on their relative fair market values. To the extent a basis risk arrangement is determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such basis risk arrangement, and such portion will be treated as a non-periodic payment on a notional principal contract paid by the holders of the Offered Certificates. A holder of an Offered Certificate will be required to amortize the non-periodic payment under one of the methods set forth in the Swap Regulations. Prospective purchasers of the Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any non-periodic payment.

      Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive excess interest payments must be netted against periodic payments made in connection with the obligation to make excess interest payments and payments, if any, deemed made as a result of the non-periodic payments described above over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should, and under recently proposed regulations would, constitute ordinary income or ordinary deduction. The proposed regulations referred to in the preceding sentence are proposed to be effective thirty days after they are published as final regulations. It is not known whether the proposed regulations will be adopted as final regulations or, if so, whether they will be adopted in their current form. The IRS could contend the amount of net income or deduction is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.

      Termination Payments. Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to the selling beneficial owner's rights to receive excess interest payments in connection with the sale or exchange of an Offered Certificate would be considered under the Swap Regulations a "termination payment". Any reduction in the amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be attributable to the selling beneficial owner's obligation to make excess interest payments would be considered under the Swap Regulations a "termination payment". A holder of an Offered Certificate will have gain or loss from such a termination of the basis risk arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) any termination payment it has paid or is deemed to have paid and the unamortized portion of any non-periodic payment paid (or deemed paid) by the beneficial owner upon entering into or acquiring its basis risk arrangement.

      Gain or loss realized upon the termination of a right to receive excess interest payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss, or a portion thereof, as ordinary.

      Application of the Straddle Rules. The Offered Certificates, representing beneficial ownership of the corresponding regular interest and the right to receive excess interest payments, may constitute positions in a straddle, in which case, the straddle rules of Section 1092 of the Code would apply. If the straddle rules apply, a selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive excess interest payments would be short-term. If the holder of an Offered Certificate incurred or continued indebtedness to acquire or hold such Offered Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive excess interest payments.

      Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of the right to receive, and the obligations with respect to, excess interest payments.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

      The REMIC regular interests represented by the Offered Certificates (other than the Class R Certificate) may be treated as being issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the applicable prepayment model, as described above. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

      The REMIC regular interests represented by the Offered Certificates (other than the Class R Certificate) may be treated as being issued at a premium. If this occurs, the holders of such Offered Certificates may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may be revoked only with the consent of the IRS, and should only be made after consulting with a tax advisor.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further Principal Prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE OFFERED CERTIFICATES

      For purposes of this discussion, the "REMIC assets" of the Issuing Entity includes all assets of the Issuing Entity other than (i) rights under the Cap Contracts and the Cap Contract Account, (ii) rights under the Swap Agreement and the Supplemental Interest Trust and (iii) rights to receive prepayment charges with respect to the Mortgage Loans.

      As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the REMIC assets of the Issuing Entity would be so treated; provided, however, that if at least 95% of the REMIC assets of the Issuing Entity are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the Offered Certificates will be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code.

      The REMIC interests represented by the Offered Certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the REMIC assets of the Issuing Entity would be so treated; provided, however, that if at least 95% of the REMIC assets of the Issuing Entity are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the Offered Certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income from the REMIC assets of the Issuing Entity is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the REMIC assets of the Issuing Entity are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the Offered Certificates, will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

      The portion of any Offered Certificate representing a basis risk arrangement will not be treated as a "real estate asset" under Section 856(c)(5)(B) of the Code or as a qualifying asset under Section 860G(a)(3) or
Section 7701(a)(19)(C) of the Code and income with respect to such portion will not be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

      In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

      Where the above-referenced prohibited transactions tax, tax on contributions to an issuing entity, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the Trustee in either case out of its own funds. In the event that either the Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement.

It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

CLASS R CERTIFICATE

      The holder of the Class R Certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The Class R Certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Class R certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the Class R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The Class R Certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the Class R Certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a Class R Certificate the transferee may incur tax liabilities in excess of the cashflow from the Class R Certificate and its intention to pay the taxes associated with holding the Class R Certificate as they become due and (iii) the proposed transferee agree that it will not transfer the Class R Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Description of the Certificates--Restrictions on Transfer of the Class R Certificate" in this prospectus supplement and "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

      An individual, trust or estate that holds the Class R Certificate (whether such Class R Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class R Certificate may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class R Certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the Class R Certificate should consult its tax advisors.

      Due to the special tax treatment of residual interests, the effective after-tax return of the Class R Certificate may be significantly lower than would be the case if the Class R Certificate were taxed as a debt instrument, or may be negative.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences" in the prospectus.

                       TAX RETURN DISCLOSURE REQUIREMENTS

      Taxpayers are required to report certain information on IRS Form 8886 if they participate in a "reportable transaction." Holders should consult with their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) with their federal income tax returns.

                                  STATE TAXES

      The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

      All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

      Section 406 of ERISA prohibits "parties in interest" with respect to a Plan subject to ERISA and Section 4975 of the Code prohibits "disqualified persons" with respect to a Plan subject thereto from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the Offered Certificates. The Class R Certificate may not be purchased by a Plan; therefore, references in the following discussion to the Offered Certificates do not apply, in general, to the Class R Certificate. See "ERISA Considerations" in the prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA Considerations described herein and in the Prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

      The U.S. Department of Labor has granted the Exemption from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

      Among the general conditions that must be satisfied for the Exemption to apply are the following:

      (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Issuing Entity, other than in the case of Designated Transactions;

      (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of Fitch, Moody's or S&P;

      (4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

      (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Sponsor for the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

      (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      The Issuing Entity must also meet the following requirements:

      (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

      (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of certificates; and

      (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

      (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

      (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

      (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

      (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      Further, additional conditions under the Exemption are applicable to eligible swaps or cap contracts. These conditions are discussed in "ERISA Considerations" in the prospectus.

      Except as described below, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

      The Swap Agreement does not satisfy all of the requirements to qualify as an "eligible swap" under the Exemption. Until termination of the Swap Agreement, for ERISA purposes, an interest in a class of Offered Certificates will be deemed to represent a beneficial interest in each of two assets: (i) the right to receive payments with respect to the applicable class of Offered Certificates without taking into account payments made or received with respect to the Swap Agreement and (ii) the right in the Supplemental Interest Trust to receive payments under the Swap Agreement. Under this approach, the Exemption does not cover the acquisition or holding of the interest described in (ii). Consequently, a Plan's acquisition and holding of an Offered Certificate could constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code unless an exemption is available with respect to the acquisition and holding of the interest described in (ii).

      Accordingly, until the termination of the Swap Agreement, neither a Plan nor any person acting for, on behalf of or with any assets of a Plan may acquire or hold any interest in an Offered Certificate unless such acquisition and holding is eligible for relief under and is covered by an Investor-Based Exemption. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, however, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might constitute prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. Until the termination of the Swap Agreement, each beneficial owner of an Offered Certificate (other than the Class R Certificate) or any interest therein shall be deemed to have represented that either (i) it is not a Plan or a person acting for, on behalf of or with any assets of a Plan or (ii) the acquisition and holding of the Offered Certificate are eligible for and covered by the exemptive relief available under at least one of the Investor-Based Exemptions. Subsequent to the termination of the Swap Agreement, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (other than the Class R Certificate).

      Because the characteristics of the Class R Certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Class R Certificate. Consequently, transfers of the Class R Certificate will not be registered by the Trustee unless the Trustee receives a representation from the transferee of the Class R Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that the transferee is not a Plan and is not directly or indirectly acquiring the Class R Certificate for, on behalf of or with any assets of any such Plan. Any purported transfer of the Class R Certificate or any interest therein in violation of such representation shall be void and of no effect, and the next preceding permitted beneficial owner will be treated as the beneficial owner of the Class R Certificate. The Trustee shall be entitled, but not obligated, to recover from any holder of the Class R Certificate that was in fact a Plan and that held such Certificate in violation of such representation all payments made on such Class R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to such last preceding beneficial owner.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and PTCE 83-1 (described in the prospectus), and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

      No representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the prospectus.

                                USE OF PROCEEDS

      Substantially all of the net proceeds to be received from the sale of the LIBOR Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of the underwriting agreement dated February 28, 2003, and the terms agreement dated December 20, 2006, each between the Depositor and the Underwriter, the Offered Certificates are being purchased from the Depositor by the Underwriter.

      The Depositor has been advised that the Underwriter proposes initially to offer the Offered Certificates to the public at the offering prices set forth below. The Depositor has been advised that the Underwriter proposes initially to offer the Offered Certificates to certain dealers at such offering prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the Underwriter may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

                                        PRICE TO    UNDERWRITING     SELLING     REALLOWANCE
CLASS OF CERTIFICATES                    PUBLIC       DISCOUNT     REALLOWANCE    DISCOUNT
---------------------                  ----------   ------------   -----------   -----------
A-1..................................  100.000000%    0.187500%     0.112500%     0.056250%
A-2A.................................  100.000000%    0.187500%     0.112500%     0.056250%
A-2B.................................  100.000000%    0.250000%     0.150000%     0.075000%
A-2C.................................  100.000000%    0.343750%     0.206250%     0.103125%
M-1..................................  100.000000%    0.406250%     0.243750%     0.121875%
M-2..................................  100.000000%    0.500000%     0.300000%     0.150000%
M-3..................................  100.000000%    0.562500%     0.337500%     0.168750%
M-4..................................  100.000000%    0.625000%     0.375000%     0.187500%
M-5..................................  100.000000%    0.687500%     0.412500%     0.206250%
M-6..................................  100.000000%    0.750000%     0.450000%     0.225000%
B-1..................................   99.805170%    0.781250%     0.468750%     0.234375%
R....................................  100.000000%    0.000000%     0.000000%     0.000000%

      After the initial public offering, the public offering price, selling concessions and reallowance discounts may be changed.

      The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates, but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

      Until the distribution of the Offered Certificates is completed, the rules of the Securities and Exchange Commission may limit the ability of the Underwriter and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Offered Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The Underwriter has agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the certificates.

      Merrill Lynch is an affiliate of the Depositor and the Sponsor.

                                 LEGAL MATTERS

      Certain legal matters will be passed upon for the Depositor and for the Underwriter by Dechert LLP, New York, New York.

                                    RATINGS

      It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated below by each of Moody's and S&P.

CLASS OF CERTIFICATES                                         MOODY'S   S&P
---------------------                                         -------   ---
A-1.........................................................    Aaa     AAA
A-2A........................................................    Aaa     AAA
A-2B........................................................    Aaa     AAA
A-2C........................................................    Aaa     AAA
M-1.........................................................    Aa1     AA+
M-2.........................................................    Aa2     AA+
M-3.........................................................    Aa3     AA+
M-4.........................................................     A1     AA+
M-5.........................................................     A2     AA+
M-6.........................................................     A3      AA
B-1.........................................................   Baa1      AA
R...........................................................     NR     AAA

      The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Floating Rate Certificate Carryover or the anticipated yields in light of prepayments.

      Moody's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's ratings opinions address the structural and legal issues associated with the Offered Certificates, including the nature of the underlying Mortgage Loans. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that Principal Prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of Principal Prepayments, certificateholders may receive a lower than anticipated yield.

      S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans or address the likelihood of receipt of Floating Rate Certificate Carryover. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield.

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                           GLOSSARY OF DEFINED TERMS

1/29 LIBOR LOANS                 means Mortgage Loans that bear interest at a
                                 fixed rate for a period of approximately one year after origination and thereafter have semi-annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

2/28 LIBOR LOANS                 means Mortgage Loans that bear interest at a
                                 fixed rate for a period of approximately two years after origination and thereafter have semi-annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

3/27 LIBOR LOANS                 means Mortgage Loans that bear interest at a
                                 fixed rate for a period of approximately three years after origination and thereafter have semi-annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

5/25 LIBOR LOANS                 means Mortgage Loans that bear interest at a
                                 fixed rate for a period of approximately five years after origination and thereafter have semi-annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

ACCOUNTS means one or more accounts maintained by the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement.

ACCRUAL PERIOD                   means, with respect to the LIBOR Certificates
                                 and a Distribution Date, the period from and including the preceding Distribution Date (or from the Closing Date in the case of the first
                                 Distribution Date) to and including the day prior to such Distribution Date.

ADJUSTABLE RATE MORTGAGE LOAN    means a Mortgage Loan in the Trust Fund with an
                                 adjustable interest rate.

ADJUSTMENT DATE                  means, with respect to an Adjustable Rate
                                 Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

ADVANCE means, with respect to a Servicer Remittance Date, an advance of the Servicer's own funds, or funds in the related Collection Account that are not required to be distributed on the related Distribution Date that are required to be deposited pursuant to the Pooling and Servicing Agreement, in an amount generally equal to the aggregate amount of all payments of principal and interest (or, with respect to the Interest-Only Mortgage Loans and REO Property, payments of scheduled interest) on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date (other than the principal portion of any Balloon Amount, advances deemed non-recoverable by the Servicer, advances on each Mortgage Loan that is 150 days delinquent or more, and shortfalls in principal and interest due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act or similar state legislation or regulations) together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan which is an REO Property (subject to the exceptions described above for advances on Mortgage Loans) such latter amount to be calculated after taking into account rental income.

APPLIED REALIZED LOSS AMOUNT     means, with respect to any class of Subordinate
                                 Certificates and as to any Distribution Date, the sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of such class.

AVAILABLE FUNDS CAP              means any of the Class A-1 Available Funds Cap,
                                 the Class A-2 Available Funds Cap or the
                                 Weighted Average Available Funds Cap.

BALLOON AMOUNT                   means the balloon payment of the remaining
                                 outstanding principal balance of a mortgage loan.

BALLOON LOAN                     means a mortgage loan having an original term
                                 to stated maturity of approximately 15 years and providing for level monthly payments generally based on a 30 year amortization schedule with a payment of a Balloon Amount due on such mortgage loan at its stated maturity.

BOOK-ENTRY CERTIFICATES          means the LIBOR Certificates, other than any
                                 Definitive Certificates.

BUSINESS DAY                     means any day other than (i) a Saturday or
                                 Sunday or (ii) a day on which banking
                                 institutions in the State of Illinois, State of California, State of Pennsylvania or the City of New York, New York are authorized or obligated by law or executive order to be closed.

CAP CONTRACT                     means any of the Class A-1 Cap Contract, the
                                 Class A-2 Cap Contract or the Subordinate
                                 Certificate Cap Contract.

CAP CONTRACT COUNTERPARTY        means The Bank of New York, with whom the
                                 Trustee, on behalf of the Issuing Entity, is entering into each of the Cap Contracts.

CAP CONTRACT NOTIONAL BALANCE    means any of the Class A-1 Cap Contract
                                 Notional Balance, the Class A-2 Cap Contract
                                 Notional Balance or the Subordinate Certificate
                                 Cap Contract Notional Balance.

CAP CONTRACT TERMINATION DATE    means the Distribution Date in June 2007.

CERTIFICATE ACCOUNT              means the one or more accounts established by
                                 the Trustee, for the benefit of the
                                 certificateholders, into which the Trustee is required to deposit or cause to be deposited certain payments received from the Servicer as described herein.

CERTIFICATE OWNERS               means persons acquiring beneficial ownership
                                 interests in the LIBOR Certificates.

CERTIFICATE PRINCIPAL BALANCE    means, with respect to (A) any class of LIBOR
                                 Certificates and as of any Distribution Date, the outstanding principal balance of such class on the date of the initial issuance of the certificates as reduced, but not below zero, by
                                 (i) all amounts distributed on previous
                                 Distribution Dates on such class on account of principal; and (ii) such class's share of any Applied Realized Loss Amounts for previous
                                 Distribution Dates. Notwithstanding
                                 the foregoing, on any Distribution Date
                                 relating to a Due Period in which a Subsequent
                                 Recovery has been received by the Servicer, the Certificate Principal Balance of any class of Subordinate Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of
                                 (I) the Unpaid Realized Loss Amount for such class of certificates and (II) the total of any Subsequent Recovery distributed on such date to the certificateholders (reduced by the amount of the increase in the Certificate Principal
                                 Balance of any more senior class of
                                 certificates pursuant to this sentence on such Distribution Date); and (B) the Class C
                                 Certificates and as of any Distribution Date, the overcollateralization amount as of such Distribution Date.

CLASS A CERTIFICATES             means the Class A-1, Class A-2 and Class R
                                 Certificates.

CLASS A PRINCIPAL DISTRIBUTION
AMOUNT means (1) with respect to any Distribution Date prior to the related Stepdown Date or as to which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) with respect to any Distribution Date on or after the Stepdown Date and as to which a Stepdown Trigger Event does not exist, the excess of (A) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (B) the lesser of (1) approximately 72.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $11,879,559; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

CLASS A-1 AVAILABLE FUNDS CAP    means, with respect to a Distribution Date, the
                                 per annum rate equal to the product of (i) 12,
                                 (ii) the quotient of (x) the total scheduled interest on the Group One Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion
                                 (calculated based on the ratio of the Group One
                                 Mortgage Loans to the total pool of Mortgage
                                 Loans) allocable to the Group One Mortgage
                                 Loans of any Net Swap Payments or Swap
                                 Termination Payments (other than Defaulted Swap
                                 Termination Payments) owed to the Swap
                                 Counterparty for such Distribution Date, and
                                 (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class
                                 A-1 Available Funds Cap shall be related to the Class A-1 and Class R Certificates.

CLASS A-1 CAP CONTRACT           means a confirmation and agreement, including
                                 the schedule thereto and the related credit support annex, between the

                                 Trustee and the Cap Contract Counterparty for the benefit of the Class A-1 and Class R Certificates.

CLASS A-1 CAP CONTRACT
NOTIONAL BALANCE                 means, as of any Distribution Date, the
                                 notional balance of the Class A-1 Cap Contract set forth in the table on page S-67.

CLASS A-1 CERTIFICATE            means any certificate designated as a "Class
                                 A-1 Certificate" on the face thereof and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS A-1 LOWER COLLAR           means, with respect to each Distribution Date,
                                 the applicable per annum rate set forth under the heading "1 ML Strike Lower Collar" in the
                                 Class A-1 LIBOR Cap Table on page S-67.

CLASS A-1 MAXIMUM RATE CAP       means, with respect to a Distribution Date, the
                                 per annum rate equal to the product of (i) 12,
                                 (ii) the quotient of (x) the total scheduled interest that would have been due on the Group
                                 One Mortgage Loans had the Adjustable Rate
                                 Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Group One Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group One
                                 Mortgage Loans of any Net Swap Payments or Swap
                                 Termination Payments owed to the Swap
                                 Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and
                                 (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class
                                 A-1 Maximum Rate Cap shall be related to the Class A-1 and the Class R Certificates.

CLASS A-1 UPPER COLLAR           means, with respect to each Distribution Date,
                                 the applicable per annum rate set forth under the heading "1ML Strike Upper Collar" in the Class A-1 LIBOR Cap Table on page S-67.

CLASS A-2 AVAILABLE FUNDS CAP    means, with respect to a Distribution Date, the
                                 per annum rate equal to the product of (i) 12,
                                 (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion
                                 (calculated based on the ratio of the Group Two
                                 Mortgage Loans to the total pool of Mortgage
                                 Loans) allocable to the Group Two Mortgage
                                 Loans of any Net Swap Payments or Swap
                                 Termination Payments (other than Defaulted Swap
                                 Termination Payments) owed to the Swap
                                 Counterparty for such Distribution Date, and
                                 (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class
                                 A-2 Available Funds Cap shall be related to the Class A-2A, Class A-2B, and Class A-2C
                                 Certificates.

CLASS A-2 CAP CONTRACT           means a confirmation and agreement, including
                                 the schedule thereto and the related credit support annex, between the Trustee and the Cap
                                 Contract Counterparty for the benefit of the Class A-2 Certificates.

CLASS A-2 CAP CONTRACT
NOTIONAL BALANCE                 means, as of any Distribution Date, the
                                 notional balance of the Class A-2 Cap Contract set forth in the table on page S-67.

CLASS A-2 CERTIFICATES           means the Class A-2A, Class A-2B and Class A-2C
                                 Certificates.

CLASS A-2 LOWER COLLAR           means, with respect to each Distribution Date,
                                 the applicable per annum rate set forth under the heading "1ML Strike Lower Collar" in the Class A-2 LIBOR Cap Table on page S-67.

CLASS A-2 MAXIMUM RATE CAP       means, with respect to a Distribution Date, the
                                 per annum rate equal to the product of (i) 12,
                                 (ii) the quotient of (x) the total scheduled interest that would have been due on the Group
                                 Two Mortgage Loans had the Adjustable Rate
                                 Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Group Two Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group Two
                                 Mortgage Loans of any Net Swap Payments or Swap
                                 Termination Payments owed to the Swap
                                 Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and
                                 (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class
                                 A-2 Maximum Rate Cap shall be related to the Class A-2A, Class A-2B and Class A-2C
                                 Certificates.

CLASS A-2 UPPER COLLAR           means, with respect to each Distribution Date,
                                 the applicable per annum rate set forth under the heading "1ML Strike Upper Collar" in the Class A-2 LIBOR Cap Table on page S-67.

CLASS A-2A CERTIFICATE           means any certificate designated as a "Class
                                 A-2A Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS A-2B CERTIFICATE           means any certificate designated as a "Class
                                 A-2B Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS A-2C CERTIFICATE           means any certificate designated as a "Class
                                 A-2C Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS B CERTIFICATES             means the Class B-1, Class B-2 and Class B-3
                                 Certificates.

CLASS B-1 CERTIFICATE            means any certificate designated as a "Class
                                 B-1 Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS B-1 PRINCIPAL
DISTRIBUTION AMOUNT              means, with respect to any Distribution Date on
                                 or after the Stepdown Date, 100% of the
                                 Principal Distribution Amount if the aggregate
                                 Certificate Principal Balance of the Class A and Class M Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A
                                 Certificates (after taking into account
                                 distributions of the Class A Principal
                                 Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates (after taking into account distributions of the Class M-1/M-2/M-3
                                 Principal Distribution Amount to the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates for such Distribution Date),
                                 (C) the Certificate Principal Balance of the
                                 Class M-4 Certificates (after taking into account distributions of the Class M-4
                                 Principal Distribution Amount to the Class M-4
                                 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class
                                 M-5 Certificates (after taking into account distributions of the Class M-5 Principal
                                 Distribution Amount to the Class M-5
                                 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class
                                 M-6 Certificates (after taking into account distributions of the Class M-6 Principal
                                 Distribution Amount to the Class M-6
                                 Certificates for such Distribution Date) and
                                 (F) the Certificate Principal Balance of the
                                 Class B-1 Certificates immediately prior to such Distribution Date over (2) the lesser of
                                 (A) approximately 92.00% of the aggregate
                                 Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of as of such Distribution Date over approximately
                                 $11,879,559. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown
                                 Date on which the aggregate Certificate
                                 Principal Balance of the Class A and Class M
                                 Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (A) the outstanding
                                 Certificate Principal Balance of the Class B-1
                                 Certificates and (B) 100% of the Principal
                                 Distribution Amount remaining after any
                                 distributions on the Class A and Class M
                                 Certificates and (2) in no event will the Class
                                 B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate
                                 Principal Balance of the Class B-1
                                 Certificates.

CLASS B-2 CERTIFICATE            means any certificate designated as a "Class
                                 B-2 Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS B-2 PRINCIPAL
DISTRIBUTION AMOUNT              means, with respect to any Distribution Date on
                                 or after the Stepdown Date, 100% of the
                                 Principal Distribution Amount if the aggregate
                                 Certificate Principal Balance of the Class A,
                                 Class M and Class B-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
                                 (A) the Certificate Principal Balance of the
                                 Class A Certificates (after taking into account distributions of the Class A Principal
                                 Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates (after taking into account distributions of the Class M-1/M-2/M-3
                                 Principal Distribution Amount to the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates for such Distribution Date),
                                 (C) the Certificate Principal Balance of the
                                 Class M-4 Certificates (after taking into account distributions of the Class M-4
                                 Principal Distribution Amount to the Class M-4
                                 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class
                                 M-5 Certificates (after taking into account distributions of the Class M-5 Principal
                                 Distribution Amount to the Class M-5
                                 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class
                                 M-6 Certificates (after taking into account distributions of the Class M-6 Principal
                                 Distribution Amount to the Class M-6
                                 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class
                                 B-1 Certificates (after taking into account distributions of the Class B-1 Principal
                                 Distribution Amount to the Class B-1
                                 Certificates for such Distribution Date), and
                                 (G) the Certificate Principal Balance of the
                                 Class B-2 Certificates immediately prior to such Distribution Date over (2) the lesser of
                                 (A) approximately 93.00% of the aggregate
                                 Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $11,879,559. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate
                                 Certificate Principal Balance of the Class A,
                                 Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal
                                 Distribution Amount will equal the lesser of
                                 (A) the outstanding Certificate Principal
                                 Balance of the Class B-2 Certificates and (B)
                                 100% of the Principal Distribution Amount remaining after any distributions on the Class
                                 A, Class M and Class B-1 Certificates and (2) in no event will the Class B-2 Principal
                                 Distribution Amount with respect to any
                                 Distribution

                                 Date exceed the Certificate Principal Balance of the Class B-2 Certificates.

CLASS B-3 CERTIFICATE            means any certificate designated as a "Class
                                 B-3 Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS B-3 PRINCIPAL
DISTRIBUTION AMOUNT              means, with respect to any Distribution Date on
                                 or after the Stepdown Date, 100% of the
                                 Principal Distribution Amount if the aggregate
                                 Certificate Principal Balance of the Class A,
                                 Class M, Class B-1 and Class B-2 Certificates has been reduced to zero and a Stepdown Trigger
                                 Event exists, or, as long as a Stepdown Trigger
                                 Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal
                                 Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates (after taking into account distributions of the Class M-1/M-2/M-3
                                 Principal Distribution Amount to the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates for such Distribution Date),
                                 (C) the Certificate Principal Balance of the
                                 Class M-4 Certificates (after taking into account distributions of the Class M-4
                                 Principal Distribution Amount to the Class M-4
                                 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class
                                 M-5 Certificates (after taking into account distributions of the Class M-5 Principal
                                 Distribution Amount to the Class M-5
                                 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class
                                 M-6 Certificates (after taking into account distributions of the Class M-6 Principal
                                 Distribution Amount to the Class M-6
                                 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class
                                 B-1 Certificates (after taking into account distributions of the Class B-1 Principal
                                 Distribution Amount to the Class B-1
                                 Certificates for such Distribution Date), (G) the Certificate Principal Balance of the Class
                                 B-2 Certificates (after taking into account distributions of the Class B-2 Principal
                                 Distribution Amount to the Class B-2
                                 Certificates for such Distribution Date), and
                                 (H) the Certificate Principal Balance of the
                                 Class B-3 Certificates immediately prior to such Distribution Date over (2) the lesser of
                                 (A) approximately 95.00% of the aggregate
                                 Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $11,879,559. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate
                                 Certificate Principal Balance of the Class A,
                                 Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3
                                 Principal Distribution Amount will equal the lesser of (A) the outstanding

                                 Certificate Principal Balance of the Class B-3 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M, Class B-1 and Class B-2 Certificates and (2) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-3 Certificates.

CLASS C CERTIFICATE              means any certificate, which is not being
                                 offered in this prospectus supplement,
                                 designated as a "Class C Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing
                                 Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS M CERTIFICATES             means the Class M-1, Class M-2, Class M-3,
                                 Class M-4, Class M-5 and Class M-6
                                 Certificates.

CLASS M-1 CERTIFICATE            means any certificate designated as a "Class
                                 M-1 Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS M-1/M-2/M-3 PRINCIPAL
DISTRIBUTION AMOUNT              means, with respect to any Distribution Date on
                                 or after the Stepdown Date, 100% of the
                                 Principal Distribution Amount if the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account
                                 distributions of the Class A Principal
                                 Distribution Amount to the Class A Certificates for such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 84.00% of the aggregate Stated
                                 Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $11,879,559. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates has been reduced to zero, the Class M-1/M-2/M-3 Principal Distribution Amount will equal the lesser of (A) the outstanding
                                 Certificate Principal Balance of the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates and (B) 100% of the Principal
                                 Distribution Amount remaining after any
                                 distributions on the Class A Certificates and
                                 (2) in no event will the Class M-1/M-2/M-3
                                 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate
                                 Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates.

CLASS M-2 CERTIFICATE            means any certificate designated as a "Class
                                 M-2 Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS M-3 CERTIFICATE            means any certificate designated as a "Class
                                 M-3 Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS M-4 CERTIFICATE            means any certificate designated as a "Class
                                 M-4 Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT              means, with respect to any Distribution Date on
                                 or after the Stepdown Date, 100% of the
                                 Principal Distribution Amount if the
                                 Certificate Principal Balance of each class of Class A, Class M-1, Class M-2 and Class M-3
                                 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account
                                 distributions of the Class A Principal
                                 Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates (after taking into account distributions of the Class M-1/M-2/M-3
                                 Principal Distribution Amount to the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates for such Distribution Date) and (C) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (2) the lesser of
                                 (A) approximately 86.50% of the aggregate
                                 Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $11,879,559. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate
                                 Certificate Principal Balance of the Class A,
                                 Class M-1, Class M-2 and Class M-3 Certificates has been reduced to zero, the Class M-4
                                 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate
                                 Principal Balance of the Class M-4 Certificates and (B) 100% of the Principal Distribution
                                 Amount remaining after any distributions on the Class A, Class M-1, Class M-2 and Class M-3
                                 Certificates and (2) in no event will the Class
                                 M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate
                                 Principal Balance of the Class M-4
                                 Certificates.

CLASS M-5 CERTIFICATE            means any certificate designated as a "Class
                                 M-5 Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT              means, with respect to any Distribution Date on
                                 or after the Stepdown Date, 100% of the
                                 Principal Distribution Amount if the
                                 Certificate Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3 and
                                 Class M-4 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal
                                 Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates (after taking into account distributions of the Class M-1/M-2/M-3
                                 Principal Distribution Amount to the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates for such Distribution Date),
                                 (C) the Certificate Principal Balance of the
                                 Class M-4 Certificates (after taking into account distributions of the Class M-4
                                 Principal Distribution Amount to the Class M-4
                                 Certificates for such Distribution Date) and
                                 (D) the Certificate Principal Balance of the
                                 Class M-5 Certificates immediately prior to such Distribution Date over (2) the lesser of
                                 (A) approximately 88.70% of the aggregate
                                 Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $11,879,559. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate
                                 Certificate Principal Balance of the Class A,
                                 Class M-1, Class M-2, Class M-3 and Class M-4
                                 Certificates has been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (A) the outstanding
                                 Certificate Principal Balance of the Class M-5
                                 Certificates and (B) 100% of the Principal
                                 Distribution Amount remaining after any
                                 distributions on the Class A, Class M-1, Class
                                 M-2, Class M-3 and Class M-4 Certificates and
                                 (2) in no event will the Class M-5 Principal
                                 Distribution Amount with respect to any
                                 Distribution Date exceed the Certificate
                                 Principal Balance of the Class M-5
                                 Certificates.

CLASS M-6 CERTIFICATE            means any certificate designated as a "Class
                                 M-6 Certificate" on the face thereof,
                                 substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing
                                 Agreement.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT              means, with respect to any Distribution Date on
                                 or after the Stepdown Date, 100% of the
                                 Principal Distribution Amount if the
                                 Certificate Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class
                                 M-4 and Class M-5 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal
                                 Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates (after taking into account distributions of the Class M-1/M-2/M-3
                                 Principal Distribution Amount to the Class M-1
                                 Certificates, Class M-2 Certificates and Class
                                 M-3 Certificates for such Distribution Date),
                                 (C) the Certificate Principal Balance of the
                                 Class M-4 Certificates (after taking into account distributions of the Class M-4
                                 Principal Distribution Amount to the Class M-4
                                 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class
                                 M-5 Certificates (after taking into account distributions of the Class M-5 Principal
                                 Distribution Amount to the Class M-5
                                 Certificates for such Distribution Date) and
                                 (E) the Certificate Principal Balance of the
                                 Class M-6 Certificates immediately prior to such Distribution Date over (2) the lesser of
                                 (A) approximately 90.40% of the aggregate
                                 Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $11,879,559. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate
                                 Certificate Principal Balance of the Class A,
                                 Class M-1, Class M-2, Class M-3, Class M-4 and
                                 Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution
                                 Amount will equal the lesser of (A) the
                                 outstanding Certificate Principal Balance of the Class M-6 Certificates and (B) 100% of the
                                 Principal Distribution Amount remaining after any distributions on the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5
                                 Certificates and (2) in no event will the Class
                                 M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate
                                 Principal Balance of the Class M-6
                                 Certificates.

CLASS P CERTIFICATE              means any certificate, which is not being
                                 offered in this prospectus supplement,
                                 designated as a "Class P Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing
                                 Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS R CERTIFICATE              means any certificate designated as a "Class R
                                 Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLEARSTREAM LUXEMBOURG           means Clearstream Banking, societe anonyme.

CLOSING DATE                     means on or about December 27, 2006.

CODE means the Internal Revenue Code of 1986, as amended.

COLLATERAL VALUE                 means, with respect to a Mortgage Loan the
                                 proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing
                                 Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

COLLECTION ACCOUNT               means the one or more accounts established by
                                 the Servicer, for the benefit of the
                                 certificateholders, into which the Servicer is required to deposit or cause to be deposited certain payments described in the Pooling and Servicing Agreement.

COMPENSATING INTEREST            means, for any Distribution Date, the amount of
                                 the Servicing Fee otherwise payable to the Servicer for the related month, which the Servicer is obligated to deposit into the Collection Account for distribution to certificateholders on that Distribution Date, in an amount up to the amount of any shortfall in interest payments resulting from prepayments in full received during the period from and including the 15th day of the month preceding the Distribution Date through and including the last day of the month preceding the Distribution Date with respect to Mortgage
                                 Loans serviced by the Servicer; provided that any such deposit in reduction of the Servicing
                                 Fee otherwise payable to the Servicer with respect to that Distribution Date will be limited to the product of (1) one-twelfth of 0.25% per annum and (2) the aggregate Stated
                                 Principal Balance of the Mortgage Loans on the related Distribution Date.

CPR OR CONSTANT PREPAYMENT
RATE means a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, 28% CPR assumes a constant prepayment rate of 28% per annum.

CO-OP LOAN                       means a Mortgage Loan secured by the stock
                                 allocated to a cooperative unit in a
                                 residential cooperative housing corporation.

CREDIT SCORES                    means statistical credit scores obtained by
                                 many mortgage lenders in connection with a loan application.

CURRENT INTEREST                 means, with respect to each class of the LIBOR
                                 Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through
                                 Rate for the applicable Accrual Period on the Certificate Principal Balance of such class as of such Distribution Date plus any amount previously distributed with respect to

                                 Current Interest or Interest Carry Forward
                                 Amounts for such class that is recovered as a voidable preference by a trustee in bankruptcy less any Prepayment Interest Shortfalls allocated to such class on such Distribution Date.

CUT-OFF DATE                     means December 1, 2006.

DEFAULTED SWAP TERMINATION
PAYMENT means any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

DEFINITIVE CERTIFICATE           means a physical certificate representing a
                                 LIBOR Certificate. On the Closing Date, the
                                 Class R Certificate will be a Definitive
                                 Certificate.

DEPOSITOR                        means Merrill Lynch Mortgage Investors, Inc.

DESIGNATED TRANSACTION           means a transaction in which the assets
                                 underlying the certificates consist of
                                 single-family residential, multi-family
                                 residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

DETERMINATION DATE               means, with respect to a Distribution Date, the
                                 15th day of the month of such Distribution Date
                                 (or, if not a Business Day, the immediately preceding Business Day).

DISTRIBUTION DATE                means the 25th day of each month beginning in
                                 January 2007, or if such day is not a Business
                                 Day, the first Business Day thereafter.

DTC                              means The Depository Trust Company.

DUE DATE means a scheduled monthly payment date for any Mortgage Loan.

DUE PERIOD                       means, with respect to any Distribution Date,
                                 the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day in the month in which such Distribution Date occurs.

ERISA                            means the Employee Retirement Income Security
                                 Act of 1974, as amended.

EUROCLEAR                        means the Euroclear System.

EUROCLEAR OPERATOR               means Euroclear Bank S.A./N.V., a bank
                                 incorporated under the laws of the Kingdom of Belgium.

EUROPEAN DEPOSITARIES            means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, as depositary for Euroclear,
                                 collectively.

EXEMPTION                        means PTE 90-29 (Exemption Application No.
                                 D-8012, 55 Fed. Reg. 21459 (1990)), as amended,
                                 granted by the U.S. Department of Labor to Merrill Lynch and its affiliates, or any substantially similar administrative exemption granted by the U.S. Department of Labor to an underwriter as amended.

EXTRA PRINCIPAL DISTRIBUTION
AMOUNT                           means, with respect to any Distribution Date,
                                 (1) prior to the Stepdown Date, the excess of
                                 (A) the sum of (x) the aggregate Certificate
                                 Principal Balance of the LIBOR Certificates reduced by the Principal Funds with respect to such Distribution Date and (y) approximately $59,397,794 over (B) the aggregate Stated Principal Balance of the Mortgage Loans and (2) on and after the Stepdown Date, (A) the sum of
                                 (x) the aggregate Certificate Principal Balance of the LIBOR Certificates reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 5.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (b) approximately $11,879,559 less (B) the aggregate Stated Principal Balance of the Mortgage Loans; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of then current Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

FIRST FRANKLIN                   means First Franklin, a division of National
                                 City Bank.

FIRST FRANKLIN FINANCIAL         means First Franklin Financial Corporation, a
                                 Delaware corporation.

FIRST FRANKLIN UNDERWRITING
GUIDELINES                       means the underwriting standards and guidelines
                                 established by First Franklin Financial and further described under the heading
                                 "Underwriting Guidelines."

FINANCIAL INTERMEDIARY           means a bank, brokerage firm, thrift
                                 institution or other financial intermediary.

FITCH                            means Fitch, Inc. or any successor.

FIXED RATE MORTGAGE LOAN         means a Mortgage Loan in the Trust Fund with a
                                 fixed interest rate.

FIXED SWAP PAYMENT               means, for each Distribution Date, the product
                                 of (i) a per annum rate for such Distribution
                                 Date as set forth under the heading "Fixed
                                 Strike Rate" in the Swap Agreement Notional
                                 Balance Table on page S-69, determined on the basis of a 360-day year consisting of twelve
                                 30-day months and (ii) the notional balance as set forth under the heading "Notional Balance" for the related Distribution Date in the Swap
                                 Agreement Notional Balance Table set forth in the table on page S-69.

FLOATING RATE CERTIFICATE
CARRYOVER                        means, with respect to a Distribution Date, in
                                 the event that the Pass-Through Rate for a class of LIBOR Certificates is based upon the related Available Funds Cap or the related
                                 Maximum Rate Cap, the sum of (A) the excess of
                                 (1) the amount of interest that such class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that class not been calculated based on the related Available Funds Cap or the related
                                 Maximum Rate Cap, up to but not exceeding the greater of (a) the related Maximum Rate Cap or
                                 (b) the sum of (i) the related Available Funds
                                 Cap and (ii) the product of (AA) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (BB) the sum of (x) the quotient of (I) an amount equal to the proceeds, if any, payable under the related Cap Contract with respect to such Distribution Date and (II) the aggregate
                                 Certificate Principal Balance of each of the Classes of Certificates to which such Cap
                                 Contract relates for such Distribution Date and
                                 (y) the quotient obtained by dividing (I) an amount equal to any Net Swap Payments owed by the Swap Counterparty for such Distribution
                                 Date by (II) the aggregate Stated Principal
                                 Balance of the Mortgage Loans as of the
                                 immediately preceding Distribution Date over
                                 (2) the amount of interest such class was entitled to receive on such Distribution Date based on the related Available Funds Cap;
                                 together with (B) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable
                                 Pass-Through Rate for such class, without giving effect to the related Available Funds
                                 Cap or the related Maximum Rate Cap) and (C) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

FLOATING SWAP PAYMENT            means, for the each Distribution Date, the
                                 product of (i) LIBOR (as determined under the Swap Agreement) for such Distribution Date determined based on a 360-day year and the actual number of days in the Accrual Period and
                                 (ii) the notional balance as set forth under the heading "Notional Balance" for the related
                                 Distribution Date in the Swap Agreement
                                 Notional Balance Table on page S-69.

FANNIE MAE                       means Fannie Mae, or any successor thereto.

FREDDIE MAC                      means the Federal Home Loan Mortgage
                                 Corporation, or any successor thereto.

GROSS MARGIN                     means a fixed percentage amount specified in
                                 the related mortgage note.

GROUP ONE                        means the portion of the mortgage pool
                                 identified as "Group One" in this prospectus supplement.

GROUP ONE PRINCIPAL
DISTRIBUTION AMOUNT              means, as of any Distribution Date, the amount
                                 equal to the lesser of (i) the aggregate
                                 Certificate Principal Balance of the Class A-1 and Class R Certificates and (ii) the product of

                                 (x) the Group One Principal Distribution
                                 Percentage and (y) the Class A Principal
                                 Distribution Amount; provided, however, that
                                 (A) with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Certificate Principal Balances of the Class A-2 Certificates is reduced to zero, the Group Two Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-2 Certificates to zero will be applied to increase the Group One Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group One Principal Distribution Amount will equal the Class A Principal Distribution Amount.

GROUP ONE PRINCIPAL
DISTRIBUTION PERCENTAGE          means, with respect to any Distribution Date, a
                                 fraction expressed as a percentage, the
                                 numerator of which is the amount of Principal
                                 Funds received with respect to Mortgage Loans in Group One and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

GROUP TWO                        means the portion of the mortgage pool
                                 identified as "Group Two" in this prospectus supplement.

GROUP TWO PRINCIPAL
DISTRIBUTION AMOUNT              means, as of any Distribution Date, the amount
                                 equal to the lesser of (i) the aggregate
                                 Certificate Principal Balance of the Class A-2
                                 Certificates and (ii) the product of (x) the Group Two Principal Distribution Percentage and
                                 (y) the Class A Principal Distribution Amount;
                                 provided, however, that (A) with respect to any Distribution Date on which the Class A-2
                                 Certificates are outstanding and the
                                 Certificate Principal Balances of the Class A-1 and Class R Certificates is reduced to zero, the Group One Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-1
                                 Certificates and Class R Certificates to zero will be applied to increase the Group Two
                                 Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group Two Principal Distribution Amount will equal the Class A Principal Distribution
                                 Amount.

GROUP TWO PRINCIPAL
DISTRIBUTION PERCENTAGE          means, with respect to any Distribution Date, a
                                 fraction expressed as a percentage, the
                                 numerator of which is the amount of Principal
                                 Funds received with respect to Mortgage Loans in Group Two and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

HEP OR HOME EQUITY PREPAYMENT    means a prepayment model which uses a
                                 prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 20% HEP, which represents 100% of the prepayment model for the Fixed

                                 Rate Mortgage Loans, assumes prepayment rates of 2.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.0% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Mortgage Loans, 20% HEP assumes a Constant Prepayment Rate of 20% per annum.

INDIRECT PARTICIPANTS            means Participants and organizations which have
                                 indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

INITIAL OPTIONAL TERMINATION
DATE means the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property) is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

INTEREST CARRY FORWARD AMOUNT    means, with respect to each class of the LIBOR
                                 Certificates and each Distribution Date, the sum of (1) the excess of (A) Current Interest for such class with respect to prior
                                 Distribution Dates (excluding any Floating Rate
                                 Certificate Carryover for such class, if applicable) over (B) the amount actually distributed to such class with respect to Current Interest and Interest Carry Forward
                                 Amount on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable
                                 Pass-Through Rate for the related Accrual
                                 Period.

INTEREST DETERMINATION DATE      means each date that is the second LIBOR
                                 Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates.

INTEREST FUNDS                   means, with respect to any Distribution Date,
                                 the sum, without duplication, of (1) all scheduled interest due during the related Due
                                 Period that is received before the related
                                 Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest, (3) all Compensating
                                 Interest, (4) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), (5) proceeds of any Mortgage Loan purchased by the Depositor or any transferor under the Pooling and Servicing Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest) and (6) prepayment charges received with respect to the related Mortgage
                                 Loans, less all non-recoverable Advances relating to interest and certain fees, indemnity amounts and expenses reimbursed to the Trustee and the Servicer.

INTEREST-ONLY MORTGAGE LOAN      means a Mortgage Loan that provides for monthly
                                 payments of interest at the Mortgage Rate, but no payments of principal for the first five years after its origination.

INVESTOR-BASED EXEMPTION         means any of (but not limited to) Section
                                 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, (for transactions with persons who provide services to Plans), PTE 84-14 (for transactions by independent "qualified professional asset managers"), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 91-38 (for transactions by bank collective investment funds), PTE 95-60
                                 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers"), each as it may be amended from time to time.

IRS                              means the Internal Revenue Service.

ISSUING ENTITY                   Merrill Lynch Mortgage Investors Trust, Series
                                 2006-FF1.

LASALLE                          means LaSalle Bank National Association.

LAST SCHEDULED DISTRIBUTION
DATE means, for each class of LIBOR Certificates, the latest maturity date for any Mortgage Loan plus one year.

LIBOR BUSINESS DAY               means a day on which banks are open for dealing
                                 in foreign currency and exchange in London and New York City.

LIBOR CERTIFICATES               means the Class A, Class M and Class B
                                 Certificates.

LOAN-TO-VALUE RATIO OR LTV       means, for any Mortgage Loan, (1) the original
                                 principal balance of such Mortgage Loan divided by (2) the Collateral Value of the related mortgaged property.

LOWER COLLAR                     means, with respect to each Distribution Date
                                 and each of the Cap Contracts, the applicable per annum rate set forth under the heading "1ML
                                 Strike Lower Collar" in the Class A-1 LIBOR Cap
                                 Table, the Class A-2 LIBOR Cap Table or the
                                 Subordinate Certificates LIBOR Cap Table.

MAXIMUM MORTGAGE RATE            means the rate which the Mortgage Rate on the
                                 related Adjustable Rate Mortgage Loan will never exceed.

MAXIMUM RATE CAP                 means any of the Class A-1 Maximum Rate Cap,
                                 the Class A-2 Maximum Rate Cap or the Weighted
                                 Average Maximum Rate Cap.

MERRILL LYNCH                    means Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated.

MLML                             means Merrill Lynch Mortgage Lending, Inc., a
                                 Delaware corporation.

MODELING ASSUMPTIONS             means the following assumptions:

                                 - the assumed Adjustable Rate Mortgage Loans and the assumed Fixed Rate Mortgage Loans prepay at the indicated percentage of the related prepayment model;

                                 -  distributions on the Certificates are
                                    received, in cash, on the 25th day of each month, commencing in January 2007, in accordance with the payment priorities defined in this prospectus supplement;

                                 -  no defaults or delinquencies in, or
                                    modifications, waivers or amendments
                                    respecting, the payment by the mortgagors of principal and interest on the assumed Mortgage Loans occur;

                                 -  Scheduled Payments are assumed to be
                                    received on the first day of each month
                                    commencing in January 2007, and prepayments represent payment in full of individual assumed Mortgage Loans and are assumed to be received on the last day of each month, commencing in December 2006, and include 30 days' interest thereon;

                                 -  the level of Six-Month LIBOR remains
                                    constant at 5.2628%, and the level of
                                    One-Month LIBOR remains constant at 5.3445%;

                                 - the sum of the Servicing Fee Rate and other fees payable by the Trust Fund is 0.500% per annum;

                                 -  the Certificate Principal Balance of the
                                    Class R Certificate is zero;

                                 - the maximum prepayment speed is capped at 95% CPR;

                                 - the Closing Date for the certificates is December 27, 2006;

                                 -  the Mortgage Rate for each assumed
                                    Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and
                                    (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors);

                                 - the Swap Termination Payment is assumed to be zero as of the Initial Optional Termination Date;

                                 - the auction does not result in a termination of the Trust Fund and the Servicer does not purchases the Mortgage Loans and terminate the Trust Fund as described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Termination";
                                    and

                                 - the initial overcollateralization amount is approximately $59,401,775, the targeted overcollateralization amount is approximately $59,397,794 and the minimum required overcollateralization amount is approximately $11,879,559.

MOODY'S means Moody's Investors Service, Inc. or any successor.

MORTGAGE GROUP                   means either of Group One or Group Two.

MORTGAGE INDEX                   means, with respect to any Adjustment Date, the
                                 average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street
                                 Journal, or, if such rate ceases to be
                                 published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

MORTGAGE LOANS                   means mortgage loans that are included in the
                                 Trust Fund as of the Closing Date.

MORTGAGE LOAN SCHEDULE           means the schedule of Mortgage Loans appearing
                                 as an exhibit to the Pooling and Servicing
                                 Agreement from time to time.

MORTGAGE RATE                    means the per annum interest rate borne by a
                                 Mortgage Loan.

MLPA means the Mortgage Loan Purchase Agreement, dated as of December 1, 2006, between the Sponsor and Depositor, whereby the Mortgage Loans were purchased by the Depositor from the Sponsor.

NCHLS                            means National City Home Loan Services, Inc.

NET EXCESS CASHFLOW              means Interest Funds and Principal Funds not
                                 otherwise required to be distributed with respect to principal of and interest on the LIBOR Certificates and not otherwise required to be distributed to the Class P Certificates.

NET MORTGAGE RATE                means, with respect to any Mortgage Loan, the
                                 Mortgage Rate with respect to such Mortgage
                                 Loan less the Servicing Fee Rate.

NET SWAP PAYMENT                 means, in respect of each Distribution Date,
                                 the net amount of the Fixed Swap Payment that the Supplemental Interest Trust is obligated to pay to the Swap Counterparty and the Floating
                                 Swap Payment that the Swap Counterparty is obligated to pay to the Supplemental Interest
                                 Trust.

OFFERED CERTIFICATES             means the Class A, Class M and Class B-1
                                 Certificates.

ONE-MONTH LIBOR                  means the London interbank offered rate for
                                 one-month United States dollar deposits.

OPTIONAL TERMINATION PRICE       means, on any day after the Initial Optional
                                 Termination Date, the sum of (i) the then aggregate outstanding Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the proceeds of the auction will be distributed on the Certificates, (ii) any unreimbursed fees, indemnity amounts and out-of-pocket costs and expenses owed to the Trustee (including any amounts incurred by the Trustee in connection with conducting such auction) or the Servicer and all unreimbursed Advances and servicing advances, in each case incurred by such party in the performance of its obligations, (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (iv) any unpaid Net
                                 Swap Payments and any Swap Termination Payment owed to the Swap Counterparty; such Swap
                                 Termination Payment shall include any payment to the Swap Counterparty resulting from the optional termination of the Trust.

ORIGINAL LOAN-TO-VALUE RATIO     means, in the case of any Mortgage Loan, the
                                 Loan-to-Value Ratio or LTV.

ORIGINATOR                       means First Franklin, a division of National
                                 City Bank.

PARTICIPANTS                     means participating organizations that utilize
                                 the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

PASS-THROUGH MARGIN              means for each class of the LIBOR Certificates
                                 for any Distribution Date:

                                                                       ON OR BEFORE THE      AFTER THE
                                                                       INITIAL OPTIONAL   INITIAL OPTIONAL
                                          CLASS                        TERMINATION DATE   TERMINATION DATE
                                          -----                        ----------------   ----------------
                                          Class A-1..................      0.1050%             0.2100%
                                          Class A-2A.................      0.0700%             0.1400%
                                          Class A-2B.................      0.1500%             0.3000%
                                          Class A-2C.................      0.2000%             0.4000%
                                          Class M-1..................      0.2200%             0.3300%
                                          Class M-2..................      0.2900%             0.4350%
                                          Class M-3..................      0.3100%             0.4650%
                                          Class M-4..................      0.3700%             0.5550%
                                          Class M-5..................      0.3900%             0.5850%
                                          Class M-6..................      0.4600%             0.6900%
                                          Class B-1..................      0.7500%             1.1250%
                                          Class B-2..................      0.7500%             1.1250%
                                          Class B-3..................      0.7500%             1.1250%
                                          Class R....................      0.1050%             0.2100%

PASS-THROUGH RATE                means, with respect to any class of the LIBOR
                                 Certificates on any Distribution Date, the least of (1) One-Month LIBOR plus the Pass-Through Margin for such class of LIBOR
                                 Certificates, (2) the related Available Funds
                                 Cap and (3) the related Maximum Rate Cap.

PERCENTAGE INTEREST              means, with respect to any certificate, the
                                 percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

PERIODIC RATE CAP                means the maximum amount by which the Mortgage
                                 Rate on any Adjustable Rate Mortgage Loan may increase or decrease on an Adjustment Date.

PLAN means an employee benefit plan or arrangement subject to Title I of ERISA, a plan subject to
                                 Section 4975 of the Code or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code.

POOLING AND SERVICING
AGREEMENT                        means the Pooling and Servicing Agreement,
                                 dated as of December 1, 2006, among the
                                 Depositor, the Servicer and the Trustee.

PPC OR PREPAYMENT CONSTANT       means a prepayment model which uses a
                                 prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% PPC, which represents 100% of the prepayment model for the Adjustable Rate
                                 Mortgage Loans, assumes prepayment rates at a Constant Prepayment Rate of 2% per annum in month 1, increasing linearly (rounded to the nearest hundredth) to a Constant Prepayment Rate of 30% per annum in month 12 and remaining constant at a Constant Prepayment Rate of 30% per annum from month 13 up to and including month 22, then remaining constant at a Constant
                                 Prepayment Rate of 50% per annum from month 23 up to and including month 27 and then remaining constant at a Constant Prepayment Rate of 35% per annum from month 28 and thereafter.

PREPAYMENT INTEREST EXCESSES     means, with respect to any Servicer Remittance
                                 Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment
                                 Period occurring between the first day of the calendar month in which such Servicer
                                 Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer
                                 Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

PREPAYMENT INTEREST SHORTFALL    means a shortfall in interest distributions as
                                 a result of Principal Prepayments to
                                 certificateholders in excess of Compensating
                                 Interest.

PREPAYMENT PERIOD                means, with respect to any Distribution Date,
                                 the period beginning on the 15th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs.

PRINCIPAL DISTRIBUTION AMOUNT    means, with respect to each Distribution Date,
                                 the sum of (1) the Principal Funds for such Distribution Date and (2) any Extra Principal
                                 Distribution Amount for such Distribution Date.

PRINCIPAL FUNDS                  means, with respect to any Distribution Date,
                                 the sum, without duplication, of (1) the scheduled principal due during the related Due
                                 Period and received before the related Servicer
                                 Remittance Date or required to be advanced by the Servicer on or before the related Servicer
                                 Remittance Date, (2) prepayments of principal in full collected in the related Prepayment
                                 Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related
                                 Prepayment Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Distribution
                                 Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage
                                 Loan, (5) all liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to principal and represent payment in full), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Due Period, less all non-recoverable
                                 Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Due Period and certain fees, indemnity amounts and expenses reimbursable to the Trustee and the Servicer.

PRINCIPAL PREPAYMENT             means any mortgagor payment of principal or
                                 other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its Due Date and applied to reduce the Stated Principal Balance of the Mortgage Loan in accordance with the terms of the mortgage note.

PTE means a Prohibited Transaction Exemption granted by the U.S. Department of Labor.

RATING AGENCY                    means either of Moody's or S&P.

RATING AGENCY CONDITION          has the meaning specified in the Swap
                                 Agreement.

REALIZED LOSS                    means the excess of the Stated Principal
                                 Balance of a defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

RECORD DATE                      means, for a Distribution Date, the last
                                 Business Day of the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Closing Date).

REFERENCE BANKS                  means leading banks selected by the Trustee and
                                 engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Interest
                                 Determination Date in question, (3) which have been designated as such by the Servicer and (4) not controlling, controlled by, or under common control with, the Depositor, the Trustee, the Servicer, the Sponsor or any successor servicer.

REGULATION AB                    means Subpart 229.1100--Asset Backed Securities
                                 (Regulation AB), 17 C.F.R.
                                 sec.sec.229.1100-229.1123, as such may be
                                 amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange
                                 Commission in the adopting release
                                 (Asset-Backed Securities, Securities Act
                                 Release No. 33-8518, 70 Fed Reg. 1,506, 1.531
                                 (Jan. 7, 2005) or by the staff of the
                                 Securities and Exchange Commission, or as may be provided by the Securities and Exchange
                                 Commission or its staff from time to time.

RELEVANT DEPOSITARY              means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, as depositary for Euroclear,
                                 individually.

REO PROPERTY                     means mortgaged property which has been
                                 acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

REQUIRED PERCENTAGE              means, with respect to a Distribution Date
                                 after the Stepdown Date, the quotient of (x) the excess of (1) the aggregate Stated

                                 Principal Balance of the Mortgage Loans over
                                 (2) the Certificate Principal Balance of the most senior class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, and (y) the Stated Principal Balances of the Mortgage Loans. As used herein, the Certificate Principal Balance of the most senior class of certificates will equal the aggregate Certificate Principal Balance of the Class A Certificates as of such date of calculation.

RESERVE INTEREST RATE            means the rate per annum that the Trustee
                                 determines to be either (1) the arithmetic mean
                                 (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month
                                 United States dollar lending rates which New
                                 York City banks selected by the Trustee are quoting on the relevant Interest Determination
                                 Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month
                                 United States dollar lending rate which New
                                 York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

RESTRICTED GROUP                 means the Underwriter, the Trustee, the
                                 Servicer, any obligor with respect to Mortgage
                                 Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund or any affiliate of such parties.

REUTERS SCREEN LIBO PAGE         means the display designated as page "LIBO" on
                                 the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying
                                 London interbank offered rates of major banks).

RULES means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard and Poor's, a division of The McGraw-Hill Companies, Inc. or any successor.

SCHEDULED PAYMENTS               means scheduled monthly payments made by
                                 mortgagors on the Mortgage Loans.

SERVICER                         means National City Home Loan Services, Inc.

SERVICER REMITTANCE DATE         means the later of (x) the day that is two
                                 Business Days after the 15th day of the month in which the related Distribution Date occurs and (y) the 18th day (or if such day is not a Business Day, the immediately preceding
                                 Business Day) of the month in which the related
                                 Distribution Date occurs.

SERVICING FEE                    means a monthly fee paid to the Servicer from
                                 interest collected with respect to each
                                 Mortgage Loan serviced by it (as well as from any liquidation proceeds from a liquidated
                                 Mortgage Loan that are applied to accrued and unpaid interest) generally equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. The Servicer also is entitled to receive, as additional servicing compensation, Prepayment Interest Excesses, insufficient funds charges, late charges, excess proceeds from REO property sales, all assumption fees and other similar charges
                                 (other than prepayment charges) and all
                                 investment income earned on, or benefits received from, amounts on deposit in the Collection Account and certain amounts on deposit in the related escrow accounts.

SERVICING FEE RATE               means 0.500% for each Mortgage Loan.

SIX-MONTH LIBOR                  means the London interbank offered rate for
                                 six-month United States dollar deposits.

SIX-MONTH LIBOR LOANS            means Adjustable Rate Mortgage Loans having a
                                 Mortgage Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest
                                 0.125%, of (1) the Mortgage Index and (2) the
                                 Gross Margin.

SMMEA                            means the Secondary Mortgage Market Enhancement
                                 Act of 1984, as amended.

SPONSOR                          means Merrill Lynch Mortgage Lending, Inc.

STATED PRINCIPAL BALANCE         means, with respect to a Mortgage Loan and any
                                 Distribution Date, the amount equal to the outstanding principal balance as of the Cut-off
                                 Date, after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period immediately preceding such Distribution Date, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such
                                 Distribution Date. The Stated Principal Balance of a liquidated Mortgage Loan shall be deemed to be zero.

STEPDOWN DATE                    means, the earlier of: (A) the first
                                 Distribution Date on which the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates has been reduced to zero; or (B) the later to occur of (1) the Distribution Date in January 2010 or (2) the first Distribution
                                 Date on which the aggregate Certificate
                                 Principal Balance of the Class A Certificates
                                 (after giving effect to distributions of the Principal Funds amount for such Distribution
                                 Date) is less than or equal to 72.40% of the aggregate Stated Principal Balances of the Mortgage Loans.

STEPDOWN REQUIRED LOSS
PERCENTAGE                       means, for any Distribution Date, the
                                 applicable percentage for such Distribution
                                 Date set forth in the following table:

                                          DISTRIBUTION DATE OCCURRING IN   STEPDOWN REQUIRED LOSS PERCENTAGE
                                          ------------------------------   ---------------------------------
                                          January 2009-December 2009       0.85% with respect to January
                                                                           2009, plus an additional 1/12th
                                                                           of 0.65% for each month
                                                                           thereafter
                                          January 2010-December 2010       1.50% with respect to January
                                                                           2010, plus an additional 1/12th
                                                                           of 0.50% for each month
                                                                           thereafter
                                          January 2011-December 2011       2.00% with respect to January
                                                                           2011, plus an additional 1/12th
                                                                           of 0.50% for each month
                                                                           thereafter
                                          January 2012-December 2012       2.50% with respect to January
                                                                           2012, plus an additional 1/12th
                                                                           of 0.10% for each month
                                                                           thereafter
                                          January 2013 and thereafter      2.60%

STEPDOWN TRIGGER EVENT           means the situation that exists with respect to
                                 any Distribution Date on or after the Stepdown
                                 Date, if (a) the quotient of (1) the aggregate
                                 Stated Principal Balance of all Mortgage Loans
                                 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage
                                 Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the Stated Principal Balance of all of the Mortgage Loans as of the preceding Servicer
                                 Remittance Date, equals or exceeds the product of (i) 25.35% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution
                                 Date and (2) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

SUBORDINATE CERTIFICATES         means the Class M and Class B Certificates.

SUBORDINATE CERTIFICATE CAP
CONTRACT means a confirmation and agreement between the Trustee and the Cap Contract Counterparty for the benefit of the Subordinate Certificates.

SUBORDINATE CERTIFICATES CAP
CONTRACT NOTIONAL BALANCE        means, as of any Distribution Date, the
                                 notional balance of the Subordinate Certificate
                                 Cap Contract set forth on the table beginning on page S-67.

SUBORDINATE CERTIFICATE LOWER
COLLAR means, with respect to each Distribution Date, the applicable per annum rate set forth under the heading "1ML Strike Lower Collar" in the Subordinate Certificate LIBOR Cap Table on page S-67.

SUBORDINATE CERTIFICATE UPPER
COLLAR means, with respect to each Distribution Date, the applicable per annum rate set forth under the heading "1ML Strike Upper Collar" in the Subordinate Certificate LIBOR Cap Table on page S-67.

SUBSEQUENT RECOVERY              means any amount (net of amounts to be
                                 reimbursed to the Servicer related to such Mortgage Loan) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a liquidated Mortgage Loan.

SUPPLEMENTAL INTEREST TRUST      means the separate trust established pursuant
                                 to the Pooling and Servicing Agreement by the Supplemental Interest Trust Trustee, as directed, for the benefit of the certificateholders out of which any Swap
                                 Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid, certain distributions to certificateholders will be made, and into which any Swap Termination
                                 Payments or Net Swap Payments received from the Swap Counterparty will be deposited.

SUPPLEMENTAL INTEREST TRUST
TRUSTEE means LaSalle, in its capacity as supplemental interest trust tustee under the Pooling and Servicing Agreement.

SWAP AGREEMENT                   means the confirmation and the master agreement
                                 incorporated therein, as well as the schedule thereto and the related credit support annex, between the Swap Counterparty and the Supplemental Interest Trust Trustee for the benefit of the Issuing Entity.

SWAP AGREEMENT NOTIONAL
BALANCES means the notional balance of the Swap Agreement as set forth in the Swap Agreement Notional Balance Table on page S-69.

SWAP COUNTERPARTY                means The Bank of New York or any successor
                                 counterparty who meets the requirements set forth in the Swap Agreement.

SWAP REGULATIONS                 means the final regulations issued by the IRS
                                 relating to notional principal contracts under
                                 Section 446 of the Code.

SWAP TERMINATION PAYMENT         means a payment required to be made by either
                                 the Supplemental Interest Trust or the Swap
                                 Counterparty pursuant to the Swap Agreement as a result of termination of the Swap Agreement.

TERMS AND CONDITIONS             means the Terms and Conditions Governing Use of
                                 Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law.

TRUST FUND                       means the trust fund created by the Pooling and
                                 Servicing Agreement.

TRUSTEE means LaSalle, in its capacity as trustee under the Pooling and Servicing Agreement.

UNDERWRITER                      means Merrill Lynch, Pierce Fenner & Smith
                                 Incorporated.

UNPAID REALIZED LOSS AMOUNT      means, with respect to any class of the
                                 Subordinate Certificates and as to any
                                 Distribution Date, the excess of (1) Applied
                                 Realized Loss Amounts with respect to such class over (2) the sum of (x) all distributions in reduction of the Unpaid Applied Realized
                                 Loss Amounts on all previous Distribution Dates and

                                 (y) all increases in the Certificate Principal Balance of such class pursuant to the last sentence of the definition of "Certificate Principal Balance." Any amounts distributed to a class of Subordinate Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

UPPER COLLAR                     means any of the Class A-1 Upper Collar, the
                                 Class A-2 Upper Collar or the Subordinate
                                 Certificates Upper Collar.

WEIGHTED AVERAGE AVAILABLE
FUNDS CAP                        means, with respect to a Distribution Date, the
                                 per annum rate equal to the weighted average of the Class A-1 Available Funds Cap and the Class
                                 A-2 Available Funds Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate
                                 Principal Balance of the Class A-1 and Class R
                                 Certificates, in the case of Group One, or the Class A-2A, Class A-2B and Class A-2C
                                 Certificates, in the case of Group Two).

WEIGHTED AVERAGE MAXIMUM RATE
CAP means, with respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2A, Class A-2B and Class A-2C Certificates, in the case of Group Two) of the Class A-1 Maximum Rate Cap and the Class A-2 Maximum Rate Cap.

                                    ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-FF1 known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

       A-I-1

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and
       A-I-2
excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

       A-I-3

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      The term "U.S. Person" means

      (1)   a citizen or resident of the United States,

      (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

      (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

       A-I-4

                                    ANNEX II

                               THE MORTGAGE POOL

                                 MORTGAGE RATES

                                       AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                         NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                         MORTGAGE       BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
RANGE OF MORTGAGE RATES    LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME
-----------------------  ---------   --------------   ----------   --------   --------   -----------   --------   --------
3.501% to 4.000%......         2     $      460,487       0.02%      3.996%     699       $230,244      80.00%     44.79%
4.001% to 4.500%......        17          3,765,685       0.16       4.453      718        221,511      80.00      39.30
4.501% to 5.000%......       352         77,057,379       3.24       4.920      722        218,913      75.52      40.21
5.001% to 5.500%......     1,020        232,424,631       9.78       5.363      701        227,867      77.15      40.47
5.501% to 6.000%......     2,581        525,639,152      22.12       5.842      683        203,657      78.11      40.55
6.001% to 6.500%......     3,169        540,488,416      22.75       6.326      665        170,555      77.08      40.01
6.501% to 7.000%......     2,633        387,827,589      16.32       6.803      655        147,295      77.39      39.00
7.001% to 7.500%......     1,331        169,279,962       7.12       7.297      638        127,183      77.71      38.99
7.501% to 8.000%......       708         81,426,030       3.43       7.783      631        115,009      78.38      37.93
8.001% to 8.500%......       338         38,283,034       1.61       8.311      624        113,263      79.81      40.39
8.501% to 9.000%......       410         56,064,722       2.36       8.835      643        136,743      77.84      39.41
9.001% to 9.500%......       585         76,129,371       3.20       9.314      634        130,136      77.59      39.31
9.501% to 10.000%.....       671         75,275,391       3.17       9.794      612        112,184      78.40      40.38
10.001% to 10.500%....       526         53,110,457       2.24      10.297      598        100,970      79.77      39.50
10.501% to 11.000%....       400         34,639,438       1.46      10.782      595         86,599      80.89      39.34
11.001% to 11.500%....       187         13,748,892       0.58      11.273      588         73,523      82.06      38.46
11.501% to 12.000%....        93          6,555,240       0.28      11.796      578         70,486      84.97      37.45
12.001% to 12.500%....        38          2,547,877       0.11      12.244      586         67,049      84.62      36.03
12.501% to 13.000%....        14          1,056,839       0.04      12.806      609         75,489      77.51      37.96
13.001% to 13.500%....         1             25,012       0.00      13.375      520         25,012      74.93      38.00
13.501% to 14.000%....         2             77,797       0.00      13.677      616         38,899      73.68      42.44
14.501% to 15.000%....         1             28,373       0.00      14.750      578         28,373      74.68      37.00
                          ------     --------------     ------      ------      ---       --------      -----      -----
  Total:..............    15,079     $2,375,911,775     100.00%      6.776%     663       $157,564      77.70%     39.81%
                          ======     ==============     ======      ======      ===       ========      =====      =====


                         PERCENT    PERCENT
RANGE OF MORTGAGE RATES  FULL DOC     IO
-----------------------  --------   -------
3.501% to 4.000%......    100.00%     0.00%
4.001% to 4.500%......     83.99     16.52
4.501% to 5.000%......     98.83     27.57
5.001% to 5.500%......     97.19     46.29
5.501% to 6.000%......     93.00     45.78
6.001% to 6.500%......     90.49     34.91
6.501% to 7.000%......     87.38     22.99
7.001% to 7.500%......     85.73     14.43
7.501% to 8.000%......     85.10      9.20
8.001% to 8.500%......     88.65     21.34
8.501% to 9.000%......     83.23     37.02
9.001% to 9.500%......     87.68     35.21
9.501% to 10.000%.....     87.69     26.22
10.001% to 10.500%....     89.26     16.39
10.501% to 11.000%....     90.76      5.28
11.001% to 11.500%....     93.73      1.95
11.501% to 12.000%....     93.19      0.00
12.001% to 12.500%....     92.89      0.00
12.501% to 13.000%....    100.00      0.00
13.001% to 13.500%....    100.00      0.00
13.501% to 14.000%....    100.00      0.00
14.501% to 15.000%....    100.00      0.00
                          ------     -----
  Total:..............     90.56%    32.25%
                          ======     =====

      As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 3.990% per annum to 14.750% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.776% per annum.

       A-II-1

                      REMAINING MONTHS TO STATED MATURITY

                                     AGGREGATE                                 WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF     PRINCIPAL       PERCENT OF     WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF REMAINING     MORTGAGE       BALANCE         MORTGAGE      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
TERMS (MONTHS)           LOANS      OUTSTANDING         POOL         COUPON     SCORE     OUTSTANDING     LTV       INCOME
------------------     ---------   --------------   -------------   --------   --------   -----------   --------   --------
97 to 108............       39     $    2,779,048        0.12%      10.157%      619       $ 71,258     76.02%     41.04%
109 to 120...........      121         13,509,407        0.57         7.656      714        111,648      66.62      36.87
121 to 132...........       62          4,958,929        0.21         7.144      692         79,983      65.91      33.04
133 to 144...........      134         14,271,995        0.60         6.594      678        106,507      69.41      34.73
145 to 156...........       88         10,366,689        0.44         6.212      658        117,803      70.80      34.22
157 to 168...........       41          5,275,833        0.22         6.621      668        128,679      72.26      36.10
277 to 288...........      183         13,545,916        0.57         9.418      612         74,021      73.12      40.01
289 to 300...........      578         65,573,733        2.76         7.870      660        113,449      71.30      38.43
301 to 312...........    1,190        140,392,740        5.91         7.910      657        117,977      74.62      39.72
313 to 324...........    2,952        433,571,218       18.25         7.275      673        146,874      76.77      38.35
325 to 336...........    3,654        593,182,889       24.97         6.898      661        162,338      78.05      39.40
337 to 348...........    6,037      1,078,483,379       45.39         6.249      660        178,646      79.14      40.92
                        ------     --------------      ------        ------      ---       --------      -----      -----
  Total..............   15,079     $2,375,911,775      100.00%        6.776%     663       $157,564     77.70%     39.81%
                        ======     ==============      ======        ======      ===       ========      =====      =====


RANGE OF REMAINING     PERCENT    PERCENT
TERMS (MONTHS)         FULL DOC     IO
------------------     --------   -------
97 to 108............   74.97%      0.00%
109 to 120...........   71.95       0.00
121 to 132...........   78.24       0.00
133 to 144...........   83.41       0.00
145 to 156...........   95.01       0.00
157 to 168...........   81.71       0.00
277 to 288...........   75.84       0.00
289 to 300...........   73.10       0.00
301 to 312...........   81.34       0.00
313 to 324...........   90.17       6.72
325 to 336...........   94.19      21.62
337 to 348...........   91.59      56.44
                        -----      -----
  Total..............   90.56%     32.25%
                        =====      =====

      As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 100 months to 344 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 327 months.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
RANGE OF ORIGINAL      NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
MORTGAGE LOAN          MORTGAGE       BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
PRINCIPAL BALANCES       LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------     ---------   --------------   ----------   --------   --------   -----------   --------   --------   --------
$50,000 or less......      795     $   30,377,042       1.28%    9.200%       623       $ 38,210     75.81%     36.25%       84.91%
$50,001 to
  $100,000...........    3,557        266,576,873      11.22      7.744       633         74,944      77.45      38.46       88.99
$100,001 to
  $150,000...........    4,325        521,030,840      21.93      7.071       649        120,470      78.38      39.23       90.34
$150,001 to
  $200,000...........    2,561        431,852,571      18.18      6.738       660        168,627      77.84      39.39       89.51
$200,001 to
  $250,000...........    1,379        300,228,082      12.64      6.542       667        217,714      77.82      39.84       90.23
$250,001 to
  $300,000...........      906        243,713,022      10.26      6.424       674        268,999      77.36      40.46       91.29
$300,001 to
  $350,000...........      593        187,270,421       7.88      6.321       683        315,802      77.49      41.47       91.84
$350,001 to
  $400,000...........      377        139,214,685       5.86      6.275       677        369,270      78.26      42.43       91.64
$400,001 to
  $450,000...........      370        154,545,805       6.50      6.111       693        417,691      75.67      40.45       91.97
$450,001 to
  $500,000...........      214        100,007,458       4.21      6.234       691        467,325      78.22      39.93       95.70
$500,001 to
  $550,000...........        1            492,702       0.02      7.500       792        492,702      77.78      53.00        0.00
$600,001 to
  $650,000...........        1            602,272       0.03      6.375       808        602,272      56.52      21.00      100.00
                        ------     --------------     ------      -----       ---       --------      -----      -----      ------
  Total..............   15,079     $2,375,911,775     100.00%    6.776%       663       $157,564     77.70%     39.81%       90.56%
                        ======     ==============     ======      =====       ===       ========      =====      =====      ======


RANGE OF ORIGINAL
MORTGAGE LOAN          PERCENT
PRINCIPAL BALANCES       IO
------------------     -------
$50,000 or less......    1.53%
$50,001 to
  $100,000...........   12.32
$100,001 to
  $150,000...........   23.58
$150,001 to
  $200,000...........   30.12
$200,001 to
  $250,000...........   35.50
$250,001 to
  $300,000...........   43.57
$300,001 to
  $350,000...........   43.04
$350,001 to
  $400,000...........   53.82
$400,001 to
  $450,000...........   39.59
$450,001 to
  $500,000...........   50.42
$500,001 to
  $550,000...........    0.00
$600,001 to
  $650,000...........    0.00
                        -----
  Total..............   32.25%
                        =====

      As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $507 to approximately $602,272 and the average outstanding principal balance of the Mortgage Loans was approximately $157,564.

       A-II-2

                                 PRODUCT TYPES

                                        AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                          MORTGAGE       BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
PRODUCT TYPES               LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------             ---------   --------------   ----------   --------   --------   -----------   --------   --------
Balloon Loans...........      124     $   15,294,261       0.64%       7.984%    698       $123,341        71.30%     37.49%
15 Year Fixed Loans.....      361         35,867,640       1.51        6.647     673         99,356        68.40      34.67
25 Year Fixed Loans.....       15          1,388,480       0.06        7.400     636         92,565        57.03      35.96
30 Year Fixed Loans.....    4,483        713,283,745      30.02        6.547     682        159,109        75.13      38.23
Six Month LIBOR Loans...        4            882,056       0.04        8.456     641        220,514        70.82      21.86
1/29 LIBOR Loans........        3            431,399       0.02        8.416     663        143,800        80.00      34.52
2/28 LIBOR Loans........    6,651      1,030,800,526      43.39        7.301     644        154,984        79.31      40.84
3/27 LIBOR Loans........    2,278        385,971,782      16.25        6.150     663        169,434        79.00      40.71
5/25 LIBOR Loans........    1,160        191,991,887       8.08        5.985     689        165,510        78.49      39.62
                           ------     --------------     ------      -------     ---       --------      -------    -------
  Total.................   15,079     $2,375,911,775     100.00%       6.776%    663       $157,564        77.70%     39.81%
                           ======     ==============     ======      =======     ===       ========      =======    =======


                          PERCENT    PERCENT
PRODUCT TYPES             FULL DOC     IO
-------------             --------   -------
Balloon Loans...........   73.67%      0.00%
15 Year Fixed Loans.....   84.98       0.00
25 Year Fixed Loans.....   76.05       0.00
30 Year Fixed Loans.....   89.26       0.00
Six Month LIBOR Loans...   87.20       0.00
1/29 LIBOR Loans........   72.03       0.00
2/28 LIBOR Loans........   91.07      52.14
3/27 LIBOR Loans........   93.17      59.24
5/25 LIBOR Loans........   89.95       0.00
                           -----      -----
  Total.................   90.56%     32.25%
                           =====      =====

                               AMORTIZATION TYPE

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE       BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
AMORTIZATION TYPE        LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-----------------      ---------   --------------   ----------   --------   --------   -----------   --------   --------   --------
Fully Amortizing.....   11,264     $1,594,478,053      67.11%     6.931%      664       $141,555      77.10%     39.23%     86.61%
Balloon..............      124         15,294,261       0.64      7.984       698        123,341      71.30      37.49      73.67
60 Month
  Interest-Only......    3,691        766,139,461      32.25      6.430       659        207,570      79.09      41.07      99.12
                        ------     --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............   15,079     $2,375,911,775     100.00%     6.776%      663       $157,564      77.70%     39.81%     90.56%
                        ======     ==============     ======      =====       ===       ========      =====      =====      =====


                       PERCENT
AMORTIZATION TYPE        IO
-----------------      -------
Fully Amortizing.....    0.00%
Balloon..............    0.00
60 Month
  Interest-Only......  100.00
                       ------
  Total:.............   32.25%
                       ======

                                ADJUSTMENT TYPE

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE       BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
ADJUSTMENT TYPE          LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------        ---------   --------------   ----------   --------   --------   -----------   --------   --------   --------
ARM..................   10,096     $1,610,077,650      67.77%     6.869%      654       $159,477      79.13%     40.65%     91.43%
Fixed Rate...........    4,983        765,834,125      32.23      6.582       682        153,689      74.71      38.04      88.73
                        ------     --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............   15,079     $2,375,911,775     100.00%     6.776%      663       $157,564      77.70%     39.81%     90.56%
                        ======     ==============     ======      =====       ===       ========      =====      =====      =====


                       PERCENT
ADJUSTMENT TYPE          IO
---------------        -------
ARM..................   47.58%
Fixed Rate...........    0.00
                        -----
  Total:.............   32.25%
                        =====

                                      A-II-3

                GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
GEOGRAPHIC             MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
DISTRIBUTIONS           LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
Alabama..............      153    $   14,492,864       0.61%    7.650%       629       $ 94,725     79.94%     38.86%       89.60%
Arizona..............      257        36,891,119       1.55      6.790       664        143,545      78.40      38.83       91.87
Arkansas.............       46         5,313,382       0.22      6.633       647        115,508      80.35      40.05       87.46
California...........    2,997       782,598,687      32.94      6.300       688        261,127      75.85      40.45       92.81
Colorado.............      441        73,502,493       3.09      6.889       648        166,672      78.49      40.67       94.46
Connecticut..........       73        12,465,781       0.52      7.041       652        170,764      77.08      39.40       86.67
Delaware.............       14         2,446,809       0.10      6.336       645        174,772      77.04      39.66       93.25
District of
  Columbia...........        3           562,115       0.02      7.105       652        187,372      74.34      35.78       45.43
Florida..............    1,265       173,280,074       7.29      7.107       662        136,980      77.70      39.07       84.22
Georgia..............      442        59,423,745       2.50      7.076       634        134,443      78.75      39.18       92.45
Idaho................       68         7,301,989       0.31      6.815       652        107,382      80.31      38.53       91.81
Illinois.............      390        51,265,406       2.16      7.399       641        131,450      77.73      41.30       82.41
Indiana..............      172        12,737,854       0.54      8.781       611         74,057      80.36      37.20       90.61
Iowa.................       46         3,198,920       0.13      8.349       602         69,542      78.30      38.09       87.27
Kansas...............       65         7,045,865       0.30      7.664       614        108,398      80.40      38.41       93.82
Kentucky.............      148        14,916,103       0.63      7.192       630        100,784      79.15      38.51       90.61
Louisiana............       50         5,355,521       0.23      6.858       661        107,110      81.50      40.43       86.56
Maine................       27         4,031,738       0.17      6.944       617        149,324      74.74      45.36       83.40
Maryland.............      186        36,666,920       1.54      6.602       648        197,134      79.09      41.22       91.10
Massachusetts........      161        33,129,481       1.39      6.741       652        205,773      76.76      41.81       85.82
Michigan.............      502        58,139,275       2.45      7.773       631        115,815      78.67      38.88       84.14
Minnesota............      370        57,655,216       2.43      6.893       651        155,825      78.75      40.14       91.81
Mississippi..........       35         3,180,686       0.13      7.634       651         90,877      78.31      38.81       82.21
Missouri.............      187        18,533,681       0.78      7.453       634         99,111      79.32      38.49       91.11
Montana..............        7         1,025,859       0.04      6.932       647        146,551      79.30      45.30      100.00
Nebraska.............       54         4,904,145       0.21      7.888       620         90,817      79.40      35.88       93.96
Nevada...............      242        48,231,671       2.03      6.655       662        199,304      77.56      39.57       94.65
New Hampshire........       36         6,578,476       0.28      6.762       636        182,735      76.46      41.95       90.78
New Jersey...........       72        13,797,733       0.58      6.948       664        191,635      76.65      38.34       87.47
New Mexico...........       60         7,456,940       0.31      7.306       645        124,282      77.18      36.45       89.56
New York.............      275        45,039,194       1.90      6.945       654        163,779      76.80      40.02       78.57
North Carolina.......      534        62,097,179       2.61      7.405       632        116,287      79.37      39.92       95.99
North Dakota.........        2           169,152       0.01      7.602       706         84,576      73.68      29.87      100.00
Ohio.................      746        75,690,006       3.19      7.424       638        101,461      79.57      38.65       90.99
Oklahoma.............       78         7,966,862       0.34      7.059       642        102,139      80.12      39.11       79.72
Oregon...............      707       104,518,504       4.40      6.468       678        147,834      78.76      39.30       88.94
Pennsylvania.........      264        27,171,668       1.14      7.139       649        102,923      78.52      36.48       87.80
Rhode Island.........       49         9,403,026       0.40      6.489       679        191,898      78.95      44.01       90.42
South Carolina.......      152        16,501,663       0.69      7.148       643        108,564      79.13      37.15       91.10
South Dakota.........        9           698,855       0.03      8.292       629         77,651      76.44      40.70      100.00
Tennessee............      621        61,256,734       2.58      7.375       631         98,642      79.07      39.59       94.58
Texas................    1,712       206,759,557       8.70      6.892       648        120,771      79.21      39.44       88.93
Utah.................      464        61,237,392       2.58      6.952       653        131,977      78.85      39.34       88.05
Vermont..............        3           232,568       0.01      7.931       608         77,523      76.58      39.22       65.45
Virginia.............      130        26,879,779       1.13      6.444       667        206,768      77.90      40.79       95.24
Washington...........      601        96,444,241       4.06      6.458       671        160,473      79.12      39.40       93.77
West Virginia........       20         2,565,984       0.11      6.664       626        128,299      81.37      33.53       89.88
Wisconsin............      136        14,365,838       0.60      7.352       627        105,631      78.74      40.13       91.58
Wyoming..............        7           783,022       0.03      6.804       615        111,860      78.40      43.28       88.79
                        ------    --------------     ------      -----       ---       --------      -----      -----      ------
  Total..............   15,079    $2,375,911,775     100.00%    6.776%       663       $157,564     77.70%     39.81%       90.56%
                        ======    ==============     ======      =====       ===       ========      =====      =====      ======


GEOGRAPHIC             PERCENT
DISTRIBUTIONS            IO
-------------          -------
Alabama..............   19.45%
Arizona..............   41.40
Arkansas.............   39.23
California...........   44.02
Colorado.............   43.88
Connecticut..........    9.11
Delaware.............   29.75
District of
  Columbia...........    0.00
Florida..............   28.30
Georgia..............   43.33
Idaho................   10.27
Illinois.............   16.74
Indiana..............    0.69
Iowa.................   11.28
Kansas...............    8.54
Kentucky.............   17.93
Louisiana............   11.17
Maine................   15.79
Maryland.............   56.44
Massachusetts........   30.86
Michigan.............   19.50
Minnesota............   46.41
Mississippi..........   13.81
Missouri.............   16.90
Montana..............   63.53
Nebraska.............   21.52
Nevada...............   59.01
New Hampshire........   25.12
New Jersey...........   23.16
New Mexico...........    5.09
New York.............   11.52
North Carolina.......   32.03
North Dakota.........   62.67
Ohio.................   19.34
Oklahoma.............   15.43
Oregon...............   23.09
Pennsylvania.........   12.43
Rhode Island.........   30.37
South Carolina.......   26.32
South Dakota.........    0.00
Tennessee............   15.71
Texas................    7.69
Utah.................   32.12
Vermont..............    0.00
Virginia.............   46.96
Washington...........   34.97
West Virginia........   42.58
Wisconsin............   11.52
Wyoming..............   34.64
                        -----
  Total..............   32.25%
                        =====

      No more than approximately 0.32% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

       A-II-4

                         ORIGINAL LOAN-TO-VALUE RATIOS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF ORIGINAL      MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN-TO-VALUE RATIOS    LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------------   --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
50.00% or less.......      385    $   50,909,502       2.14%    6.580%       693       $132,232     41.35%     34.30%       79.55%
50.01% to 55.00%.....      173        27,036,575       1.14      6.573       684        156,281      52.63      35.10       75.28
55.01% to 60.00%.....      251        39,449,253       1.66      6.691       674        157,168      57.60      35.84       75.41
60.01% to 65.00%.....      468        73,006,264       3.07      6.722       675        155,996      62.97      37.99       79.58
65.01% to 70.00%.....      589        90,422,412       3.81      6.805       674        153,519      68.16      38.19       80.33
70.01% to 75.00%.....      943       144,279,404       6.07      6.917       663        153,000      73.38      37.85       84.81
75.01% to 80.00%.....   10,588     1,724,292,660      72.57      6.659       662        162,853      79.83      40.61       92.25
80.01% to 85.00%.....      559        75,440,219       3.18      7.473       657        134,956      83.64      36.92       95.23
85.01% to 90.00%.....    1,109       149,081,522       6.27      7.776       646        134,429      89.42      39.52       96.18
90.01% to 95.00%.....       14         1,993,962       0.08      6.950       644        142,426      90.53      40.79      100.00
                        ------    --------------     ------      -----       ---       --------      -----      -----      ------
  Total..............   15,079    $2,375,911,775     100.00%    6.776%       663       $157,564     77.70%     39.81%       90.56%
                        ======    ==============     ======      =====       ===       ========      =====      =====      ======


RANGE OF ORIGINAL      PERCENT
LOAN-TO-VALUE RATIOS     IO
--------------------   -------
50.00% or less.......    8.26%
50.01% to 55.00%.....    5.84
55.01% to 60.00%.....   10.72
60.01% to 65.00%.....   10.84
65.01% to 70.00%.....   11.03
70.01% to 75.00%.....   12.67
75.01% to 80.00%.....   41.75
80.01% to 85.00%.....    0.00
85.01% to 90.00%.....    0.00
90.01% to 95.00%.....    0.00
                        -----
  Total..............   32.25%
                        =====

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 7.25% to 90.78% and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans was approximately 77.70%. The Original Loan-to-Value is calculated as the original principal balance of such Mortgage Loan divided by the minimum of the original appraisal or sales price, or in the case of modification, just the appraisal obtained at such time.

                         COMBINED LOAN-TO-VALUE RATIOS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF COMBINED      MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN-TO-VALUE RATIOS    LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------------   --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
50.00% or less.......      373    $   49,271,752       2.07%    6.571%       693       $132,096     41.20%     34.30%       79.10%
50.01% to 55.00%.....      165        25,983,133       1.09      6.569       684        157,474      52.46      34.80       75.31
55.01% to 60.00%.....      226        36,383,155       1.53      6.699       674        160,987      57.41      35.73       74.80
60.01% to 65.00%.....      407        64,045,020       2.70      6.714       675        157,359      62.78      37.91       78.86
65.01% to 70.00%.....      452        70,948,471       2.99      6.789       674        156,966      67.88      37.00       77.59
70.01% to 75.00%.....      652       107,106,274       4.51      6.871       666        164,273      72.83      37.01       82.38
75.01% to 80.00%.....    1,707       277,631,772      11.69      6.882       665        162,643      78.93      37.81       83.12
80.01% to 85.00%.....      658        91,047,457       3.83      7.317       661        138,370      80.87      37.76       93.69
85.01% to 90.00%.....    1,394       202,308,982       8.52      7.438       652        145,128      85.83      39.68       95.07
90.01% to 95.00%.....      464        85,813,205       3.61      6.781       667        184,942      78.66      41.08       93.64
95.01% to 100.00%....    8,581     1,365,372,554      57.47      6.629       660        159,116      79.91      41.15       93.99
                        ------    --------------     ------      -----       ---       --------      -----      -----      ------
  Total..............   15,079    $2,375,911,775     100.00%    6.776%       663       $157,564     77.70%     39.81%       90.56%
                        ======    ==============     ======      =====       ===       ========      =====      =====      ======


RANGE OF COMBINED      PERCENT
LOAN-TO-VALUE RATIOS     IO
--------------------   -------
50.00% or less.......    8.54%
50.01% to 55.00%.....    6.08
55.01% to 60.00%.....   11.62
60.01% to 65.00%.....   12.35
65.01% to 70.00%.....   12.82
70.01% to 75.00%.....   16.29
75.01% to 80.00%.....   25.82
80.01% to 85.00%.....    1.31
85.01% to 90.00%.....    7.22
90.01% to 95.00%.....   32.43
95.01% to 100.00%....   44.41
                        -----
  Total..............   32.25%
                        =====

      As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 7.25% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 90.24%. This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a first lien position with subordinate financing.

       A-II-5

                             DEBT-TO-INCOME RATIOS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
RANGE OF                  OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
DEBT-TO-INCOME         MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
RATIOS                  LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------         --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
20.00% or less.......      954    $  132,390,456       5.57%    6.892%       668       $138,774     74.67%     14.47%       87.87%
20.01% to 25.00%.....      842       114,384,253       4.81      6.903       666        135,848      75.32      23.14       88.57
25.01% to 30.00%.....    1,261       178,676,323       7.52      6.870       664        141,694      76.51      28.18       90.23
30.01% to 35.00%.....    1,834       277,090,055      11.66      6.834       663        151,085      77.38      33.12       89.89
35.01% to 40.00%.....    2,309       366,026,531      15.41      6.778       665        158,522      77.91      38.12       89.35
40.01% to 45.00%.....    2,892       479,367,902      20.18      6.717       660        165,757      78.46      43.16       89.75
45.01% to 50.00%.....    3,450       588,319,428      24.76      6.723       661        170,527      78.58      48.17       90.86
50.01% to 55.00%.....    1,424       221,609,202       9.33      6.767       660        155,624      78.05      53.02       96.65
55.01% to 60.00%.....      113        18,047,625       0.76      6.746       683        159,713      74.80      59.56       98.07
                        ------    --------------     ------      -----       ---       --------      -----      -----      ------
  Total..............   15,079    $2,375,911,775     100.00%    6.776%       663       $157,564     77.70%     39.81%       90.56%
                        ======    ==============     ======      =====       ===       ========      =====      =====      ======


RANGE OF
DEBT-TO-INCOME         PERCENT
RATIOS                   IO
--------------         -------
20.00% or less.......   15.39%
20.01% to 25.00%.....   18.43
25.01% to 30.00%.....   22.61
30.01% to 35.00%.....   29.33
35.01% to 40.00%.....   34.59
40.01% to 45.00%.....   41.75
45.01% to 50.00%.....   46.01
50.01% to 55.00%.....    2.36
55.01% to 60.00%.....    1.86
                        -----
  Total..............   32.25%
                        =====

      As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 2.00% to 60.00% and the weighted average Debt-to-Income Ratio for the Mortgage Loans with Debt-to-Income Ratios was approximately 39.81%.

                                  LOAN PURPOSE

                          NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                            OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                         MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
LOAN PURPOSE              LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME
------------             --------   --------------   ----------   --------   --------   -----------   --------   --------
Purchase...............   10,376    $1,636,373,363      68.87%    6.698%       662       $157,708     79.43%     40.69%
Refinance -- Cashout...    3,481       552,394,472      23.25      7.014       660        158,688      74.01      38.22
Refinance -- Rate
  Term.................    1,222       187,143,940       7.88      6.759       675        153,146      73.55      36.79
                          ------    --------------     ------      -----       ---       --------      -----      -----
  Total................   15,079    $2,375,911,775     100.00%    6.776%       663       $157,564     77.70%     39.81%
                          ======    ==============     ======      =====       ===       ========      =====      =====


                         PERCENT    PERCENT
LOAN PURPOSE             FULL DOC     IO
------------             --------   -------
Purchase...............    91.41%    38.49%
Refinance -- Cashout...    87.42     22.31
Refinance -- Rate
  Term.................    92.40      7.02
                          ------     -----
  Total................    90.56%    32.25%
                          ======     =====

                         TYPES OF MORTGAGED PROPERTIES

                           NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                             OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                          MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
PROPERTY TYPE              LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------             --------   --------------   ----------   --------   --------   -----------   --------   --------
Single Family...........   10,418    $1,577,780,536      66.41%    6.796%       662       $151,448     77.43%     39.47%
Planned Unit
  Development...........    2,891       512,432,047      21.57      6.639       661        177,251      78.50      40.02
Condominium.............    1,116       187,483,408       7.89      6.714       672        167,996      79.08      41.80
Two- to Four-Family.....      577        92,313,298       3.89      7.226       666        159,988      75.35      40.62
Manufactured Housing....       64         4,419,550       0.19      8.613       638         69,055      71.52      37.14
Modular Home............       13         1,482,936       0.06      7.509       638        114,072      82.79      38.78
                           ------    --------------     ------      -----       ---       --------      -----      -----
  Total.................   15,079    $2,375,911,775     100.00%    6.776%       663       $157,564     77.70%     39.81%
                           ======    ==============     ======      =====       ===       ========      =====      =====


                          PERCENT    PERCENT
PROPERTY TYPE             FULL DOC     IO
-------------             --------   -------
Single Family...........    90.73%    29.20%
Planned Unit
  Development...........    92.20     35.40
Condominium.............    91.88     57.26
Two- to Four-Family.....    76.38     18.05
Manufactured Housing....    84.33      0.00
Modular Home............    77.12      0.00
                           ------     -----
  Total.................    90.56%    32.25%
                           ======     =====

                             DOCUMENTATION SUMMARY

                          NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                            OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                         MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
DOCUMENTATION             LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------            --------   --------------   ----------   --------   --------   -----------   --------   --------
Full Documentation.....   13,515    $2,151,637,452      90.56%    6.741%       662       $159,204     78.09%     39.99%
No Income
 Verification..........    1,215       171,534,260       7.22      7.103       667        141,180      73.15      38.52
Limited Income
 Verification..........      349        52,740,063       2.22      7.161       665        151,118      76.65      36.81
                          ------    --------------     ------      -----       ---       --------      -----      -----
 Total:................   15,079    $2,375,911,775     100.00%    6.776%       663       $157,564     77.70%     39.81%
                          ======    ==============     ======      =====       ===       ========      =====      =====


                         PERCENT    PERCENT
DOCUMENTATION            FULL DOC     IO
-------------            --------   -------
Full Documentation.....   100.00%    35.29%
No Income
 Verification..........     0.00      0.08
Limited Income
 Verification..........     0.00     12.56
                          ------     -----
 Total:................    90.56%    32.25%
                          ======     =====

                                      A-II-6

                                OCCUPANCY TYPES

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
OCCUPANCY               LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------              --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
Primary..............   13,974    $2,256,660,091      94.98%    6.739%       662       $161,490     77.79%     39.83%      91.37%
Investment...........    1,018       105,676,286       4.45      7.560       672        103,808      76.00      39.89      76.50
Second Home..........       87        13,575,398       0.57      6.969       681        156,039      76.76      36.34      66.06
                        ------    --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............   15,079    $2,375,911,775     100.00%    6.776%       663       $157,564     77.70%     39.81%      90.56%
                        ======    ==============     ======      =====       ===       ========      =====      =====      =====


                       PERCENT
OCCUPANCY                IO
---------              -------
Primary..............   33.08%
Investment...........   16.34
Second Home..........   16.87
                        -----
  Total:.............   32.25%
                        =====

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                           MORTGAGE LOAN AGE SUMMARY

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
MORTGAGE LOAN          MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
AGE (MONTHS)            LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
1 to 6...............      158    $   19,057,894       0.80%     7.541%      636       $120,620     68.29%     37.96%      88.41%
7 to 12..............      236        32,265,732       1.36       7.132      664        136,719      67.78      38.66      81.95
13 to 18.............    4,498       793,047,421      33.38       6.235      660        176,311      78.70      40.55      89.60
19 to 24.............    2,206       376,656,522      15.85       6.375      657        170,742      78.51      41.15      94.88
25 to 30.............    1,846       296,001,680      12.46       6.810      659        160,348      78.05      39.50      94.60
31 to 36.............    2,090       329,446,192      13.87       6.998      669        157,630      77.73      38.97      91.59
37 to 42.............    1,765       268,745,136      11.31       7.162      679        152,264      76.90      38.28      90.36
43 to 48.............      859       114,579,065       4.82       7.517      669        133,387      77.52      38.26      88.56
49 to 54.............      509        54,106,322       2.28       8.714      638        106,299      77.42      40.63      84.75
55 to 60.............      344        39,255,602       1.65       8.242      679        114,115      72.30      38.10      74.03
61 to 66.............      297        33,537,228       1.41       8.299      682        112,920      71.49      38.02      75.62
67 to 72.............      124         9,112,829       0.38      10.131      617         73,491      74.10      41.16      60.05
73 to 78.............      121         8,290,678       0.35      10.677      600         68,518      77.33      40.28      82.77
79 to 84.............       26         1,809,473       0.08      10.803      597         69,595      80.54      40.45      95.33
                        ------    --------------     ------      ------      ---       --------      -----      -----      -----
  Total..............   15,079    $2,375,911,775     100.00%     6.776%      663       $157,564     77.70%     39.81%      90.56%
                        ======    ==============     ======      ======      ===       ========      =====      =====      =====


MORTGAGE LOAN          PERCENT
AGE (MONTHS)             IO
-------------          -------
1 to 6...............    0.00%
7 to 12..............    0.00
13 to 18.............   53.52
19 to 24.............   51.84
25 to 30.............   24.79
31 to 36.............   15.54
37 to 42.............    8.14
43 to 48.............    0.00
49 to 54.............    0.00
55 to 60.............    0.00
61 to 66.............    0.00
67 to 72.............    0.00
73 to 78.............    0.00
79 to 84.............    0.00
                        -----
  Total..............   32.25%
                        =====

      As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 27 months.

                        ORIGINAL PREPAYMENT CHARGE TERM

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
ORIGINAL PREPAYMENT    MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
CHARGE TERM             LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------------    --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
None.................    1,799    $  254,982,079      10.73%    6.948%       647       $141,735     78.47%     39.97%      88.88%
12 Months............      350        70,541,106       2.97      6.996       663        201,546      77.07      39.46      87.61
24 Months............    5,677       916,769,071      38.59      6.969       650        161,488      78.46      40.32      91.78
36 Months............    6,849     1,085,224,643      45.68      6.536       675        158,450      77.31      39.40      91.01
48 Months............      136        13,063,111       0.55      7.588       672         96,052      74.90      39.86      77.59
60 Months............      268        35,331,765       1.49      7.185       715        131,835      66.84      38.60      68.09
                        ------    --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............   15,079    $2,375,911,775     100.00%    6.776%       663       $157,564     77.70%     39.81%      90.56%
                        ======    ==============     ======      =====       ===       ========      =====      =====      =====


ORIGINAL PREPAYMENT    PERCENT
CHARGE TERM              IO
-------------------    -------
None.................   32.19%
12 Months............   44.73
24 Months............   48.05
36 Months............   19.47
48 Months............    4.82
60 Months............    0.00
                        -----
  Total:.............   32.25%
                        =====

      The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 30 months.

                                      A-II-7

                                 CREDIT SCORES

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF CREDIT        MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
SCORES                  LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------        --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
434 to 450...........        8    $      964,279       0.04%     8.523%      445       $120,535      78.50%     41.45%     63.50%
451 to 475...........       56         6,264,526       0.26      8.340       467        111,867      80.49      39.11      96.93
476 to 500...........      254        28,150,325       1.18      8.176       491        110,828      78.63      40.98      89.63
501 to 525...........      516        59,577,862       2.51      8.034       514        115,461      78.96      40.92      91.23
526 to 550...........      814       100,837,399       4.24      7.717       539        123,879      78.44      40.64      92.33
551 to 575...........      987       129,577,458       5.45      7.562       563        131,284      78.68      40.30      91.65
576 to 600...........    1,127       156,156,464       6.57      7.349       588        138,559      78.19      39.76      90.75
601 to 625...........    1,346       194,601,809       8.19      7.156       613        144,578      78.42      39.89      91.52
626 to 650...........    1,737       263,376,553      11.09      6.863       639        151,627      77.98      39.41      89.52
651 to 675...........    2,111       340,168,326      14.32      6.678       663        161,141      78.29      39.55      92.45
676 to 700...........    2,046       342,526,461      14.42      6.547       688        167,413      77.99      39.71      89.11
701 to 725...........    1,625       285,442,860      12.01      6.408       713        175,657      76.87      40.20      89.36
726 to 750...........    1,060       194,429,715       8.18      6.284       737        183,424      77.12      39.88      90.37
751 to 775...........      802       151,770,247       6.39      6.105       763        189,240      77.02      39.82      90.11
776 to 800...........      524       108,304,197       4.56      6.016       786        206,687      74.30      38.95      90.59
801 to 824...........       66        13,763,293       0.58      5.980       807        208,535      71.94      35.60      91.46
                        ------    --------------     ------      -----       ---       --------      -----      -----      -----
  Total..............   15,079    $2,375,911,775     100.00%     6.776%      663       $157,564      77.70%     39.81%     90.56%
                        ======    ==============     ======      =====       ===       ========      =====      =====      =====


RANGE OF CREDIT        PERCENT
SCORES                   IO
---------------        -------
434 to 450...........    0.00%
451 to 475...........   32.21
476 to 500...........   21.11
501 to 525...........   24.84
526 to 550...........   26.96
551 to 575...........   31.47
576 to 600...........   36.22
601 to 625...........   36.38
626 to 650...........   36.03
651 to 675...........   36.75
676 to 700...........   35.34
701 to 725...........   29.57
726 to 750...........   29.75
751 to 775...........   28.62
776 to 800...........   17.76
801 to 824...........   15.74
                        -----
  Total..............   32.25%
                        =====

      The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 434 to 824 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 663. The Credit Scores were obtained in September 2006.

                   30-DAY DELINQUENCIES OF THE MORTGAGE LOANS

TIMES 30 DAYS           NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
DELINQUENT                OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
OVER LAST              MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
12 MONTHS               LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
0....................   13,598    $2,191,090,196      92.22%     6.683%      669       $161,133      77.65%     39.85%     90.64%
1....................      936       119,821,283       5.04      7.778       590        128,014      78.29      39.36      89.01
2....................      309        37,854,026       1.59      8.118       580        122,505      78.19      39.00      88.93
3....................      128        15,211,379       0.64      7.961       562        118,839      77.73      38.99      93.04
4....................       70         8,426,189       0.35      7.945       557        120,374      80.76      40.82      92.64
5....................       28         2,601,475       0.11      8.517       545         92,910      80.22      43.00      98.39
6....................       10           907,228       0.04      8.992       553         90,723      80.87      41.34      90.36
                        ------    --------------     ------      -----       ---       --------      -----      -----      -----
  TOTAL:.............   15,079    $2,375,911,775     100.00%     6.776%      663       $157,564      77.70%     39.81%     90.56%
                        ======    ==============     ======      =====       ===       ========      =====      =====      =====

TIMES 30 DAYS
DELINQUENT
OVER LAST              PERCENT
12 MONTHS                IO
-------------          -------
0....................   32.73%
1....................   27.09
2....................   23.74
3....................   35.64
4....................   20.01
5....................   12.79
6....................    6.88
                        -----
  TOTAL:.............   32.25%
                        =====

                   60-DAY DELINQUENCIES OF THE MORTGAGE LOANS

TIMES 60 DAYS           NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
DELINQUENT                OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
OVER LAST              MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
12 MONTHS               LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
0....................   14,831    $2,346,570,538      98.77%     6.757%      664       $158,221      77.70%     39.81%      90.57%
1....................      160        18,156,333       0.76      8.383       578        113,477      78.54      39.35       89.34
2....................       54         6,485,837       0.27      8.310       554        120,108      77.75      39.19       87.72
3....................       22         3,030,866       0.13      8.507       538        137,767      79.17      38.60       92.07
4....................       10           966,692       0.04      8.092       557         96,669      77.89      42.51      100.00
5....................        2           701,508       0.03      6.929       557        350,754      80.00      44.86      100.00
                        ------    --------------     ------      -----       ---       --------      -----      -----      ------
  TOTAL:.............   15,079    $2,375,911,775     100.00%     6.776%      663       $157,564      77.70%     39.81%      90.56%
                        ======    ==============     ======      =====       ===       ========      =====      =====      ======

TIMES 60 DAYS
DELINQUENT
OVER LAST              PERCENT
12 MONTHS                IO
-------------          -------
0....................   32.35%
1....................   24.98
2....................   25.92
3....................    6.33
4....................   11.67
5....................   67.85
                        -----
  TOTAL:.............   32.25%
                        =====

                                      A-II-8

                   90-DAY DELINQUENCIES OF THE MORTGAGE LOANS

TIMES 90 DAYS           NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
DELINQUENT                OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
OVER LAST              MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
12 MONTHS               LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   -------
0....................   15,002    $2,367,031,248      99.63%      6.769%     663       $157,781      77.70%      39.81%    90.56%
1....................       57         6,783,298       0.29       8.561      555        119,005      78.07       38.07     89.55
2....................       13         1,213,097       0.05       8.800      551         93,315      80.16       44.77    100.00
3....................        3           289,848       0.01       7.760      571         96,616      79.99       48.00    100.00
4....................        3           526,284       0.02      10.039      643        175,428      87.84       44.27     93.56
5....................        1            68,000       0.00       6.875      540         68,000      80.00       44.00    100.00
                        ------    --------------     ------      ------      ---       --------      -----      ------    ------
  TOTAL:.............   15,079    $2,375,911,775     100.00%      6.776%     663       $157,564      77.70%      39.81%    90.56%
                        ======    ==============     ======      ======      ===       ========      =====      ======    ======

TIMES 90 DAYS
DELINQUENT
OVER LAST              PERCENT
12 MONTHS                IO
-------------          -------
0....................   32.29%
1....................   24.83
2....................    6.59
3....................    0.00
4....................    0.00
5....................  100.00
                        -----
  TOTAL:.............   32.25%
                        =====

                                 GROSS MARGINS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                         NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                           OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                        MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
RANGE OF GROSS MARGINS   LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
----------------------  --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
1.001% to 1.500%.....         2    $      225,165       0.01%      6.800%     658       $112,583     79.99%     48.20%      100.00%
2.501% to 3.000%.....        22         2,647,544       0.16       5.757      724        120,343      60.34      38.28       61.38
3.001% to 3.500%.....       385        72,165,513       4.48       6.143      708        187,443      76.29      39.82       83.14
3.501% to 4.000%.....       983       162,011,490      10.06       6.976      669        164,813      77.66      40.06       90.01
4.001% to 4.500%.....     1,178       165,527,157      10.28       7.873      639        140,515      78.53      40.12       92.70
4.501% to 5.000%.....     1,962       359,723,725      22.34       6.564      654        183,345      78.89      40.81       93.30
5.001% to 5.500%.....     2,811       481,277,315      29.89       6.555      655        171,212      79.42      41.22       92.61
5.501% to 6.000%.....     1,923       272,426,000      16.92       6.954      645        141,667      80.01      40.62       89.96
6.001% to 6.500%.....       656        79,315,369       4.93       7.759      630        120,908      81.67      40.05       88.68
6.501% to 7.000%.....       131        11,910,932       0.74       9.286      610         90,923      85.70      39.31       96.23
7.001% to 7.500%.....        38         2,677,949       0.17      10.223      604         70,472      84.58      38.04      100.00
7.501% to 8.000%.....         1            38,310       0.00      13.000      588         38,310      70.00      46.00      100.00
8.001% to 8.500%.....         3           102,809       0.01      13.604      593         34,270      73.98      41.36      100.00
9.001% to 9.500%.....         1            28,373       0.00      14.750      578         28,373      74.68      37.00      100.00
                         ------    --------------     ------      ------      ---       --------      -----      -----      ------
  Total:.............    10,096    $1,610,077,650     100.00%      6.869%     654       $159,477     79.13%     40.65%       91.43%
                         ======    ==============     ======      ======      ===       ========      =====      =====      ======


                        PERCENT
RANGE OF GROSS MARGINS    IO
----------------------  -------
1.001% to 1.500%.....     0.00%
2.501% to 3.000%.....     3.13
3.001% to 3.500%.....    27.44
3.501% to 4.000%.....    31.60
4.001% to 4.500%.....    33.29
4.501% to 5.000%.....    62.70
5.001% to 5.500%.....    59.35
5.501% to 6.000%.....    41.95
6.001% to 6.500%.....    17.12
6.501% to 7.000%.....     7.26
7.001% to 7.500%.....     0.00
7.501% to 8.000%.....     0.00
8.001% to 8.500%.....     0.00
9.001% to 9.500%.....     0.00
                         -----
  Total:.............    47.58%
                         =====

      As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 1.125% per annum to 9.250% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.029% per annum.

                                      A-II-9

                             MAXIMUM MORTGAGE RATES
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF MAXIMUM       MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
MORTGAGE RATES          LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
----------------       --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
9.501% to 10.000%....        4    $      843,126       0.05%      5.527%     703       $210,782     80.00%     45.21%      100.00%
10.001% to 10.500%...       28         5,838,509       0.36       5.737      704        208,518      79.68      40.87       89.67
10.501% to 11.000%...      276        54,562,905       3.39       5.642      703        197,692      78.37      40.97       98.14
11.001% to 11.500%...    1,021       220,890,436      13.72       5.970      684        216,347      78.80      41.72       96.23
11.501% to 12.000%...    2,390       466,674,498      28.98       6.323      670        195,261      78.80      41.00       93.09
12.001% to 12.500%...    2,496       402,380,923      24.99       6.821      644        161,210      78.95      40.78       91.59
12.501% to 13.000%...    1,906       261,784,513      16.26       7.461      631        137,348      79.40      39.68       87.87
13.001% to 13.500%...      870       104,439,724       6.49       8.093      625        120,046      80.30      39.65       85.71
13.501% to 14.000%...      488        44,626,017       2.77       9.063      612         91,447      81.18      38.91       84.53
14.001% to 14.500%...      222        19,672,059       1.22       9.790      599         88,613      81.76      39.72       87.31
14.501% to 15.000%...      127        10,109,085       0.63      10.190      584         79,599      80.37      40.23       81.41
15.001% to 15.500%...       89         6,010,561       0.37      10.515      585         67,534      78.33      38.45       76.86
15.501% to 16.000%...       67         5,132,051       0.32      10.810      595         76,598      78.98      42.11       73.86
16.001% to 16.500%...       52         3,601,029       0.22      11.353      586         69,251      81.39      40.72       81.39
16.501% to 17.000%...       33         1,963,987       0.12      11.497      572         59,515      76.90      40.04       78.25
17.001% to 17.500%...       12           819,865       0.05      12.024      614         68,322      77.28      32.84       92.85
17.501% to 18.000%...        5           228,337       0.01      12.192      579         45,667      71.69      31.55       66.98
18.001% to 18.500%...        5           172,904       0.01      12.630      570         34,581      57.87      33.28      100.00
18.501% to 19.000%...        3           249,325       0.02      12.976      612         83,108      70.00      42.09      100.00
19.001% to 19.500%...        2            77,797       0.00      13.677      616         38,899      73.68      42.44      100.00
                        ------    --------------     ------      ------      ---       --------      -----      -----      ------
  Total..............   10,096    $1,610,077,650     100.00%      6.869%     654       $159,477     79.13%     40.65%       91.43%
                        ======    ==============     ======      ======      ===       ========      =====      =====      ======


RANGE OF MAXIMUM       PERCENT
MORTGAGE RATES           IO
----------------       -------
9.501% to 10.000%....    0.00%
10.001% to 10.500%...   29.89
10.501% to 11.000%...   48.85
11.001% to 11.500%...   57.91
11.501% to 12.000%...   58.46
12.001% to 12.500%...   51.64
12.501% to 13.000%...   37.37
13.001% to 13.500%...   24.53
13.501% to 14.000%...   11.38
14.001% to 14.500%...    3.00
14.501% to 15.000%...    0.78
15.001% to 15.500%...    0.00
15.501% to 16.000%...    0.00
16.001% to 16.500%...    0.00
16.501% to 17.000%...    0.00
17.001% to 17.500%...    0.00
17.501% to 18.000%...    0.00
18.001% to 18.500%...    0.00
18.501% to 19.000%...    0.00
19.001% to 19.500%...    0.00
                        -----
  Total..............   47.58%
                        =====

      As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 9.990% per annum to 19.250% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 12.254% per annum.

       A-II-10

                           NEXT RATE ADJUSTMENT DATE
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
NEXT RATE              MORTGAGE      BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
ADJUSTMENT DATE         LOANS      OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------        --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
January 2007.........      682    $   83,110,582       5.16%    8.852%       620       $121,863     79.14%     39.76%       90.34%
February 2007........      370        39,852,444       2.48      9.408       610        107,709      78.24      40.98       87.42
March 2007...........      447        48,054,519       2.98      9.663       611        107,505      78.63      40.21       88.39
April 2007...........      485        66,836,681       4.15      8.821       635        137,808      79.76      40.07       91.07
May 2007.............    1,672       275,112,809      17.09      7.152       653        164,541      79.29      41.29       94.80
June 2007............    1,974       323,299,051      20.08      6.776       653        163,779      79.29      40.48       92.92
July 2007............    1,656       300,080,718      18.64      6.151       655        181,208      79.43      41.17       87.73
August 2007..........       44         6,608,235       0.41      6.339       602        150,187      80.77      40.41       95.21
September 2007.......       31         4,142,846       0.26      6.594       590        133,640      80.45      39.93      100.00
October 2007.........       34         5,418,201       0.34      6.487       634        159,359      76.74      40.12       95.90
November 2007........       35         4,999,325       0.31      6.379       612        142,838      80.92      40.79      100.00
December 2007........       41         6,367,875       0.40      6.499       602        155,314      78.64      37.25       87.59
January 2008.........       35         5,624,767       0.35      6.420       634        160,708      78.48      37.59       78.57
February 2008........       20         2,288,848       0.14      6.692       635        114,442      80.57      39.03       93.95
March 2008...........        6           874,929       0.05      6.851       672        145,822      72.85      37.89       74.20
April 2008...........       30         5,997,238       0.37      6.276       684        199,908      76.79      38.67       85.44
May 2008.............      365        62,185,746       3.86      6.189       673        170,372      78.81      42.07       95.94
June 2008............      519        89,296,311       5.55      6.180       667        172,055      78.75      40.75       95.53
July 2008............      554        99,130,099       6.16      6.083       660        178,935      78.89      40.31       88.02
August 2008..........       25         4,453,358       0.28      5.836       703        178,134      77.46      41.33       89.28
September 2008.......       73        13,271,867       0.82      5.814       717        181,806      78.26      40.52       86.54
October 2008.........       95        15,262,704       0.95      6.127       708        160,660      79.38      37.06       87.41
November 2008........       97        15,997,496       0.99      6.238       685        164,923      78.83      39.11       86.12
December 2008........       57         7,870,361       0.49      6.371       699        138,077      80.17      38.79       91.24
January 2009.........       57         9,187,049       0.57      6.130       678        161,176      79.39      40.53       97.16
February 2009........        7           928,927       0.06      6.446       659        132,704      80.32      30.16      100.00
March 2009...........       73        11,645,575       0.72      5.901       673        159,528      78.57      40.18       88.67
April 2009...........       62        11,210,398       0.70      5.743       697        180,813      78.64      40.42       91.20
May 2009.............       88        14,054,279       0.87      5.686       688        159,708      80.45      38.40       95.58
June 2009............      113        18,857,586       1.17      5.724       691        166,881      77.69      40.55       91.96
July 2009............      134        23,981,079       1.49      5.696       689        178,963      79.47      40.42       95.31
August 2009..........       10         1,251,048       0.08      5.902       586        125,105      79.99      46.14       90.26
September 2009.......        7         1,296,299       0.08      6.200       662        185,186      66.88      37.63      100.00
October 2009.........        3           675,458       0.04      6.304       609        225,153      82.45      45.53      100.00
November 2009........        6           947,509       0.06      6.150       604        157,918      73.10      39.48      100.00
December 2009........        8         1,090,826       0.07      6.366       611        136,353      80.00      46.68      100.00
January 2010.........        4           796,572       0.05      5.928       550        199,143      80.00      31.05      100.00
February 2010........        2           242,380       0.02      6.371       657        121,190      79.99      26.36      100.00
April 2010...........        3           496,702       0.03      6.059       754        165,567      72.97      32.65      100.00
May 2010.............       58        10,105,293       0.63      6.239       692        174,229      76.03      40.86       93.36
June 2010............       58         8,937,879       0.56      6.307       684        154,101      77.65      40.37       89.29
July 2010............       56         8,235,785       0.51      6.200       673        147,068      79.15      41.11       69.61
                        ------    --------------     ------      -----       ---       --------      -----      -----      ------
  Total..............   10,096    $1,610,077,650     100.00%    6.869%       654       $159,477     79.13%     40.65%       91.43%
                        ======    ==============     ======      =====       ===       ========      =====      =====      ======


NEXT RATE              PERCENT
ADJUSTMENT DATE          IO
---------------        -------
January 2007.........   30.06%
February 2007........   19.29
March 2007...........   22.92
April 2007...........   36.51
May 2007.............   57.59
June 2007............   57.09
July 2007............   58.73
August 2007..........   59.56
September 2007.......   49.95
October 2007.........   45.44
November 2007........   62.64
December 2007........   53.29
January 2008.........   26.28
February 2008........   42.87
March 2008...........    0.00
April 2008...........   48.22
May 2008.............   66.32
June 2008............   62.61
July 2008............   61.74
August 2008..........    2.61
September 2008.......    0.00
October 2008.........    0.00
November 2008........    0.00
December 2008........    0.00
January 2009.........    0.00
February 2009........    0.00
March 2009...........    0.00
April 2009...........    0.00
May 2009.............    0.00
June 2009............    0.00
July 2009............    0.00
August 2009..........    0.00
September 2009.......    0.00
October 2009.........    0.00
November 2009........    0.00
December 2009........    0.00
January 2010.........    0.00
February 2010........    0.00
April 2010...........    0.00
May 2010.............    0.00
June 2010............    0.00
July 2010............    0.00
                        -----
  Total..............   47.58%
                        =====

       A-II-11

                          THE GROUP ONE MORTGAGE LOANS

                MORTGAGE RATES FOR THE GROUP ONE MORTGAGE LOANS

                          NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                            OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                         MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
RANGE OF MORTGAGE RATES   LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME
-----------------------  --------   --------------   ----------   --------   --------   -----------   --------   --------
3.501% to 4.000%......        1     $      288,690       0.02%      3.999%     678       $288,690     80.00%     53.00%
4.001% to 4.500%......        9          1,640,876       0.13       4.488      717        182,320      80.00      41.99
4.501% to 5.000%......      157         28,699,364       2.25       4.920      724        182,798      72.14      41.14
5.001% to 5.500%......      496         88,062,455       6.91       5.370      697        177,545      74.77      40.88
5.501% to 6.000%......    1,342        224,054,819      17.59       5.846      678        166,956      76.63      41.10
6.001% to 6.500%......    1,872        280,349,980      22.01       6.328      663        149,760      76.13      40.67
6.501% to 7.000%......    1,747        236,434,766      18.56       6.807      654        135,338      76.77      39.56
7.001% to 7.500%......      932        110,965,426       8.71       7.298      638        119,062      76.82      39.48
7.501% to 8.000%......      522         54,223,637       4.26       7.781      627        103,877      78.42      38.45
8.001% to 8.500%......      258         24,895,005       1.95       8.312      624         96,492      79.93      40.26
8.501% to 9.000%......      301         33,905,818       2.66       8.825      637        112,644      76.63      39.51
9.001% to 9.500%......      460         51,601,374       4.05       9.315      632        112,177      76.85      40.68
9.501% to 10.000%.....      548         53,237,280       4.18       9.800      612         97,148      78.17      41.07
10.001% to 10.500%....      424         37,393,115       2.94      10.303      599         88,191      79.56      40.47
10.501% to 11.000%....      347         27,724,833       2.18      10.780      596         79,899      80.56      39.57
11.001% to 11.500%....      169         11,288,716       0.89      11.279      589         66,797      82.47      38.20
11.501% to 12.000%....       87          5,846,362       0.46      11.791      580         67,200      84.92      36.56
12.001% to 12.500%....       34          2,131,718       0.17      12.230      584         62,698      84.05      34.42
12.501% to 13.000%....       12            930,431       0.07      12.825      607         77,536      75.81      39.61
13.001% to 13.500%....        1             25,012       0.00      13.375      520         25,012      74.93      38.00
13.501% to 14.000%....        2             77,797       0.01      13.677      616         38,899      73.68      42.44
14.501% to 15.000%....        1             28,373       0.00      14.750      578         28,373      74.68      37.00
                          -----     --------------     ------      ------      ---       --------      -----      -----
  Total:..............    9,722     $1,273,805,848     100.00%      7.047%     655       $131,023     76.82%     40.27%
                          =====     ==============     ======      ======      ===       ========      =====      =====


                         PERCENT    PERCENT
RANGE OF MORTGAGE RATES  FULL DOC     IO
-----------------------  --------   -------
3.501% to 4.000%......    100.00%     0.00%
4.001% to 4.500%......     63.26     18.68
4.501% to 5.000%......    100.00     22.70
5.001% to 5.500%......     96.41     37.88
5.501% to 6.000%......     93.08     41.12
6.001% to 6.500%......     89.43     32.50
6.501% to 7.000%......     86.73     23.00
7.001% to 7.500%......     84.92     14.08
7.501% to 8.000%......     84.28      8.80
8.001% to 8.500%......     86.69     15.56
8.501% to 9.000%......     80.53     29.87
9.001% to 9.500%......     84.87     29.60
9.501% to 10.000%.....     86.06     19.83
10.001% to 10.500%....     88.76     12.34
10.501% to 11.000%....     90.56      4.70
11.001% to 11.500%....     93.77      2.37
11.501% to 12.000%....     92.64      0.00
12.001% to 12.500%....     91.50      0.00
12.501% to 13.000%....    100.00      0.00
13.001% to 13.500%....    100.00      0.00
13.501% to 14.000%....    100.00      0.00
14.501% to 15.000%....    100.00      0.00
                          ------     -----
  Total:..............     89.10%    27.02%
                          ======     =====

      As of the Cut-off Date, Mortgage Rates borne by the Group One Mortgage Loans ranged from 3.999% per annum to 14.750% per annum and the weighted average Mortgage Rate of the Group One Mortgage Loans was approximately 7.047% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE GROUP ONE MORTGAGE LOANS

                         NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                           OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF REMAINING      MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
TERMS (MONTHS)           LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------      --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
97 to 108.............      39     $    2,779,048       0.22%     10.157%     619       $ 71,258     76.02%     41.04%      74.97%
109 to 120............     101          9,398,192       0.74       7.788      707         93,051      66.14      37.50      70.23
121 to 132............      55          4,246,854       0.33       7.074      689         77,216      64.06      33.57      85.14
133 to 144............     115         11,406,868       0.90       6.643      673         99,190      67.39      35.50      80.70
145 to 156............      81          9,011,383       0.71       6.236      653        111,252      70.06      33.60      94.26
157 to 168............      34          4,339,335       0.34       6.605      662        127,628      73.15      38.31      90.48
277 to 288............     183         13,545,916       1.06       9.418      612         74,021      73.12      40.01      75.84
289 to 300............     420         42,741,127       3.36       8.007      661        101,765      70.39      38.92      74.03
301 to 312............     816         85,333,001       6.70       8.160      651        104,575      74.50      40.88      79.70
313 to 324............   1,855        237,364,666      18.63       7.607      663        127,959      76.01      38.67      87.03
325 to 336............   2,284        315,246,632      24.75       7.194      651        138,024      77.17      40.03      93.01
337 to 348............   3,739        538,392,825      42.27       6.398      653        143,994      78.59      41.45      91.26
                         -----     --------------     ------      ------      ---       --------      -----      -----      -----
  Total...............   9,722     $1,273,805,848     100.00%      7.047%     655       $131,023     76.82%     40.27%      89.10%
                         =====     ==============     ======      ======      ===       ========      =====      =====      =====


RANGE OF REMAINING      PERCENT
TERMS (MONTHS)            IO
------------------      -------
97 to 108.............    0.00%
109 to 120............    0.00
121 to 132............    0.00
133 to 144............    0.00
145 to 156............    0.00
157 to 168............    0.00
277 to 288............    0.00
289 to 300............    0.00
301 to 312............    0.00
313 to 324............    7.58
325 to 336............   19.67
337 to 348............   49.07
                         -----
  Total...............   27.02%
                         =====

      As of the Cut-off Date, the remaining term to stated maturity of the Group One Mortgage Loans ranged from 100 months to 344 months and the weighted average term to stated maturity of the Group One Mortgage Loans was approximately 324 months.

       A-II-12

   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP ONE MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
RANGE OF ORIGINAL         OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
MORTGAGE LOAN          MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
PRINCIPAL BALANCES      LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------     --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
$50,000 or less......     754     $   28,771,680       2.26%     9.250%      622       $ 38,159     75.65%     36.69%      84.85%
$50,001 to
  $100,000...........   2,968        219,667,907      17.25      7.852       630         74,012      77.38      39.44      88.52
$100,001 to
  $150,000...........   2,948        352,655,972      27.69      7.145       645        119,625      78.26      40.40      89.60
$150,001 to
  $200,000...........   1,476        248,286,759      19.49      6.801       659        168,216      76.79      40.67      88.97
$200,001 to
  $250,000...........     676        146,792,394      11.52      6.681       665        217,149      76.47      39.17      88.89
$250,001 to
  $300,000...........     379        101,659,279       7.98      6.608       672        268,230      74.82      39.59      89.18
$300,001 to
  $350,000...........     306         95,524,882       7.50      6.411       692        312,173      75.21      41.65      91.50
$350,001 to
  $400,000...........     160         58,094,679       4.56      6.334       680        363,092      75.67      43.32      89.59
$400,001 to
  $450,000...........      52         20,957,441       1.65      6.381       679        403,028      71.99      42.61      84.76
$450,001 to
  $500,000...........       3          1,394,855       0.11      7.393       637        464,952      70.50      47.51      65.17
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total..............   9,722     $1,273,805,848     100.00%     7.047%      655       $131,023     76.82%     40.27%      89.10%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====


RANGE OF ORIGINAL
MORTGAGE LOAN          PERCENT
PRINCIPAL BALANCES       IO
------------------     -------
$50,000 or less......    1.62%
$50,001 to
  $100,000...........   13.79
$100,001 to
  $150,000...........   28.51
$150,001 to
  $200,000...........   32.87
$200,001 to
  $250,000...........   32.27
$250,001 to
  $300,000...........   38.19
$300,001 to
  $350,000...........   21.41
$350,001 to
  $400,000...........   30.34
$400,001 to
  $450,000...........   33.44
$450,001 to
  $500,000...........    0.00
                        -----
  Total..............   27.02%
                        =====

      As of the Cut-off Date, the outstanding principal balances of the Group One Mortgage Loans ranged from approximately $507 to approximately $485,829 and the average outstanding principal balance of the Group One Mortgage Loans was approximately $131,023.

                 PRODUCT TYPES FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                             OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                          MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
PRODUCT TYPES              LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------             --------   --------------   ----------   --------   --------   -----------   --------   --------
Balloon Loans...........     100     $   10,444,266       0.82%     8.315%      689       $104,443     70.38%     38.68%
15 Year Fixed Loans.....     325         30,737,415       2.41      6.678       668         94,577      67.91      35.11
25 Year Fixed Loans.....      13          1,197,355       0.09      7.430       632         92,104      56.59      37.34
30 Year Fixed Loans.....   2,384        349,952,029      27.47      6.687       674        146,792      73.45      38.53
Six Month LIBOR Loans...       3            418,070       0.03      8.973       710        139,357      60.63      21.70
1/29 LIBOR Loans........       3            431,399       0.03      8.416       663        143,800      80.00      34.52
2/28 LIBOR Loans........   4,648        566,329,229      44.46      7.699       635        121,844      78.86      41.35
3/27 LIBOR Loans........   1,522        212,582,732      16.69      6.316       658        139,673      78.49      41.15
5/25 LIBOR Loans........     724        101,713,353       7.98      6.144       683        140,488      77.25      40.23
                           -----     --------------     ------      -----       ---       --------      -----      -----
 Total..................   9,722     $1,273,805,848     100.00%     7.047%      655       $131,023     76.82%     40.27%
                           =====     ==============     ======      =====       ===       ========      =====      =====


                          PERCENT    PERCENT
PRODUCT TYPES             FULL DOC     IO
-------------             --------   -------
Balloon Loans...........   72.30%      0.00%
15 Year Fixed Loans.....   85.80       0.00
25 Year Fixed Loans.....   79.89       0.00
30 Year Fixed Loans.....   86.07       0.00
Six Month LIBOR Loans...   72.99       0.00
1/29 LIBOR Loans........   72.03       0.00
2/28 LIBOR Loans........   90.35      41.05
3/27 LIBOR Loans........   93.01      52.56
5/25 LIBOR Loans........   87.41       0.00
                           -----      -----
 Total..................   89.10%     27.02%
                           =====      =====

               AMORTIZATION TYPE FOR THE GROUP ONE MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
AMORTIZATION TYPE       LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-----------------      --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
Fully Amortizing.....   7,489     $  919,165,172      72.16%     7.193%      655       $122,735     76.33%     39.80%      85.52%
Balloon..............     100         10,444,266       0.82      8.315       689        104,443      70.38      38.68      72.30
60 Month
 Interest-Only.......   2,133        344,196,410      27.02      6.617       653        161,367      78.35      41.57      99.18
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
 Total:..............   9,722     $1,273,805,848     100.00%     7.047%      655       $131,023     76.82%     40.27%      89.10%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====


                       PERCENT
AMORTIZATION TYPE        IO
-----------------      -------
Fully Amortizing.....    0.00%
Balloon..............    0.00
60 Month
 Interest-Only.......  100.00
                       ------
 Total:..............   27.02%
                       ======

                ADJUSTMENT TYPE FOR THE GROUP ONE MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
ADJUSTMENT TYPE         LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------        --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
ARM..................   6,900     $  881,474,783      69.20%     7.187%      646       $127,750     78.58%     41.16%      90.63%
Fixed Rate...........   2,822        392,331,065      30.80      6.732       674        139,026      72.88      38.26      85.66
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............   9,722     $1,273,805,848     100.00%     7.047%      655       $131,023     76.82%     40.27%      89.10%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====


                       PERCENT
ADJUSTMENT TYPE          IO
---------------        -------
ARM..................   39.05%
Fixed Rate...........    0.00
                        -----
  Total:.............   27.02%
                        =====

                                     A-II-13

  GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE GROUP ONE MORTGAGE
                                     LOANS

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED      WEIGHTED
                       NUMBER OF     PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE       AVERAGE
GEOGRAPHIC             MORTGAGE       BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL      DEBT-TO-
DISTRIBUTIONS            LOANS      OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV          INCOME
-------------          ---------   --------------   ----------   --------   --------   -----------   --------   --------------
Alabama..............      119     $    9,638,837       0.76%     7.856%      623       $ 80,999     80.08%        40.25%
Arizona..............      185         24,756,964       1.94      6.860       670        133,821      78.04         40.07
Arkansas.............       24          2,066,893       0.16      7.425       641         86,121      80.90         40.55
California...........    1,436        309,914,388      24.33      6.505       685        215,818      72.19         39.94
Colorado.............      317         47,366,318       3.72      7.018       645        149,421      78.61         41.66
Connecticut..........       57          8,806,907       0.69      7.283       639        154,507      78.09         38.58
Delaware.............       10          1,670,193       0.13      6.137       652        167,019      75.67         43.10
District of
 Columbia............        3            562,115       0.04      7.105       652        187,372      74.34         35.78
Florida..............      809         92,172,885       7.24      7.295       661        113,934      76.65         39.50
Georgia..............      319         37,588,333       2.95      7.284       627        117,832      78.60         40.53
Idaho................       48          4,569,641       0.36      7.122       637         95,201      80.48         39.30
Illinois.............      315         36,148,587       2.84      7.611       635        114,757      77.13         41.32
Indiana..............      160         11,526,397       0.90      8.867       610         72,040      80.23         37.52
Iowa.................       40          2,503,153       0.20      8.496       614         62,579      78.11         37.24
Kansas...............       49          5,055,212       0.40      7.736       615        103,168      80.72         38.34
Kentucky.............      110          9,918,248       0.78      7.355       618         90,166      79.18         38.69
Louisiana............       36          3,589,007       0.28      6.864       666         99,695      81.45         41.37
Maine................       22          3,103,330       0.24      7.085       626        141,060      73.48         44.43
Maryland.............      129         21,788,196       1.71      6.640       644        168,901      78.74         41.38
Massachusetts........      117         22,538,570       1.77      6.930       648        192,637      75.53         42.09
Michigan.............      440         47,219,671       3.71      7.812       634        107,317      78.30         39.54
Minnesota............      315         46,296,153       3.63      6.976       650        146,972      78.73         40.62
Mississippi..........       21          1,552,627       0.12      7.981       631         73,935      78.23         41.98
Missouri.............      152         13,459,105       1.06      7.655       632         88,547      79.87         39.05
Montana..............        7          1,025,859       0.08      6.932       647        146,551      79.30         45.30
Nebraska.............       38          2,936,700       0.23      7.896       629         77,282      79.74         38.56
Nevada...............      150         25,991,879       2.04      6.740       658        173,279      76.23         40.08
New Hampshire........       26          4,260,257       0.33      7.013       622        163,856      76.97         41.87
New Jersey...........       47          7,098,368       0.56      7.037       657        151,029      73.63         39.80
New Mexico...........       39          4,503,174       0.35      7.402       653        115,466      75.64         37.96
New York.............      185         23,642,814       1.86      7.265       650        127,799      73.99         39.77
North Carolina.......      400         41,200,267       3.23      7.730       627        103,001      79.82         40.99
North Dakota.........        2            169,152       0.01      7.602       706         84,576      73.68         29.87
Ohio.................      605         56,066,287       4.40      7.677       629         92,672      79.87         39.19
Oklahoma.............       55          4,799,011       0.38      7.237       633         87,255      80.13         38.89
Oregon...............      472         65,050,554       5.11      6.580       671        137,819      78.53         40.39
Pennsylvania.........      185         16,200,020       1.27      7.499       636         87,568      77.97         36.44
Rhode Island.........       27          4,654,713       0.37      6.923       643        172,397      80.44         45.89
South Carolina.......      106         10,103,680       0.79      7.293       639         95,318      79.21         39.18
South Dakota.........        6            423,357       0.03      8.331       629         70,559      75.98         43.03
Tennessee............      427         37,025,138       2.91      7.551       624         86,710      79.36         40.97
Texas................      745         77,319,520       6.07      7.162       641        103,785      79.45         41.62
Utah.................      357         42,980,227       3.37      7.164       649        120,393      78.74         39.82
Vermont..............        3            232,568       0.02      7.931       608         77,523      76.58         39.22
Virginia.............       77         12,885,920       1.01      6.797       661        167,350      75.15         41.95
Washington...........      394         57,627,000       4.52      6.542       669        146,261      78.89         41.32
West Virginia........       12          1,195,617       0.09      6.987       632         99,635      82.12         34.68
Wisconsin............      117         11,819,017       0.93      7.509       626        101,017      78.97         40.66
Wyoming..............        7            783,022       0.06      6.804       615        111,860      78.40         43.28
                         -----     --------------     ------      -----       ---       --------      -----         -----
 Total...............    9,722     $1,273,805,848     100.00%     7.047%      655       $131,023     76.82%        40.27%
                         =====     ==============     ======      =====       ===       ========      =====         =====


GEOGRAPHIC             PERCENT    PERCENT
DISTRIBUTIONS          FULL DOC     IO
-------------          --------   -------
Alabama..............    90.33%    16.13%
Arizona..............    90.96     33.85
Arkansas.............    87.39     18.96
California...........    89.91     29.94
Colorado.............    93.45     44.72
Connecticut..........    85.81     12.89
Delaware.............    90.11     25.96
District of
 Columbia............    45.43      0.00
Florida..............    81.70     23.46
Georgia..............    92.57     42.67
Idaho................    94.30     13.75
Illinois.............    83.90     13.05
Indiana..............    91.27      0.76
Iowa.................    85.71      8.67
Kansas...............    93.81      7.54
Kentucky.............    91.38     17.25
Louisiana............    93.80     16.67
Maine................    78.43     15.77
Maryland.............    92.23     60.71
Massachusetts........    87.09     29.90
Michigan.............    83.71     17.16
Minnesota............    90.92     47.85
Mississippi..........    71.53      7.67
Missouri.............    89.17     15.64
Montana..............   100.00     63.53
Nebraska.............    95.27     15.60
Nevada...............    92.25     48.78
New Hampshire........    85.76     24.42
New Jersey...........    85.54     21.16
New Mexico...........    92.66      0.00
New York.............    79.03      5.86
North Carolina.......    95.24     29.01
North Dakota.........   100.00     62.67
Ohio.................    92.46     18.73
Oklahoma.............    84.53     11.76
Oregon...............    87.28     25.63
Pennsylvania.........    88.47     16.57
Rhode Island.........    96.36     34.75
South Carolina.......    92.75     25.76
South Dakota.........   100.00      0.00
Tennessee............    93.27     17.00
Texas................    86.64      8.66
Utah.................    86.79     32.75
Vermont..............    65.45      0.00
Virginia.............    94.10     31.15
Washington...........    92.43     38.33
West Virginia........   100.00     28.57
Wisconsin............    92.42     10.09
Wyoming..............    88.79     34.64
                        ------     -----
 Total...............    89.10%    27.02%
                        ======     =====

      No more than approximately 0.20% of the Group One Mortgage Loans will be secured by mortgaged properties located in any one zip code.

       A-II-14

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP ONE MORTGAGE LOANS

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF     PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF ORIGINAL      MORTGAGE       BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN-TO-VALUE RATIOS     LOANS      OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------------   ---------   --------------   ----------   --------   --------   -----------   --------   --------   --------
50.00% or less.......      340     $   40,614,823       3.19%     6.679%      691       $119,455     40.92%     34.96%       79.34%
50.01% to 55.00%.....      143         20,257,921       1.59      6.625       679        141,664      52.67      35.11       70.03
55.01% to 60.00%.....      211         29,162,509       2.29      6.889       665        138,211      57.66      35.96       75.11
60.01% to 65.00%.....      380         55,862,231       4.39      6.786       669        147,006      62.88      38.36       77.77
65.01% to 70.00%.....      442         62,748,257       4.93      6.892       671        141,964      68.19      38.16       77.70
70.01% to 75.00%.....      695         96,734,704       7.59      7.023       661        139,187      73.40      38.48       82.00
75.01% to 80.00%.....    6,108        794,557,970      62.38      6.956       651        130,085      79.76      41.57       91.51
80.01% to 85.00%.....      483         62,193,379       4.88      7.585       651        128,765      83.69      37.74       96.12
85.01% to 90.00%.....      907        109,850,956       8.62      7.896       644        121,115      89.35      40.06       96.94
90.01% to 95.00%.....       13          1,823,098       0.14      6.957       644        140,238      90.53      42.18      100.00
                         -----     --------------     ------      -----       ---       --------      -----      -----      ------
  Total:.............    9,722     $1,273,805,848     100.00%     7.047%      655       $131,023     76.82%     40.27%       89.10%
                         =====     ==============     ======      =====       ===       ========      =====      =====      ======


RANGE OF ORIGINAL      PERCENT
LOAN-TO-VALUE RATIOS     IO
--------------------   -------
50.00% or less.......    9.25%
50.01% to 55.00%.....    7.79
55.01% to 60.00%.....   10.06
60.01% to 65.00%.....   11.95
65.01% to 70.00%.....   12.27
70.01% to 75.00%.....   13.71
75.01% to 80.00%.....   38.80
80.01% to 85.00%.....    0.00
85.01% to 90.00%.....    0.00
90.01% to 95.00%.....    0.00
                        -----
  Total:.............   27.02%
                        =====

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group One Mortgage Loans ranged from 7.25% to 90.78% and the weighted average Original Loan-to-Value Ratio of the Group One Mortgage Loans was approximately 76.82%. The Original Loan-to-Value is calculated as the original principal balance of such Mortgage Loan divided by the minimum of the original appraisal or sales price, or in the case of modification, just the appraisal obtained at such time.

         COMBINED LOAN-TO-VALUE RATIOS FOR THE GROUP ONE MORTGAGE LOANS

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF     PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF COMBINED      MORTGAGE       BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN-TO-VALUE RATIOS     LOANS      OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------------   ---------   --------------   ----------   --------   --------   -----------   --------   --------   --------
50.00% or less.......      332     $   39,724,004       3.12%     6.668%      691       $119,651     40.83%     35.04%      79.16%
50.01% to 55.00%.....      141         19,970,119       1.57      6.629       679        141,632      52.56      34.95      70.94
55.01% to 60.00%.....      199         27,827,556       2.18      6.896       664        139,837      57.47      35.82      74.66
60.01% to 65.00%.....      359         53,159,829       4.17      6.762       669        148,078      62.82      38.41      77.34
65.01% to 70.00%.....      386         54,410,400       4.27      6.894       669        140,960      68.03      37.29      77.47
70.01% to 75.00%.....      552         80,940,835       6.35      7.000       663        146,632      73.06      37.39      80.60
75.01% to 80.00%.....    1,353        195,337,262      15.33      7.018       661        144,373      79.00      37.65      83.56
80.01% to 85.00%.....      512         66,281,264       5.20      7.514       653        129,456      82.49      38.07      94.32
85.01% to 90.00%.....    1,029        128,171,554      10.06      7.742       646        124,559      87.31      40.30      95.73
90.01% to 95.00%.....      232         35,212,947       2.76      6.922       650        151,780      78.98      42.50      92.12
95.01% to 100.00%....    4,627        572,770,078      44.97      6.951       647        123,789      79.89      42.89      94.14
                         -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............    9,722     $1,273,805,848     100.00%     7.047%      655       $131,023     76.82%     40.27%      89.10%
                         =====     ==============     ======      =====       ===       ========      =====      =====      =====


RANGE OF COMBINED      PERCENT
LOAN-TO-VALUE RATIOS     IO
--------------------   -------
50.00% or less.......    9.46%
50.01% to 55.00%.....    7.90
55.01% to 60.00%.....   10.54
60.01% to 65.00%.....   12.56
65.01% to 70.00%.....   13.06
70.01% to 75.00%.....   15.34
75.01% to 80.00%.....   26.37
80.01% to 85.00%.....    0.00
85.01% to 90.00%.....    3.85
90.01% to 95.00%.....   25.08
95.01% to 100.00%....   42.68
                        -----
  Total:.............   27.02%
                        =====

      As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Group One Mortgage Loans ranged from 7.25% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Group One Mortgage Loans was approximately 86.56%. This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a first lien position with subordinate financing.

       A-II-15

             DEBT-TO-INCOME RATIOS FOR THE GROUP ONE MORTGAGE LOANS

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF     PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF               MORTGAGE       BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
DEBT-TO-INCOME RATIOS    LOANS      OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------------  ---------   --------------   ----------   --------   --------   -----------   --------   --------   --------
20.00% or less.......      569     $   67,316,354       5.28%     7.156%      664       $118,306     72.51%     14.97%      85.03%
20.01% to 25.00%.....      535         62,317,026       4.89      7.154       660        116,480      74.08      23.29      84.95
25.01% to 30.00%.....      776         94,559,029       7.42      7.117       655        121,854      74.68      28.14      88.23
30.01% to 35.00%.....    1,150        146,553,448      11.51      7.155       653        127,438      76.03      33.13      88.89
35.01% to 40.00%.....    1,421        186,467,190      14.64      7.038       659        131,223      76.91      38.14      87.22
40.01% to 45.00%.....    1,823        244,370,880      19.18      6.976       654        134,049      77.95      43.15      88.00
45.01% to 50.00%.....    2,263        309,571,544      24.30      7.039       650        136,797      78.01      48.20      89.14
50.01% to 55.00%.....    1,084        147,088,877      11.55      6.975       652        135,691      77.85      53.12      96.72
55.01% to 60.00%.....      101         15,561,500       1.22      6.759       683        154,074      74.93      59.55      97.76
                         -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............    9,722     $1,273,805,848     100.00%     7.047%      655       $131,023     76.82%     40.27%      89.10%
                         =====     ==============     ======      =====       ===       ========      =====      =====      =====


RANGE OF               PERCENT
DEBT-TO-INCOME RATIOS    IO
---------------------  -------
20.00% or less.......    9.38%
20.01% to 25.00%.....   12.85
25.01% to 30.00%.....   17.77
30.01% to 35.00%.....   26.05
35.01% to 40.00%.....   29.83
40.01% to 45.00%.....   35.82
45.01% to 50.00%.....   41.50
50.01% to 55.00%.....    1.98
55.01% to 60.00%.....    2.16
                        -----
  Total:.............   27.02%
                        =====

      As of the Cut-off Date, the Debt-to-Income Ratios of the Group One Mortgage Loans ranged from 2.00% to 60.00% and the weighted average Debt-to-Income Ratio for the Group One Mortgage Loans with Debt-to-Income Ratios was approximately 40.27%.

                 LOAN PURPOSE FOR THE GROUP ONE MORTGAGE LOANS

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF     PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE       BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN PURPOSE             LOANS      OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------           ---------   --------------   ----------   --------   --------   -----------   --------   --------   --------
Purchase.............    5,193     $  610,163,593      47.90%     7.058%      649       $117,497     79.84%     42.92%      90.19%
Refinance -- Cashout..   3,361        499,487,310      39.21      7.093       656        148,613      74.07      38.17      86.86
Refinance -- Rate
  Term...............    1,168        164,154,945      12.89      6.866       671        140,544      73.97      36.80      91.88
                         -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total..............    9,722     $1,273,805,848     100.00%     7.047%      655       $131,023     76.82%     40.27%      89.10%
                         =====     ==============     ======      =====       ===       ========      =====      =====      =====


                       PERCENT
LOAN PURPOSE             IO
------------           -------
Purchase.............   36.91%
Refinance -- Cashout.   21.55
Refinance -- Rate
  Term...............    6.89
                        -----
  Total..............   27.02%
                        =====

         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP ONE MORTGAGE LOANS

                                        AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          NUMBER OF     PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                          MORTGAGE       BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
PROPERTY TYPE               LOANS      OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------             ---------   --------------   ----------   --------   --------   -----------   --------   --------
Single Family...........    7,047     $  896,817,351      70.40%     7.060%      653       $127,262     76.67%     39.83%
Planned Unit
 Development............    1,392        212,283,479      16.67      6.820       658        152,502      77.87      41.32
Condominium.............      741         92,894,664       7.29      7.094       665        125,364      78.48      42.32
Two- to Four-Family.....      473         66,784,224       5.24      7.422       662        141,193      73.48      40.07
Manufactured Housing....       56          3,543,194       0.28      8.760       637         63,271      71.09      38.27
Modular Home............       13          1,482,936       0.12      7.509       638        114,072      82.79      38.78
                            -----     --------------     ------      -----       ---       --------      -----      -----
 Total:.................    9,722     $1,273,805,848     100.00%     7.047%      655       $131,023     76.82%     40.27%
                            =====     ==============     ======      =====       ===       ========      =====      =====


                          PERCENT    PERCENT
PROPERTY TYPE             FULL DOC     IO
-------------             --------   -------
Single Family...........   89.78%     24.28%
Planned Unit
 Development............   90.54      34.72
Condominium.............   88.63      46.42
Two- to Four-Family.....   76.17      14.41
Manufactured Housing....   93.10       0.00
Modular Home............   77.12       0.00
                           -----      -----
 Total:.................   89.10%     27.02%
                           =====      =====

                                     A-II-16

             DOCUMENTATION SUMMARY FOR THE GROUP ONE MORTGAGE LOANS

                              NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                             MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
DOCUMENTATION                 LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------                --------   --------------   ----------   --------   --------   -----------   --------   --------
Full Documentation.........   8,602     $1,134,986,332      89.10%    7.011%       654       $131,944     77.41%     40.53%
No Income Verification.....     900        109,820,098       8.62      7.340       663        122,022      71.03      37.94
Limited Income
  Verification.............     220         28,999,419       2.28      7.339       657        131,816      75.63      38.67
                              -----     --------------     ------      -----       ---       --------      -----      -----
  Total:...................   9,722     $1,273,805,848     100.00%    7.047%       655       $131,023     76.82%     40.27%
                              =====     ==============     ======      =====       ===       ========      =====      =====


                             PERCENT    PERCENT
DOCUMENTATION                FULL DOC     IO
-------------                --------   -------
Full Documentation.........   100.00%    30.08%
No Income Verification.....     0.00      0.12
Limited Income
  Verification.............     0.00      9.23
                              ------     -----
  Total:...................    89.10%    27.02%
                              ======     =====

                OCCUPANCY TYPES FOR THE GROUP ONE MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
OCCUPANCY               LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------              --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
Primary..............   8,624     $1,157,673,916      90.88%    7.000%       653       $134,239     76.89%     40.32%      90.51%
Investment...........   1,016        104,797,162       8.23      7.569       672        103,147      76.03      39.85      76.30
Second Home..........      82         11,334,770       0.89      7.048       676        138,229      77.06      38.34      63.51
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............   9,722     $1,273,805,848     100.00%    7.047%       655       $131,023     76.82%     40.27%      89.10%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====


                       PERCENT
OCCUPANCY                IO
---------              -------
Primary..............   28.16%
Investment...........   16.04
Second Home..........   12.26
                        -----
  Total:.............   27.02%
                        =====

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

           MORTGAGE LOAN AGE SUMMARY FOR THE GROUP ONE MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
MORTGAGE LOAN          MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
AGE (MONTHS)            LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
1 to 6...............     110     $   12,002,188       0.94%      7.486%     638       $109,111     67.63%     39.27%      85.02%
7 to 12..............     122         16,076,826       1.26       7.149      662        131,777      67.15      39.26      78.03
13 to 18.............   2,715        387,495,886      30.42       6.374      653        142,724      78.25      40.99      89.54
19 to 24.............   1,414        199,818,306      15.69       6.526      650        141,314      77.78      41.76      93.57
25 to 30.............   1,121        151,928,648      11.93       7.137      646        135,530      77.35      40.11      93.64
31 to 36.............   1,373        186,112,849      14.61       7.234      660        135,552      76.77      39.71      89.54
37 to 42.............   1,140        147,358,368      11.57       7.522      668        129,262      75.52      38.63      87.49
43 to 48.............     584         69,386,443       5.45       7.796      661        118,812      76.32      38.33      85.00
49 to 54.............     371         33,954,495       2.67       8.874      630         91,522      76.78      41.45      84.65
55 to 60.............     285         29,723,884       2.33       8.291      678        104,294      71.42      38.29      74.47
61 to 66.............     230         22,731,049       1.78       8.276      686         98,831      70.13      38.81      77.04
67 to 72.............     110          7,116,755       0.56      10.357      604         64,698      74.39      40.56      63.24
73 to 78.............     121          8,290,678       0.65      10.677      600         68,518      77.33      40.28      82.77
79 to 84.............      26          1,809,473       0.14      10.803      597         69,595      80.54      40.45      95.33
                        -----     --------------     ------      ------      ---       --------      -----      -----      -----
  Total..............   9,722     $1,273,805,848     100.00%      7.047%     655       $131,023     76.82%     40.27%      89.10%
                        =====     ==============     ======      ======      ===       ========      =====      =====      =====


MORTGAGE LOAN          PERCENT
AGE (MONTHS)             IO
-------------          -------
1 to 6...............    0.00%
7 to 12..............    0.00
13 to 18.............   47.27
19 to 24.............   43.38
25 to 30.............   23.49
31 to 36.............   13.02
37 to 42.............    9.80
43 to 48.............    0.00
49 to 54.............    0.00
55 to 60.............    0.00
61 to 66.............    0.00
67 to 72.............    0.00
73 to 78.............    0.00
79 to 84.............    0.00
                        -----
  Total..............   27.02%
                        =====

      As of the Cut-off Date, the weighted average age of the Group One Mortgage Loans was approximately 29 months.

                                     A-II-17

        ORIGINAL PREPAYMENT CHARGE TERM FOR THE GROUP ONE MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
ORIGINAL PREPAYMENT    MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
CHARGE TERM             LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------------    --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
None.................   1,262     $  150,353,885      11.80%    7.191%       641       $119,139     77.88%     40.94%      89.87%
12 Months............     205         31,152,540       2.45      7.317       659        151,964      74.64      40.53      85.31
24 Months............   3,591        463,535,131      36.39      7.293       641        129,082      78.03      40.84      90.71
36 Months............   4,310        590,428,526      46.35      6.783       665        136,990      76.27      39.71      88.91
48 Months............     118         10,253,318       0.80      7.650       685         86,893      73.48      39.88      75.43
60 Months............     236         28,082,449       2.20      7.246       710        118,993      66.45      38.87      71.83
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............   9,722     $1,273,805,848     100.00%    7.047%       655       $131,023     76.82%     40.27%      89.10%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====


ORIGINAL PREPAYMENT    PERCENT
CHARGE TERM              IO
-------------------    -------
None.................   29.35%
12 Months............   30.22
24 Months............   38.95
36 Months............   18.61
48 Months............    2.04
60 Months............    0.00
                        -----
  Total:.............   27.02%
                        =====

      The weighted average prepayment penalty term at origination with respect to the Group One Mortgage Loans having prepayment penalties is approximately 31 months.

                 CREDIT SCORES FOR THE GROUP ONE MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF CREDIT        MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
SCORES                  LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------        --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
434 to 450...........       6     $      754,942       0.06%    8.487%       445       $125,824     78.09%     42.14%      65.04%
451 to 475...........      40          3,821,958       0.30      8.413       466         95,549      80.84      40.01      97.39
476 to 500...........     194         18,685,058       1.47      8.321       492         96,315      78.06      41.75      88.48
501 to 525...........     388         38,548,188       3.03      8.326       514         99,351      78.21      41.73      91.34
526 to 550...........     613         65,824,327       5.17      7.908       539        107,381      77.96      41.17      91.26
551 to 575...........     707         77,719,108       6.10      7.898       563        109,928      78.17      40.60      89.60
576 to 600...........     777         92,628,358       7.27      7.580       588        119,213      77.61      40.27      87.89
601 to 625...........     920        113,171,395       8.88      7.365       613        123,012      77.97      40.74      91.08
626 to 650...........   1,169        152,733,539      11.99      7.074       639        130,653      77.23      39.88      90.86
651 to 675...........   1,320        178,265,886      13.99      6.872       663        135,050      77.77      39.69      90.31
676 to 700...........   1,274        176,861,552      13.88      6.728       687        138,824      76.95      39.83      87.46
701 to 725...........     959        141,711,683      11.13      6.611       712        147,770      75.49      40.64      87.39
726 to 750...........     600         91,883,675       7.21      6.491       737        153,139      76.15      40.69      89.13
751 to 775...........     438         68,481,206       5.38      6.305       763        156,350      75.21      40.71      84.46
776 to 800...........     282         47,410,845       3.72      6.269       787        168,124      70.08      38.70      88.41
801 to 824...........      35          5,304,128       0.42      6.375       808        151,547      67.86      33.87      92.57
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total..............   9,722     $1,273,805,848     100.00%    7.047%       655       $131,023     76.82%     40.27%      89.10%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====


RANGE OF CREDIT        PERCENT
SCORES                   IO
---------------        -------
434 to 450...........    0.00%
451 to 475...........   20.32
476 to 500...........   16.33
501 to 525...........   19.06
526 to 550...........   25.58
551 to 575...........   22.23
576 to 600...........   28.81
601 to 625...........   31.78
626 to 650...........   32.04
651 to 675...........   31.43
676 to 700...........   29.12
701 to 725...........   25.81
726 to 750...........   21.98
751 to 775...........   23.77
776 to 800...........   13.36
801 to 824...........    7.81
                        -----
  Total..............   27.02%
                        =====

      The Credit Scores of the Group One Mortgage Loans that were scored as of the Cut-off Date ranged from 434 to 824 and the weighted average Credit Score of the Group One Mortgage Loans that were scored as of the Cut-off Date was approximately 655. The Credit Scores were obtained in September 2006.

       A-II-18

              30-DAY DELINQUENCIES OF THE GROUP ONE MORTGAGE LOANS

TIMES 30 DAYS           NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
DELINQUENT                OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
OVER LAST              MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
12 MONTHS               LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   -------
0....................   8,592     $1,153,085,837      90.52%     6.933%      663       $134,205      76.73%     40.31%     89.15%
1....................     686         73,730,380       5.79      8.068       584        107,479      77.67      39.67      88.08
2....................     247         26,705,334       2.10      8.206       578        108,119      77.12      39.38      87.18
3....................     106         11,055,128       0.87      8.157       561        104,294      76.95      39.82      91.74
4....................      58          6,422,010       0.50      8.172       555        110,724      81.11      42.22      92.65
5....................      23          1,899,932       0.15      8.883       545         82,606      80.31      42.96      97.79
6....................      10            907,228       0.07      8.992       553         90,723      80.87      41.34      90.36
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............   9,722     $1,273,805,848     100.00%     7.047%      655       $131,023      76.82%     40.27%     89.10%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====

TIMES 30 DAYS
DELINQUENT
OVER LAST              PERCENT
12 MONTHS                IO
-------------          -------
0....................   27.85%
1....................   19.20
2....................   18.19
3....................   24.26
4....................   15.67
5....................   13.31
6....................    6.88
                        -----
  Total:.............   27.02%
                        =====

              60-DAY DELINQUENCIES OF THE GROUP ONE MORTGAGE LOANS

TIMES 60 DAYS           NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
DELINQUENT                OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
OVER LAST              MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
12 MONTHS               LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   -------
0....................   9,532     $1,254,700,724      98.50%     7.024%      656       $131,630      76.80%     40.27%     89.10%
1....................     130         12,869,426       1.01      8.475       571         98,996      78.81      39.45      91.32
2....................      39          4,116,693       0.32      8.708       558        105,556      76.46      40.38      83.57
3....................      13          1,381,132       0.11      8.817       520        106,241      75.77      42.36      82.59
4....................       7            512,365       0.04      9.339       578         73,195      77.42      42.21     100.00
5....................       1            225,508       0.02      8.625       559        225,508      80.00      53.00     100.00
                        -----     --------------     ------      -----       ---       --------      -----      -----     ------
  Total:.............   9,722     $1,273,805,848     100.00%     7.047%      655       $131,023      76.82%     40.27%     89.10%
                        =====     ==============     ======      =====       ===       ========      =====      =====     ======

TIMES 60 DAYS
DELINQUENT
OVER LAST              PERCENT
12 MONTHS                IO
-------------          -------
0....................   27.20%
1....................   17.62
2....................    8.69
3....................   13.89
4....................   22.02
5....................    0.00
                        -----
  Total:.............   27.02%
                        =====

              90-DAY DELINQUENCIES OF THE GROUP ONE MORTGAGE LOANS

TIMES 90 DAYS           NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
DELINQUENT                OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
OVER LAST              MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
12 MONTHS               LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   -------
0....................   9,666     $1,268,298,830      99.57%      7.039%     655       $131,212      76.82%     40.27%     89.10%
1....................      40          4,260,775       0.33       8.747      559        106,519      77.35      39.01      88.55
2....................      10            740,734       0.06       9.554      574         74,073      81.24      43.79     100.00
3....................       3            289,848       0.02       7.760      571         96,616      79.99      48.00     100.00
4....................       2            147,661       0.01      10.461      545         73,830      82.29      44.95      77.04
5....................       1             68,000       0.01       6.875      540         68,000      80.00      44.00     100.00
                        -----     --------------     ------      ------      ---       --------      -----      -----     ------
  Total:.............   9,722     $1,273,805,848     100.00%      7.047%     655       $131,023      76.82%     40.27%     89.10%
                        =====     ==============     ======      ======      ===       ========      =====      =====     ======

TIMES 90 DAYS
DELINQUENT
OVER LAST              PERCENT
12 MONTHS                IO
-------------          -------
0....................   27.05%
1....................   21.81
2....................   10.79
3....................    0.00
4....................    0.00
5....................  100.00
                       ------
  Total:.............   27.02%
                       ======

                                     A-II-19

                 GROSS MARGINS FOR THE GROUP ONE MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                        NUMBER     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF       PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF GROSS         MORTGAGE     BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
MARGINS                 LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------         --------   ------------   ----------   --------   --------   -----------   --------   --------   --------
1.001% to 1.500%.....       2     $    225,165       0.03%      6.800%     658       $112,583     79.99%     48.20%      100.00%
2.501% to 3.000%.....      18        2,169,677       0.25       5.885      726        120,538      59.37      35.89       52.88
3.001% to 3.500%.....     239       36,123,947       4.10       6.432      704        151,146      73.64      40.51       75.43
3.501% to 4.000%.....     650       88,044,823       9.99       7.326      664        135,454      76.29      41.74       87.54
4.001% to 4.500%.....     848       98,075,905      11.13       8.118      633        115,656      77.86      40.48       90.54
4.501% to 5.000%.....   1,208      168,114,805      19.07       6.950      644        139,168      78.04      40.79       93.09
5.001% to 5.500%.....   1,843      249,329,749      28.29       6.833      647        135,285      78.97      41.75       92.81
5.501% to 6.000%.....   1,401      169,456,568      19.22       7.116      640        120,954      80.00      41.27       90.43
6.001% to 6.500%.....     535       57,174,769       6.49       7.829      630        106,869      81.25      40.56       89.12
6.501% to 7.000%.....     117       10,154,616       1.15       9.349      610         86,792      86.01      39.71       95.58
7.001% to 7.500%.....      34        2,435,269       0.28      10.105      606         71,626      84.19      38.66      100.00
7.501% to 8.000%.....       1           38,310       0.00      13.000      588         38,310      70.00      46.00      100.00
8.001% to 8.500%.....       3          102,809       0.01      13.604      593         34,270      73.98      41.36      100.00
9.001% to 9.500%.....       1           28,373       0.00      14.750      578         28,373      74.68      37.00      100.00
                        -----     ------------     ------      ------      ---       --------      -----      -----      ------
Total................   6,900     $881,474,783     100.00%      7.187%     646       $127,750     78.58%     41.16%       90.63%
                        =====     ============     ======      ======      ===       ========      =====      =====      ======


RANGE OF GROSS         PERCENT
MARGINS                  IO
--------------         -------
1.001% to 1.500%.....    0.00%
2.501% to 3.000%.....    3.82
3.001% to 3.500%.....   23.63
3.501% to 4.000%.....   29.72
4.001% to 4.500%.....   27.98
4.501% to 5.000%.....   50.62
5.001% to 5.500%.....   49.01
5.501% to 6.000%.....   38.49
6.001% to 6.500%.....   15.60
6.501% to 7.000%.....    5.31
7.001% to 7.500%.....    0.00
7.501% to 8.000%.....    0.00
8.001% to 8.500%.....    0.00
9.001% to 9.500%.....    0.00
                        -----
Total................   39.05%
                        =====

      As of the Cut-off Date, the Gross Margin for the Group One Adjustable Rate Mortgage Loans ranged from 1.125% per annum to 9.250% per annum and the weighted average Gross Margin of the Group One Adjustable Rate Mortgage Loans was approximately 5.072% per annum.

       A-II-20

            MAXIMUM MORTGAGE RATES FOR THE GROUP ONE MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF MAXIMUM       MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
MORTGAGE RATES           LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
----------------       ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
9.501% to 10.000%....        2     $    434,236       0.05%      5.337%     703       $217,118      80.00%    49.31%      100.00%
10.001% to 10.500%...       15        2,549,080       0.29       5.744      695        169,939      79.27      45.34       76.35
10.501% to 11.000%...      138       20,560,040       2.33       5.684      706        148,986      77.26      41.84       99.45
11.001% to 11.500%...      528       86,915,688       9.86       6.198      676        164,613      77.17      42.59       94.77
11.501% to 12.000%...    1,388      212,962,621      24.16       6.483      665        153,431      77.78      41.72       93.18
12.001% to 12.500%...    1,680      226,766,966      25.73       6.948      643        134,980      78.47      41.58       91.99
12.501% to 13.000%...    1,430      173,408,894      19.67       7.491      632        121,265      78.93      40.32       88.21
13.001% to 13.500%...      722       79,349,135       9.00       8.122      627        109,902      80.15      39.93       85.72
13.501% to 14.000%...      438       38,244,766       4.34       9.076      611         87,317      81.06      39.33       84.95
14.001% to 14.500%...      192       15,674,429       1.78       9.724      603         81,638      81.70      40.28       86.55
14.501% to 15.000%...      117        8,506,325       0.97      10.199      587         72,704      79.65      39.93       81.16
15.001% to 15.500%...       82        5,430,483       0.62      10.492      587         66,225      78.70      38.61       77.62
15.501% to 16.000%...       62        4,352,972       0.49      10.761      604         70,209      80.58      41.25       76.56
16.001% to 16.500%...       49        3,163,143       0.36      11.261      590         64,554      80.81      39.97       81.73
16.501% to 17.000%...       31        1,682,159       0.19      11.396      573         54,263      75.89      40.31       74.61
17.001% to 17.500%...       11          745,483       0.08      12.026      612         67,771      77.51      32.82       92.13
17.501% to 18.000%...        5          228,337       0.03      12.192      579         45,667      71.69      31.55       66.98
18.001% to 18.500%...        5          172,904       0.02      12.630      570         34,581      57.87      33.28      100.00
18.501% to 19.000%...        3          249,325       0.03      12.976      612         83,108      70.00      42.09      100.00
19.001% to 19.500%...        2           77,797       0.01      13.677      616         38,899      73.68      42.44      100.00
                         -----     ------------     ------      ------      ---       --------      -----      -----      ------
  Total..............    6,900     $881,474,783     100.00%      7.187%     646       $127,750      78.58%    41.16%       90.63%
                         =====     ============     ======      ======      ===       ========      =====      =====      ======


RANGE OF MAXIMUM       PERCENT
MORTGAGE RATES           IO
----------------       -------
9.501% to 10.000%....    0.00%
10.001% to 10.500%...   21.34
10.501% to 11.000%...   43.00
11.001% to 11.500%...   48.96
11.501% to 12.000%...   51.11
12.001% to 12.500%...   45.12
12.501% to 13.000%...   34.39
13.001% to 13.500%...   21.07
13.501% to 14.000%...   10.62
14.001% to 14.500%...    3.76
14.501% to 15.000%...    0.93
15.001% to 15.500%...    0.00
15.501% to 16.000%...    0.00
16.001% to 16.500%...    0.00
16.501% to 17.000%...    0.00
17.001% to 17.500%...    0.00
17.501% to 18.000%...    0.00
18.001% to 18.500%...    0.00
18.501% to 19.000%...    0.00
19.001% to 19.500%...    0.00
                        -----
  Total..............   39.05%
                        =====

      As of the Cut-off Date, the Maximum Mortgage Rates for the Group One Adjustable Rate Mortgage Loans ranged from 9.990% per annum to 19.250% per annum and the weighted average Maximum Mortgage Rate of the Group One Adjustable Rate Mortgage Loans was approximately 12.446% per annum.

       A-II-21

           NEXT RATE ADJUSTMENT DATE FOR THE GROUP ONE MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                                    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                       NUMBER OF    PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
NEXT RATE              MORTGAGE      BALANCE        GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
ADJUSTMENT DATE          LOANS     OUTSTANDING       ONE        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------        ---------   ------------   ----------   --------   --------   -----------   --------   --------   --------
January 2007.........      511     $ 52,191,673       5.92%     8.999%      618       $102,136      78.61%     40.73%      89.56%
February 2007........      313       29,975,763       3.40      9.465       613         95,769      78.02      41.14       88.30
March 2007...........      365       35,094,722       3.98      9.719       610         96,150      78.22      41.16       87.39
April 2007...........      370       42,106,704       4.78      8.991       630        113,802      79.56      41.23       91.76
May 2007.............    1,182      152,050,222      17.25      7.533       645        128,638      78.66      41.50       92.40
June 2007............    1,331      167,096,399      18.96      7.150       642        125,542      78.95      40.85       92.14
July 2007............    1,019      147,898,677      16.78      6.270       649        145,141      79.00      41.64       88.44
August 2007..........       27        3,317,358       0.38      6.635       583        122,865      81.17      41.32       97.24
September 2007.......       20        2,443,293       0.28      6.719       609        122,165      80.29      41.81      100.00
October 2007.........       24        3,149,488       0.36      6.745       626        131,229      74.38      43.13       92.95
November 2007........       23        3,008,590       0.34      6.546       588        130,808      81.08      41.56      100.00
December 2007........       26        3,167,234       0.36      6.496       614        121,817      77.92      36.02       92.86
January 2008.........       24        3,531,521       0.40      6.595       639        147,147      77.58      36.94       71.74
February 2008........       14        1,478,044       0.17      6.796       618        105,575      80.89      42.46       90.63
March 2008...........        6          874,929       0.10      6.851       672        145,822      72.85      37.89       74.20
April 2008...........       23        3,871,333       0.44      6.444       664        168,319      75.25      38.03       77.45
May 2008.............      248       34,789,323       3.95      6.360       666        140,280      78.19      42.83       94.36
June 2008............      353       50,962,592       5.78      6.325       657        144,370      78.43      40.91       94.88
July 2008............      342       49,797,167       5.65      6.196       659        145,606      78.15      40.90       88.13
August 2008..........       13        2,141,949       0.24      5.715       697        164,765      74.66      43.64       77.70
September 2008.......       45        6,583,626       0.75      5.867       706        146,303      77.82      41.64       84.74
October 2008.........       65        8,237,047       0.93      6.227       704        126,724      78.85      38.86       80.71
November 2008........       59        7,984,964       0.91      6.448       677        135,338      78.78      39.49       90.08
December 2008........       36        4,251,477       0.48      6.663       680        118,097      80.31      37.77       87.00
January 2009.........       25        2,986,061       0.34      6.307       687        119,442      76.94      40.94      100.00
February 2009........        6          817,387       0.09      6.541       648        136,231      80.36      31.69      100.00
March 2009...........       49        6,592,457       0.75      6.176       659        134,540      76.15      40.63       79.99
April 2009...........       46        7,306,112       0.83      5.929       680        158,829      77.62      40.18       86.49
May 2009.............       55        7,878,581       0.89      5.824       683        143,247      80.21      40.67       96.20
June 2009............       61        9,124,640       1.04      5.880       692        149,584      76.56      40.47       90.43
July 2009............       75       10,740,058       1.22      5.767       683        143,201      78.87      42.15       96.27
August 2009..........        8          769,666       0.09      6.457       616         96,208      80.00      45.30       84.16
September 2009.......        4          728,559       0.08      6.104       679        182,140      56.66      41.64      100.00
November 2009........        4          627,373       0.07      5.951       582        156,843      69.57      45.32      100.00
December 2009........        6          608,659       0.07      6.551       628        101,443      79.99      49.05      100.00
January 2010.........        2          182,027       0.02      6.625       526         91,014      80.00      50.32      100.00
April 2010...........        2          193,764       0.02      6.737       661         96,882      73.01      35.23      100.00
May 2010.............       42        7,192,269       0.82      6.292       688        171,244      74.22      41.02       90.67
June 2010............       38        5,273,524       0.60      6.391       683        138,777      76.01      40.87       88.69
July 2010............       38        4,449,549       0.50      6.359       668        117,093      78.48      41.08       77.56
                         -----     ------------     ------      -----       ---       --------      -----      -----      ------
  Total..............    6,900     $881,474,783     100.00%     7.187%      646       $127,750      78.58%     41.16%      90.63%
                         =====     ============     ======      =====       ===       ========      =====      =====      ======


NEXT RATE              PERCENT
ADJUSTMENT DATE          IO
---------------        -------
January 2007.........   25.31%
February 2007........   15.88
March 2007...........   18.62
April 2007...........   28.63
May 2007.............   44.94
June 2007............   44.84
July 2007............   52.39
August 2007..........   54.04
September 2007.......   45.16
October 2007.........   32.64
November 2007........   57.90
December 2007........   48.45
January 2008.........   28.48
February 2008........   32.71
March 2008...........    0.00
April 2008...........   48.96
May 2008.............   56.90
June 2008............   58.26
July 2008............   53.63
August 2008..........    5.43
September 2008.......    0.00
October 2008.........    0.00
November 2008........    0.00
December 2008........    0.00
January 2009.........    0.00
February 2009........    0.00
March 2009...........    0.00
April 2009...........    0.00
May 2009.............    0.00
June 2009............    0.00
July 2009............    0.00
August 2009..........    0.00
September 2009.......    0.00
November 2009........    0.00
December 2009........    0.00
January 2010.........    0.00
April 2010...........    0.00
May 2010.............    0.00
June 2010............    0.00
July 2010............    0.00
                        -----
  Total..............   39.05%
                        =====

       A-II-22

                          THE GROUP TWO MORTGAGE LOANS

                MORTGAGE RATES FOR THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT    WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF MORTGAGE      MORTGAGE      BALANCE       OF GROUP   AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
RATES                   LOANS      OUTSTANDING       TWO       COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-----------------      --------   --------------   --------   --------   --------   -----------   --------   --------   --------
3.501% to 4.000%.....       1     $      171,797      0.02%     3.990%     733       $171,797      80.00%     31.00%     100.00%
4.001% to 4.500%.....       8          2,124,810      0.19      4.426      718        265,601      80.00      37.22      100.00
4.501% to 5.000%.....     195         48,358,014      4.39      4.919      722        247,990      77.53      39.65       98.13
5.001% to 5.500%.....     524        144,362,176     13.10      5.359      703        275,500      78.61      40.22       97.67
5.501% to 6.000%.....   1,239        301,584,333     27.36      5.839      687        243,409      79.21      40.14       92.94
6.001% to 6.500%.....   1,297        260,138,436     23.60      6.323      668        200,569      78.11      39.31       91.63
6.501% to 7.000%.....     886        151,392,823     13.74      6.796      656        170,872      78.36      38.11       88.40
7.001% to 7.500%.....     399         58,314,536      5.29      7.295      638        146,152      79.40      38.07       87.26
7.501% to 8.000%.....     186         27,202,393      2.47      7.788      638        146,249      78.31      36.90       86.73
8.001% to 8.500%.....      80         13,388,029      1.21      8.309      624        167,350      79.58      40.63       92.29
8.501% to 9.000%.....     109         22,158,904      2.01      8.850      652        203,293      79.70      39.26       87.35
9.001% to 9.500%.....     125         24,527,997      2.23      9.311      637        196,224      79.14      36.42       93.60
9.501% to 10.000%....     123         22,038,110      2.00      9.778      610        179,172      78.97      38.73       91.61
10.001% to 10.500%...     102         15,717,341      1.43     10.283      594        154,092      80.26      37.21       90.46
10.501% to 11.000%...      53          6,914,605      0.63     10.793      591        130,464      82.24      38.39       91.53
11.001% to 11.500%...      18          2,460,176      0.22     11.246      584        136,676      80.19      39.63       93.56
11.501% to 12.000%...       6            708,878      0.06     11.836      566        118,146      85.39      44.78       97.71
12.001% to 12.500%...       4            416,160      0.04     12.315      599        104,040      87.58      44.28      100.00
12.501% to 13.000%...       2            126,408      0.01     12.668      619         63,204      89.99      25.86      100.00
                        -----     --------------    ------     ------      ---       --------      -----      -----      ------
  Total..............   5,357     $1,102,105,927    100.00%     6.464%     672       $205,732      78.72%     39.28%      92.25%
                        =====     ==============    ======     ======      ===       ========      =====      =====      ======


RANGE OF MORTGAGE      PERCENT
RATES                    IO
-----------------      -------
3.501% to 4.000%.....    0.00%
4.001% to 4.500%.....   14.84
4.501% to 5.000%.....   30.47
5.001% to 5.500%.....   51.42
5.501% to 6.000%.....   49.24
6.001% to 6.500%.....   37.52
6.501% to 7.000%.....   22.98
7.001% to 7.500%.....   15.11
7.501% to 8.000%.....   10.01
8.001% to 8.500%.....   32.09
8.501% to 9.000%.....   47.98
9.001% to 9.500%.....   46.99
9.501% to 10.000%....   41.65
10.001% to 10.500%...   26.04
10.501% to 11.000%...    7.60
11.001% to 11.500%...    0.00
11.501% to 12.000%...    0.00
12.001% to 12.500%...    0.00
12.501% to 13.000%...    0.00
                        -----
  Total..............   38.29%
                        =====

      As of the Cut-off Date, Mortgage Rates borne by the Group Two Mortgage Loans ranged from 3.990% per annum to 12.750% per annum and the weighted average Mortgage Rate of the Group Two Mortgage Loans was approximately 6.464% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF REMAINING     MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
TERMS (MONTHS)          LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------     --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
109 to 120...........      20     $    4,111,215       0.37%     7.353%      731       $205,561      67.70%     35.43%      75.88%
121 to 132...........       7            712,075       0.06      7.560       707        101,725      76.94      29.93       37.10
133 to 144...........      19          2,865,126       0.26      6.399       698        150,796      77.46      31.62       94.20
145 to 156...........       7          1,355,306       0.12      6.054       688        193,615      75.74      38.30      100.00
157 to 168...........       7            936,498       0.08      6.698       695        133,785      68.13      25.88       41.08
289 to 300...........     158         22,832,605       2.07      7.612       657        144,510      73.00      37.52       71.37
301 to 312...........     374         55,059,739       5.00      7.523       667        147,219      74.81      37.93       83.88
313 to 324...........   1,097        196,206,552      17.80      6.874       685        178,857      77.70      37.95       93.98
325 to 336...........   1,370        277,936,257      25.22      6.561       673        202,873      79.05      38.68       95.52
337 to 348...........   2,298        540,090,555      49.01      6.101       667        235,026      79.69      40.39       91.92
                        -----     --------------     ------      -----       ---       --------      -----      -----      ------
  Total..............   5,357     $1,102,105,927     100.00%     6.464%      672       $205,732      78.72%     39.28%      92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====      ======


RANGE OF REMAINING     PERCENT
TERMS (MONTHS)           IO
------------------     -------
109 to 120...........    0.00%
121 to 132...........    0.00
133 to 144...........    0.00
145 to 156...........    0.00
157 to 168...........    0.00
289 to 300...........    0.00
301 to 312...........    0.00
313 to 324...........    5.69
325 to 336...........   23.83
337 to 348...........   63.79
                        -----
  Total..............   38.29%
                        =====

      As of the Cut-off Date, the remaining term to stated maturity of the Group Two Mortgage Loans ranged from 109 months to 344 months and the weighted average term to stated maturity of the Group Two Mortgage Loans was approximately 330 months.

       A-II-23

   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP TWO MORTGAGE LOANS

                         NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
RANGE OF ORIGINAL          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
MORTGAGE LOAN           MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
PRINCIPAL BALANCES       LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------------      --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
$50,000 or less.......      41     $    1,605,362       0.15%     8.288%      635       $ 39,155     78.75%     28.35%       85.95%
$50,001 to $100,000...     589         46,908,966       4.26      7.240       646         79,642      77.78      33.89       91.16
$100,001 to
  $150,000............   1,377        168,374,868      15.28      6.915       656        122,277      78.64      36.80       91.91
$150,001 to
  $200,000............   1,085        183,565,812      16.66      6.652       661        169,185      79.25      37.66       90.24
$200,001 to
  $250,000............     703        153,435,688      13.92      6.409       670        218,258      79.11      40.49       91.51
$250,001 to
  $300,000............     527        142,053,743      12.89      6.292       675        269,552      79.19      41.07       92.79
$300,001 to
  $350,000............     287         91,745,539       8.32      6.229       674        319,671      79.86      41.29       92.20
$350,001 to
  $400,000............     217         81,120,006       7.36      6.233       675        373,825      80.12      41.80       93.10
$400,001 to
  $450,000............     318        133,588,364      12.12      6.069       695        420,089      76.25      40.11       93.10
$450,001 to
  $500,000............     211         98,612,603       8.95      6.217       691        467,358      78.33      39.82       96.13
$500,001 to
  $550,000............       1            492,702       0.04      7.500       792        492,702      77.78      53.00        0.00
$600,001 to
  $650,000............       1            602,272       0.05      6.375       808        602,272      56.52      21.00      100.00
                         -----     --------------     ------      -----       ---       --------      -----      -----      ------
  Total...............   5,357     $1,102,105,927     100.00%     6.464%      672       $205,732     78.72%     39.28%       92.25%
                         =====     ==============     ======      =====       ===       ========      =====      =====      ======


RANGE OF ORIGINAL
MORTGAGE LOAN           PERCENT
PRINCIPAL BALANCES        IO
------------------      -------
$50,000 or less.......    0.00%
$50,001 to $100,000...    5.41
$100,001 to
  $150,000............   13.25
$150,001 to
  $200,000............   26.40
$200,001 to
  $250,000............   38.60
$250,001 to
  $300,000............   47.42
$300,001 to
  $350,000............   65.55
$350,001 to
  $400,000............   70.64
$400,001 to
  $450,000............   40.55
$450,001 to
  $500,000............   51.14
$500,001 to
  $550,000............    0.00
$600,001 to
  $650,000............    0.00
                         -----
  Total...............   38.29%
                         =====

      As of the Cut-off Date, the outstanding principal balances of the Group Two Mortgage Loans ranged from approximately $16,254 to approximately $602,272 and the average outstanding principal balance of the Group Two Mortgage Loans was approximately $205,732.

                 PRODUCT TYPES FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                             OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                          MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
PRODUCT TYPES              LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------             --------   --------------   ----------   --------   --------   -----------   --------   --------
Balloon Loans...........      24     $    4,849,994       0.44%     7.272%      716       $202,083     73.29%     34.92%
15 Year Fixed Loans.....      36          5,130,225       0.47      6.462       705        142,506      71.36      32.04
25 Year Fixed Loans.....       2            191,125       0.02      7.215       666         95,562      59.76      27.31
30 Year Fixed Loans.....   2,099        363,331,716      32.97      6.412       689        173,098      76.76      37.93
Six Month LIBOR Loans...       1            463,986       0.04      7.990       579        463,986      80.00      22.00
2/28 LIBOR Loans........   2,003        464,471,298      42.14      6.815       654        231,888      79.84      40.22
3/27 LIBOR Loans........     756        173,389,050      15.73      5.947       669        229,351      79.62      40.17
5/25 LIBOR Loans........     436         90,278,534       8.19      5.806       696        207,061      79.89      38.94
                           -----     --------------     ------      -----       ---       --------      -----      -----
  Total.................   5,357     $1,102,105,927     100.00%     6.464%      672       $205,732     78.72%     39.28%
                           =====     ==============     ======      =====       ===       ========      =====      =====


                          PERCENT    PERCENT
PRODUCT TYPES             FULL DOC     IO
-------------             --------   -------
Balloon Loans...........    76.62%     0.00%
15 Year Fixed Loans.....    80.05      0.00
25 Year Fixed Loans.....    52.03      0.00
30 Year Fixed Loans.....    92.34      0.00
Six Month LIBOR Loans...   100.00      0.00
2/28 LIBOR Loans........    91.95     65.67
3/27 LIBOR Loans........    93.37     67.44
5/25 LIBOR Loans........    92.81      0.00
                           ------     -----
  Total.................    92.25%    38.29%
                           ======     =====

       A-II-24

               AMORTIZATION TYPE FOR THE GROUP TWO MORTGAGE LOANS

                         NUMBER      AGGREGATE      PERCENT              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                           OF        PRINCIPAL        OF      WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
                        MORTGAGE      BALANCE        GROUP    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
AMORTIZATION TYPE        LOANS      OUTSTANDING       TWO      COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
-----------------       --------   --------------   -------   --------   --------   -----------   --------   --------   -------
Fully Amortizing......   3,775     $  675,312,881    61.27%    6.575%      675       $178,891     78.15%     38.45%      88.10%
Balloon...............      24          4,849,994     0.44     7.272       716        202,083      73.29      34.92      76.62
60 Month
  Interest-Only.......   1,558        421,943,051    38.29     6.277       665        270,824      79.70      40.66      99.06
                         -----     --------------   ------     -----       ---       --------      -----      -----      -----
  Total:..............   5,357     $1,102,105,927   100.00%    6.464%      672       $205,732     78.72%     39.28%      92.25%
                         =====     ==============   ======     =====       ===       ========      =====      =====      =====


                        PERCENT
AMORTIZATION TYPE         IO
-----------------       -------
Fully Amortizing......    0.00%
Balloon...............    0.00
60 Month
  Interest-Only.......  100.00
                        ------
  Total:..............   38.29%
                        ======

                ADJUSTMENT TYPE FOR THE GROUP TWO MORTGAGE LOANS

                         NUMBER      AGGREGATE      PERCENT              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                           OF        PRINCIPAL        OF      WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
                        MORTGAGE      BALANCE        GROUP    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
ADJUSTMENT TYPE          LOANS      OUTSTANDING       TWO      COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
---------------         --------   --------------   -------   --------   --------   -----------   --------   --------   -------
ARM...................   3,196     $  728,602,867    66.11%    6.484%      663       $227,973     79.80%     40.04%      92.40%
Fixed Rate............   2,161        373,503,060    33.89     6.424       689        172,838      76.63      37.81      91.94
                         -----     --------------   ------     -----       ---       --------      -----      -----      -----
  Total:..............   5,357     $1,102,105,927   100.00%    6.464%      672       $205,732     78.72%     39.28%      92.25%
                         =====     ==============   ======     =====       ===       ========      =====      =====      =====


                        PERCENT
ADJUSTMENT TYPE           IO
---------------         -------
ARM...................   57.91%
Fixed Rate............    0.00
                         -----
  Total:..............   38.29%
                         =====

       A-II-25

                GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES
                        FOR THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
GEOGRAPHIC             MORTGAGE      BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
DISTRIBUTIONS           LOANS      OUTSTANDING     GROUP TWO     COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
Alabama..............      34     $    4,854,027       0.44%     7.240%      640       $142,765     79.67%     36.11%      88.14%
Arizona..............      72         12,134,156       1.10      6.648       653        168,530      79.12      36.29       93.72
Arkansas.............      22          3,246,489       0.29      6.129       652        147,568      79.99      39.73       87.51
California...........   1,561        472,684,299      42.89      6.166       689        302,809      78.25      40.79       94.72
Colorado.............     124         26,136,174       2.37      6.655       653        210,776      78.26      38.88       96.30
Connecticut..........      16          3,658,874       0.33      6.457       683        228,680      74.63      41.37       88.73
Delaware.............       4            776,617       0.07      6.766       628        194,154      79.99      32.24      100.00
Florida..............     456         81,107,190       7.36      6.893       664        177,867      78.91      38.57       87.10
Georgia..............     123         21,835,412       1.98      6.719       646        177,524      79.01      36.87       92.24
Idaho................      20          2,732,348       0.25      6.302       677        136,617      80.03      37.25       87.64
Illinois.............      75         15,116,820       1.37      6.891       656        201,558      79.16      41.24       78.84
Indiana..............      12          1,211,458       0.11      7.963       617        100,955      81.65      34.22       84.35
Iowa.................       6            695,768       0.06      7.820       557        115,961      79.00      41.14       92.88
Kansas...............      16          1,990,653       0.18      7.481       610        124,416      79.61      38.57       93.85
Kentucky.............      38          4,997,856       0.45      6.871       653        131,523      79.07      38.15       89.09
Louisiana............      14          1,766,514       0.16      6.845       653        126,180      81.61      38.50       71.84
Maine................       5            928,408       0.08      6.473       586        185,682      78.96      48.46      100.00
Maryland.............      57         14,878,724       1.35      6.547       654        261,030      79.61      41.00       89.46
Massachusetts........      44         10,590,911       0.96      6.337       661        240,703      79.37      41.22       83.13
Michigan.............      62         10,919,603       0.99      7.602       619        176,123      80.27      36.03       85.99
Minnesota............      55         11,359,062       1.03      6.555       657        206,528      78.84      38.21       95.41
Mississippi..........      14          1,628,058       0.15      7.303       670        116,290      78.38      35.80       92.40
Missouri.............      35          5,074,575       0.46      6.918       641        144,988      77.84      37.00       96.23
Nebraska.............      16          1,967,445       0.18      7.875       605        122,965      78.89      31.88       92.02
Nevada...............      92         22,239,791       2.02      6.556       666        241,737      79.12      38.98       97.47
New Hampshire........      10          2,318,220       0.21      6.299       663        231,822      75.53      42.09      100.00
New Jersey...........      25          6,699,365       0.61      6.854       672        267,975      79.85      36.80       89.51
New Mexico...........      21          2,953,767       0.27      7.159       633        140,656      79.53      34.14       84.84
New York.............      90         21,396,381       1.94      6.591       658        237,738      79.91      40.29       78.06
North Carolina.......     134         20,896,913       1.90      6.764       643        155,947      78.48      37.81       97.46
Ohio.................     141         19,623,719       1.78      6.699       663        139,175      78.71      37.09       86.79
Oklahoma.............      23          3,167,852       0.29      6.790       657        137,733      80.10      39.43       72.43
Oregon...............     235         39,467,950       3.58      6.283       689        167,949      79.13      37.50       91.67
Pennsylvania.........      79         10,971,649       1.00      6.609       668        138,882      79.34      36.55       86.80
Rhode Island.........      22          4,748,313       0.43      6.063       715        215,832      77.49      42.18       84.59
South Carolina.......      46          6,397,983       0.58      6.921       650        139,087      79.00      33.96       88.49
South Dakota.........       3            275,498       0.02      8.233       628         91,833      77.15      37.11      100.00
Tennessee............     194         24,231,596       2.20      7.107       642        124,905      78.63      37.50       96.57
Texas................     967        129,440,038      11.74      6.730       652        133,857      79.06      38.14       90.29
Utah.................     107         18,257,165       1.66      6.451       663        170,628      79.11      38.23       91.01
Virginia.............      53         13,993,859       1.27      6.118       673        264,035      80.43      39.73       96.29
Washington...........     207         38,817,241       3.52      6.333       674        187,523      79.47      36.54       95.77
West Virginia........       8          1,370,367       0.12      6.382       621        171,296      80.72      32.53       81.06
Wisconsin............      19          2,546,821       0.23      6.622       629        134,043      77.65      37.69       87.66
                        -----     --------------     ------      -----       ---       --------      -----      -----      ------
  Total..............   5,357     $1,102,105,927     100.00%     6.464%      672       $205,732     78.72%     39.28%      92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====      ======


GEOGRAPHIC             PERCENT
DISTRIBUTIONS            IO
-------------          -------
Alabama..............  26.03%
Arizona..............   56.81
Arkansas.............   52.13
California...........   53.24
Colorado.............   42.34
Connecticut..........    0.00
Delaware.............   37.90
Florida..............   33.81
Georgia..............   44.48
Idaho................    4.46
Illinois.............   25.55
Indiana..............    0.00
Iowa.................   20.69
Kansas...............   11.08
Kentucky.............   19.29
Louisiana............    0.00
Maine................   15.86
Maryland.............   50.20
Massachusetts........   32.90
Michigan.............   29.64
Minnesota............   40.56
Mississippi..........   19.66
Missouri.............   20.25
Nebraska.............   30.36
Nevada...............   70.95
New Hampshire........   26.42
New Jersey...........   25.28
New Mexico...........   12.86
New York.............   17.78
North Carolina.......   37.99
Ohio.................   21.09
Oklahoma.............   20.98
Oregon...............   18.90
Pennsylvania.........    6.32
Rhode Island.........   26.07
South Carolina.......   27.20
South Dakota.........    0.00
Tennessee............   13.75
Texas................    7.10
Utah.................   30.63
Virginia.............   61.51
Washington...........   29.99
West Virginia........   54.79
Wisconsin............   18.14
                        -----
  Total..............  38.29%
                        =====

      No more than approximately 0.46% of the Group Two Mortgage Loans will be secured by mortgaged properties located in any one zip code.

       A-II-26

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP TWO MORTGAGE LOANS

                          NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                            OF        PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF ORIGINAL        MORTGAGE      BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
LOAN-TO-VALUE RATIOS      LOANS      OUTSTANDING     GROUP TWO     COUPON     SCORE     OUTSTANDING     LTV       INCOME
--------------------     --------   --------------   ----------   --------   --------   -----------   --------   --------
50.00% or less.........      45     $   10,294,679       0.93%    6.189%       703       $228,771     43.05%     31.73%
50.01% to 55.00%.......      30          6,778,654       0.62      6.418       700        225,955      52.49      35.04
55.01% to 60.00%.......      40         10,286,744       0.93      6.129       699        257,169      57.40      35.49
60.01% to 65.00%.......      88         17,144,033       1.56      6.517       693        194,819      63.27      36.77
65.01% to 70.00%.......     147         27,674,155       2.51      6.607       682        188,260      68.10      38.25
70.01% to 75.00%.......     248         47,544,700       4.31      6.701       668        191,713      73.35      36.56
75.01% to 80.00%.......   4,480        929,734,690      84.36      6.406       671        207,530      79.89      39.80
80.01% to 85.00%.......      76         13,246,840       1.20      6.947       681        174,301      83.37      33.07
85.01% to 90.00%.......     202         39,230,566       3.56      7.438       649        194,211      89.63      38.03
90.01% to 95.00%.......       1            170,864       0.02      6.875       639        170,864      90.63      26.00
                          -----     --------------     ------      -----       ---       --------      -----      -----
 Total.................   5,357     $1,102,105,927     100.00%    6.464%       672       $205,732     78.72%     39.28%
                          =====     ==============     ======      =====       ===       ========      =====      =====


RANGE OF ORIGINAL        PERCENT    PERCENT
LOAN-TO-VALUE RATIOS     FULL DOC     IO
--------------------     --------   -------
50.00% or less.........    80.37%     4.35%
50.01% to 55.00%.......    90.99      0.00
55.01% to 60.00%.......    76.25     12.59
60.01% to 65.00%.......    85.51      7.22
65.01% to 70.00%.......    86.29      8.23
70.01% to 75.00%.......    90.54     10.58
75.01% to 80.00%.......    92.89     44.28
80.01% to 85.00%.......    91.05      0.00
85.01% to 90.00%.......    94.05      0.00
90.01% to 95.00%.......   100.00      0.00
                          ------     -----
 Total.................    92.25%    38.29%
                          ======     =====

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group Two Mortgage Loans ranged from 19.33% to 90.63%. The Original Loan-to-Value is calculated as the original principal balance of such Mortgage Loan divided by the minimum of the original appraisal or sales price, or in the case of modification, just the appraisal obtained at such time.

         COMBINED LOAN-TO-VALUE RATIOS FOR THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF COMBINED      MORTGAGE      BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN-TO-VALUE RATIOS    LOANS      OUTSTANDING     GROUP TWO     COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
--------------------   --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
50.00% or less.......      41     $    9,547,748       0.87%    6.169%       702       $232,872     42.73%     31.24%      78.84%
50.01% to 55.00%.....      24          6,013,014       0.55      6.370       701        250,542      52.14      34.33      89.84
55.01% to 60.00%.....      27          8,555,599       0.78      6.060       704        316,874      57.21      35.43      75.23
60.01% to 65.00%.....      48         10,885,191       0.99      6.479       703        226,775      62.59      35.43      86.30
65.01% to 70.00%.....      66         16,538,071       1.50      6.441       692        250,577      67.39      36.04      78.00
70.01% to 75.00%.....     100         26,165,439       2.37      6.472       674        261,654      72.11      35.81      87.89
75.01% to 80.00%.....     354         82,294,510       7.47      6.562       674        232,470      78.75      38.17      82.06
80.01% to 85.00%.....     146         24,766,193       2.25      6.789       683        169,631      76.54      36.92      92.03
85.01% to 90.00%.....     365         74,137,429       6.73      6.910       663        203,116      83.25      38.62      93.93
90.01% to 95.00%.....     232         50,600,257       4.59      6.682       678        218,105      78.43      40.09      94.69
95.01% to 100.00%....   3,954        792,602,477      71.92      6.397       670        200,456      79.93      39.89      93.88
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............   5,357     $1,102,105,927     100.00%    6.464%       672       $205,732     78.72%     39.28%      92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====


RANGE OF COMBINED      PERCENT
LOAN-TO-VALUE RATIOS     IO
--------------------   -------
50.00% or less.......    4.69%
50.01% to 55.00%.....    0.00
55.01% to 60.00%.....   15.13
60.01% to 65.00%.....   11.37
65.01% to 70.00%.....   12.04
70.01% to 75.00%.....   19.22
75.01% to 80.00%.....   24.51
80.01% to 85.00%.....    4.80
85.01% to 90.00%.....   13.04
90.01% to 95.00%.....   37.55
95.01% to 100.00%....   45.66
                        -----
  Total:.............   38.29%
                        =====

      As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Group Two Mortgage Loans ranged from 19.33% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Group Two Mortgage Loans was approximately 94.50%. This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a first lien position with subordinate financing.

       A-II-27

             DEBT-TO-INCOME RATIOS FOR THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF               MORTGAGE      BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
DEBT-TO-INCOME RATIOS   LOANS      OUTSTANDING     GROUP TWO     COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------------------  --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
20.00% or less.......     385     $   65,074,102       5.90%     6.619%      672       $169,024      76.90%     13.96%      90.81%
20.01% to 25.00%.....     307         52,067,227       4.72      6.603       673        169,600      76.80      22.96       92.90
25.01% to 30.00%.....     485         84,117,294       7.63      6.592       673        173,438      78.56      28.22       92.49
30.01% to 35.00%.....     684        130,536,607      11.84      6.473       675        190,843      78.89      33.12       91.01
35.01% to 40.00%.....     888        179,559,341      16.29      6.508       670        202,206      78.95      38.10       91.57
40.01% to 45.00%.....   1,069        234,997,022      21.32      6.447       667        219,829      78.99      43.18       91.56
45.01% to 50.00%.....   1,187        278,747,884      25.29      6.371       673        234,834      79.22      48.14       92.78
50.01% to 55.00%.....     340         74,520,325       6.76      6.356       676        219,177      78.45      52.83       96.51
55.01% to 60.00%.....      12          2,486,125       0.23      6.667       684        207,177      74.01      59.65      100.00
                        -----     --------------     ------      -----       ---       --------      -----      -----      ------
  Total..............   5,357     $1,102,105,927     100.00%     6.464%      672       $205,732      78.72%     39.28%      92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====      ======


RANGE OF               PERCENT
DEBT-TO-INCOME RATIOS    IO
---------------------  -------
20.00% or less.......   21.59%
20.01% to 25.00%.....   25.11
25.01% to 30.00%.....   28.05
30.01% to 35.00%.....   33.02
35.01% to 40.00%.....   39.54
40.01% to 45.00%.....   47.92
45.01% to 50.00%.....   51.02
50.01% to 55.00%.....    3.11
55.01% to 60.00%.....    0.00
                        -----
  Total..............   38.29%
                        =====

      As of the Cut-off Date, the Debt-to-Income Ratios of the Group Two Mortgage Loans ranged from 2.00% to 60.00% and the weighted average Debt-to-Income Ratio for the Group Two Mortgage Loans with Debt-to-Income Ratios was approximately 39.28%.

                 LOAN PURPOSE FOR THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
LOAN PURPOSE            LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
------------           --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
Purchase.............   5,183     $1,026,209,770      93.11%     6.485%      670       $197,995      79.18%     39.37%     92.14%
Refinance--Cashout...     120         52,907,162       4.80      6.267       697        440,893      73.41      38.66      92.71
Refinance--Rate
  Term...............      54         22,988,995       2.09      5.997       704        425,722      70.54      36.73      96.08
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............   5,357     $1,102,105,927     100.00%     6.464%      672       $205,732      78.72%     39.28%     92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====


                       PERCENT
LOAN PURPOSE             IO
------------           -------
Purchase.............   39.42%
Refinance--Cashout...   29.47
Refinance--Rate
  Term...............    7.92
                        -----
  Total:.............   38.29%
                        =====

         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP TWO MORTGAGE LOANS

                          NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                            OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                         MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
PROPERTY TYPE             LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------            --------   --------------   ----------   --------   --------   -----------   --------   --------
Single Family..........   3,371     $  680,963,185      61.79%     6.449%      674       $202,006      78.44%     38.98%
Planned Unit
 Development...........   1,499        300,148,567      27.23      6.511       664        200,233      78.94      39.11
Condominium............     375         94,588,744       8.58      6.341       680        252,237      79.67      41.30
Two- to Four-Family....     104         25,529,074       2.32      6.714       676        245,472      80.25      42.05
Manufactured Housing...       8            876,357       0.08      8.021       642        109,545      73.23      32.58
                          -----     --------------     ------      -----       ---       --------      -----      -----
 Total.................   5,357     $1,102,105,927     100.00%     6.464%      672       $205,732      78.72%     39.28%
                          =====     ==============     ======      =====       ===       ========      =====      =====


                         PERCENT    PERCENT
PROPERTY TYPE            FULL DOC     IO
-------------            --------   -------
Single Family..........   91.99%     35.69%
Planned Unit
 Development...........   93.37      35.88
Condominium............   95.08      67.90
Two- to Four-Family....   76.92      27.56
Manufactured Housing...   48.91       0.00
                          -----      -----
 Total.................   92.25%     38.29%
                          =====      =====

             DOCUMENTATION SUMMARY FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                             OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                          MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-
DOCUMENTATION              LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME
-------------             --------   --------------   ----------   --------   --------   -----------   --------   --------
Full Documentation......   4,913     $1,016,651,121      92.25%     6.440%      672       $206,931      78.85%     39.38%
No Income
  Verification..........     315         61,714,162       5.60      6.680       673        195,918      76.93      39.57
Limited Income
  Verification..........     129         23,740,644       2.15      6.945       675        184,036      77.89      34.53
                           -----     --------------     ------      -----       ---       --------      -----      -----
  Total:................   5,357     $1,102,105,927     100.00%     6.464%      672       $205,732      78.72%     39.28%
                           =====     ==============     ======      =====       ===       ========      =====      =====


                          PERCENT    PERCENT
DOCUMENTATION             FULL DOC     IO
-------------             --------   -------
Full Documentation......   100.00%    41.11%
No Income
  Verification..........     0.00      0.00
Limited Income
  Verification..........     0.00     16.63
                           ------     -----
  Total:................    92.25%    38.29%
                           ======     =====

                                     A-II-28

                OCCUPANCY TYPES FOR THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
                       MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
OCCUPANCY               LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
---------              --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
Primary..............   5,350     $1,098,986,175      99.72%    6.464%       672       $205,418     78.73%     39.30%       92.27%
Investment...........       5          2,240,628       0.20      6.568       706        448,126      75.22      26.22       78.95
Second Home..........       2            879,124       0.08      6.486       682        439,562      73.17      44.36      100.00
                        -----     --------------     ------      -----       ---       --------      -----      -----      ------
  Total:.............   5,357     $1,102,105,927     100.00%    6.464%       672       $205,732     78.72%     39.28%       92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====      ======


                       PERCENT
OCCUPANCY                IO
---------              -------
Primary..............   38.27%
Investment...........   40.17
Second Home..........   52.89
                        -----
  Total:.............   38.29%
                        =====

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

           MORTGAGE LOAN AGE SUMMARY FOR THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
MORTGAGE LOAN          MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
AGE (MONTHS)            LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
1 to 6...............      48     $    7,055,706       0.64%    7.636%       633       $146,994     69.41%     35.74%      94.19%
7 to 12..............     114         16,188,906       1.47      7.115       666        142,008      68.42      38.06      85.85
13 to 18.............   1,783        405,551,536      36.80      6.102       666        227,455      79.14      40.13      89.66
19 to 24.............     792        176,838,216      16.05      6.204       664        223,281      79.33      40.47      96.35
25 to 30.............     725        144,073,032      13.07      6.464       672        198,721      78.78      38.86      95.61
31 to 36.............     717        143,333,343      13.01      6.691       680        199,907      78.98      38.02      94.25
37 to 42.............     625        121,386,768      11.01      6.724       693        194,219      78.56      37.85      93.83
43 to 48.............     275         45,192,622       4.10      7.089       683        164,337      79.36      38.14      94.02
49 to 54.............     138         20,151,827       1.83      8.444       652        146,028      78.50      39.24      84.90
55 to 60.............      59          9,531,717       0.86      8.087       679        161,555      75.05      37.48      72.66
61 to 66.............      67         10,806,179       0.98      8.347       676        161,286      74.35      36.36      72.63
67 to 72.............      14          1,996,074       0.18      9.325       666        142,577      73.06      43.33      48.69
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total..............   5,357     $1,102,105,927     100.00%    6.464%       672       $205,732     78.72%     39.28%      92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====


MORTGAGE LOAN          PERCENT
AGE (MONTHS)             IO
-------------          -------
1 to 6...............    0.00%
7 to 12..............    0.00
13 to 18.............   59.49
19 to 24.............   61.41
25 to 30.............   26.16
31 to 36.............   18.82
37 to 42.............    6.13
43 to 48.............    0.00
49 to 54.............    0.00
55 to 60.............    0.00
61 to 66.............    0.00
67 to 72.............    0.00
                        -----
  Total..............   38.29%
                        =====

      As of the Cut-off Date, the weighted average age of the Group Two Mortgage Loans was approximately 26 months.

        ORIGINAL PREPAYMENT CHARGE TERM FOR THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
ORIGINAL PREPAYMENT    MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
CHARGE TERM             LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------------    --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
None.................     537     $  104,628,194       9.49%    6.599%       655       $194,838     79.30%     38.59%      87.46%
12 Months............     145         39,388,566       3.57      6.742       667        271,645      79.00      38.62      89.44
24 Months............   2,086        453,233,940      41.12      6.638       658        217,274      78.91      39.79      92.87
36 Months............   2,539        494,796,117      44.90      6.241       687        194,878      78.55      39.04      93.51
48 Months............      18          2,809,794       0.25      7.363       625        156,100      80.08      39.79      85.44
60 Months............      32          7,249,316       0.66      6.947       732        226,541      68.33      37.53      53.58
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total:.............   5,357     $1,102,105,927     100.00%    6.464%       672       $205,732     78.72%     39.28%      92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====


ORIGINAL PREPAYMENT    PERCENT
CHARGE TERM              IO
-------------------    -------
None.................   36.27%
12 Months............   56.20
24 Months............   57.36
36 Months............   20.51
48 Months............   14.94
60 Months............    0.00
                        -----
  Total:.............   38.29%
                        =====

      The weighted average prepayment penalty term at origination with respect to the Group Two Mortgage Loans having prepayment penalties is approximately 30 months.

       A-II-29

                 CREDIT SCORES FOR THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE
RANGE OF               MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-   PERCENT
CREDIT SCORES           LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME    FULL DOC
-------------          --------   --------------   ----------   --------   --------   -----------   --------   --------   --------
442 to 450...........       2     $      209,337       0.02%    8.654%       445       $104,669     80.00%     38.96%      57.98%
451 to 475...........      16          2,442,568       0.22      8.226       468        152,660      79.95      37.70      96.21
476 to 500...........      60          9,465,268       0.86      7.888       490        157,754      79.75      39.44      91.89
501 to 525...........     128         21,029,674       1.91      7.500       514        164,294      80.32      39.45      91.04
526 to 550...........     201         35,013,073       3.18      7.358       540        174,194      79.35      39.66      94.34
551 to 575...........     280         51,858,349       4.71      7.059       563        185,208      79.45      39.84      94.72
576 to 600...........     350         63,528,105       5.76      7.012       588        181,509      79.03      39.03      94.92
601 to 625...........     426         81,430,414       7.39      6.866       614        191,151      79.04      38.72      92.13
626 to 650...........     568        110,643,014      10.04      6.571       638        194,794      79.01      38.77      87.67
651 to 675...........     791        161,902,440      14.69      6.465       663        204,681      78.86      39.40      94.80
676 to 700...........     772        165,664,909      15.03      6.353       688        214,592      79.09      39.58      90.87
701 to 725...........     666        143,731,177      13.04      6.208       713        215,813      78.24      39.76      91.30
726 to 750...........     460        102,546,040       9.30      6.099       737        222,926      77.99      39.15      91.47
751 to 775...........     364         83,289,041       7.56      5.940       763        228,816      78.51      39.09      94.76
776 to 800...........     242         60,893,352       5.53      5.818       786        251,625      77.59      39.15      92.30
801 to 819...........      31          8,459,165       0.77      5.732       806        272,876      74.50      36.69      90.77
                        -----     --------------     ------      -----       ---       --------      -----      -----      -----
  Total..............   5,357     $1,102,105,927     100.00%    6.464%       672       $205,732     78.72%     39.28%      92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====      =====


RANGE OF               PERCENT
CREDIT SCORES            IO
-------------          -------
442 to 450...........    0.00%
451 to 475...........   50.83
476 to 500...........   30.54
501 to 525...........   35.45
526 to 550...........   29.54
551 to 575...........   45.31
576 to 600...........   47.02
601 to 625...........   42.78
626 to 650...........   41.56
651 to 675...........   42.60
676 to 700...........   41.99
701 to 725...........   33.27
726 to 750...........   36.71
751 to 775...........   32.62
776 to 800...........   21.19
801 to 819...........   20.71
                        -----
  Total..............   38.29%
                        =====

      The Credit Scores of the Group Two Mortgage Loans that were scored as of the Cut-off Date ranged from 442 to 819 and the weighted average Credit Score of the Group Two Mortgage Loans that were scored as of the Cut-off Date was approximately 672. The Credit Scores were obtained in September 2006.

              30-DAY DELINQUENCIES OF THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
TIMES 30 DAYS             OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
DELINQUENT OVER        MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
LAST 12 MONTHS          LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
---------------        --------   --------------   ----------   --------   --------   -----------   --------   --------   -------
0....................   5,006     $1,038,004,359      94.18%     6.405%      677       $207,352      78.67%     39.33%     92.29%
1....................     250         46,090,904       4.18      7.316       600        184,364      79.29      38.86      90.49
2....................      62         11,148,692       1.01      7.908       586        179,818      80.77      38.12      93.11
3....................      22          4,156,251       0.38      7.441       564        188,920      79.82      36.77      96.53
4....................      12          2,004,179       0.18      7.217       561        167,015      79.63      36.35      92.61
5....................       5            701,543       0.06      7.526       545        140,309      79.99      43.11     100.00
                        -----     --------------     ------      -----       ---       --------      -----      -----     ------
  TOTAL:.............   5,357     $1,102,105,927     100.00%     6.464%      672       $205,732      78.72%     39.28%     92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====     ======


TIMES 30 DAYS
DELINQUENT OVER        PERCENT
LAST 12 MONTHS           IO
---------------        -------
0....................   38.15%
1....................   39.73
2....................   37.03
3....................   65.91
4....................   33.90
5....................   11.40
                        -----
  TOTAL:.............   38.29%
                        =====

              60-DAY DELINQUENCIES OF THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
TIMES 60 DAYS             OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
DELINQUENT OVER        MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
LAST 12 MONTHS          LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
---------------        --------   --------------   ----------   --------   --------   -----------   --------   --------   -------
0....................   5,299     $1,091,869,814      99.07%     6.451%      673       $206,052      78.72%     39.29%     92.26%
1....................      30          5,286,907       0.48      8.161       594        176,230      77.88      39.09      84.51
2....................      15          2,369,144       0.21      7.617       548        157,943      79.99      37.13      94.93
3....................       9          1,649,734       0.15      8.249       554        183,304      82.01      35.45     100.00
4....................       3            454,328       0.04      6.684       534        151,443      78.42      42.85     100.00
5....................       1            476,000       0.04      6.125       556        476,000      80.00      41.00     100.00
                        -----     --------------     ------      -----       ---       --------      -----      -----     ------
  TOTAL:.............   5,357     $1,102,105,927     100.00%     6.464%      672       $205,732      78.72%     39.28%     92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====     ======


TIMES 60 DAYS
DELINQUENT OVER        PERCENT
LAST 12 MONTHS           IO
---------------        -------
0....................   38.27%
1....................   42.90
2....................   55.86
3....................    0.00
4....................    0.00
5....................  100.00
                       ------
  TOTAL:.............   38.29%
                       ======

                                     A-II-30

              90-DAY DELINQUENCIES OF THE GROUP TWO MORTGAGE LOANS

                        NUMBER      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
TIMES 90 DAYS             OF        PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
DELINQUENT OVER        MORTGAGE      BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
LAST 12 MONTHS          LOANS      OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
---------------        --------   --------------   ----------   --------   --------   -----------   --------   --------   -------
0....................   5,336     $1,098,732,417      99.69%     6.458%      672       $205,909      78.72%     39.28%     92.24%
1....................      17          2,522,523       0.23      8.247       547        148,384      79.28      36.49      91.24
2....................       3            472,363       0.04      7.617       514        157,454      78.48      46.30     100.00
4....................       1            378,623       0.03      9.875       681        378,623      90.00      44.00     100.00
                        -----     --------------     ------      -----       ---       --------      -----      -----     ------
  TOTAL:.............   5,357     $1,102,105,927     100.00%     6.464%      672       $205,732      78.72%     39.28%     92.25%
                        =====     ==============     ======      =====       ===       ========      =====      =====     ======


TIMES 90 DAYS
DELINQUENT OVER        PERCENT
LAST 12 MONTHS           IO
---------------        -------
0....................   38.33%
1....................   29.92
2....................    0.00
4....................    0.00
                        -----
  TOTAL:.............   38.29%
                        =====

                 GROSS MARGINS FOR THE GROUP TWO MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                              NUMBER     AGGREGATE     PERCENT              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                OF       PRINCIPAL       OF      WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
                             MORTGAGE     BALANCE       GROUP    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
RANGE OF GROSS MARGINS        LOANS     OUTSTANDING      TWO      COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
----------------------       --------   ------------   -------   --------   --------   -----------   --------   --------   -------
2.501% to 3.000%...........       4     $    477,867     0.07%    5.175%      711       $119,467     64.75%     49.17%     100.00%
3.001% to 3.500%...........     146       36,041,566     4.95      5.853      713        246,860      78.94      39.12      90.87
3.501% to 4.000%...........     333       73,966,667    10.15      6.559      675        222,122      79.28      38.05      92.96
4.001% to 4.500%...........     330       67,451,251     9.26      7.517      649        204,398      79.50      39.59      95.84
4.501% to 5.000%...........     754      191,608,919    26.30      6.226      663        254,123      79.64      40.82      93.48
5.001% to 5.500%...........     968      231,947,567    31.83      6.256      663        239,615      79.91      40.65      92.38
5.501% to 6.000%...........     522      102,969,432    14.13      6.688      653        197,259      80.03      39.56      89.18
6.001% to 6.500%...........     121       22,140,600     3.04      7.577      630        182,980      82.74      38.74      87.55
6.501% to 7.000%...........      14        1,756,316     0.24      8.923      607        125,451      83.91      36.97     100.00
7.001% to 7.500%...........       4          242,681     0.03     11.410      593         60,670      88.52      31.77     100.00
                              -----     ------------   ------     ------      ---       --------      -----      -----     ------
Total......................   3,196     $728,602,867   100.00%    6.484%      663       $227,973     79.80%     40.04%      92.40%
                              =====     ============   ======     ======      ===       ========      =====      =====     ======


                             PERCENT
RANGE OF GROSS MARGINS         IO
----------------------       -------
2.501% to 3.000%...........    0.00%
3.001% to 3.500%...........   31.26
3.501% to 4.000%...........   33.84
4.001% to 4.500%...........   41.02
4.501% to 5.000%...........   73.30
5.001% to 5.500%...........   70.47
5.501% to 6.000%...........   47.66
6.001% to 6.500%...........   21.07
6.501% to 7.000%...........   18.53
7.001% to 7.500%...........    0.00
                              -----
Total......................   57.91%
                              =====

      As of the Cut-off Date, the Gross Margin for the Group Two Adjustable Rate Mortgage Loans ranged from 2.750% per annum to 7.375% per annum and the weighted average Gross Margin of the Group Two Adjustable Rate Mortgage Loans was approximately 4.976% per annum.

                                     A-II-31

            MAXIMUM MORTGAGE RATES FOR THE GROUP TWO MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                        NUMBER     AGGREGATE     PERCENT              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF       PRINCIPAL       OF      WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
RANGE OF MAXIMUM       MORTGAGE     BALANCE       GROUP    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
MORTGAGE RATES          LOANS     OUTSTANDING      TWO      COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
----------------       --------   ------------   -------   --------   --------   -----------   --------   --------   -------
9.501% to 10.000%....       2     $    408,891     0.06%    5.730%      703       $204,445     79.99%     40.86%     100.00%
10.001% to 10.500%...      13        3,289,429     0.45      5.732      711        253,033      80.00      37.40     100.00
10.501% to 11.000%...     138       34,002,864     4.67      5.616      701        246,398      79.04      40.45      97.34
11.001% to 11.500%...     493      133,974,747    18.39      5.821      689        271,754      79.86      41.16      97.18
11.501% to 12.000%...   1,002      253,711,876    34.82      6.188      674        253,205      79.66      40.40      93.02
12.001% to 12.500%...     816      175,613,958    24.10      6.658      646        215,213      79.56      39.76      91.07
12.501% to 13.000%...     476       88,375,619    12.13      7.402      629        185,663      80.32      38.43      87.22
13.001% to 13.500%...     148       25,090,589     3.44      8.001      619        169,531      80.79      38.77      85.67
13.501% to 14.000%...      50        6,381,251     0.88      8.985      622        127,625      81.89      36.43      81.95
14.001% to 14.500%...      30        3,997,630     0.55     10.049      586        133,254      82.01      37.53      90.32
14.501% to 15.000%...      10        1,602,759     0.22     10.141      569        160,276      84.21      41.83      82.75
15.001% to 15.500%...       7          580,078     0.08     10.735      574         82,868      74.85      36.91      69.73
15.501% to 16.000%...       5          779,079     0.11     11.083      545        155,816      70.04      46.87      58.77
16.001% to 16.500%...       3          437,886     0.06     12.014      556        145,962      85.59      46.13      78.86
16.501% to 17.000%...       2          281,828     0.04     12.095      567        140,914      82.94      38.48     100.00
17.001% to 17.500%...       1           74,382     0.01     12.000      629         74,382      75.00      33.00     100.00
                        -----     ------------   ------     ------      ---       --------      -----      -----     ------
  Total..............   3,196     $728,602,867   100.00%    6.484%      663       $227,973     79.80%     40.04%      92.40%
                        =====     ============   ======     ======      ===       ========      =====      =====     ======


RANGE OF MAXIMUM       PERCENT
MORTGAGE RATES           IO
----------------       -------
9.501% to 10.000%....    0.00%
10.001% to 10.500%...   36.52
10.501% to 11.000%...   52.39
11.001% to 11.500%...   63.72
11.501% to 12.000%...   64.64
12.001% to 12.500%...   60.05
12.501% to 13.000%...   43.21
13.001% to 13.500%...   35.46
13.501% to 14.000%...   15.94
14.001% to 14.500%...    0.00
14.501% to 15.000%...    0.00
15.001% to 15.500%...    0.00
15.501% to 16.000%...    0.00
16.001% to 16.500%...    0.00
16.501% to 17.000%...    0.00
17.001% to 17.500%...    0.00
                        -----
  Total..............   57.91%
                        =====

      As of the Cut-off Date, the Maximum Mortgage Rates for the Group Two Adjustable Rate Mortgage Loans ranged from 9.990% per annum to 17.250% per annum and the weighted average Maximum Mortgage Rate of the Group Two Adjustable Rate Mortgage Loans was approximately 12.022% per annum.

       A-II-32

           NEXT RATE ADJUSTMENT DATE FOR THE GROUP TWO MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                        NUMBER     AGGREGATE     PERCENT              WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                          OF       PRINCIPAL       OF      WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE    AVERAGE    PERCENT
NEXT RATE              MORTGAGE     BALANCE       GROUP    AVERAGE     CREDIT      BALANCE     ORIGINAL   DEBT-TO-    FULL
ADJUSTMENT DATE         LOANS     OUTSTANDING      TWO      COUPON     SCORE     OUTSTANDING     LTV       INCOME      DOC
---------------        --------   ------------   -------   --------   --------   -----------   --------   --------   -------
January 2007.........     171     $ 30,918,909     4.24%    8.605%      623       $180,812      80.02%     38.11%     91.65%
February 2007........      57        9,876,682     1.36     9.237       599        173,275      78.88      40.51      84.74
March 2007...........      82       12,959,797     1.78     9.511       614        158,046      79.72      37.65      91.09
April 2007...........     115       24,729,976     3.39     8.530       643        215,043      80.10      38.10      89.89
May 2007.............     490      123,062,587    16.89     6.681       662        251,148      80.08      41.03      97.78
June 2007............     643      156,202,653    21.44     6.376       664        242,928      79.66      40.07      93.75
July 2007............     637      152,182,041    20.89     6.036       659        238,904      79.85      40.72      87.05
August 2007..........      17        3,290,877     0.45     6.041       621        193,581      80.35      39.49      93.16
September 2007.......      11        1,699,552     0.23     6.414       561        154,505      80.68      37.22     100.00
October 2007.........      10        2,268,712     0.31     6.128       644        226,871      80.00      35.96     100.00
November 2007........      12        1,990,735     0.27     6.127       648        165,895      80.67      39.61     100.00
December 2007........      15        3,200,641     0.44     6.502       590        213,376      79.35      38.47      82.38
January 2008.........      11        2,093,246     0.29     6.126       626        190,295      80.00      38.68      90.09
February 2008........       6          810,804     0.11     6.504       666        135,134      79.99      32.79     100.00
April 2008...........       7        2,125,904     0.29     5.969       722        303,701      79.58      39.83     100.00
May 2008.............     117       27,396,422     3.76     5.972       682        234,157      79.60      41.11      97.94
June 2008............     166       38,333,719     5.26     5.989       680        230,926      79.18      40.54      96.39
July 2008............     212       49,332,931     6.77     5.968       661        232,703      79.63      39.70      87.91
August 2008..........      12        2,311,409     0.32     5.948       707        192,617      80.05      39.18     100.00
September 2008.......      28        6,688,241     0.92     5.762       728        238,866      78.70      39.41      88.31
October 2008.........      30        7,025,657     0.96     6.010       712        234,189      80.00      34.95      95.26
November 2008........      38        8,012,532     1.10     6.028       693        210,856      78.89      38.73      82.17
December 2008........      21        3,618,884     0.50     6.027       722        172,328      80.00      39.99      96.23
January 2009.........      32        6,200,988     0.85     6.044       674        193,781      80.58      40.33      95.79
February 2009........       1          111,539     0.02     5.750       746        111,539      80.00      19.00     100.00
March 2009...........      24        5,053,117     0.69     5.541       690        210,547      81.73      39.59     100.00
April 2009...........      16        3,904,286     0.54     5.396       729        244,018      80.55      40.86     100.00
May 2009.............      33        6,175,698     0.85     5.510       693        187,142      80.76      35.52      94.78
June 2009............      52        9,732,946     1.34     5.578       690        187,172      78.76      40.64      93.38
July 2009............      59       13,241,021     1.82     5.637       694        224,424      79.97      39.01      94.54
August 2009..........       2          481,382     0.07     5.015       539        240,691      79.99      47.48     100.00
September 2009.......       3          567,740     0.08     6.322       639        189,247      79.99      32.48     100.00
October 2009.........       3          675,458     0.09     6.304       609        225,153      82.45      45.53     100.00
November 2009........       2          320,136     0.04     6.540       647        160,068      80.00      28.05     100.00
December 2009........       2          482,166     0.07     6.133       589        241,083      80.00      43.69     100.00
January 2010.........       2          614,545     0.08     5.721       557        307,272      80.00      25.34     100.00
February 2010........       2          242,380     0.03     6.371       657        121,190      79.99      26.36     100.00
April 2010...........       1          302,938     0.04     5.625       813        302,938      72.94      31.00     100.00
May 2010.............      16        2,913,024     0.40     6.109       702        182,064      80.51      40.49     100.00
June 2010............      20        3,664,355     0.50     6.186       686        183,218      80.00      39.63      90.15
July 2010............      18        3,786,236     0.52     6.012       678        210,346      79.93      41.14      60.27
                        -----     ------------   ------     -----       ---       --------      -----      -----     ------
  Total..............   3,196     $728,602,867   100.00%    6.484%      663       $227,973      79.80%     40.04%     92.40%
                        =====     ============   ======     =====       ===       ========      =====      =====     ======


NEXT RATE              PERCENT
ADJUSTMENT DATE          IO
---------------        -------
January 2007.........   38.08%
February 2007........   29.64
March 2007...........   34.56
April 2007...........   49.92
May 2007.............   73.21
June 2007............   70.19
July 2007............   64.89
August 2007..........   65.12
September 2007.......   56.84
October 2007.........   63.20
November 2007........   69.79
December 2007........   58.08
January 2008.........   22.57
February 2008........   61.41
April 2008...........   46.86
May 2008.............   78.29
June 2008............   68.38
July 2008............   69.93
August 2008..........    0.00
September 2008.......    0.00
October 2008.........    0.00
November 2008........    0.00
December 2008........    0.00
January 2009.........    0.00
February 2009........    0.00
March 2009...........    0.00
April 2009...........    0.00
May 2009.............    0.00
June 2009............    0.00
July 2009............    0.00
August 2009..........    0.00
September 2009.......    0.00
October 2009.........    0.00
November 2009........    0.00
December 2009........    0.00
January 2010.........    0.00
February 2010........    0.00
April 2010...........    0.00
May 2010.............    0.00
June 2010............    0.00
July 2010............    0.00
                        -----
  Total..............   57.91%
                        =====

       A-II-33

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

               The date of this Prospectus is September 8, 2006.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Description of the Agreements.......    30
     Agreements Applicable to a
       Series.......................    30
     Assignment of Assets;
       Repurchases..................    32
     Representations and Warranties;
       Repurchases..................    33
     Collection Account and Related
       Accounts.....................    34
     Collection and Other Servicing
       Procedures...................    38
     Sub-Servicers..................    38
     Realization upon Defaulted
       Mortgage Loans...............    39
     Primary Mortgage Insurance
       Policies.....................    40
     Hazard Insurance Policies......    41
     Fidelity Bonds and Errors and
       Omissions Insurance..........    42
     Due-on-Sale Provisions.........    42
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    43
     Evidence as to Compliance......    43
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    44
     Events of Default under the
       Agreement....................    45
     Rights upon Event of Default
       under the Agreement..........    46
     Amendment......................    46
     The Trustee....................    47
     Duties of the Trustee..........    47
     Certain Matters Regarding the
       Trustee......................    47
     Resignation and Removal of the
       Trustee......................    48
     Certain Terms of the
       Indenture....................    48
Description of Credit Support.......    51
     General........................    51
     Subordinate Securities.........    51
     Cross-Support Provisions.......    52
     Insurance or Guarantees........    52
     Letter of Credit...............    52
     Insurance Policies and Surety
       Bonds........................    52
     Reserve Funds..................    52
Certain Legal Aspects of Mortgage
  Loans.............................    53
     General........................    53
     Types of Mortgage
       Instruments..................    53

     Interest in Real Property......    54
     Cooperative Loans..............    54
     Foreclosure....................    55
     Junior Mortgages...............    58
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    59
     Environmental Legislation......    60
     Due-on-Sale Clauses............    60
     Subordinate Financing..........    61
     Applicability of Usury Laws....    61
     Alternative Mortgage
       Instruments..................    62
     Servicemembers Civil Relief
       Act..........................    62
     Forfeitures in Drug and RICO
       Proceedings..................    62
     The Contracts..................    63
Material Federal Income Tax
  Consequences......................    66
     General........................    66
     Grantor Trust Funds............    66
     New Withholding Regulations....    74
     REMICs.........................    74
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    90
     Tax Characterization of a Trust
       Fund as a Partnership........    93
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....    99
Taxation of Classes of Recombinable
  Securities........................   102
     General........................   102
     Tax Status.....................   102
     Tax Accounting for Recombinable
       Securities...................   102
     Exchanges of Recombinable
       Securities...................   104
     Tax Treatment of Foreign
       Investors....................   104
     Backup Withholding.............   104
     Reporting and Administrative
       Matters......................   104
State Tax Considerations............   104
ERISA Considerations................   104
     General........................   104
     Prohibited Transactions........   105
     Availability of Underwriter's
       Exemption for Certificates...   106
     Review by Plan Fiduciaries.....   111
Legal Investment....................   111
Plan of Distribution................   113
Legal Matters.......................   114
Financial Information...............   114
Incorporation of Certain Information
  by Reference......................   114
Ratings.............................   115
Index of Defined Terms..............   116

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement.

In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The

Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all

Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances and may not be covered by any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor

Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the

Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC

Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC

Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable

REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and
(iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each

Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In

Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code
Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations,

Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary,
telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    72
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    31
Allowable Interest Rate.............   108
Allowable Notional Amount...........   108
Amortizable Bond Premium
  Regulations.......................    68
Applicable Amount...................    86
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    44
Available Distribution Amount.......    22
Average Interest Rate...............   107
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    76
CMT.................................     8
Code................................    66
CODI................................     9
COFI................................     8
Collection Account..................    34
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    54
Cooperatives........................     7
Contributions Tax...................    89
COSI................................     9
Covered Trust.......................    51
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    73
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   106
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    92
ERISA...............................   104
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   106
Exchanged Class.....................   103
EYS Agreement.......................   109
FDIC................................    34
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    31
Indirect Participants...............    28
Insurance Proceeds..................    35
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   111
L/C Bank............................    52
Labor...............................   105
Legislative History.................    72
Leveraged...........................   108
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    35
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    75
Merrill Lynch.......................   113
Mezzanine Securities................    19
Model Law...........................   113
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   112
New Regulations.....................    74
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    66
OID Regulations.....................    68
Originator..........................     8
OTS.................................   112
PAC.................................    18
Participants........................    28
Parties In Interest.................   104
Pass-Through Rate...................    23
Payment Lag Certificates............    82
Permitted Investments...............    34
Plan Asset Regulations..............   105
Planned Amortization Class..........    18
Plans...............................   104
Policy Statement....................   112
Pooling and Servicing Agreement.....    30
Pre-Funded Amount...................    11
Pre-Funding Period..................   107
Prepayment Assumption...............    72
Primary Mortgage Insurance Policy...    40

Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         88
Purchase Price...............................         33
PTCE.........................................        108
PTE..........................................        106
Rating Agency................................        106
Received Class...............................        103
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         62
REMIC Certificates...........................         75
REMIC Regular Certificateholders.............         76
REMIC Regular Certificates...................         75
REMIC Regulations............................         66
REMIC Residual Certificateholder.............         84
REMIC Residual Certificates..................         75
Retained Interest............................         43
RS Pool......................................        102
Scheduled Amortization Class.................         19
Security.....................................         31
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         31
Servicing Standard...........................         38
Short-Term Note..............................         94
SIBOR........................................          8
Similar Law..................................        105
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        111
SMMEA Securities.............................        111
SPA..........................................         14
Step-up Class................................         21
Strip........................................        103
Strip Class..................................         19
Stripped ARM Obligations.....................         73
Stripped Bond Certificates...................         70
Stripped Coupon Certificates.................         70
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         38
Sub-Servicing Agreement......................         38
Subsidiary REMIC.............................         75
Super-Premium Certificates...................         77
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        108
Swap Agreement...............................        108
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................         99
Terms and Conditions.........................         29
Title V......................................         61
Title VIII...................................         62
Trust Agreement..............................         31
U.S. Person..................................         66
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         46
Warranting Party.............................         33

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          $2,280,872,100 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-FF1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                   DEPOSITOR

                             ----------------------

                             PROSPECTUS SUPPLEMENT
                             ----------------------

                              MERRILL LYNCH & CO.

      You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these certificates in any state where the offer is not permitted.

      We represent the accuracy of the information in this prospectus supplement and the attached prospectus only as of the dates stated on their respective covers.

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

                               DECEMBER 21, 2006

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------